Exhibit 10.1

EXECUTION COPY

SHARE SALE AND PURCHASE AGREEMENT
by and among
cdk global, inc.,
CDK GLOBAL HOLDINGS (UK) LIMITED,
Solely for the limited purposes set forth herein,
THE OTHER RESTRICTED ENTITIES PARTY HERETO
and
Concorde Bidco limited,
with respect to all of the issued share capital of
CDK Global Holdings (UK) Limited

Dated as of November 27, 2020

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EXHIBITS
Exhibit A    Accounting Principles and Illustrative Calculation
Exhibit B    Form of Company Stock Transfer Form
Exhibit C    Form of Transition Services Agreement
Exhibit D    Form of India Services Agreement
Exhibit E    Form of License Agreement (to CDK)
Exhibit F    Form of License Agreement (to Concorde)
Exhibit G    Form of Thailand Stock Transfer Form
Exhibit H    Form of Power of Attorney
SCHEDULES
DISCLOSURE SCHEDULE

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SHARE SALE AND PURCHASE AGREEMENT
This SHARE SALE AND PURCHASE AGREEMENT is made as of November 27, 2020 by and among CDK Global, Inc., a Delaware corporation (“Seller”), CDK Global Holdings (UK) Limited, a private company limited by shares incorporated in England and Wales with registered number 09347879 (the “Company”), solely for the purposes of Sections 7.9, 10.2, 11.3, 11.5, 11.7, 11.8, 11.9, 11.10, 11.11, 11.12 and 11.14 and Article 1, the other members of the Company Group that are signatories hereto (together with the Company, the “Restricted Entities”), and Concorde Bidco Limited, a private limited company registered in England and Wales with registered number 13025706 (“Buyer”). Seller, Buyer and the Company are referred to collectively as the “Parties” and each individually as a “Party.”
RECITALS
WHEREAS, CDK Global (UK) LP, a limited partnership registered in England and Wales with registered number LP018164 (the “Company Shareholder”), and an indirect wholly-owned subsidiary of Seller, is the registered owner of 1,004 ordinary shares of £1.00 each in the share capital of the Company, which comprise the entire issued share capital of the Company (the “Shares”);
WHEREAS, Seller wishes to cause the Company Shareholder to sell, and Buyer wishes to purchase from the Company Shareholder, all of the Shares on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, prior to or concurrently with the execution and delivery of this Agreement and as a condition and inducement to Seller’s willingness to enter into this Agreement, each of Francisco Partners VI, L.P., a Cayman Island exempted limited partnership, Francisco Partners VI-A, L.P., a Cayman Island exempted limited partnership, Francisco Partners VI-B, L.P., a Cayman Island exempted limited partnership, Francisco Partners VI-C, L.P., a Delaware limited partnership, and Francisco Partners VI-D, L.P., a Delaware limited partnership (collectively, the “Guarantor”) has entered into a limited guarantee, dated as of the date hereof (the “Guaranty”), pursuant to which the Guarantor has guaranteed certain obligations of Buyer hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the Parties agree as follows:
ARTICLE 1
DEFINITIONS & INTERPRETATION
1.1    Definitions. The following terms shall have the following meanings for the purposes of this Agreement:
“Accounting Firm” means PricewaterhouseCoopers or, if such firm is unable or unwilling to act, such other nationally recognized independent firm that (a) is capable of serving as an accounting expert with relevant experience and (b) is mutually agreeable to Buyer and Seller.
“Accounting Principles” has the meaning set forth on Exhibit A.

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“Acquired DMS Product” means each dealer management system product listed on Schedule 1.1A and any product that is derived in whole or in part from the software code constituting such dealer management system product.
“Acquisition Transaction” has the meaning set forth in Section 7.14.
“Action” means any action, suit, arbitration or proceeding (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before any court or other Governmental Authority or arbitrator.
“Additional Subsidiary” means the Thailand Entity.
“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with or is controlled by, such specified Person. The term “control” (including the terms “controlling,” “under common control with” and “controlled by”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of a majority of the outstanding voting securities, by Contract or otherwise.
“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated, or unitary group defined under state, local or non-U.S. Law).
“Aggregate Excess Other Country Cash Amount” has the meaning set forth on Exhibit A.
“Aggregate Excess Specified Country Cash Amount” has the meaning set forth on Exhibit A.
“Agreement” means this Agreement, including the Disclosure Schedule and all other exhibits and schedules hereto, as it and they may be amended, restated or otherwise modified from time to time.
“AJCA” has the meaning set forth in Section 4.11(q).
“Allocation Schedule” has the meaning set forth in Section 7.16.
“Ancillary Financing Documents” means each of the following: (a) customary perfection certificates, corporate organizational documents and good standing certificates, in each case to the extent required to be delivered to a Debt Financing Source to satisfy a financing condition and (b) all documentation and other information required to be delivered to the Debt Financing Sources in relation to the Company Group by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations.
“Anti-Corruption Laws” means all Laws relating to the prevention of corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
“Anti-Money Laundering Laws” means all applicable anti-money laundering Laws of jurisdictions where any member of the Company Group is organized or conducts business.

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“Antitrust Approvals” has the meaning set forth in Section 8.1(a).
“Antitrust Law” means all antitrust and competition Laws applicable to the transactions contemplated hereby and by the Related Agreements, including any Laws that are designed or intended to require notification of, or prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through, merger or acquisition.
“Antitrust Termination Fee” has the meaning set forth in Section 9.2(b)(i).
“Applicable Excess Other Country Cash Amount” has the meaning set forth on Exhibit A.
“Applicable Excess Specified Country Cash Amount” has the meaning set forth on Exhibit A.
“Applicable Other Country Percentage” has the meaning set forth on Exhibit A.
“Applicable Specified Country Percentage” has the meaning set forth on Exhibit A.
“ASC” has the meaning set forth on Exhibit A.
“Associated Person” means, with respect to a Party, any of such Party’s former, current and future Affiliates and other Representatives.
“Available Insurance Policies” has the meaning set forth in Section 7.11(b).
“Barbados Entity” means Automotive Systems (Barbados) SRL, a Barbados society with restricted liability.
“Barbados Repayment” has the meaning set forth in Section 2.3.
“Benefit Plans” has the meaning set forth in Section 4.9(a).
“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in San Francisco, California, Chicago, Illinois or in London, United Kingdom are authorized or required by Law or other action of a Governmental Authority to close.
“Business Portion” means the portion of a Contract arising out of, or relating to, the conduct of the business of the Company Group as conducted in the International Territory as of the Closing.
“Business Systems” means: (a) all Software (including the Owned Software) and computer hardware (whether general or special purpose); (b) electronic data processing, information, record keeping, communications, and telecommunications systems; and (c) networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, in each case to the extent used by the Company Group in the conduct of its business in the International Territory as of the date hereof.
“Buyer” has the meaning set forth in the Preamble.

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“Buyer Group Members” has the meaning set forth in Section 11.15.
“Buyer Plans” has the meaning set forth in Section 7.2(c).
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.
“Cash” has the meaning set forth on Exhibit A.
“Cash Provisions” has the meaning set forth on Exhibit A.
“Cash Repatriation Plan” has the meaning set forth on Section 6.2 of the Disclosure Schedule.
“Cash Repatriation Term” has the meaning set forth on Exhibit A.
“Cash Shortfall” has the meaning set forth on Exhibit A.
“CDK India Entity” means CDK Global (India) Private Limited, an India private limited company.
“CDK Insurance Arrangements” means Insurance Arrangements of Seller or any of its Affiliates that cover Seller or any of its Affiliates (other than the Company Group), on the one hand, and any member of the Company Group, on the other hand.
“CDK Local Counsel” means each of the Persons set forth on Schedule 1.1B.
“CDK Names” means (a) any trademark, service mark, logo, trade name, domain name, service name, brand name, slogan, corporate name or other identifier of source or goodwill that includes the words “CDK,” “CDK Global,” “CDK International,” “CDK North America,” “CDKI” or “CDKNA,” including the CDK Global logo, (b) any and all other derivatives of the words “CDK,” “CDK Global,” “CDK International,” “CDK North America,” “CDKI,” “CDKNA” and (c) any terms confusingly similar to “CDK,” “CDK Global,” “CDK International,” “CDK North America,” “CDKI” or “CDKNA”.
“Closing” means the closing of the sale and purchase of the Shares contemplated hereby.
“Closing Cash” has the meaning set forth on Exhibit A.
“Closing Date” has the meaning set forth in Section 2.2(a).
“Closing Indebtedness” has the meaning set forth on Exhibit A.
“Closing Payment” has the meaning set forth in Section 2.3.
“Closing Working Capital” has the meaning set forth on Exhibit A.
“Code” means the United States Internal Revenue Code of 1986, as amended (including any successor Law thereto).

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“Company” has the meaning set forth in the Preamble.
“Company Group” means the Company, each of the Company Subsidiaries and the Additional Subsidiary but, for the avoidance of doubt, does not include the Non-Majority Owned Entities.
“Company In-Licensed IP” means all Intellectual Property owned by any other Person that is licensed or sublicensed to a member of the Company Group pursuant to a Company In-License.
“Company In-Licenses” means, as of any particular time, any and all Executory Contracts to which a member of the Company Group is a party as of such time pursuant to which any member of the Company Group is granted or receives an inbound license, sublicense, covenant not to sue or similar right with respect to any Intellectual Property owned by any other Person, including the License Agreement (to Concorde). Without limiting the foregoing, the Company In-Licenses include any Contracts to which a Seller Group Entity (excluding the Company Group) is a party that is used or held for use primarily in, or primarily related to, the business of any member of the Company Group.
“Company Owned Intellectual Property” has the meaning set forth in Section 4.6(a).
“Company Registered Intellectual Property” has the meaning set forth in Section 4.6(a).
“Company Shareholder” has the meaning set forth in the Recitals.
“Company Stock Transfer Form” has the meaning set forth in Section 2.2(b)(i).
“Company Subsidiary” means each Subsidiary of the Company, other than the Excluded Subsidiaries.
“Concorde India Employees” has the meaning given to the term “Employees” set forth on Exhibit D.
“Concorde India Entity” means Charnham India Private Limited, a private limited company incorporated under the Laws of India, or such other Company Subsidiary incorporated under the Laws of India that is formed or acquired “off-the-shelf” as a Company Subsidiary prior to the Closing.
“Confidential Information Presentation” means the Confidential Information Presentation provided to Buyer in connection with the transactions contemplated hereby and by the Related Agreements.
“Confidentiality Agreement” means the non-disclosure agreement, dated as of August 27, between Seller and Francisco Partners Management L.P., a Delaware partnership, relating to the transactions contemplated hereby and by the Related Agreements, as amended, restated or otherwise modified from time to time.
“Contamination” or “Contaminated” means the presence of Hazardous Substances in, on or under the soil, groundwater, surface water or other environmental media at concentrations such that

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Response Action is legally required by any Governmental Authority under any Environmental Law with respect to such presence of Hazardous Substances.
“Continuing Employees” has the meaning set forth in Section 7.2(a).
“Contract” means any written executory contract, subcontract, agreement, license, sublicense, lease, sublease, instrument, purchase order, undertaking, note, bond, mortgage, indenture or other agreement or binding obligation of any kind or character that is legally binding.
“Covered Affiliates” has the meaning set forth in Section 7.4(b).
“Covered Global Individuals” has the meaning set forth in Section 7.9(b).
“Covered India Individuals” has the meaning set forth in Section 7.9(b).
“Covered Individuals” has the meaning set forth in Section 7.9(b).
“Currency Exchange Principles” has the meaning set forth on Exhibit A.
“D&O Costs” has the meaning set forth in Section 7.4(b).
“D&O Expenses” has the meaning set forth in Section 7.4(b).
“D&O Indemnifiable Claim” has the meaning set forth in Section 7.4(b).
“D&O Indemnifying Party” has the meaning set forth in Section 7.4(b).
“D&O Indemnitee” and “D&O Indemnitees” have the meaning set forth in Section 7.4(b).
“Data Room” means the online data room maintained by Seller or its Affiliates through Intralinks for purposes of the transactions contemplated hereby and by the Related Agreements, including any separate data room or folders marked “clean room,” in each case to the extent made available to Buyer or any of its Representatives.
“Data Security Requirements” means, collectively, (a) all of the following to the extent relating to the collection, storage, disclosure, or other processing of any personal data (whether in electronic or any other form or medium) or otherwise relating to privacy or data protection and applicable either to the Company Group or to the conduct of its business as conducted as of the date hereof in the International Territory: (i) all applicable Laws; (ii) customer Contracts by which any member of the Company Group is bound; (iii) Material Contracts; and (iv) the Payment Card Industry Data Security Standards; and (b) all of the following to the extent relating to the security of confidential information (whether in electronic or any other form or medium) and applicable either to the Company Group or to the conduct of its business as conducted as of the date hereof in the International Territory: (A) all applicable Laws; or (B) Company In-Licenses; and (C) Material Contracts pursuant to which the Company Group licenses data used in the conduct of its business as conducted as of the date hereof in the International Territory.

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“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Financing Commitment Letters.
“Debt Financing Commitment Letters” means the debt commitment letters pursuant to which the financial institutions party thereto have agreed, or may agree, to provide or cause to be provided, subject to the terms and conditions set forth therein, the debt financing set forth therein for the purposes of financing a portion of the transactions contemplated hereby and by the Related Agreements, including the payment of the Purchase Price.
“Debt Financing Documents” means the credit agreements, mezzanine note purchase agreements and any related security agreements pursuant to which the Debt Financing will be governed.
“Debt Financing Sources” means the Persons that have committed to provide or arrange and have entered into agreements in connection with the Debt Financing or alternative debt financings in connection with the transactions contemplated hereby and by the Related Agreements, including the parties named in the Debt Financing Commitment Letters and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto (together with their respective Representatives and successors and assigns).
“Designated Contacts” has the meaning set forth in Section 6.1(a).
“Determination Time” has the meaning set forth on Exhibit A.
“Disclosure Schedule” means the disclosure schedule with respect to this Agreement delivered by Seller and the Company to Buyer on the date hereof.
“Disputed Item” has the meaning set forth in Section 2.4(e).
“Dollar” or “$” means the lawful currency of the United States of America.
“Employees” means the individuals employed by each member of the Company Group.
“Enforceability Exceptions” means principles of equity and bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally.
“Environmental Law” means any applicable Law pertaining to the protection of the environment and any applicable decisions by laws, circulars, codes, guidance, plans, notices, demands, injunctions, orders, judgments, decrees or Permits under such Laws, each as in existence on the date hereof.
“Equity Financing” means the equity financing incurred or to be incurred pursuant to the Equity Financing Commitment Letter.
“Equity Financing Commitment Letter” means the equity financing commitment letter delivered to Seller on the date hereof, between Buyer and the Persons named therein, pursuant to

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which such Persons have committed to invest or cause to be invested in the equity capital of Buyer as set forth therein.
“Estimated Cash” has the meaning set forth in Section 2.4(a).
“Estimated Cash Shortfall” has the meaning set forth in Section 2.4(a).
“Estimated Indebtedness” has the meaning set forth in Section 2.4(a).
“Estimated Working Capital” has the meaning set forth in Section 2.4(a).
“Excess Cash” has the meaning set forth on Exhibit A.
“Excluded Subsidiary” means each of the entities set forth on Schedule 1.1C.
“Executory Contract” means a Contract that has any material obligation on the part of a member of the Company Group, Seller or any of its Affiliates remaining unperformed under such Contract or any continuing license of Intellectual Property, excluding (a) any Contract having as its sole remaining obligations indemnification, warranty or confidentiality obligations that have not expired and (b) any purchase orders or sales orders entered into in the ordinary course of business.
“FDI Approvals” means any necessary permits, approvals, clearances, confirmations, licenses and consents or filings with respect to Investment Laws applicable to the transactions contemplated hereby.
“Final Cash” has the meaning set forth in Section 2.4(e).
“Final Cash Shortfall” has the meaning set forth in Section 2.4(e).
“Final Indebtedness” has the meaning set forth in Section 2.4(e).
“Final Post-Closing Statement” has the meaning set forth in Section 2.4(e).
“Final Working Capital” has the meaning set forth in Section 2.4(e).
“Financial Statements” means the audited combined financial statements set forth in the November 20, 2020 audit report from Deloitte & Touche LLP entitled “International Business of CDK Global, Inc.”, which comprise the combined balance sheets as of June 30, 2020 and 2019, and the related combined statements of operations, comprehensive income, changes in business equity, and cash flows for the years then ended, and the related notes to the combined financial statements.
“France Subsidiary” means CDK Global (France) SAS, a France simplified joint-stock company.
“Fraud” means a representation or warranty expressly and specifically made by Seller in Article 3 or expressly and specifically made by the Company in Article 4, in each case, as qualified by the Disclosure Schedule, that: (a) was false when made; (b) was made with Knowledge that such representation or warranty was false when made, with such individual making such representation or warranty with the specific intention of inducing Buyer to enter into this Agreement; and (c) was

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actually and justifiably relied upon by Buyer in entering into this Agreement, which reliance caused Buyer to suffer actual material damage by reason of such actual reliance. For the avoidance of doubt, “Fraud” shall not include equitable fraud, promissory fraud, unfair dealings fraud, constructive fraud or other claims based on constructive knowledge, negligence, recklessness, misrepresentation or similar torts, causes of action or crimes. Any claim for Fraud brought under this Agreement shall require proving each of the elements set forth in clauses (a) through (c) of the foregoing sentence with respect to each individual purported to be involved.
“Fundamental Representations” means the representations and warranties contained in Sections 3.1, 3.2, 3.4, 4.1, 4.2 and 4.17.
“GAAP” means United States generally accepted accounting principles as of the date hereof (or, for the purposes of Section 4.4), as of the date of such Financial Statements referred to therein.
“General Partner” has the meaning set forth in Section 1.2(f).
“General Termination Fee” has the meaning set forth in Section 9.2(b)(ii).
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of (a) a Delaware corporation are its certificate of incorporation and bylaws, (b) a Delaware limited liability company are its certificate of formation and limited liability company agreement or operating agreement and (c) a United Kingdom limited company are its certificate of incorporation and articles of association.
“Governmental Authority” means any applicable governmental, regulatory, tax or administrative body, agency or authority, any court or judicial authority, whether national, federal, state or local or otherwise, including any taxing authority.
“Governmental Official” means (a) any officer or employee of any Governmental Authority, or of a public international organization, such as the International Monetary Fund, the United Nations or the World Bank, or any person acting in an official capacity for or on behalf of any such Governmental Authority or public international organization or (b) candidate for public office, political party or political campaign.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, decision, ruling or award, in each case, entered by, with or under the supervision of any Governmental Authority.
“Group Relief” means any relief (including any deduction, set-off, allowance, refund or credit) available whether by transfer, surrender, Tax sharing or otherwise between companies treated for the purposes of determining the amount of or liability for or relief from any Tax as being members of the same group or fiscal unity.

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“Guarantor” has the meaning set forth in the Recitals.
“Guaranty” has the meaning set forth in the Recitals.
“Hazardous Substance” means petroleum, any petroleum-based product and any hazardous substance, hazardous waste or hazardous material as defined, listed or regulated under any Environmental Law.
“IDR” has the meaning set forth in Section 4.9(g).
“iLearn CDK Marks” means the trademark and service mark ILEARN@CDKGLOBAL and ILEARN@CDKGLOBAL (and design) and any other trademark or service mark that includes both the terms “ILEARN” and “CDK”, including the registrations therefor owned by any member of the Company Group or any other Affiliate of Seller, as applicable.
“iLearn Marks” means the trademark and service mark “ILEARN”, whether alone or in combination with other terms (in word mark and design forms), including the registrations therefor owned by any member of the Company Group or any other Affiliate of Seller, as applicable, but in each case excluding the CDK Marks and the iLearn CDK Marks.
“Illustrative Calculation” has the meaning set forth on Exhibit A.
“Income Tax” means any Tax imposed on, or with reference to, net income or gross receipts, including any corporation tax levied by the United Kingdom.
“Income Tax Return” means a Tax Return filed or required to be filed in connection with the determination, assessment or collection of any Income Tax or the administration of any laws, regulations or administrative requirements relating to any such Tax.
“India Services Agreement” has the meaning set forth in Section 2.2(b)(v).
“Insurance Arrangements” means all policies of or agreements for insurance and interests in insurance pools and programs covering risks of the Company Group (in each case including self-insurance and insurance from Affiliates) and all rights of any nature with respect to any of the foregoing, including in each case all recoveries thereunder and rights to assert claims seeking any such recoveries.
“Insurance Policies” has the meaning set forth in Section 4.8.
“Intellectual Property” means any and all of the following and all rights of the following types arising under the Laws of any jurisdiction throughout the world or pursuant to any international convention: (a) all patents, patent applications, continuations, divisionals, continuations-in-part, revisions, provisionals and patents issuing on any of the foregoing, and any renewals, reexaminations, substitutions, extensions, reissues and counterparts of any of the foregoing, together with all prosecution files, utility models and invention disclosures, (b) all trademarks, service marks, product and service names, brands, trade dress, logos, trade names, designs, business symbols, corporate names, and other source or business identifiers, whether registered or unregistered, (including all rights to sue in passing off), and all applications,

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registrations and renewals and extensions of or in connection therewith and common law trademarks and service marks, together with all of the goodwill associated with any of the foregoing, (c) all copyrights, moral rights, topography rights, rights in databases and design rights, and all applications, registrations, renewals and reversions of or in connection therewith, and all works of authorship (published and unpublished), including Software, (d) domain names, domain name registrations, websites, website content, and social media identifiers, names and tags (including accounts therefor and registrations thereof), (e) all trade secrets, proprietary information, data, know-how and other confidential business or technical information (including research and development, compositions, manufacturing and production processes, technical data, designs, specifications and business and marketing plans and proposals), (f) publicity and privacy rights, (g) all other forms of rights in technology (whether or not embodied in any tangible form) and including all tangible embodiments of the foregoing, and (h) all other intellectual property, proprietary and other rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world.
“Interim Financial Statements” means the unaudited statement of operations of the CDKI segment of Seller, as reported on a SEC segment reporting basis for the quarter ended September 30, 2020.
“International Competitive Business” has the meaning set forth in Section 7.9(a)(i).
“International Territory” means the jurisdictions identified on Schedule 1.1D.
“Investment Law” means any applicable Law governing foreign direct investment or Law that provides for review of national security or defense matters.
“Knowledge of the Company” means the actual knowledge, without independent investigation (and will in no event encompass constructive, imputed or similar concepts of knowledge) of Neil Packham, Leon Goodman, Steve Jones, Cath Sibbald and Russell Alexander.
“Latest Balance Sheet” means the most recent balance sheet included in the Financial Statements.
“Law” means any laws, statutes, orders, rules, regulations and ordinances of Governmental Authorities, and judgments, decisions or orders entered by any Governmental Authority.
“Leased Real Property” has the meaning set forth in Section 4.15(a).
“License Agreement (to CDK)” has the meaning set forth in Section 2.2(b)(vi).
“License Agreement (to Concorde)” has the meaning set forth in Section 2.2(b)(vii).
“Lien” means any lien, encumbrance, mortgage, charge, claim, restriction, pledge, security interest, title defect, easement, right of way, covenant or encroachment.
“Loss” means any loss, liability, claim, damage, demand, action, suit, proceeding, fine, cost, expense, interest, award, judgment, penalty, Tax, amount paid in settlement, reasonable and documented attorneys’ fees and other costs and expenses.

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“Marketing Efforts” means (a) participation by the senior management team of the Company Group in (i) the preparation of the Marketing Material and any due diligence sessions related thereto, (ii) a customary bank meeting and (iii) preparation of customary rating agency presentations and meetings with one or more rating agencies and (b) the delivery of customary authorization letters and confirmations in connection with the Marketing Material with respect to presence or absence of material non-public information and material accuracy of the information contained therein; provided, however, that such letters and confirmations shall state that (i) Seller, the Company Group and their respective Affiliates shall not have any liability of any kind or nature resulting from the use of information contained in the Marketing Material or otherwise in connection with the Marketing Efforts and (ii) the recipient of such letters or authorizations agrees that the Debt Financing Sources shall be entitled to rely only on the representations and warranties contained in any executed Debt Financing Documents.
“Marketing Material” means a customary “public side” bank book, a customary “private side” bank book and a customary lender presentation regarding the business, operations, financial condition, projections and prospects of the Company Group to be used by Buyer and the Debt Financing Sources in connection with a syndication of the Debt Financing.
“Material Adverse Effect” means any event, circumstance, change, occurrence, condition, development or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (x) the assets, liabilities, financial condition, operations or results of operations of the Company Group taken as a whole, or (y) the ability of Seller or the Company Group to consummate the transactions contemplated hereunder; provided, however, that none of the following (and no effect arising out of or resulting from any of the following) shall, either alone or in combination, constitute or be taken into account in determining whether a Material Adverse Effect has occurred under clause (x) hereof: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or any other jurisdiction), including any conditions affecting generally the industries or markets in which the Company Group operates; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any Public Health Event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions, civil unrest or the escalation thereof; (e) any changes or prospective changes in Law, regulations or accounting rules, including the interpretations thereof, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) strikes, slowdowns or work stoppages; (g) any bankruptcy, insolvency or other financial distress of any customer, supplier or other counterparty of any member of the Company Group; (h) the taking of any action required or permitted by this Agreement or the Related Agreements; (i) the negotiation, entry into or public announcement of this Agreement or pendency of the transactions contemplated hereby and by the Related Agreements, including (x) any suit, action or proceeding in connection with the transactions contemplated hereby and by the Related Agreements, (y) any actions taken by or losses of employees, customers, suppliers or other counterparties of any member of the Company Group, including as a result of the identity of Buyer or any communication regarding plans or intentions with respect to the business conducted by the Company Group or (z) any delays or cancellations of orders for products or services; (j) the taking of any action at the request of, or with the approval (or deemed approval) from, Buyer; (k) any existing event, occurrence or circumstance set forth in the Disclosure Schedule; (l) the failure by any member of the Company Group to meet any projections,

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estimates or budgets for any period prior to, on or after the date hereof (provided that the underlying cause of such failure may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (m) any actions of competitors; (n) any actions taken in connection with obtaining regulatory consents as contemplated and required by this Agreement; (o) the actions of Buyer or any of its Affiliates; (p) the omissions of Buyer or any of its Affiliates in breach of this Agreement, any Related Agreement or the Confidentiality Agreement; and (q) actions required to be taken under any Material Contracts. Notwithstanding the foregoing, it is understood and agreed that in the case of clauses (a)-(e) and (g) above, to the extent that any such event, circumstance, change, occurrence, condition, development or effect has a disproportionate and adverse effect on the Company Group, taken as a whole, relative to other businesses in the industry in which the Company Group operates, such disproportionate extent of such event, circumstance, change, occurrence, condition, development or effect may be taken into account in determining whether a Material Adverse Effect has occurred.
“Material Contracts” has the meaning set forth in Section 4.7(a).
“Material Customers” has the meaning set forth in Section 4.20(a).
“Material IP Contract” means the Material Scheduled IP Contracts and the Material Unscheduled IP Contracts.
“Material Scheduled IP Contract” means: (i) any (1) Company In-License and (2) any other Executory Contract pursuant to which any other Seller Group Entity (other than the Company Group) receives a license to Intellectual Property that is (x) incorporated into or necessary for any product or service of the business of the Company Group (including any Acquired DMS Products) as conducted in the International Territory as of the date hereof or (y) otherwise material to and used or held for use in the business of the Company Group as conducted in the International Territory as of the date hereof, but in each of (1) and (2) excluding (A) Open Source Software and (B) any non-exclusive licenses of generally commercially available Software in the form of “off the shelf,” “shrink wrap” or “click wrap” agreements entered into in the ordinary course of business where the replacement cost for the annual license, subscription and maintenance fee(s) attributable to the business of the Company Group is less than one hundred thousand Dollars ($100,000) or such generally commercially available Software is not material to the business of any member of the Company Group (including any Acquired DMS Products); (ii) any Executory Contract pursuant to which (1) a member of the Company Group or (2) any other Seller Group Entity (other than the Company Group), in each of (1) and (2) grants to any Person any license, sublicense or non-assertion commitment under or with respect to any Company Owned Intellectual Property or Acquired DMS Product, excluding nonexclusive licenses or sublicenses granted to third party distributors, customers and end users of Acquired DMS Products, third party service providers of the business of the Company Group for the purpose of performing or providing services to or on behalf of the business of the Company Group and non-disclosure agreements, in each case, in the ordinary course of business; and (iii) any Executory Contract entered into within the past two (2) years (1) by any member of the Company Group or (2) by any other member of the Seller Group Entity (other than the Company Group) with any third party involving development of any Company Owned Intellectual Property that is material to the business of the Company Group, in each of (1) and (2) excluding Contracts entered into by a member of the Company Group in the ordinary course of business and pursuant to which a member of the Company Group owns all Company Owned

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Intellectual Property created by either party under such Contract or such Intellectual Property is assigned to a member of the Company Group pursuant to the Restructuring.
“Material Unscheduled IP Contract” means: (i) any (1) Company In-License and (2) any other Executory Contract pursuant to which any other Seller Group Entity (other than the Company Group) receives a license to Intellectual Property that is (x) incorporated into or necessary for any product or service of the business of the Company Group (including any Acquired DMS Products) as conducted in the International Territory as of the date hereof or (y) otherwise material to and used or held for use in the business of the Company Group as conducted in the International Territory as of the date hereof; (ii) any Executory Contract pursuant to which (1) a member of the Company Group or (2) any other Seller Group Entity (other than the Company Group), in each of (1) and (2) grants to any Person any license, sublicense or non-assertion commitment under or with respect to any Company Owned Intellectual Property or Acquired DMS Product; and (iii) any Executory Contract entered into within the past two (2) years (1) by any member of the Company Group or (2) by any other member of the Seller Group Entity (other than the Company Group) with any third party involving development of any Company Owned Intellectual Property that is material to the business of the Company Group, but in each of (i), (ii), and (iii) excluding any Material Scheduled IP Contract.
“Material OEMs” has the meaning set forth in Section 4.20(a).
“Material Vendors” has the meaning set forth in Section 4.20(b).
“Mayer Brown” means Mayer Brown LLP and its associated legal practices that are separate entities.
“Minimum Cash Amount” has the meaning set forth on Exhibit A.
“Non-Business Portion” means the portion of a Contract other than the Business Portion.
“Non-Majority Owned Entities” means any entity as to which the Company Group owns, directly or indirectly, less than fifty percent (50%) of the outstanding voting equity interests of such entity.
“Non-Majority Owned Entity Equity Interests” has the meaning set forth in Section 4.19(a).
“Nonqualified Deferred Compensation Plan” has the meaning set forth in Section 4.11(q).
“North America Competitive Business” has the meaning set forth in Section 7.9(a)(ii).
“North America Territory” means the United States of America, Canada and the other jurisdictions identified on Schedule 1.1E.
“Objection Notice” has the meaning set forth in Section 2.4(e).
“Open Source Software” means any Software licensed to any member of the Company Group or the CDK India Entity (solely with respect to the Concorde India Employees) that (a) is distributed as “free software” (as defined by the Free Software Foundation), “open source software

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or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd), (b) under any similar licensing or distribution model or (c) requires as a condition of use, modification and/or distribution (including under an ASP or “Software as a Service” model) of such Software that other Software used or distributed with such Software owned or licensed by any member of the Company Group or the CDK India Entity (solely with respect to the Concorde India Employees) (i) be disclosed or distributed in (source code form), (ii) be licensed for the purpose of making derivative works, (iii) be redistributable at no charge, or (iv) that constitute derivative works based on such Software to be publicly available under the same license. “Open Source Software” includes Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (1) the Apache Software Foundation License, (2) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (3) The Artistic License (e.g., PERL), (4) the Mozilla Public License, (5) the Netscape Public License, (6) the Sun Community Source License (SCSL), (7) the Sun Industry Standards License (SISL), (8) Affero General Public License (AGPL), (9) Common Development and Distribution License (CDDL) or (10) any license or distribution agreement or arrangement now listed as open source licenses on www.opensource.org or any successor website thereof or in the Free Software Directory maintained by the Free Software Foundation on http://directory.fsf.org/ or any successor website thereof.
“Other Countries” has the meaning set forth on Exhibit A.
“Owned Real Property” has the meaning set forth in Section 4.15(b).
“Owned Software” has the meaning set forth in Section 4.6(g).
“Partially Transferred Contracts” means the Contracts set forth in Schedule 1.1F, including the Partially Transferred TSA Contracts.
“Partially Transferred TSA Contracts” means those Partially Transferred Contracts identified as “Partially Transferred TSA Contracts” on Schedule 1.1F.
“Parties” and “Party” have the meaning set forth in the Preamble.
“Payment Card Industry Data Security Standards” means the data security standards, as amended, required by the major payment card associations, including MasterCard, Visa, Discover, JCB and American Express.
“Permits” has the meaning set forth in Section 4.13(b).
“Permitted Liens” means (a) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (b) Liens imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising or incurred in the ordinary course of business for amounts which are not yet due or payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (c) Liens arising under worker’s

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compensation, unemployment insurance, social security, retirement or similar legislation or to secure public or statutory obligations; (d) with respect to the Owned Real Property, (i) all matters of record, including survey exceptions, reciprocal easement agreements and other encumbrances on title to real property, (ii) all applicable zoning, entitlement, building, conservation restrictions and other land use and environmental regulations and (iii) all exceptions, restrictions, easements, charges, rights-of-way and other Liens set forth in any permits, any deed restrictions, groundwater or land use limitations or other institutional controls utilized in connection with any required environmental remedial actions, or other state, local or municipal franchise applicable to any member of the Company Group or any of its properties; (e) purchase money Liens and Liens securing rental payments under capital lease arrangements; (f) Liens of lessors arising under lease agreements or arrangements; (g) any restriction on transfer arising under any applicable securities laws; (h) non-exclusive licenses of Intellectual Property granted in the ordinary course of business; (i) Liens arising under or created by this Agreement or any of the Related Agreements; (j) Liens that affect the underlying fee interest of any Leased Real Property; (k) Liens set forth in Schedule 1.1G; (l) Liens that are immaterial to the Company Group taken as a whole and (m) Liens granted to any lender at the Closing in connection with any financing by Buyer of the transactions contemplated hereby.
“Person” means an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, works council or employee representative body (whether or not having separate legal personality), Governmental Authority or any other entity of any kind.
“Post-Closing Statement” has the meaning set forth in Section 2.4(c).
“Power of Attorney Form” has the meaning set forth in Section 2.2(b)(ix).
“Pre-Closing Distributions” has the meaning set forth in Section 6.2(a).
“Pre-Closing Event” has the meaning set forth in Section 7.11(a).
“Pre-Closing Tax Period” means any Taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.
“Pre-Closing Statement” has the meaning set forth in Section 2.4(a).
“Preparer” has the meaning set forth in Section 7.16.
“Protected Communications” means, at any time, any and all communications in whatever form, whether written, oral, video, electronic or otherwise, that shall have occurred between or among any of Seller, any member of the Company Group or any of their respective Associated Persons (including Mayer Brown or CDK Local Counsel) relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, any of the transactions contemplated hereby and by the Related Agreements or any other potential sale or transfer of control transaction involving the Company Group.
“Public Health Event” means any disease outbreak, cluster, epidemic, pandemic or plague, regardless of stage, including the outbreak or escalation of the COVID-19 coronavirus.

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“Public Health Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to a Public Health Event.
“Purchase Price” has the meaning set forth in Section 2.3.
“Real Property Leases” has the meaning set forth in Section 4.15(a).
“Related Agreement” means the Transition Services Agreement, the Company Stock Transfer Form, the India Services Agreement, the License Agreement (to CDK), the License Agreement (to Concorde), the Thailand Stock Transfer Form and the Power of Attorney Form. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements,” “the Related Agreements of such Person” or another similar expression.
“Related Party” and “Related Parties” have the meaning set forth in Section 9.3.
“Release” shall mean any spilling, emitting, emptying, escaping, pouring, leaking, pumping, injecting, disposal, dumping, discharging or leaching into the environment.
“Relevant Periods” has the meaning set forth in Section 7.5(e).
“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents, attorneys, accountants and other advisors.
“Response Action” means any action taken to investigate, abate, maintain, restore, remediate, remove or mitigate any Release of Hazardous Substances (as applicable), including any action that would be a response to Environmental Law.
“Restricted Entities” has the meaning set forth in the Preamble.
“Restructuring” has the meaning set forth in Section 6.6.
“Retained DMS Product” means each dealer management system (DMS) product listed on Schedule 1.1H and any product that is derived in whole or in part from the software code constituting such dealer management system product.
“Retained Shared Contracts” means the Contracts set forth on Schedule 1.1I.
“Reviewer” has the meaning set forth in Section 7.16.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” has the meaning set forth in the Preamble.
“Seller Group Entities” means Seller and each of its Affiliates, including the Company Group but only with respect to the period ending upon the Closing.

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“Seller Group Members” has the meaning set forth in Section 11.15.
“Seller Guarantee” means any guarantee, indemnity, insurance requirement, performance bond, letter of credit, deposit or other security or contingent obligation in the nature of a financial obligation, including letters of comfort or support, entered into or granted by Seller or any of its Affiliates (other than the Company Group) in relation to or arising out of any liabilities or obligations of the Company Group or its business, including those set forth on Schedule 1.1J.
“Seller Indemnitee” has the meaning set forth in Section 7.6.
“Seller PSU” means restricted stock units granted to any Continuing Employee pursuant to any equity plan maintained by Seller that have a performance-based vesting schedule and are held and remain outstanding by such Continuing Employee as of immediately prior to the Closing.

“Seller RSU” means restricted stock units granted to any Continuing Employee pursuant to any equity plan maintained by Seller that have a time-based vesting schedule and are held and remain outstanding by such Continuing Employee as of immediately prior to the Closing.

“Seller Taxes” means (a) any Taxes arising or resulting from the Restructuring or any Pre-Closing Distributions, (b) any Taxes of any Person other than the Company Group imposed on any member of the Company Group as a result of such member of the Company Group being a member of any Affiliated Group on or before the Closing Date pursuant to Treasury Regulation Section 1.1502-6 or any similar state, local, or non-U.S. Law, (c) any liability of any member of the Company Group to make a payment, or to make a repayment of the whole or any part of any payment, to any person other than another member of the Company Group in respect of Group Relief under any arrangement or agreement entered into by a member of the Company Group on or before Closing, (d)(i) any Indian goods and services Tax of Buyer or any member of the Company Group, and (ii) any capital gains Tax of Seller and its Affiliates (other than the Company Group), in each case of clauses (i) and (ii) arising in connection with the transfer of the Concorde India Employees to Buyer pursuant to the India Services Agreement; provided, in each case of clauses (i) and (ii) that Buyer complies, and causes the Company Group to comply, with the obligations set forth in Section 7.5(g), and (e) an amount equal to the aggregate liability for Income Taxes of the Company Group unpaid as of the Closing Date that are first due after the Closing Date for each Pre-Closing Tax Period, in each case, calculated for (i) each jurisdiction in which any member of the Company Group filed an Income Tax Return for the last Tax year for which an Income Tax Return was due in such jurisdiction (taking into account any applicable extensions) and (ii) each jurisdiction in which any member of the Company Group commenced activities after the end of such Tax year, provided, however, for the avoidance of doubt that any amounts calculated under this clause (e) shall (i) assume all amounts payable pursuant to clause (h) of the definition of Closing Indebtedness were paid prior to the Closing Date to the extent such amounts would be treated as deductible in a Pre-Closing Tax Period under a “more likely than not” standard under applicable law and (ii) be determined as the sum of the separate liabilities of each member of the Company Group for each applicable jurisdiction, which amount shall not be less than zero for any taxpayer in any jurisdiction for any Tax Period. Notwithstanding the foregoing, “Seller Taxes” shall not include any Taxes imposed on or with respect to the Company Group as a result of any breach by Buyer or the Company Group of Section 7.5(c).

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“Seller’s Group” means Seller and any other company or companies which are members of the same group as, or are otherwise connected or associated in any way with, Seller for Tax purposes, immediately prior to Closing (excluding the members of the Company Group). “Shared Resources” means (a) the accounting, finance, treasury, human resources, information security and technology, hosting and network, legal, commercial, marketing, research and development and real estate personnel of Seller and its Affiliates (other than the Company Group) who provide services to the Company Group or its business, together with the real and tangible personal property used by such personnel, and (b) the Retained Shared Contracts.
“Shares” has the meaning set forth in the Recitals.
“Software” means any and all: (a) computer programs and software systems, including any operating system, platforms, applications software and software of computerized implementation of algorithms, models and methodologies, APIs, apps, tools, modules, user interfaces and other program interfaces, subroutines, network configurations and architectures, in source code and object code form, and whether embodied in software, firmware, software compilations or software tool sets, (b) databases and data compilations, and (c) including, with respect to any of the foregoing, all error corrections, updates, translations, versions and releases (including ported versions), and other modifications and enhancements thereto (including all of the foregoing that is installed on computer hardware); and (b) any documentation, comments and any procedural code, including user manuals and other training materials, for or related to any of the foregoing.
“Solvent” has the meaning set forth in Section 5.9.
“Specified Country Cash” has the meaning set forth on Exhibit A.

“Specified Country Cash Cap Amount” has the meaning set forth on Exhibit A.

“Specific Policies” has the meaning set forth on Exhibit A.
“Specified Countries” has the meaning set forth on Exhibit A.
“Specified Courts” has the meaning set forth in Section 11.9.
“Straddle Period” means any Taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Subsidiary” means, with respect to any Person, any corporation, general or limited partnership, limited liability company, joint venture or other entity in which such Person (a) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, equity securities, profits interest or capital interest, (b) is entitled to elect at least one-half of the board of directors or similar governing body or (c) in the case of a limited partnership or limited liability company, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.
“Target Working Capital” has the meaning set forth on Exhibit A.

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“Tax” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) means any United States federal, state or local or non-United States net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital stock, withholding, payroll, estimated, employment, disability, excise, goods and services, severance, stamp, occupation, premium, property national insurance contributions or social security, alternative or add-on, value added, registration, customs duties, escheat or unclaimed property (whether or not considered a tax under applicable Law), windfall profits or other taxes, duties, charges, fees, levies, contributions or other assessments or liabilities, imposed by any Governmental Authority, including any interest, penalties or additions to tax incurred under Law with respect to any of the foregoing or with respect to any failure to timely or properly file a Tax Return.
“Tax Returns” means any and all reports, declarations, claims for refund, returns (including any information return), statements or other filings required or permitted to be supplied to any Governmental Authority with respect to Taxes, including any schedules, amendments or attachments to such reports, returns, declarations or other filings that are filed with or submitted to, or that are required to be filed with or submitted to, any Taxing authority.
“Tax Sharing Agreements” means any Tax sharing agreements, Tax distribution agreements or Tax indemnification agreements or arrangements (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes).
“TC Contact” has the meaning set forth on Exhibit A.
“Termination Date” has the meaning set forth in Section 9.1(b).
“Termination Fee” has the meaning set forth in Section 9.2(b).
“Thailand Entity” means CDK Global (Thailand) Limited, a Thailand private limited company.
“Thailand Stock Transfer Form” has the meaning set forth in Section 2.2(b)(viii).
“Transfer Taxes” has the meaning set forth in Section 7.5(a).
“Transition Services Agreement” has the meaning set forth in Section 2.2(b)(iv).
“Unspecified Shared Contract” has the meaning set forth in Section 7.12(c).
“VAT” means any tax imposed in conformity with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and any other tax of a similar fiscal nature (whether in the European Union, or elsewhere in any jurisdiction), together with any interest and penalties thereon.
“Works Council Condition” has the meaning set forth in Section 8.1(c).

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1.2    Interpretation.
(a)    The table of contents and the headings of the Articles, Sections and subsections included in this Agreement and the various headings of the Disclosure Schedule are for convenience only and shall not be deemed part of this Agreement or the Disclosure Schedule or be given any effect in interpreting this Agreement, the Disclosure Schedule or any Exhibits hereto. Unless the context otherwise requires, references in this Agreement to: (i) Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (ii) “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the Section or Subsection in which the reference occurs; (iii) any Contract (including this Agreement) or Law shall be deemed references to such Contract or Law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any Law, to any successor provisions); (iv) any Person shall be deemed references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities; and (v) any statute or other Law of the United States or other jurisdiction (whether federal, state or local) shall be deemed references to all rules and regulations promulgated thereunder. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement.
(b)    The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.
(c)    Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement.
(d)    Any Contract, document, list or other item shall be deemed to have been “provided” or “made available” to Buyer for all purposes of this Agreement if such Contract, document, list or other item was posted in the Data Room at least one (1) day prior to the date hereof.
(e)    The Parties acknowledge and agree that, to the extent the terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.
(f)    All references to the Company Shareholder herein shall be deemed to refer to the Company Shareholder acting by its general partner, CDK Global UK GP Holdings, LLC, a Delaware limited liability company (the “General Partner”).

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ARTICLE 2
Purchase and Sale
2.1    Purchase and Sale of the Shares. At the Closing, Seller shall cause the Company Shareholder to sell to Buyer, and Buyer shall purchase from the Company Shareholder, all right, title and interest in and to the Shares, in exchange for the payment of the Purchase Price by Buyer and the mutual covenants and agreements contained herein.
2.2    Closing.
(a)    Subject to the following sentence, the Closing shall take place at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois, at 9:00 A.M. (Central Time), on the date that is two (2) Business Days after the satisfaction (or waiver thereof by the Party or Parties entitled to benefit therefrom) of the conditions precedent set forth in Article 8 (excluding the conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing or waiver (if permitted) of such conditions by the Party or Parties entitled to the benefit therefrom) or on such other date, and at such other time and place, as may be agreed in writing by Buyer and Seller; provided, however, that the Closing may occur remotely by exchange of documents and signatures via email or other manner as may be mutually agreed upon by Buyer and Seller. Notwithstanding the foregoing, (x) the Closing shall not occur prior to February 12, 2021, and (y) if requested by Seller, the Closing shall occur (i) on the last Business Day of the month during which the Closing would otherwise be required to occur pursuant to the immediately preceding sentence, or (ii) on the first Business Day of the month next following the month during which the Closing would otherwise be required to occur pursuant to the immediately preceding sentence. Once the Closing occurs, the Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, 12:01 A.M. (Central Time) on the Closing Date; provided, however, that if the Closing occurs on the last Business Day of the month, then the Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, 11:59 A.M. (Central Time) on the Closing Date. Except as otherwise set forth herein, all actions to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously and no actions will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”
(b)    At or prior to the Closing, Seller shall deliver the following to Buyer:
(i)    a stock transfer form in the form of Exhibit B (the “Company Stock Transfer Form”), duly executed by the Company Shareholder, together with the related share certificate(s), for the Shares (or a lost share certificate affidavit in form reasonably satisfactory to Buyer in the case of any lost share certificate(s));
(ii)    a certificate, dated as of the Closing Date, duly executed by an officer of Seller certifying that the conditions set forth in Section 8.2(a)(i) and, solely with respect to Seller, Section 8.2(b) have been satisfied;

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(iii)    a certificate, dated as of the Closing Date, duly executed by an officer of Seller certifying that the conditions set forth in Section 8.2(a)(ii) and, solely with respect to the Company, Sections 8.2(b) and 8.2(c) have been satisfied;
(iv)    the Transition Services Agreement, duly executed by CDK Global, LLC, on the one hand, and the Company, on the other hand, in the form of Exhibit C (the “Transition Services Agreement”);
(v)    the India Services Agreement, duly executed by the CDK India Entity and CDK Global, LLC, on the one hand, and Buyer, the Company and the Concorde India Entity, on the other hand, in the form of Exhibit D (the “India Services Agreement”);
(vi)    the License Agreement (to CDK), duly executed by Seller, on the one hand, and the Company, on the other hand, in the form of Exhibit E (the “License Agreement (to CDK)”);
(vii)    the License Agreement (to Concorde), duly executed by Seller, on the one hand, and the Company, on the other hand, in the form of Exhibit F (the “License Agreement (to Concorde)”);
(viii)    a stock transfer form in the form of Exhibit G (the “Thailand Stock Transfer Form”), duly executed by each of CDK Global, LLC, CDK Global International Holdings, Inc. and the General Partner, together with the related share certificate(s), providing for the transfer of the equity interests of the Thailand Entity (or a lost share certificate affidavit in form reasonably satisfactory to Buyer in the case of any lost share certificate(s)) to Buyer or an Affiliate of Buyer designated by Buyer in writing;
(ix)    a power of attorney, in the form of Exhibit H (the “Power of Attorney Form”), in favor of the Buyer duly executed by the Company Shareholder, authorizing the Buyer to exercise all rights of the Company Shareholder in respect of the Shares;
(x)    written resignations from (or other removal of) the directors and/or other officers of each member of the Company Group, but only if such Person is an employee of Seller or any of its Subsidiaries (other than the Company Group), resigning their offices who are designated by Buyer to Seller in writing at least five (5) Business Days prior to the Closing Date, which may be effective as of and conditioned upon the Closing; and
(xi)    a certificate executed by the Secretary of Seller and the Secretary of the Company certifying as of the Closing that attached hereto are true and complete copies of resolutions of Seller’s and the Company’s board of directors authorizing the execution, delivery, and performance of this Agreement and consummation of the Agreement, which resolutions have not been modified, rescinded, or revoked.
(c)    At or prior to the Closing, Buyer shall deliver to Seller a certificate, dated as of the Closing Date, duly executed by an officer of Buyer certifying with respect to Buyer that the conditions set forth in Section 8.3(a) and Section 8.3(b) with respect to Buyer have been satisfied.

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2.3    Calculation of Purchase Price and Closing Payment. At the Closing, Buyer shall pay by wire transfer of immediately available funds to an account designated in the Pre-Closing Statement, the following amount as calculated in the Pre-Closing Statement (the “Closing Payment”): (a) one billion four hundred forty-six million Dollars ($1,446,000,000); plus (b) the difference between the Target Working Capital and the Estimated Working Capital, expressed as (i) a positive number if the Estimated Working Capital is greater than the Target Working Capital, or (ii) a negative number if the Estimated Working Capital is less than the Target Working Capital; provided, that, if such difference, pursuant to clause (i) or (ii) hereof, is less than the absolute value of three million Dollars ($3,000,000), there shall be no adjustment pursuant to this Section 2.3(b), and if such difference is more than the absolute value of three million Dollars ($3,000,000), only the amount, if such amount is a positive number, in excess of three million Dollars ($3,000,000), or if such amount is a negative number, less than negative three million Dollars (-$3,000,000) shall be included in the adjustment, minus (c) Estimated Indebtedness minus (d) the Estimated Cash Shortfall (if any). The Closing Payment, as adjusted after the Closing pursuant to Section 2.4 hereof, is referred to herein as the “Purchase Price.” In addition at the Closing, the Buyer shall procure that a member of the Company Group repay, by wire transfer of immediately available funds to an account designated in the Pre-Closing Statement, the outstanding principal and interest balance of the intercompany debt (less any applicable withholdings) owing from the Company Group to the Barbados Entity as of the Closing Date (the “Barbados Repayment”).
2.4    Purchase Price Adjustment.
(a)    At least two (2) Business Days prior to the Closing Date, the Company shall deliver to Buyer a statement (the “Pre-Closing Statement”) setting forth its good faith estimates of (i) Closing Cash (the “Estimated Cash”) and the Cash Shortfall (if any) (the “Estimated Cash Shortfall”), (ii) Closing Working Capital (the “Estimated Working Capital”), (iii) Closing Indebtedness (the “Estimated Indebtedness”), and (iv) the Closing Payment calculated in accordance with Section 2.3.
(b)    Subsequent to the Closing and subject to this Section 2.4, the Closing Payment shall be:
(i)    increased by an amount (if any) by which Final Working Capital exceeds Estimated Working Capital, or decreased by the amount (if any) by which Estimated Working Capital exceeds Final Working Capital, in each case, taking into account the proviso in Section 2.3(b);
(ii)    increased by the amount (if any) by which Estimated Cash Shortfall exceeds Final Cash Shortfall, or decreased by the amount (if any) by which Final Cash Shortfall exceeds Estimated Cash Shortfall;
(iii)    increased by the amount (if any) by which Estimated Indebtedness exceeds Closing Indebtedness, or decreased by the amount (if any) by which Closing Indebtedness exceeds Estimated Indebtedness.

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(c)    As soon as reasonably practicable, but not later than sixty (60) calendar days after the Closing Date, Buyer shall prepare, and deliver to Seller, a statement of the calculation of Closing Cash, Excess Cash and/or Cash Shortfall (if any), Closing Working Capital and Closing Indebtedness and, based upon the calculations in Section 2.4(b), the Purchase Price (the “Post-Closing Statement”). The Post-Closing Statement (and the determinations and calculations set forth therein) shall be prepared in good faith in accordance with the Accounting Principles, and shall include a reconciliation of any differences between the calculations set forth in the Pre-Closing Statement and the Post-Closing Statement, together with reasonable supporting materials used in the preparation of the Post-Closing Statement. The Parties agree that: (i) in determining the Final Working Capital and the related adjustment contemplated by this Section 2.4, no Party will be permitted to introduce judgments, accounting methods, policies, principles, practices, procedures, assumptions, conventions, categorizations, definitions, techniques (including in respect of management’s exercise of judgment), classifications or estimation methodologies different than the Accounting Principles; (ii) no new class or classes of liabilities, asset reserves, or valuation allowances shall be introduced in the preparation of the Post-Closing Statement that were not set forth in the Pre-Closing Statement or the Illustrative Calculation; (iii) there shall be no additional provision or accrual or increase in any existing provision or accrual included in the Post-Closing Statement except to the extent new facts or events have arisen before the Closing Date that, applying the same management judgment, methodologies, practices, classification, policies and procedures, justify such a provision, accrual or increase; and (iv) the Post-Closing Statement shall not be impacted by any changes requested by Buyer between the date hereof and the Closing or any action of Buyer, any member of the Company Group or any of their respective Affiliates after the Closing. If, for any reason, Buyer fails to deliver the Post-Closing Statement to Seller within the period contemplated by the first sentence of this Section 2.4(c), then the Pre-Closing Statement delivered by the Company to Buyer pursuant to Section 2.4(a) shall be deemed to be the Post-Closing Statement; provided, for the avoidance of doubt, that all of the rights of Seller under this Section 2.4 with respect to the Post-Closing Statement shall continue to apply thereto, including the right to dispute the calculations set forth therein in accordance with the provisions set forth in this Section 2.4.
(d)    In connection with the review of the Post-Closing Statement by Seller or in the event Buyer fails to deliver a Post-Closing Statement in accordance with Section 2.4(c), Buyer shall provide Seller and its Representatives with prompt and reasonable access to the books and records, personnel, facilities and Representatives of the Company Group. Furthermore, Seller shall have the right to review the work papers of Buyer underlying or utilized in preparing the Post-Closing Statement and the calculation of the Purchase Price; provided, however, that the independent accountants of the Company, if any, shall not be obligated to make any such work papers available to Seller unless and until Seller has signed a customary confidentiality and hold harmless agreement relating to such access to such work papers in form and substance reasonably acceptable to such independent accountants.
(e)    Within sixty (60) calendar days after its receipt of the Post-Closing Statement, Seller shall inform Buyer in writing either (i) that the Post-Closing Statement is acceptable or (ii) of any good faith objection to the Post-Closing Statement, setting forth in reasonable detail the basis for such objection and the specific adjustment to amounts, determinations and calculations set forth on the Post-Closing Statement that Seller believes should be made (an “Objection Notice”). The deadline for an Objection Notice shall be extended in the case of any undue delay by Buyer in

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providing Seller access to the books and records, personnel, facilities and Representatives of the Company pursuant to Section 2.4(d) for each day that Buyer delays in providing Seller such access. If an Objection Notice is timely delivered, Buyer and Seller shall negotiate in good faith to resolve each dispute raised therein (each, a “Disputed Item”). If Buyer and Seller, notwithstanding such good faith efforts, fail to resolve any Disputed Item within thirty (30) calendar days after Seller timely delivers an Objection Notice or such longer period as the Parties mutually agree in writing, then Buyer and Seller shall jointly engage the Accounting Firm to resolve only any remaining Disputed Items as soon as practicable thereafter (but in any event, within thirty (30) calendar days after engagement of the Accounting Firm or such longer period as the Accounting Firm may reasonably require), which resolution must be in writing and set forth in reasonable detail the basis therefor. The amounts, determinations and calculations (or any component thereof) contained in the Post-Closing Statement shall become final, conclusive and binding on the Parties at the following times: (1) in the event that Seller has informed Buyer in writing that the Post-Closing Statement is acceptable pursuant to Section 2.4(e)(i), the date on which Seller so informs Buyer (in which case such amounts, determinations and calculations (or any component thereof) shall be as set forth in the Post-Closing Statement delivered or deemed to be delivered pursuant to Section 2.4(c)); (2) in the event that Seller does not deliver an Objection Notice to Buyer pursuant to Section 2.4(e)(ii) within sixty (60) days after receipt of the Post-Closing Statement (subject to extension as provided in this Section 2.4(e)), on the next Business Day following the expiration of such period (in which case such amounts, determinations and calculations (or any component thereof) shall be as set forth in the Post-Closing Statement delivered or deemed to be delivered pursuant to Section 2.4(c); (3) in the event that Seller has delivered an Objection Notice to Buyer pursuant to Section 2.4(e)(ii), the date of an agreement in writing by Buyer and Seller that such amounts, determinations and calculations (or any component thereof) that are the subject of such Objection Notice, together with any modifications thereto agreed to by Buyer and Seller, are final, conclusive and binding (in which case such amounts, determinations and calculations (or any component thereof) shall be as agreed upon by Buyer and Seller); and (4) in the event that Buyer and Seller engage the Accounting Firm to resolve any remaining Disputed Items pursuant to this Section 2.4(e), the date on which the Accounting Firm issues its written resolution of such Disputed Items (in which case such amounts, determinations and calculations (or any component thereof) shall be as resolved by the Accounting Firm pursuant to this Section 2.4(e) with respect to all Disputed Items submitted to the Accounting Firm, and shall be otherwise be as set forth in the Post-Closing Statement delivered pursuant to Section 2.4(c), together with any modifications thereto agreed to by Buyer and Seller). At such time determined in accordance with this Section 2.4(e), the Post-Closing Statement as so agreed (or deemed agreed) or determined shall be the “Final Post-Closing Statement” for purposes of this Agreement, and shall have the effect of an arbitral award that is final, conclusive and binding on the Parties and shall be used for the adjustment of the Purchase Price, if any, pursuant to Section 2.4(h) and the determination of Excess Cash for purposes of Exhibit A. The statements of Closing Cash, Excess Cash and/or Cash Shortfall (if any), Closing Working Capital and Closing Indebtedness set forth in the Final Post-Closing Statement shall be the “Final Cash,” “Final Cash Shortfall”, “Final Working Capital” and “Final Indebtedness,” respectively, for purposes of this Agreement.
(f)    In resolving any Disputed Item, the Accounting Firm: (i) shall act as an expert and not as an arbitrator; (ii) shall be bound by the provisions of this Section 2.4; (iii) shall not assign a value to any Disputed Item greater than the greatest value claimed for such Disputed Item or less than the smallest value for such Disputed Item claimed by either Buyer in the Post-Closing

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Statement or Seller in the Objection Notice; (iv) shall limit its determination to each Disputed Item; and (v) shall make its determination based solely on presentations by Buyer and Seller which are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of independent review).
(g)    For purposes of complying with this Section 2.4, Buyer and Seller shall furnish to each other and to the Accounting Firm such work papers and other documents and information relating to the Disputed Items as the Accounting Firm may require and that are available to the Party (or its independent accountants) from whom such documents or information are requested. The Accounting Firm shall deliver its determination of the Disputed Items to Buyer and Seller in writing, together with a reasonable basis for its determination of each Disputed Item. In no event shall either Buyer or Seller engage in ex parte communications with the Accounting Firm with respect to any Disputed Item until the Accounting Firm issues its final determination in accordance with this Section 2.4(g). The fees and expenses of the Accounting Firm incurred pursuant to this Section 2.4(g) shall be allocated between Buyer and Seller in inverse proportion to their success on the Disputed Items, i.e., (i) Buyer shall be responsible for that portion of the fees and expenses multiplied by a fraction, the numerator of which is the aggregate Dollar value of the Disputed Items submitted to the Accounting Firm that are resolved against Buyer (as finally determined by the Accounting Firm) and the denominator of which is the total Dollar value of the Disputed Items so submitted and (ii) Seller shall be responsible for the remaining amount of fees and expenses. In the event of any dispute regarding such allocation, the Accounting Firm shall determine the allocation of its fees and expenses as between Buyer and Seller in accordance with such allocation methodology, such determination to be final and binding on both Buyer and Seller. Except as otherwise set forth in this Section 2.4(g), the fees and expenses of Seller and its Representatives incurred in connection with the Post-Closing Statement and any Disputed Items shall be borne by Seller, and the fees and expenses of Buyer and its Representatives incurred in connection with the Post-Closing Statement and any Disputed Items shall be borne by Buyer.
(h)    If the Purchase Price (as finally determined in the Final Post-Closing Statement):
(i)    exceeds the Closing Payment, then promptly and in any event within three (3) Business Days after the Purchase Price is finally determined in the Final Post-Closing Statement, Buyer shall pay to Seller or its designated Affiliate an amount equal to such excess by wire transfer of immediately available funds; or
(ii)    is less than the Purchase Price, then promptly and in any event within three (3) Business Days after the Purchase Price is finally determined in the Final Post-Closing Statement, Seller shall or shall cause its designated Affiliate to repay to Buyer an amount equal to such deficiency by wire transfer of immediately available funds.
The amounts in the foregoing clauses (i) and (ii) shall be in addition to any fees and expenses owed to the Accounting Firm by any Party pursuant to Section 2.4(g).
(i)    This Section 2.4 shall be the sole and exclusive remedy of the Parties with respect to the determination of the Purchase Price; provided, however, that in no event shall Buyer or

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Seller be entitled to any duplicative recovery as a result of the rights and remedies afforded in this Agreement or the Related Agreements.
2.5    Withholding. Notwithstanding anything to the contrary in this Agreement, Buyer, the Company Group, and their designees shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement any Taxes or other amounts required under the Code or any other applicable Law; provided, that before making any deduction or withholding with respect to any payment to Seller under this Agreement pursuant to this Section 2.5, Buyer shall provide written notice to Seller not later than five (5) Business Days prior to the Closing describing the legal basis for, and the amount of, such withholding Tax, and the Parties shall cooperate in good faith to obtain exemption from or to otherwise reduce or eliminate such Tax. To the extent any such amounts are deducted or withheld, (i) Buyer shall timely remit any such amounts to the applicable Governmental Authority and (ii) such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction or withholding was made. Notwithstanding the foregoing, Buyer shall not be entitled to make such deduction or withholding if Seller reasonably determines under a “more likely-than-not” (or higher) level of comfort that such deduction or withholding is not required under applicable Law. The Parties agree that no Indian Taxes shall be deducted or withheld from any amounts payable pursuant to this Agreement.
ARTICLE 3
Representations and Warranties of Seller
As a material inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer that, except as set forth in the Disclosure Schedule:
3.1    Due Organization; Ownership of Shares and other Equity Interests.
(a)    Seller is duly incorporated, validly existing and in good standing under the Laws of Delaware, and has all organizational powers and authority required to carry on its business as now conducted. Seller is duly qualified or licensed to conduct its business as currently conducted and, to the extent applicable, is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its ability to consummate the transactions contemplated hereby.
(b)    The Company Shareholder is duly organized and registered as a limited partnership and is validly existing under the Laws of England and Wales, and has all organizational powers and authority required to carry on its business as now conducted.
(c)    Each of CDK Global, LLC, CDK Global International Holdings, Inc. and the General Partner is duly organized, validly existing and in good standing under the Laws of Delaware, and has all organizational powers and authority required to carry on its business as now conducted.

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(d)    The Company Shareholder is the sole legal and beneficial owner of the Shares free and clear of all Liens other than restrictions on transfer under applicable securities Law and each of the Shares is fully paid. Upon the delivery of the Shares by Seller to Buyer in the manner contemplated in Article 2, and the payment by Buyer of the Closing Payment, Buyer will acquire legal and beneficial title to all of the Shares, free and clear of all Liens other than Liens created by Buyer or its Affiliates, as applicable, and restrictions on transfer under applicable securities Law.
(e)    CDK Global, LLC, CDK Global International Holdings, Inc. and the General Partner are the legal and beneficial owners of all of the equity interests of the Thailand Entity free and clear of all Liens other than restrictions on transfer under applicable corporate Law. Upon the delivery of the equity interests of the Thailand Entity by Seller to Buyer in the manner contemplated in Article 2, and the payment by Buyer of the Closing Payment, Buyer or its Affiliate, as applicable, will acquire legal and beneficial title to all of the equity interests of the Thailand Entity, free and clear of all Liens other than restrictions on transfer under applicable corporate Law or Liens created by Buyer or its Affiliates, as applicable.
3.2    Due Authorization. Seller and each of its Affiliates that becomes a party to a Related Agreement has full corporate or other entity power and authority to enter into, deliver and perform this Agreement and its Related Agreements (in each case to the extent it is a party thereto) and to consummate the transactions contemplated hereby and by the Related Agreements, in each case as and to the extent applicable. The execution, delivery and performance by Seller and each of its Affiliates that becomes a party to a Related Agreement of this Agreement and its Related Agreements (in each case to the extent it is a party thereto) and the consummation of the transactions contemplated hereby, and by the Related Agreements, have been duly and validly authorized by all necessary action by Seller and, prior to or at the Closing, by each of its applicable Affiliates. Seller has duly and validly executed and delivered this Agreement. Seller and each of its Affiliates that becomes a party to a Related Agreement have duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements (in each case to the extent it is a party thereto). This Agreement constitutes and the Related Agreements of Seller and any of its applicable Affiliates upon execution and delivery by Seller or its applicable Affiliate will constitute (assuming due power and authority of, and due execution and delivery by, the other party or parties hereto and thereto), legal, valid and binding obligations of Seller or its applicable Affiliate, enforceable against Seller or its applicable Affiliate, in each case, in accordance with their respective terms, subject to the Enforceability Exceptions.
3.3    Non-Contravention; Consents and Approvals.
(a)    The execution, delivery and performance by Seller of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements will not: (i) violate any Law to which Seller is subject; (ii) violate or conflict with the Governing Documents of Seller; (iii) violate, conflict with, or result in any breach or default (or give rise to any right of termination, cancellation or acceleration of, or create in any party the right to terminate, cancel, accelerate or modify), with or without the giving of notice, the lapse of time, or both, under any material Contract or material permit to which Seller is a party; or (iv) except with respect to Permitted Liens, result in the creation of any Lien upon any of the assets or properties of Seller; provided, however, that no representation or warranty is made in the foregoing clauses (i), (iii) and (iv) with respect to matters that will not have a material adverse effect on Seller or

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materially impair the ability of Seller or the Company Shareholder to consummate the transactions contemplated hereby and by the Related Agreements, and to discharge its respective obligations under, this Agreement and the Related Agreements.
(b)    Except for the Antitrust Approvals, the execution, delivery and performance by Seller of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements will not require any filing or registration by Seller with, or notice by Seller to, or authorization, qualification, consent, order or approval or other action with respect to Seller by, any Governmental Authority; provided, however, that no representation or warranty is made with respect to filings, registrations, notices, authorizations, qualifications, consents, orders, approvals or actions that, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of Seller or the Company Shareholder to consummate the transactions contemplated hereby and by the Related Agreements, and to discharge its respective obligations under this Agreement and the Related Agreements.
3.4    Brokers and Finders. No broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection with the transactions contemplated hereby or by any Related Agreement based on any agreement by or on behalf of Seller for which Buyer or any member of the Company Group would be liable following Closing.
3.5    No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS ARTICLE 3, ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED. NOTHING HEREIN SHALL IN ANY MANNER LIMIT, PREVENT OR RESTRICT ANY CLAIM FOR FRAUD.
ARTICLE 4
Representations and Warranties of the Company
As a material inducement to Buyer to enter into this Agreement, the Company hereby represents and warrants to Buyer that, except as set forth in the Disclosure Schedule:
4.1    Due Organization; Capitalization; Subsidiaries.
(a)    Each member of the Company Group is duly organized or incorporated (as the case may be), validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its organization or incorporation. Each member of the Company Group has all corporate or other entity power and authority and all authorizations, licenses and permits necessary to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted, except where the failure to hold such authorizations, licenses and permits would not have a Material Adverse Effect. Each member of the Company Group is duly qualified, licensed or registered to do business as a foreign corporation or other business entity (to the extent such concept is applicable) and is in good standing (to the extent such concept is applicable) in all of the jurisdictions in which the ownership or lease of property or assets or the conduct or nature of the applicable Company Group member’s business makes such qualification, license or registration necessary, except where the failure to be so duly qualified,

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licensed or registered or in good standing (or the equivalent thereof) has not had and would not have a Material Adverse Effect. True and materially complete copies of the material Governing Documents of each member of the Company Group have been made available to Buyer. No member of the Company Group is in material breach of its Governing Documents.
(b)    The Shares constitute all of the issued share capital of the Company. All of the Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or other similar rights or any federal or state securities Laws. None of the Shares are subject to any outstanding option, call option, right of first refusal, right of first offer, preemptive rights, subscription rights or any similar right of any shareholder. Neither the Company nor the Company Shareholder is a party to any voting trusts, proxies or other voting Contracts or agreements with respect to the Shares. There are no outstanding options, warrants, rights (including call, put, preemptive, subscription, exchange and/or conversion rights), convertible or exchangeable securities or other Contracts, agreements or commitments obligating the Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any equity interests of the Company or to make any payments in respect of the value of any shares or other equity interests of the Company.
(c)    Section 4.1(c) of the Disclosure Schedule sets forth a complete and accurate list of the name and owner of each of the Subsidiaries of the Company as of the date hereof. All of the issued and outstanding equity securities or other equity interests of each such Subsidiary that is a member of the Company Group are duly authorized, validly issued and are directly owned by the Company or a Subsidiary of the Company that is a member of the Company Group, free and clear of any Liens other than restrictions on transfer under applicable securities Law. None of the equity securities or other equity interests of any Subsidiary that is a member of the Company Group are subject to any outstanding option, call option, right of first refusal, right of first offer, preemptive rights, subscription rights or any similar right of any equityholder. Neither the Company nor any Subsidiary that is a member of the Company Group owns, directly or indirectly, any equity interest or voting interest in any Person other than the Subsidiaries and the Non-Majority Owned Entities set forth on Section 4.19(a) of the Disclosure Schedule. Each of the Subsidiaries of the Company that is a member of the Company Group is wholly-owned by the Company or another Subsidiary of the Company that is a member of the Company Group.
(d)    Section 4.1(d) of the Disclosure Schedule sets forth a complete and accurate list of the name and owner of the Additional Subsidiary as of the date hereof. All of the issued and outstanding equity securities or other equity interests of the Additional Subsidiary are duly authorized, validly issued and are directly owned by Seller or a Subsidiary of Seller, free and clear of any Liens other than restrictions on transfer under applicable securities Law. None of the equity securities or other equity interests of the Additional Subsidiary are subject to any outstanding option, call option, right of first refusal, right of first offer, preemptive rights, subscription rights or any similar right of any equityholder. The Additional Subsidiary does not own, directly or indirectly, any equity interest or voting interest in any Person. The Additional Subsidiary is wholly-owned by Seller or a Subsidiary of Seller.

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4.2    Due Authorization. The Company has full corporate or other entity power and authority to enter into, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and by the Related Agreements. The execution, delivery and performance by the Company of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements have been duly and validly authorized by all necessary action by the Company and no other act or proceeding on the part of the Company or the Company’s board of directors is necessary to authorize the execution, delivery or performance by the Company of this Agreement or its Related Agreements or the consummation of the transactions contemplated hereby. The Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and the Company’s Related Agreements upon execution and delivery by the Company (assuming due power and authority of, and due execution and delivery by, the other Party or Parties hereto and thereto) will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, in each case, subject to the Enforceability Exceptions.
4.3    Non-Contravention; Consents and Approvals.
(a)    The execution, delivery and performance by the Company of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements will not: (i) violate any Law to which any member of the Company Group is subject; (ii) violate or conflict with the Governing Documents of any member of the Company Group; (iii) violate, conflict with, or result in any breach or default (or give rise to any right of termination, cancellation or acceleration of, or create in any party the right to terminate, cancel, accelerate or modify), with or without the giving of notice, the lapse of time, or both, under any Material Contract to which any member of the Company Group is a party or any or material Permit held by any member of the Company Group, or (iv) except with respect to Permitted Liens, result in the creation of any Lien upon any of the assets or properties of any member of the Company Group; provided, however, that no representation or warranty is made in the foregoing clauses (i), (iii) and (iv) with respect to matters that would not have a Material Adverse Effect.
(b)    Except for the Antitrust Approvals, the execution, delivery and performance by the Company of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements will not require any filing or registration by any member of the Company Group with, or notice by any member of the Company Group to, or authorization, qualification, consent, order or approval or other action with respect to any member of the Company Group by, any Governmental Authority; provided, however, that no representation or warranty is made with respect to filings, registrations, notices, authorizations, qualifications, consents, orders, approvals or actions that, if not made or obtained, would not have a Material Adverse Effect.
4.4    Financial Statements.
(a)    The Financial Statements and the Interim Financial Statements are set forth in Section 4.4(a) of the Disclosure Schedule. The Financial Statements fairly present, in all material respects and taken as a whole, the financial position and results of operations for the Company

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Group on a combined basis for the periods indicated, in each case in accordance with the basis of presentation set forth in the Financial Statements as set forth in Section 4.4(a) of the Disclosure Schedule. The Interim Financial Statements fairly present, in all material respects, the results of operations of the CDKI segment of Seller; provided, while these have been prepared in accordance with Seller’s accounting policies and procedures, the Interim Financial Statements do not reflect carve-out and other adjustments as required by GAAP on a consistent basis of those which are reflected in the Financial Statements and, as such, the Interim Financial Statements are presented on a different basis from the Financial Statements. The Financial Statements and Interim Financial Statements have been prepared from the books and records of the Company Group, Seller and its Affiliates. Section 4.4 of the Disclosure Schedule includes a reconciliation of the Interim Financial Statements to management basis prepared financial information for the three months ended September 30, 2020, as provided to Buyer prior to the date hereof.
(b)    No member of the Company Group has any material liabilities, debts, claims and obligations of a type that are required by GAAP to be reflected or reserved against in a combined balance sheet of the Company Group, except in each case: (i) as set forth in the Financial Statements; (ii) for liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet; and (iii) liabilities and obligations for fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and by the Related Agreements.
(c)    The Company Group maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.
4.5    Absence of Changes. Since the date of the Latest Balance Sheet through the date hereof, (a) the Company has conducted its affairs with respect to the business of the Company Group in all material respects in the ordinary course and (b) there has not been a change, event or occurrence that had a Material Adverse Effect and (c) the Company has not taken any action that, if taken after the date of this Agreement would constitute a breach of any of the covenants set forth in Sections 6.2(f), (k) or (v) (as it relates to Sections 6.2(f) and (k)).
4.6    Intellectual Property, Software & Data Privacy.
(a)    Section 4.6(a) of the Disclosure Schedule contains a true, correct and complete list of all of the Intellectual Property that is registered or subject to an application for registration (i) owned or purported to be owned by (or with respect to domain names, registered to or controlled by) any member of the Company Group and (ii) upon the completion of the Restructuring will be owned or purported to be owned by (or with respect to domain names, registered to or controlled by) any member of the Company Group (the foregoing clauses (i) and (ii), collectively, the “Company Registered Intellectual Property”, and together with all other Intellectual Property owned or purported to be owned by, or that upon the completion of the Restructuring will be owned or purported to be owned by, any member of the Company Group, the “Company Owned Intellectual Property”), including, for each item listed or required to be listed in the foregoing clauses (i) and (ii), the jurisdiction of issuance, registration or application number and date, as applicable, of such item.

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(b)    Upon the completion of the Restructuring, a member of the Company Group will be the sole and exclusive owner of the Company Owned Intellectual Property free and clear of all Liens (except for Permitted Liens), and the Company Owned Intellectual Property is not subject to any exclusive licenses to a third party granted by any member of the Company Group in respect of any of such Intellectual Property. The Company Registered Intellectual Property is subsisting, valid and enforceable.
(c)    To the Knowledge of the Company, neither the operation of the business of the Company Group by any member of the Company Group or the CDK India Entity (solely with respect to the Concorde India Employees), nor any product or service of the Company Group (including the Acquired DMS Products), has, in the three (3) years prior to the date hereof, materially violated, infringed (directly or indirectly) upon, or misappropriated, and does not currently materially violate, infringe (directly or indirectly) upon, or misappropriate, any Intellectual Property of any Person. There have been no pending or threatened claims (including cease and desist letters, invitations to take a license and indemnification claims or notices), proceedings or litigation (i) alleging that the conduct of the business of the Company Group by any member of the Company Group or the CDK India Entity (solely with respect to the Concorde India Employees) or any Acquired DMS Product materially infringes upon, constitutes a misappropriation of or violates any material Intellectual Property of any Person or (ii) challenging the ownership by the Company Group (or any other Seller Group Entity in respect of the business of the Company Group, Acquired DMS Products or any Company Owned Intellectual Property), or the use, validity or enforceability, of any Company Owned Intellectual Property or (iii) otherwise related to Company Owned Intellectual Property. To the Knowledge of the Company, no third party is infringing any Company Owned Intellectual Property. No material claims of infringement, misappropriation or violation of Company Owned Intellectual Property rights have been made in writing against any Person by any member of the Company Group the CDK India Entity (solely with respect to the Concorde India Employees) and remain pending without resolution.
(d)    Each member of the Company Group and the CDK India Entity (solely with respect to the Concorde India Employees) takes and has taken commercially reasonable steps to protect and maintain the Company Registered Intellectual Property and the confidentiality of trade secrets and material confidential information included in the Company Owned Intellectual Property, including the source code for all Acquired DMS Products and Owned Software (defined below), and to otherwise protect and enforce its rights in the Company Owned Intellectual Property. To the Knowledge of the Company, no unauthorized disclosure of any such Company Owned Intellectual Property that is material to the business of the Company Group has been made.
(e)    No member of the Company Group nor the CDK India Entity (solely with respect to the Concorde India Employees) has disclosed, delivered, licensed or made available any source code for any Acquired DMS Product or Owned Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company Group, other than contractors performing services for the Company Group under a written non-disclosure agreement containing valid and enforceable restrictions on use and disclosure. No member of the Company Group nor the CDK India Entity (solely with respect to the Concorde India Employees) has any duty or obligation to deliver, license, or make available the source code for any Acquired DMS Product or

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Owned Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company Group.
(f)    The Company Owned Intellectual Property, together with the Company In-Licensed IP, constitutes all the Intellectual Property (other than the CDK Names) used or held in use in or necessary to conduct the business of the Company Group as conducted in the International Territory as of the date hereof or as currently contemplated to be conducted in writing as of the completion of the Restructuring in all material respects.
(g)    With respect to Software that is included among the Company Owned Intellectual Property (including the Acquired DMS Products) (the “Owned Software”), (i) the Company Group has in its possession complete copies of the Software (including the latest version of source code for such Owned Software and (ii) to the Knowledge of the Company, there has been no unauthorized disclosure of or access to the source code for such Owned Software.
(h)    Neither the execution, delivery, or performance of this Agreement (nor the Restructuring or any of the Related Agreements) nor the consummation of any of the transactions contemplated by this Agreement (nor the Restructuring or any of the Related Agreements) will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Lien on, any Company Owned Intellectual Property; (ii) a breach of any Material IP Contracts; (iii) the release, disclosure, or delivery of any Company Owned Intellectual Property, including any source code, by or to any escrow agent or other Person; or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company Owned Intellectual Property.
(i)    To the Knowledge of the Company, no Acquired DMS Products or Owned Software (i) contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such Acquired DMS Products or Owned Software; or (ii) materially and adversely fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Acquired DMS Products or Owned Software. No Acquired DMS Products or Owned Software contains any “virus” or any other code designed or intended to have, or capable of: (1) materially disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (2) damaging or destroying any data or file without the user’s consent.
(j)    The Company Group owns, leases, licenses, or otherwise has the legal right in all material respects to use all Business Systems, free and clear of all Liens (other than Permitted Liens). The Company Group observes commercially reasonable security practices in connection with the business of the Company Group as conducted in the International Territory as of the date hereof. To the Knowledge of the Company, solely as related to the business of the Company Group as conducted in the International Territory as of the date hereof, in the last twelve (12) months, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects. To the Knowledge of the Company, none of the Business Systems contain any code designed and intended to have any of the following functions: (i) maliciously altering, disrupting, or otherwise impeding the operation of a computer system or

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network or other device on which such code is stored, installed or executed; or (ii) maliciously altering or destroying any data or file without the user’s consent.
(k)    No Acquired DMS Product or Owned Software (including any Software included in the Company Owned Intellectual Property) has been licensed, distributed or made available as Open Source Software. No member of the Company Group, CDK India Entity (solely with respect to the Concorde India Employees), Acquired DMS Product or Company Owned Intellectual Property (including Owned Software) makes any use of Open Source Software, and no Open Source Software was or is compiled together with, or is otherwise used by or incorporated into, dynamically linked to, or integrated, distributed (including under an ASP or “Software as a Service” model) or bundled with any Acquired DMS Product (including any product or service of the business of the Company Group as conducted in the International Territory as of the date hereof) or Owned Software (including any Software included in the Company Owned Intellectual Property), in each instance, in a manner or fashion that (i) requires the licensing, disclosure or distribution (including under an ASP or “Software as a Service” model) of any source code for Acquired DMS Product or any of the Owned Software or (other than source code that is Open Source Software) to licensees or any other Person, (ii) prohibits or limits the receipt of consideration in connection with licensing, sublicensing or distributing any Acquired DMS Products and Owned Software or that such Software must be made available at no charge or otherwise licensed to third parties, (iii) except as specifically permitted by applicable Law, explicitly allows any Person to decompile, disassemble or otherwise reverse-engineer any Acquired DMS Products or Owned Software, or (iv) requires the licensing of any Acquired DMS Products or Owned Software for the purpose of making derivative works.
(l)    To the Knowledge of the Company, the Company Group is in compliance in all material respects with the Data Security Requirements.
(m)    To the Knowledge of the Company, during the prior three (3) years, there has been no breach of security leading to the accidental or unlawful loss, alteration, modification, destruction or unauthorized disclosure or access involving or otherwise affecting any personal data processed by the Company Group for which a member of the Company Group has been required by Data Security Requirements to notify a Governmental Authority.
4.7    Contracts.
(a)    Section 4.7(a) of the Disclosure Schedule contains a true and complete list as of the date hereof of all the Executory Contracts of the following types to which any Seller Group Entity (including the Company Group) is a party or by which any member of the Company Group’s assets, business or properties (including the Company Owned Intellectual Property) are bound or subject (the “Material Contracts”), which shall include Partially Transferred Contracts (but only to the extent the Business Portion of such Partially Transferred Contract would be required to be listed below without taking into account the Non-Business Portion):
(i)    any Executory Contract entered into with a Material Customer;
(ii)    any Executory Contract with any Governmental Authority;

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(iii)    any Executory Contract entered into with a Material Vendor;
(iv)    all Executory Contracts providing for a merger or consolidation or acquisition of, or sale of all or a material (to the Company Group taken as a whole) portion of the assets of, or other extraordinary transaction in respect of, any member of the Company Group with or to any other Person;
(v)    any credit agreement, loan agreement or indenture relating to indebtedness for borrowed money or placing a Lien on any material portion of the business by any member of the Company Group or any guaranty given by any member of the Company Group in respect of indebtedness for borrowed money;
(vi)    any Executory Contract with any individual independent contractor or consultant that provides for, has resulted in or which is reasonably expected to result in expenditures in calendar year 2020 in connection with the business of the Company Group as conducted in the International Territory as of the date hereof of an amount in excess of one hundred thousand Dollars ($100,000);
(vii)    any Executory Contract that expressly limits, in any material respect, the freedom of any member of the Company Group to operate the business of the Company Group as conducted in the International Territory as of the date hereof, including competing with any Person or in any geographic area or soliciting or hiring any Person, in each case with respect to the business of the Company Group as conducted in the International Territory as of the date hereof, excluding (A) territorial or field of use restrictions imposed by any license agreements with respect to the use of the subject matter thereof and (B) confidentiality limitations on use in connection with secrecy, research, consulting or other agreements entered into in the ordinary course of business;
(viii)    any Executory Contract that provides any customer or distributor (including retailers, original equipment manufacturers and partners in the “partner programme”) containing “most favored nation” pricing, discount, benefit or similar provisions;
(ix)    any partnership or joint venture agreement (other than related to or involving the Non-Majority Owned Entities);
(x)    any lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds twenty five thousand Dollars ($25,000);
(xi)    any power of attorney with any Person (other than any Employee who has been granted signing authority for a member of the Company Group pursuant to the legal requirements in any relevant jurisdiction) pursuant to which such Person is granted the authority to act for or on behalf of any member of the Company Group;
(xii)    any Executory Contract for the resolution or settlement of a proceeding pursuant to which it has material ongoing obligations;

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(xiii)    any Material Scheduled IP Contract; and
(xiv)    any Executory Contract that is a settlement, conciliation or similar agreement with any Governmental Authority (excluding any Tax authority) or pursuant to which, on or after the date of execution of this Agreement, any member of the Company Group or, solely in respect of the business of the Company Group as conducted in the International Territory as of the date hereof (or to that extent where the relevant expenditure relates in part to the business of the Company Group and in part to Seller’s retained operations), Seller or any of its Affiliates is required to pay to any Governmental Authority (excluding any Tax authority) consideration in excess of one hundred thousand Dollars ($100,000).
(b)    The Company has made available to Buyer a true and materially complete copy of each Material Contract (with certain Material Contracts provided in redacted form) existing on the date hereof. Each Material Contract and Material Unscheduled IP Contract (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) to which any member of the Company Group is a party is a valid and binding obligation of the applicable member of the Company Group, and is in full force and effect, enforceable in accordance with its terms against the applicable member of the Company Group, and, to the Knowledge of the Company, the other parties thereto, except, in each case, subject to the Enforceability Exceptions. No member of the Company Group or, to the Knowledge of the Company, any other party to each such Material Contract or Material Unscheduled IP Contract is in material violation or material breach of, or in material default under, nor has there occurred an event or condition that with the passage of time or giving of notice (written or oral) (or both) would constitute a material default under any Material Contract or Material Unscheduled IP Contract.
4.8    Insurance. Section 4.8 of the Disclosure Schedule sets forth a true and complete list as of the date hereof of all material policies of or agreements for insurance with respect to the properties, assets or business of any member of the Company Group (the “Insurance Policies”). All of such Insurance Policies are, to the Knowledge of the Company, in full force and effect and all premiums due and payable thereon covering all periods up to and including the Closing Date have been paid in full in accordance with their terms. Since the date of the Latest Balance Sheet, no written notice of cancellation, termination or non-renewal has been received with respect to any such Insurance Policy by any member of the Company Group. No member of the Company Group is in default with respect to its obligations under any of the Insurance Policies, except as would not have a Material Adverse Effect.
4.9    Employee Benefit Plans.
(a)    Section 4.9(a) of the Disclosure Schedule sets forth each material employee benefit plan, including any retirement or deferred compensation plan, incentive compensation plan, commission plan or arrangement, equity or equity-based plan, retention plan or agreement, change in control plan, severance pay plan, bonus plan, insurance or hospitalization program, or flexible benefit plan, in each case under or with respect to which any member of the Company Group or the CDK India Entity (solely with respect to the Concorde India Employees) has any liability, contingent or otherwise, towards any current or former Employee or any current or former Concorde India Employee (collectively, the “Benefit Plans”).

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(b)    A true and materially complete copy of each of the material documents embodying the Benefit Plans has been made available to Buyer.
(c)    Each Benefit Plan has been maintained, administered and, to the extent required to be funded, funded in all material respects in accordance with Law and the requirements of such Benefit Plan’s governing documents, and all contributions and other amounts due under or in respect of the Benefit Plans have been paid and satisfied where due. There are no material actions, suits or claims (other than routine benefit claims) pending with respect to any Benefit Plan.
(d)    Section 4.9(d) of the Disclosure Schedule sets forth (i) any current standard form particulars or contracts of employment that are currently in use within any member of the Company Group (including generally applicable periods of notice) and with the CDK India Entity solely with respect to the Concorde India Employees and (ii) in relation to each Employee, each Concorde India Employee and each individual independent contractor or consultant engaged by any member of the Company Group, such individual’s date of commencement of employment or engagement, location, job function (where applicable), employing or engaging entity (for employed personnel only), rate of remuneration or fees payable, and any target incentive or bonus entitlements (including any cash or equity based incentives) (in each case on an anonymized basis). None of the Employees, any of the Concorde India Employees nor any individual independent contractors or consultants engaged by any member of the Company Group have given notice to any member of the Company Group to terminate their employment or engagement. There are no outstanding loans or material advances from any member of the Company Group to any Employee, Concorde India Employee or any individual independent contractor or consultant and no material sums are owing to such persons other than for reimbursement of expenses, wages or other compensation or fee for the current payroll or payment period and holiday pay for the current holiday year as applicable. No member of the Company Group has introduced or is proposing to introduce in respect of any Employee or Concorde India Employee any contractual enhanced severance payment scheme in excess of statutory or codified legal requirements.
(e)    Each member of the Company Group subject to the requirements of UK Law is (and has been for the past two (2) years) in compliance in all material respects with its automatic enrollment obligations as required by the Pensions Act 2008 of the UK, all regulations made under that Act and associated UK legislation applicable from time to time and, to the Knowledge of the Company, there are no circumstances which could result in any penalty for failure to comply with those requirements becoming payable by a member of the Company Group.
(f)    No member of the Company Group is or has been (or is or has been connected with or associated with) an “employer” for the purposes of s318 Pensions Act 2004 of the UK in relation to a UK occupational pension scheme (apart from in respect of a “money purchase scheme” as defined in s181(1) Pension Schemes Act 1993 of the UK), no member of the Company Group sponsors, maintains, contributes to, or has an obligation to contribute to or has any liability with respect to, any Benefit Plan offering defined benefit pension benefits as defined by section 152 of the Finance Act 2004 of the UK or the equivalent thereof under local law, and apart from the Benefit Plans no member of the Company Group has any liability or obligation to provide or contribute towards any pension, lump sum or similar benefit on or after retirement, death, disability or leaving service in respect of any of its past or present Employees. For the purposes of this clause,

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“connected” and “associated” are to be interpreted in accordance with sections 249 and 435 respectively of the Insolvency Act 1986 of the UK.
(g)    The France Subsidiary does not operate a defined benefit pension scheme, the only pension obligation towards the Employees of the France Subsidiary being the one-off mandatory amount payable upon retirement (the Indemnity de Départ à la Retraite (the “IDR”)) pursuant to the applicable local Law and industry-wide collective bargaining agreement. Liabilities under the IDR obligation have been assessed according to GAAP and reserved against in the accounts of the France Subsidiary.
(h)    Each member of the Company Group is (and has been for the past two (2) years) in compliance in all material respects with its applicable mandatory employee benefit provision, retirement or severance obligations as required by Law and associated legislation applicable from time to time in force and, to the Knowledge of the Company, there are no circumstances which could result in any penalty for failure to comply with those requirements becoming payable by a member of the Company Group.
(i)    Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.9 constitute the sole and exclusive representations and warranties with respect to the Benefit Plans.
4.10    Labor Relations.
(a)    Section 4.10(a) of the Disclosure Schedule sets forth those members of the Company Group and the CDK India Entity (solely with respect to the Concorde India Employees) which have a works council or which are party to any collective bargaining agreement or other labor union, labor organization contract or employee representative body applicable to any Employees or Concorde India Employees. Except for the Works Council Condition, the consummation of the transactions contemplated by this Agreement are not subject to approval by, or consultation with, any works council, labor union, labor organization, or other employee representative body on behalf of the Company Group.
(b)    In the last two (2) years and as of the date hereof, there is not presently existing and, to the Knowledge of the Company, there is not threatened, any (i) strike, slowdown, picketing or work stoppage or interruption or (ii) proceeding, claim or dispute against any member of the Company Group or the CDK India Entity (solely with respect to the Concorde India Employees) alleging a violation of any Laws pertaining to labor relations or employment matters, including any charge or complaint filed by an employee, union or works council with any Governmental Authority.
(c)    To the Knowledge of the Company, the Company Group and the CDK India Entity are currently, and have been at all times during the prior two (2) years in material compliance with all applicable labor Laws, including laws relating to the classification of service providers, withholding of Taxes, and provision of wages and benefits.
(d)    During the prior two (2) years there has been no Action related to alleged sexual harassment or discrimination by any current or former contractor, Employee or Concorde

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India Employee and to the Knowledge of the Company, no grievance or other formal complaint has been lodged by any such person that is outstanding and likely to lead to any material Action by such person.
4.11    Taxes.
(a)    All Income Tax Returns and other material Tax Returns required to be filed by or with respect to the Company Group or their assets or operations have been timely and properly filed (giving effect to any valid extensions) and all such Tax Returns are correct and complete in all material respects.
(b)    Each member of the Company Group has timely and properly paid all Income Taxes and other material Taxes that have become due and payable by it or with respect to its assets or operations. All Tax deficiencies that have been claimed, proposed, or asserted by any Governmental Authority against any member of the Company Group have been fully paid or finally settled.
(c)    No member of the Company Group is currently the beneficiary of any extension of time within which to file any Tax Return other than an extension of time filed in the ordinary course of business. No member of the Company Group has waived any statute of limitations in respect any material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension is currently in effect, other than an extension of any statute of limitations arising by operation of law as a result of the filing of an extension of time to file any Tax Return with such extension of time filed in the ordinary course of business.
(d)    No audit or other proceeding by any Governmental Authority is pending or being conducted with respect to any material Taxes due from or with respect to any member of the Company Group. No member of the Company Group has received from any Governmental Authority any (i) written notice indicating an intent to open an audit or other review with respect to Taxes other than routine non-material notices, (ii) written request for information related to Tax matters, or (iii) written notice of deficiency or proposed adjustment for any amount of Tax.
(e)    No member of the Company Group has entered into any concession or agreement or arrangement with a Tax authority pursuant to which a member of the Company Group has been authorized not to comply with what, but for such concession, agreement or arrangement, would be its statutory obligation.
(f)    There are no material Liens on any of the assets of any member of the Company Group that arose in connection with any failure (or alleged failure) to pay any Tax other than Permitted Liens.
(g)    Each member of the Company Group that is required to be registered for VAT is duly registered for VAT in the relevant jurisdictions.
(h)    In the past three (3) years, no claim has been made by a Tax authority in a jurisdiction where any member of the Company Group does not file Tax Returns that such member may be subject to taxation by that jurisdiction.

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(i)    Any document that may be necessary or desirable in proving the title of any member of the Company Group to any asset which is owned by the Company Group at the date of the Closing, is duly stamped for stamp duty purposes. No such documents which are outside the United Kingdom would attract United Kingdom stamp duty if they were brought into the United Kingdom.
(j)    Neither entering into this Agreement nor Closing will result in the withdrawal from any member of the Company Group of any Transfer Tax relief granted to such member of the Company Group on or before Closing.
(k)    No member of the Company Group (assuming for this purpose that each member of the Company Group is a regarded entity for U.S. federal Income Tax purposes) will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or the use of a cash or an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) deferred revenue or prepaid or deposit amount received on or prior to the Closing Date; (v) election described in Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) made on or prior to the Closing Date; (vi) “minimum gain chargeback” provision with respect to “minimum gain” for periods (or portions of periods) ending on or prior to the Closing Date pursuant to Subchapter K of the Code; or (vii) debt instrument held on or before the Closing Date that was acquired with “original issue discount” as defined in Section 1273(a) of the Code or is subject to the rules set forth in Section 1276 of the Code (or any corresponding or similar provisions of state, local, or non-U.S. Law). No member of the Company Group has deferred any obligation to pay Taxes pursuant to Section 2302 of the CARES Act (or any corresponding or similar provision of state, local, or non-U.S. Law).
(l)    No member of the Company Group has deferred the inclusion of any amounts in Taxable income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulations Section 1.451-5, Sections 451(c), 455, 456 or 460 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law), irrespective of whether or not such deferral is elective.
(m)    No member of the Company Group is party to any Tax Sharing Agreements.
(n)    Neither the execution nor completion of this Agreement will result in the clawback from or disallowance to any member of the Company Group of any group relief or other relief or allowance previously given to such member of the Company Group or otherwise give rise to any de-grouping charge for any member of the Company Group, excluding where this arises in combination with actions of any Buyer Group Member following the Closing. No member of the Company Group (i) has ever been a member of an Affiliated Group, (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by any contract, or otherwise or (iii) has ever been a party to any joint venture, partnership or other arrangement that is treated as a partnership for Tax purposes.

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(o)    No member of the Company Group has requested or received a ruling from any Governmental Authority or signed any binding agreement with any Governmental Authority that might impact the amount of Tax due from the Buyer or its Affiliates (including following the Closing, for the avoidance of doubt, the Company Group) after the Closing Date.
(p)    No member of the Company Group is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment of any “excess parachute payments” within the meaning of Section 280G of the Code (or any comparable provision of foreign, state or local Law) or has any obligation to make any “gross-up” payment to any Person with respect to any excise Tax under Section 4999 of the Code (or any corresponding provision of applicable Law).
(q)    Each employee benefit plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) and any award thereunder, in each case that is subject to Section 409A of the Code has been administered and drafted or amended, in such a manner so that the additional tax described in Section 409A(1)(B) of the Code will not be assessed against any individual participating in any such Nonqualified Deferred Compensation Plan with respect to benefits due or accruing thereunder. No employee benefit plan that would have been a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004.
(r)    In the past two (2) years, no member of the Company Group (or any or predecessors thereof by merger or consolidation) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any equivalent provision under any state, local, or non-U.S. Law).
(s)    Each member of the Company Group has been resident in its jurisdiction of incorporation for Tax purposes and has not, at any time, been treated as a resident of or as having a permanent establishment in any other jurisdiction.
(t)    Each member of the Company Group is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order, the benefit of which has (in each case) been claimed by the relevant member of the Company Group.
(u)    No member of the Company Group has an investment in U.S. property within the meaning of Section 956 of the Code.
(v)    The U.S. federal income Tax classification of each member of the Company Group and any entity classification elections made therefor on Form 8832 (Entity Classification Election) are set forth in Section 4.11(v) of the Disclosure Schedule. On the Closing Date all of the Company Group entities are treated as entities disregarded as separate from CDK Global UK LP for U.S. federal and applicable state and local income tax purposes.

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(w)    None of the assets owned by any member of the Company Group is a “United States real property interest” under Section 897(c) of the Code.
4.12    Litigation. No member of the Company Group (a) is subject to any material Governmental Order that imposes ongoing obligations upon any member of the Company Group or (b) is a party to any material Action, or to the Company’s Knowledge, is threatened to be a party to any Action.
4.13    Compliance; Regulatory Matters.
(a)    The Company Group is in compliance in all material respects with all Laws to which the Company Group or any of its properties or assets, or its business, are subject.
(b)    The Company Group has all right, title and interest in and to all approvals, permits and licenses of all Governmental Authorities that are necessary to permit the Company Group to carry on its businesses in all material respects as currently conducted (collectively, “Permits”). There has been no violation, cancellation, revocation or default of any Permit, and to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any Permit, except for any violation, cancellation, revocation or default that would not be material to the Company Group. There are no Actions pending or, to the Knowledge of the Company, threatened, that seek the revocation, cancellation or material modification of any Permit.
(c)    In the past five (5) years, no member of the Company Group, or to the Knowledge of the Company any of Representatives acting on behalf of a member of the Company Group, has (i) violated or has received written notice from a Government Authority alleging a violation of, liability or potential responsibility under any provision of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) received, made, offered, or authorized any bribe, kickback, rebate, payoff, facilitation payment or other unlawful payment to any Governmental Official, (iii) used, attempted to use, or has received written notice from a Government Authority alleging use of any corporate funds for any unlawful contribution or other unlawful expenses relating to political activity or a charitable donation, or (iv) made or has received written notice from a Government Authority alleging any unlawful offer, unlawful promise to pay, or direct or indirect unlawful payment to or for the use or benefit of any Governmental Official. The Company Group has instituted and maintains and enforces policies and procedures reasonably designed to promote and ensure compliance by the Company Group and its Representatives with applicable Anti-Corruption Laws and Anti-Money Laundering Laws. No report has been made to the management of the Company Group regarding non-compliance with such policies and procedures by the Company Group and its Representatives during the last two years other than reports with respect to immaterial matters which have been resolved. The business of the Company Group as conducted in the International Territory as of the date hereof is conducted in compliance with Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects.
(d)    No member of the Company Group has in the five (5) years prior to the date of this Agreement (i) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any potential noncompliance with any Anti-Corruption Laws or Anti-

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Money Laundering Laws; or (ii) is or has been the subject of investigation, inquiry or enforcement proceedings for any violation or alleged violation of any Anti-Corruption Laws or Anti-Money Laundering Laws or has received any notice, request, or citation for any actual or potential non-compliance with the same.
(e)    None of the business conducted by the Company Group in China falls within the scope of a category of business specified on any negative list published by China’s National Development and Reform Commission or China’s Ministry of Commerce as of the date hereof.
4.14    Environmental Matters.
(a)    To the Knowledge of the Company, the Company Group is in compliance with all Environmental Laws, including the possession of all Permits required under applicable Environmental Laws, and are in compliance with the terms and conditions thereof, in each case except to the extent such noncompliance would not have a Material Adverse Effect.
(b)    No member of the Company Group (A) is subject to any unsatisfied judgment, decree, stipulation, or injunction under Environmental Law or (B) is a party to any Action under Environmental Law before any court or quasi-judicial or administrative agency of any United States federal, state, local, or foreign jurisdiction, or to the Knowledge of the Company, is threatened to be a party to any such proceeding, except to the extent that any such matter would not have a Material Adverse Effect.
(c)    To the Knowledge of the Company, no portion of any property currently owned, leased or occupied by any member of the Company Group is Contaminated, excluding any Contamination that would not reasonably be expected to have a Material Adverse Effect.
(d)    Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.14 constitute the sole and exclusive representations and warranties with respect to any Environmental Laws, Contamination and Hazardous Substances.
4.15    Real Property.
(a)    Leased Real Property. Section 4.15(a) of the Disclosure Schedule contains a true and complete list of (i) all Contracts (“Real Property Leases”) pursuant to which any member of the Company Group leases real property as tenant, lessee or sublessee (as applicable) (the “Leased Real Property”), and (ii) all material real property which is leased by any member of the Company Group, as lessor, to third parties, or any Leased Real Property which is subleased by any of the Company Group, as sublessor, to third parties, in each case, as of the date hereof. True and materially complete copies of the Real Property Leases have been made available to Buyer prior to the date hereof. Each Real Property Lease (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, in each case, in all material respects, subject to the Enforceability Exceptions. No member of the Company Group or, to the Knowledge of the Company, any other party to each Real Property Lease is in material violation or material breach of,

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or in material default under, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under any Real Property Lease.
(b)    Owned Real Property. Section 4.15(a) of the Disclosure Schedule sets forth a true and complete list as of the date hereof of all real property owned by any member of the Company Group (the “Owned Real Property”). The applicable member of the Company Group has good and marketable fee title to all of the Owned Real Property, free and clear of any Lien (other than Permitted Liens). The Company has made available to Buyer a true and materially complete copy of each deed and title insurance policy, if any, relating to each parcel of Owned Real Property.
4.16    Assets. The Company Group has title to and is the lawful owner of, or has a valid leasehold interest in or a valid right to use, each of the assets set forth in the Financial Statements (other than any such assets sold or otherwise disposed of in the ordinary course of business, which are not, in the aggregate, material), and all other assets that are material to the business of the Company Group as conducted in the International Territory as of the date hereof and as of immediately prior to the Closing, free and clear of any Lien (other than Permitted Liens). The assets of the Company Group, together with assets, properties, rights and services to be provided pursuant to the Transition Services Agreement and the India Services Agreement, comprise all of the assets, properties and rights necessary to permit Buyer to conduct the business of the Company Group as conducted in the International Territory as of the date hereof and as of immediately prior to the Closing as conducted by the Company Group as of the date hereof in all material respects, except for in each case (a) the Shared Resources and (b) the CDK Names.
4.17    Brokers and Finders. No broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection with the transactions contemplated hereby or by any Related Agreement based on any agreement by or on behalf of any member of the Company Group for which Buyer or any member of the Company Group would be liable following Closing.
4.18    Affiliate and Related Party Transactions. Section 4.18 of the Disclosure Schedule sets forth a true and complete list of all Executory Contracts which will remain in effect following Closing between any member of the Company Group, on the one hand, and Seller or any of its Affiliates (other than any member of the Company Group), on the other hand.
4.19    Non-Majority Owned Entities.
(a)    Section 4.19(a) of the Disclosure Schedule sets forth a true and complete list of the Non-Majority Owned Entities and the issued and outstanding equity securities or other equity interests of each Non-Majority Owned Entity owned by any member of the Company Group (the “Non-Majority Owned Entity Equity Interests”). To the Knowledge of the Company, (i) each of the Non-Majority Owned Entities is duly organized or incorporated (as the case may be), validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization, and (ii) each of the Non-Majority Owned Entities has all corporate or other entity power and authority and all authorizations, licenses and permits necessary to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted, except where the failure to hold such authorizations, licenses and permits would not have a Material Adverse Effect.

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(b)    The Non-Majority Owned Entity Equity Interests are duly authorized, validly issued and are directly owned of record by the applicable member of the Company Group, free and clear of any Liens other than restrictions on transfer under applicable securities Law or the Governing Documents of such Non-Majority Owned Entity.
(c)    The Company has made available true and complete copies of the Governing Documents of the Non-Majority Owned Entities. No Non-Majority Owned Entity or, to the Knowledge of the Company, any other party to any such Governing Document is in violation or breach of, or in default under, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under any such Governing Document, except as would not have a Material Adverse Effect.
(d)    To the Knowledge of the Company, the Non-Majority Owned Entities are in compliance in all material respects with all Laws to which such Non-Majority Owned Entities or any of their properties or assets are subject.
4.20    Material Customers and Material Vendors.
(a)    Section 4.20(a) of the Disclosure Schedule sets forth (i) the largest direct customers (including relevant Affiliates of original equipment manufacturers who purchase products, solutions or services directly from the Company Group, dealers, distributors or other retailers) of the products, solutions or services of the Company Group (on a combined basis), being those from whom payments to the Company Group (on a combined basis) for the fiscal year ended June 30, 2020 exceeded two million Dollars ($2,000,000) (and the amount of payments by each such customer) (collectively, the “Material Customers”) and (ii) the top ten (10) original equipment manufacturers whose dealers purchase or are licensed to use the products, solutions and services of the Company Group calculated by reference to the largest number of dealer sites referable to each such original equipment manufacturer (collectively, the “Material OEMs”) and the number (accurate in all material respects) of such dealer sites for each such Material OEM. To the Knowledge of the Company, since January 1, 2020 through the date hereof, no Material Customer and no Material OEM has suspended, cancelled or otherwise terminated, or has served formal written notice on any member of the Company Group that it intends to suspend, cancel or terminate, its relationship with the applicable member of the Company Group (or, in the case of any Material OEM, its certification or endorsement of the products, solutions or services of the Company Group) or will materially reduce, individually or in the aggregate, the products, solutions or services purchased from such member of the Company Group. To the Knowledge of the Company, since January 1, 2020 through the date hereof, no Material OEM has instructed customers of the Company Group to cease to use the Acquired DMS Products, or otherwise materially modified its certification or endorsement of the products, solutions or services of the Company Group in a manner that would cause a number of customers of the Company Group, who collectively are responsible for payments to the Company Group (on a combined basis) that are material to the Company Group, to cease to use the Acquired DMS Products.

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(b)    Section 4.20(b) of the Disclosure Schedule sets forth the largest vendors, suppliers or service providers of the Company Group (on a combined basis), being those to whom payments by the Company Group (on a combined basis) (or by Seller or any of its Affiliates other than the Company Group to the extent such payments are made on behalf of and allocated to the Company Group) for the fiscal year ended June 30, 2020 exceeded one million Dollars ($1,000,000) (and the amount of payments to each such vendor, supplier or service provider) (collectively, the “Material Vendors”). To the Knowledge of the Company, since January 1, 2020 through the date hereof, no Material Vendor has suspended, cancelled or otherwise terminated, or has notified Seller or any of its Affiliates (including the Company Group) that it intends to suspend, cancel or terminate, its relationship with the applicable member of the Company Group (or Seller or an Affiliate of Seller other than a member of the Company Group to the extent that it so relates) or will materially reduce, individually or in the aggregate, the services provided to or sales to such member of the Company Group (or Seller or such Affiliate to the extent that it so relates).
4.21    NO OTHER REPRESENTATIONS OR WARRANTIES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS ARTICLE 4, NO MEMBER OF THE COMPANY GROUP OR ANY ASSOCIATED PERSON THEREOF MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY GROUP OR THE NON-MAJORITY OWNED ENTITIES OR ITS OR THEIR BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER, OR ANY OF ITS ASSOCIATED PERSONS, OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS, PLANS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS ARTICLE 4, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED. NOTHING HEREIN SHALL IN ANY MANNER LIMIT, PREVENT OR RESTRICT ANY CLAIM FOR FRAUD.
ARTICLE 5
Representations and Warranties of Buyer
As a material inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller that:
5.1    Due Organization. Buyer is a private limited company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all organizational powers and authority required to carry on its business as now conducted.
5.2    Due Authorization. Buyer and each of its Affiliates that becomes a party to a Related Agreement has full power and authority to enter into, deliver and perform this Agreement and its Related Agreements (in each case to the extent it is a party thereto) and to consummate the transactions contemplated hereby and by the Related Agreements, in each case as and to the extent applicable. The execution, delivery and performance by Buyer and each of its Affiliates that becomes a party to a Related Agreement of this Agreement and its Related Agreements (in each case

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to the extent it is a party thereto) and the consummation of the transactions contemplated hereby and by the Related Agreements have been duly and validly authorized by all necessary action by Buyer and, prior to or at the Closing, by each of its applicable Affiliates. Buyer has duly and validly executed and delivered this Agreement. Buyer and each of its Affiliates that becomes a party to a Related Agreement have duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements (in each case to the extent it is a party thereto). This Agreement constitutes and the Related Agreements of Buyer and any of its applicable Affiliates upon execution and delivery by Buyer or its applicable Affiliate will constitute, legal, valid and binding obligations of Buyer or its applicable Affiliate, enforceable against Buyer or its applicable Affiliate in accordance with their respective terms, in each case, subject to the Enforceability Exceptions.
5.3    Non-Contravention; Consents and Approvals.
(a)    The execution, delivery and performance by Buyer of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements will not: (i) violate any Law to which Buyer is subject; (ii) violate or conflict with the Governing Documents of Buyer; (iii) violate, conflict with, or result in any breach or default (or give rise to any right of termination, cancellation or acceleration of, or create in any party the right to terminate, cancel, accelerate or modify), with or without the giving of notice, the lapse of time, or both, under any material Contract or permit to which Buyer is a party; or (iv) except with respect to Permitted Liens, result in the creation of any Lien upon any of the assets or properties of Buyer; provided, however, that no representation or warranty is made in the foregoing clauses (i), (iii) and (iv) with respect to matters that will not have a material adverse effect on Buyer or materially impair Buyer’s ability to consummate the transactions contemplated hereby and by the Related Agreements and to discharge its obligations under this Agreement and the Related Agreements.
(b)    Except for the Antitrust Approvals, the execution, delivery and performance by Buyer of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements will not require any filing or registration by Buyer with, or notice by Buyer to, or authorization, qualification, consent, order or approval or other action with respect to Buyer by, any Governmental Authority; provided, however, that no representation or warranty is made with respect to filings, registrations, notices, authorizations, qualifications, consents, orders, approvals or actions that, if not made or obtained, will not materially impair Buyer’s ability to consummate the transactions contemplated hereby and by the Related Agreements and to discharge its obligations under this Agreement and the Related Agreements.
5.4    Investigation; Limitation on Warranties.
(a)    In connection with its determination to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and by the Related Agreements, Buyer and its Representatives have received or been given access to all information, books and records, facilities and other assets of the Company Group as it has deemed necessary and have been afforded adequate opportunity to meet with, ask questions of and receive answers from the management of Seller and its Affiliates (including the Company Group).

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(b)    Buyer is consummating the transactions contemplated hereby and by the Related Agreements without any representation or warranty, express or implied, by any Person, except for the representations and warranties of Seller expressly and specifically set forth in Article 3 and the Company expressly and specifically set forth in Article 4, each as qualified by the Disclosure Schedule, which shall constitute the sole representations and warranties of Seller and the Company with respect to this Agreement, the Related Agreements and the transactions contemplated hereby and by the Related Agreements. Buyer agrees and acknowledges that none of Seller, the Company or their respective Associated Persons has made nor are any of them making, any representation or warranty whatsoever, express or implied, as to the accuracy or completeness of any information regarding Seller, the Company Group or their respective business or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Disclosure Schedule. Buyer further agrees that (i) neither Seller nor any of its Associated Persons will be subject to any liability to Buyer or any other Person resulting from the distribution or use by Buyer or any of its Associated Persons of any such information, including in any legal opinions, memoranda, summaries or any other information, document or material made available to Buyer or any of its Associated Persons (whether in the Data Room, the Confidential Information Presentation or other sales memoranda, management presentations or otherwise) provided in expectation of the transactions contemplated hereby and by the Related Agreements and (ii) neither Buyer nor any of its Associated Persons has relied, and they will not rely, upon the reasonableness, accuracy or completeness of any such information or any other express or implied representation, warranty or statement of any nature made or provided by or on behalf of Seller, the Company or any of their respective Associated Persons. Buyer hereby waives any right that any of Buyer or its Associated Persons may have against Seller, the Company or any of their respective Associated Persons with respect to any inaccuracy relating to any such information or any omission of any potentially material information, and Buyer agrees and acknowledges that none of Seller, the Company nor any of their respective Associated Persons will have any liability to Buyer, its Associated Persons or any other Person resulting from the use of any such information by Buyer or any of its Associated Persons.
(c)    Buyer and its Representatives have conducted to their satisfaction an independent investigation and verification of the Company Group (including its businesses, operations, assets, liabilities, condition (financial or otherwise), equity interests, properties, forecasts, projected operations and prospects) and acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby and by the Related Agreements. Buyer is knowledgeable about the industries and markets in which the Company Group operates, is capable of evaluating the merits and risks of the transactions contemplated hereby and by the Related Agreements and is able to bear the substantial economic risk of such investment for an indefinite period of time. Buyer or its Representatives have reviewed this Agreement and the Disclosure Schedule and have had access to the materials in the Data Room.
(d)    In connection with Buyer’s investigation of the Company Group, Buyer has received from or on behalf of Seller certain projections, forward-looking statements, forecasts and estimates, including projected statements of operating revenues and income from operations of the Company Group and certain business plan information of the Company Group. Buyer acknowledges that: (i) there are uncertainties inherent in attempting to make such projections, forward-looking statements, forecasts, estimates and plans, that Buyer is familiar with such

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uncertainties; (ii) Buyer is taking responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forward-looking statements, forecasts, estimates and plans (including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans); and (iii) Buyer shall have no claim against Seller, the Company or any of their respective Associated Persons or any other Person with respect thereto. Accordingly, Seller, the Company and their respective Associated Persons make no representations or warranties whatsoever with respect to such projections, forward-looking statements, forecasts, estimates and plans (including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans).
(e)    Nothing in this Section 5.4 shall in any manner limit, prevent or restrict any claim for Fraud.
5.5    Litigation. Buyer is not (a) subject to any unsatisfied Governmental Order or (b) a party to any Action, or to the knowledge of Buyer, is threatened to be a party to any Action, which in the case of either clause (a) or (b), would adversely affect or delay Buyer’s performance under this Agreement or the consummation of the transactions contemplated hereby and by the Related Agreements.
5.6    Financing.
(a)    Notwithstanding any other provision of this Agreement to the contrary, Buyer understands and acknowledges that the obligations of Buyer to consummate the transactions contemplated hereby and by the Related Agreements are not in any way contingent upon or otherwise subject to Buyer’s consummation of any financing arrangement, Buyer’s obtaining of any financing or the availability, grant, provision or extension of any financing to Buyer.
(b)    Buyer has delivered to Seller a true and complete copy of the executed Equity Financing Commitment Letter, together with all exhibits, annexes, and schedules thereto. The Equity Financing Commitment Letter has not been amended or modified in any manner prior to the date hereof. None of Buyer or any of its Affiliates has entered into any agreement, side letter or arrangement relating to the financing of the transactions contemplated hereby and by the Related Agreements, other than as set forth in the Equity Financing Commitment Letter that would affect the availability of the Equity Financing. The proceeds of the Equity Financing will be sufficient to consummate the transactions contemplated hereby and by the Related Agreements, including the payment of the Closing Payment and the making of all associated payments on the Closing Date and any adjustment to the Closing Payment pursuant to Section 2.4. The respective commitments contained in the Equity Financing Commitment Letter have not been withdrawn or rescinded in any respect. The Equity Financing Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of the Financing Sources named therein to provide the financing contemplated thereby. Buyer has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date hereof in connection with the Equity Financing. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Buyer or, to the knowledge of Buyer, any other party thereto under any of the Equity Financing Commitment Letter. Buyer has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of the Equity Financing

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Commitment Letter. There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing.
5.7    Acquisition for Investment. Buyer is aware that the Shares being acquired by Buyer pursuant to the transactions contemplated hereby and by the Related Agreements have not been registered under the Securities Act or under any state securities laws. Buyer is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and Buyer is purchasing the Shares solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the Shares. Buyer acknowledges that the Shares may not be sold or otherwise disposed of without registration under the Securities Act, pursuant to an exemption from the Securities Act or in a transaction not subject thereto.
5.8    Brokers and Finders. No broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection with the transactions contemplated hereby or by any Related Agreement based on any agreement by or on behalf of Buyer for which Seller would be liable following the Closing.
5.9    Solvency. Immediately after giving effect to the Closing and the transactions contemplated hereby and by the Related Agreements, each of Buyer and its Subsidiaries (including the Company) will be Solvent. For purposes of this Section 5.9, “Solvent” shall mean that, with respect to any Person and as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person, will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are generally determined in accordance with applicable United States federal laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its indebtedness as its indebtedness becomes absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its indebtedness as it matures. For purposes of the foregoing definition only, “indebtedness” means a liability in connection with another Person’s (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to any equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. No transfer is being made and no obligation is being incurred in connection with the transactions contemplated hereby or by any Related Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer or its Affiliates.
5.10    Source of Funds; Anti-Money Laundering. Buyer has not, and none of its directors, officers, employees, or, to the knowledge of Buyer, any Representative or other Person acting for or on behalf of Buyer, has, in the past five (5) years, directly or indirectly, (a) established or maintained any unlawful fund of corporate monies or other properties, (b) created or caused the creation of any false or inaccurate books and records related to any of the foregoing or (c) otherwise violated any provision of the United States Money Laundering Control Act of 1986 or any other Law relating to money laundering. None of the funds used by Buyer to fund the Purchase Price or any other

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obligation of Buyer hereunder or under the Related Agreements shall have been sourced in violation of any Law relating to money laundering.
5.11    Guaranty. The Guaranty is in full force and effect and is the valid, binding and enforceable obligation of the Guarantor in accordance with its terms, subject to the Enforceability Exceptions. As of the date hereof, no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Guaranty.
ARTICLE 6
Pre-Closing Covenants
6.1    Access to Information and Facilities.
(a)    Subject to Section 6.3, from the date hereof until the earlier of the Closing Date or the termination of this Agreement, subject to the Confidentiality Agreement and applicable Law, the Company shall and shall cause each other member of the Company Group to give Buyer and Buyer’s Representatives, upon reasonable notice, reasonable access during normal business hours to the offices, facilities, and books and records of the Company Group that are in the possession or under the control of any member of the Company Group, and shall make the officers and employees of the Company Group available to Buyer and its Representatives as Buyer and its Representatives shall from time to time reasonably request, in each case, to the extent that such access and disclosure would not obligate Seller or any member of the Company Group to take any actions that would unreasonably disrupt the normal course of their businesses; provided, however, that: (i) all requests for access shall be directed to Cameron Williams (the “Designated Contacts”) unless otherwise specified by Seller in writing and in no event shall there be any communications (including through phone, email, social media, etc.) with any officers and employees of the Company Group until the Designated Contacts have agreed and arranged such communication; (ii) the auditors and accountants of Seller and the Company Group shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access in form and substance reasonably acceptable to such auditors or accountants; (iii) Buyer shall not sample or analyze any soil, groundwater, other environmental media, or building material at any facility of any member of the Company Group; (iv) Buyer is not authorized to and shall not (and shall cause its Associated Persons not to) contact (including through phone, email, social media, etc.), any officer, director, employee, franchisee, customer, vendor, supplier, distributor, lender or any material business relation of Seller or any member of the Company Group prior to the Closing relating to the transactions contemplated by this Agreement or the Related Agreements without the prior written consent of Seller; and (v) Buyer shall comply, and shall cause its Representatives to comply, with all safety, health and security rules applicable to any offices or facilities being visited (including any rules to comply with Public Health Measures); provided, further, that nothing herein shall require Seller or any member of the Company Group to provide access or to disclose any information to Buyer if such access or disclosure: (A) would, in the reasonable judgment of Seller, cause competitive harm to Seller or any member of the Company Group if the transactions contemplated hereby and by the Related Agreements are not consummated; (B) would be in violation of Law (including any Antitrust Laws) applicable to Seller or any member of the Company Group or the terms of any Contract to which any of Seller or any member of the Company Group is party; or (C) is subject to an attorney-client or an attorney work-product privilege

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or would result in the waiver of any applicable attorney-client privilege; provided, further, however, that Seller or the Company shall advise Buyer that it is withholding such materials or information pursuant to the foregoing clauses (A) through (C), and shall use its commercially reasonable efforts to promptly communicate to Buyer or its applicable representatives the substance of any such materials or information, whether by redacting parts of such materials or information, providing such materials or information on an attorneys’ eyes only basis, or through other means that address the concerns in the foregoing clauses (A) through (C). Other than (x) as arranged through the Designated Contacts, (y) in the ordinary course of business of Buyer or its Affiliates unrelated to the transactions contemplated hereby and by the Related Agreements, or (z) as expressly provided in the preceding sentence, Buyer is not authorized to and shall not (and shall cause its employees, agents, Representatives and Affiliates to not) contact (including through phone, email, social media, etc.) any officer, director, employee, franchisee, customer, vendor, supplier, distributor, lender or other material business relation of Seller or any member of the Company Group prior to the Closing.
(b)    Buyer and its Representatives shall treat and hold strictly confidential as Confidential Information (as defined in the Confidentiality Agreement) any books or records or other information provided pursuant to this Section 6.1 in accordance with the terms of the Confidentiality Agreement.
(c)    As applicable, the common seal, certificate of incorporation (and any certificate of incorporation on change of name) and all statutory books of each member of the Company Group written up to the day prior to the Closing Date shall be in the possession of the Company Group on the Closing Date.
6.2    Preservation of Business. Subject to Section 6.3, from the date hereof until the earlier of the Closing Date or the termination of this Agreement, other than (i) as set forth in Section 6.2 of the Disclosure Schedule, (ii) as expressly permitted or required by this Agreement (including the implementation of the Restructuring), (iii) as required by applicable Law or (iv) with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and the Company shall cause the other members of the Company Group, (A) to operate in the ordinary course of business, (B) to use commercially reasonable efforts to preserve substantially intact their present business organizations and assets, (C) to use commercially reasonable efforts to maintain their respective material properties and other material assets and use commercially reasonable efforts to preserve their current relationships with customers, employees, suppliers and others having business dealings with them, (D) to use commercially reasonable efforts to preserve the goodwill and ongoing operations of the business of the Company Group and (E) without limiting the generality of the foregoing, to not:
(a)    declare, set aside, make or pay a dividend on, or make any other distribution in respect of, its equity securities except for dividends and distributions of cash among members of the Company Group, and from the Company Group to the Company Shareholder, in connection with the Cash Repatriation Plan (any such dividends or distributions of cash, the “Pre-Closing Distributions”);
(b)    (i) issue, sell, transfer, pledge, grant, dispose of, encumber or deliver any equity securities of any class or any securities convertible into or exercisable or exchangeable for voting or equity securities of any class or (ii) adjust, split, combine, recapitalize or reclassify any of its equity securities;

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(c)    redeem, purchase or otherwise acquire any outstanding equity of any member of the Company Group which is not wholly-owned, directly or indirectly, by the Company;
(d)    adopt or authorize the adoption of any amendments to their respective Governing Documents;
(e)    make any loans or advances (other than loans from one member of the Company Group to another member of the Company Group), or incur any capital expenditures, or make investments in any Person (other than a member of the Company Group), in each case in excess of one million Dollars ($1,000,000) individually or three million Dollars ($3,000,000) in the aggregate;
(f)    materially decrease the pricing of any of the Acquired DMS Products, or issue any material credits to any customers of the business of the Company Group other than in the ordinary course of business;
(g)    adopt a plan or agreement of complete or partial dissolution or liquidation, merger, consolidation, restructuring, recapitalization or other reorganization of any member of the Company Group;
(h)    request or require the acceleration of the payment of any material amounts owed to the Company Group, defer the payment of any material accounts payable, enter into any sale leaseback contract with respect to any material asset or revalue any material asset (whether tangible or intangible), including writing off material notes or material accounts receivable, accelerate, settle, discount or compromise any material accounts receivable or reverse with respect thereto, in each case other than in the ordinary course of business;
(i)    sell, assign, license, transfer, pledge or otherwise dispose of any material assets outside the ordinary course of business, except (i) as may be contemplated by the Restructuring or (ii) with respect to assets with a purchase price, in the aggregate, of less than two hundred fifty thousand Dollars ($250,000);
(j)    (i) sell, assign, license, sublicense, transfer or otherwise dispose of or subject to any Lien (other than Permitted Liens), any Company Owned Intellectual Property (including any Company Registered Intellectual Property or Owned Software), other than non-exclusive licenses granted by members of the Company Group to its resellers, distributors, customers and end users of Acquired DMS Products in the ordinary course of business, or (ii) abandon, terminate or cancel, or agree to, allow or permit the abandonment, termination, cancellation or lapse of, any Company Registered Intellectual Property;
(k)    except as required by Law, change any of the accounting principles or practices used by any member of the Company Group;
(l)    make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any accounting method with respect to material Taxes, file any material amended Tax Return, enter into any closing agreement with respect to material Taxes, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to any member of the Company Group, surrender any right to claim a material refund of Taxes, consent to

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any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to any member of the Company Group, prepare any material Tax Return in a manner inconsistent with past practice, incur any material Tax liability other than in the ordinary course of business;
(m)    change the Tax residency of any member of the Company Group;
(n)    vary to any material extent the terms and conditions of employment of any Employee or Concorde India Employee whose annual base salary is equal to or greater than one hundred fifty thousand Dollars ($150,000) or local equivalent, or terminate or give notice to terminate any such Employee or any such Concorde India Employee (including in relation to any pension, death or disability or incentive schemes or benefits) other than in connection with performance management in the ordinary course of business;
(o)    hire any new employee to become an Employee or Concorde India Employee whose annual base salary is equal to or greater than one hundred fifty thousand Dollars ($150,000) or local equivalent;
(p)    terminate or materially amend an existing collective bargaining agreement or, other than in the ordinary course of business, any existing Benefit Plan, or enter into any new collective bargaining agreement or recognition agreement with any works council or employee representative body or, other than in the ordinary course of business, adopt any new Benefit Plans;
(q)    acquire the shares or business undertaking of, or any interest in, directly or indirectly, any person, corporation, partnership or other business organization or division thereof or any material assets by way of share purchase, asset purchase or otherwise or enter into any joint venture, partnership or similar profit sharing arrangement with any Person;
(r)    commence, compromise, settle, withdraw or abandon any litigation or arbitration proceedings or any action, demand, claim or dispute relating to an amount exceeding one hundred thousand Dollars ($100,000) or local equivalent;
(s)    terminate (or give notice to terminate) any Material Contract or, other than in the ordinary course of business, enter into any Contract which would be required to be disclosed on Section 4.7(a)(i), (ii), (iii), (vi) to (xi) or (xiii) of the Disclosure Schedule if entered into prior to the date hereof;
(t)    cancel or not renew any insurance contract without putting in place substantially similar insurance coverage, except in the ordinary course of business;
(u)    create, incur, assume or guarantee any material indebtedness for borrowed money, except (i) as may be contemplated by the Restructuring or (ii) in the ordinary course of business in connection with the leasing of office or other equipment (including vehicles); or
(v)    agree or commit to do, or enter into any Contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

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Notwithstanding anything to the contrary, nothing contained in this Agreement shall give Buyer, directly or indirectly, prior to the Closing, the right to control or direct the operations of any member of the Company Group. Prior to the Closing, Seller and the Company Group shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations. The Parties acknowledge and agree that if Buyer does not grant or deny consent to a proposed action that requires Buyer’s consent pursuant to this Section 6.2 within five (5) Business Days (or such shorter time as Seller or the Company may indicate in writing is reasonably required under the circumstances) after the date on which a written request by Seller or the Company is deemed given to Buyer pursuant to Section 11.2, Buyer shall be deemed to have consented to the taking of such action notwithstanding any other provision of this Section 6.2.
6.3    Emergency Actions. Notwithstanding anything in this Agreement to the contrary, following, to the extent reasonably practicable, advance notice to and consultation with Buyer, the Company Group may take (or not take, as the case may be) any action that would otherwise be prohibited or required under Section 6.1 or Section 6.2 to the extent reasonably necessary and prudent (a) to prevent material harm to the health and safety of any employees, customers, distributors, vendors, suppliers or Associated Persons of the Company Group, (b) as may be reasonably necessary to mitigate the adverse effects occurring after the date hereof caused by a Public Health Event or (c) to ensure compliance with any Public Health Measures enacted or becoming applicable to any member of the Company Group after the date hereof. Any action taken or not taken in accordance with this Section 6.3 shall be deemed to occur in the ordinary course of business for purposes of this Agreement.
6.4    Efforts.
(a)    Subject to the terms and conditions set forth in this Agreement, each Party hereto shall use reasonable best efforts to consummate the transactions contemplated hereby and by the Related Agreements as promptly as practicable, including using reasonable best efforts to satisfy the conditions to the Closing set forth in Article 8; provided, however, that (i) in the case of obtaining consents in respect of Material Contracts, the Parties’ obligations to take actions shall be governed by Section 6.4(b), (ii) in the case of the Works Council Condition, the Parties’ obligations to take actions shall be governed by Section 6.7 and (iii) in the case of obtaining the Antitrust Approvals, the Parties’ obligations to take actions shall be governed by Section 6.5; provided, further that nothing in this Section 6.4(a) shall require any Party to waive any of its conditions to the Closing.
(b)    Prior to the Closing (but subject to Section 7.12 in the case of Partially Transferred Contracts), the Parties shall use reasonable best efforts to obtain any third party consents in respect of any Material Contracts required in connection with the transactions contemplated hereby and by the Related Agreements; provided, however, that such “reasonable best efforts” shall not require any Party to expend any money (other than de minimis amounts) or commence, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

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6.5    Governmental Approvals.
(a)    Each Party agrees to make, as promptly as practicable and in any event within the time periods set forth on Schedule 6.5(a) with respect to the Antitrust Approvals, the necessary filings with respect to, and to use its best efforts to take as soon as practicable all other actions necessary, proper or advisable to obtain, the Antitrust Approvals and, if applicable pursuant to Section 6.5(e), FDI Approvals.
(b)    Without limitation of Section 6.5(a), each of Buyer, on the one hand, and Seller and the Company, on the other hand, shall, in connection with the Antitrust Approvals and, if applicable pursuant to Section 6.5(e), FDI Approvals and any investigation or Action initiated or brought by a Governmental Authority or a private party under any Antitrust Law or Investment Law: (i) diligently assist and cooperate with the other Parties in preparing and filing any and all written communications that are to be submitted to any Governmental Authorities or any private party in connection with obtaining the Antitrust Approvals, FDI Approvals (if applicable pursuant to Section 6.5(e)), or any such investigation or Action, and permit the other Parties to review and incorporate their reasonable comments in any such communications; (ii) timely furnish to the other Parties all information concerning such Party and/or its Affiliates that counsel to the other Parties reasonably determines is required to be included in such communications or would be helpful in obtaining the Antitrust Approvals, FDI Approvals (if applicable pursuant to Section 6.5(e)), or any such investigation or Action; (iii) promptly provide the other Parties with copies of all written communications to or from any Governmental Authority relating to the Antitrust Approvals, FDI Approvals (if applicable pursuant to Section 6.5(e)), or in connection with any such investigation or Action; provided, however, that such copies may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law; provided further, that portions of such copies that are competitively sensitive may be designated as “outside counsel only;” (iv) consult with each other in advance of any meeting or conference with any Governmental Authority or, in connection with any investigation or Action by a private party under any Antitrust Law or Investment Law, with any such private party, and to the extent permitted by such Governmental Authority or private party, give the other Party the opportunity to attend and participate in such meetings and conferences; and (v) otherwise cooperate in all respects with each other in connection with the Antitrust Approvals, FDI Approvals (if applicable pursuant to Section 6.5(e)), or any such investigation or Action. Buyer shall not, and shall not permit any of its Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if entering into a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or other transaction would reasonably be expected to (A) impose any delay in obtaining, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the transactions contemplated hereby and by the Related Agreements (including the Antitrust Approvals and, if applicable pursuant to Section 6.5(e), FDI Approvals), (B) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated hereby and by the Related Agreements or (C) delay the consummation of the transactions contemplated hereby and by the Related Agreements.
(c)    In furtherance and not in limitation of the covenants of the Parties contained in Section 6.5(a) and Section 6.5(b), if any objections are asserted with respect to the transactions

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contemplated hereby and by the Related Agreements under any Antitrust Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private party challenging any of the transactions contemplated hereby and by the Related Agreements as being in violation of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby and by the Related Agreements, Buyer shall take, or cause to be taken, all such actions as may be necessary to resolve objections or suits so as to permit consummation of the transactions contemplated hereby and by the Related Agreements in a timely manner. Notwithstanding anything in this Agreement to the contrary, the obligations of Buyer under this Section 6.5 shall include Buyer: (i) selling, divesting, or otherwise conveying (or causing its Affiliates to sell, divest or otherwise convey) particular assets, categories, portions or parts of assets or businesses of Buyer and its Affiliates contemporaneously with or subsequent to the Closing; (ii) agreeing to sell, divest, or otherwise convey any particular asset, category, portion or part of an asset or business of the Company Group contemporaneously with or subsequent to the Closing; (iii) agreeing to permit any member of the Company Group to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or business of any member of the Company Group prior to the Closing; and (iv) licensing, holding separate or entering into similar arrangements with respect to its respective assets or the assets of any member of the Company Group or conduct of business arrangements or terminating any and all joint venture, strategic partnership and other similar agreements as a condition to obtaining any and all Antitrust Approvals, in each case, to the extent such action is reasonably necessary to avoid, prevent, eliminate or remove the actual or threatened (A) commencement of any investigation or proceeding in any forum or (B) issuance or enactment of any Governmental Order or applicable Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Closing and the other transactions contemplated hereby and by the Related Agreements by any Governmental Authority.  No actions taken pursuant to clauses (i) through (iv) of this paragraph shall be considered for purposes of determining whether a Material Adverse Effect has occurred. Without limiting the generality of the foregoing, if any Action is threatened or instituted by any Governmental Authority or any other Person challenging the validity or legality of or seeking to restrain the consummation of the transactions contemplated hereby and by the Related Agreements, Buyer shall use its reasonable best efforts to avoid, resist, resolve or, if necessary, defend such action or proceeding and shall afford Seller a reasonable opportunity to participate therein.
(d)    Whether or not the transactions contemplated hereby and by the Related Agreements are consummated, Buyer shall be responsible for all filing and similar fees and other payments (including legal, economist and other professional fees) to any third party or any Governmental Authority in connection with obtaining the Antitrust Approvals and FDI Approvals (if applicable pursuant to Section 6.5(e)), other than the fees and payments of Seller’s legal and professional advisors, and, in the event Seller or any of its Affiliates pay any such fees or payments, Buyer shall, promptly upon request by Seller, reimburse Seller and its Affiliates for the payment of such fees and payments.
(e)    If any applicable Governmental Authority asserts that an FDI Approval is required in connection with the transactions contemplated hereby, Buyer and Seller shall effectuate the covenants set forth in this Section 6.5 with respect to such FDI Approval. If any FDI Approval has not been obtained as of the date that the Closing is otherwise required to occur hereunder, then upon request by Seller in writing, Buyer and Seller shall cooperate in good faith to implement an

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alternative structure to permit the transactions contemplated hereby to be consummated without Buyer acquiring the member of the Company Group located in the jurisdiction or jurisdictions for which the FDI Approval has not been obtained prior to the such date, and shall consummate the Closing on the date determined in accordance with Article 2.  Thereafter, from and after the Closing, Buyer and Seller will continue to use their best efforts to obtain the FDI Approvals with respect to such jurisdictions as promptly as practicable after the Closing.  Until such FDI Approvals are obtained, Seller shall operate the business of the Company Group in such jurisdictions solely for the benefit, and at the direction of, Buyer, and Buyer shall be responsible for all costs, expenses and liabilities of such business and shall indemnify and hold Seller harmless from the same.  Following receipt of such FDI Approvals, Seller shall promptly transfer the applicable member of the Company Group to Buyer or its designee.
6.6    Restructuring. Prior to the Closing, Seller shall effectuate the restructuring actions and steps as set forth on Schedule 6.6 (the “Restructuring”). Seller shall provide to Buyer copies of all proposed drafts of agreements, instruments, certificates and other documents pursuant to which the Restructuring is to be effectuated, and a reasonable opportunity for Buyer to provide reasonable comments or changes to such agreements, instruments, certificates and other documents prior to the execution, delivery or filing of any of the foregoing.
6.7    Works Council Condition .
(a)    Subject to the other provisions of this Section 6.7, Seller shall use reasonable best efforts to satisfy the Works Council Condition set forth in Section 8.1(d) by complying with and completing the relevant notification, consultation or advice procedures with respect to the transactions contemplated hereby and by the Related Agreements as required by applicable Law and as promptly as practicable after the date hereof.
(b)    In relation to the Works Council Condition, Seller and Buyer shall, both prior to and after receipt of the advice (as applicable) of the works council of the Company Group in the Netherlands and France, cooperate and use their respective commercially reasonable efforts to:
(i)    take any such commercially reasonable action as may be required under the circumstances to satisfy the Works Council Condition;
(ii)    cooperate with and as promptly as practicable provide all necessary information and assistance reasonably required by such works councils; and
(iii)    discuss in good faith to expeditiously resolve any relevant issue as may be raised by such works councils.
Furthermore, in relation to the Works Council Condition, Seller shall to the extent permitted under applicable Law and regulations (including applicable stock exchange regulations): (i) keep Buyer reasonably informed of the status of the consultation procedure with the relevant works council; and (ii) share with Buyer copies of all material written communication with the relevant works council (other than competitively sensitive information), including all material documents and information to be provided to the relevant works council in the course of the consultation with any such works council (including answers to the questions asked by such works council).

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(c)    In seeking to satisfy the Works Council Condition, Seller shall not make, propose or accept any commitment, forward-looking statement, condition, obligation, requirement, undertaking or modification which could materially affect or prejudice the financial, legal or commercial position of Buyer or any of its Affiliates (including the Company Group from and after the Closing), including any change in any of the terms of this Agreement and/or the Related Agreements and any material change in the terms of employment of any employees to a relevant works council without the prior written approval of Buyer (not to be unreasonably withheld or delayed). No final arrangements to be agreed upon with any such works councils shall be binding on Seller or any of its Affiliates (other than the Company Group) upon or after the Closing without the prior written consent of Seller (which may be withheld in Seller’s sole discretion), it being acknowledged and agreed that the “reasonable best efforts” of Seller pursuant to this Section 6.7 shall not require Seller or any of its Affiliates (other than the Company Group) to agree to any such arrangement. Notwithstanding the generality of any other covenants in this Agreement (including the covenants contained in Section 6.4), the covenants contained in this Section 6.7 and Section 7.2(a) shall be the sole and exclusive covenants with respect to the Works Council Condition.
6.8    Financing. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, the Company shall use its commercially reasonable efforts to provide such assistance (and to cause each other member of the Company Group to use its commercially reasonable efforts and to cause its and their respective personnel and advisors to use their respective commercially reasonable efforts to provide such assistance) to Buyer, at the sole expense of Buyer, as is reasonably requested by Buyer in connection with the Debt Financing. Such commercially reasonable efforts to provide such assistance shall include each of the following: (i) participation in, and assistance with, the Marketing Efforts related to the Debt Financing, including furnishing to Buyer and its Financing Sources, as promptly as is reasonably practicable following Buyer’s request, such pertinent and customary information as reasonably necessary to consummate the Marketing Efforts or assemble the Marketing Material and (ii) delivery on or prior to the Closing Date to Buyer of the Ancillary Financing Documents. The Company hereby consents to the use of all of the Company Group’s logos in connection with the Debt Financing in a form and manner mutually agreed in advance with the Company; provided, however, that such logos are used solely in a manner that is not intended to, or reasonably likely not to, harm or disparage any member of the Company Group or the reputation or goodwill of any member of the Company Group. Notwithstanding any other provision of this Agreement to the contrary, none of Seller, any member of the Company Group or their respective personnel or advisors shall be required to provide any such assistance or cooperation which Seller reasonably believes would (A) unreasonably interfere with the businesses or ongoing operations of Seller or any of its Affiliates, (B) require Seller or any of its Affiliates to pay any commitment or other similar fee or incur any other liability or obligation in connection with the arrangement of the Debt Financing or any other financing prior to the Closing, (C) result in a breach or violation of any confidentiality arrangement or material agreement or the loss of any legal or other privilege, right or benefit, (D) cause any representation or warranty in this Agreement to be breached or any condition to Closing set forth in Article 8 to not be satisfied, (E) cause any director, manager, officer, employee or stockholder of Seller or any of its Affiliates to incur any personal liability, (F) require the directors or managers of Seller or any of its Affiliates, acting in such capacity, to authorize or adopt any resolutions approving any of the Debt Financing Documents, (G) require Seller, any of its Affiliates or any of their respective directors, managers, officers or employees to execute, deliver or perform, or amend or modify, any agreement, document

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or instrument, including any financing agreement, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing, (H) provide access to or disclose any information that Seller or any of its Affiliates determines would jeopardize any attorney-client privilege of any of them or (I) take any action that would reasonably be expected to conflict with or violate this Agreement, any Governing Documents of Seller or any of its Affiliates, any applicable Laws or any Contracts to which Seller or any of its Affiliates is a party or by which any of their respective assets or properties are bound. All such assistance referred to in this Section 6.8 shall be at Buyer’s written request with reasonable prior notice and at Buyer’s sole cost and expense, and Buyer shall promptly reimburse Seller and its Affiliates for all costs and expenses (including attorneys’ fees) reasonably and properly incurred by them in connection with such assistance. For the avoidance of doubt, such assistance shall not require (x) Seller or any of its Affiliates (other than the Company Group) to agree to any contractual obligation or otherwise incur any liability relating to the Financing or (y) any member of the Company Group to agree to any contractual obligation or otherwise incur any liability relating to the Financing that is not expressly conditioned upon the consummation of the Closing and that does not terminate without liability to the Company Group upon the termination of this Agreement. None of Seller or any of their respective Affiliates (other than the Company Group) shall be required to make any representation or warranty in connection with the Debt Financing or the Marketing Efforts. Buyer shall indemnify, defend and hold harmless Seller, the Company Group and their respective Associated Persons from and against any and all Losses suffered or incurred by them in connection with the Debt Financing or any assistance or activities provided in connection therewith, including the performance of their obligations under this Section 6.8. All non-public or otherwise confidential information regarding the Company Group and its businesses obtained by Buyer or its Financing Sources pursuant to this Section 6.8 shall be kept confidential in accordance with the Confidentiality Agreement, except that such information may be disclosed to “private side” lenders that agree to customary confidentiality obligations in connection with the Marketing Efforts. Notwithstanding any other provision of this Agreement to the contrary, it is understood and agreed by the Parties that the conditions set forth in Section 8.2(b), as applied to Seller’s and the Company’s obligations under this Section 6.8, shall be deemed to be satisfied unless the Debt Financing contemplated by the Debt Financing Commitment Letters has not been obtained as a direct result of Seller’s and the Company’s willful and material breach of their respective obligations under this Section 6.8. For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 6.8(a) represent the sole obligations of Seller, the Company Group and their respective personnel and advisors with respect to assistance and cooperation in connection with the arrangement of any financing (including the Debt Financing) to be obtained by Buyer with respect to the transactions contemplated hereby and by the Related Agreements, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.
6.9    Good Standing.  Seller shall use commercially reasonable efforts to obtain and deliver to Buyer the foreign equivalent of a good standing certificate for each member of the Company Group dated not more than thirty (30) days prior to the Closing Date, if the jurisdiction of organization or incorporation of such member recognizes such concept and offers such service.

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ARTICLE 7
Other Covenants
7.1    Preservation of Records; Post-Closing Access and Cooperation.
(a)    For a period of seven (7) years after the Closing Date, the Company shall, and Buyer shall cause each member of the Company Group to, preserve and retain, all corporate, accounting, legal, auditing, human resources and other books and records of the Company Group (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations) relating to the conduct of the business and operations of the Company Group prior to the Closing Date. On and after the end of such period, Buyer shall, and shall cause its Affiliates to, provide Seller with at least ten (10) Business Days’ prior written notice before destroying, altering or otherwise disposing of any such books and records, during which period Seller may elect to take possession, at its own expense, of such books and records. Notwithstanding the foregoing, each member of the Company Group shall retain the books and records with respect to Tax matters that are in the possession of the Company Group at the Closing until the expiration of the applicable statute of limitations, including any extensions thereof.
(b)    Buyer and each member of the Company Group shall, after the Closing Date, afford to Seller and its Representatives reasonable access, such access which shall not unreasonably interfere with the normal business operations of the Company, during normal business hours, upon reasonable advance notice and under reasonable circumstances to: (i) the books and records (including for the purpose of examining and copying) of the Company Group relating to the conduct of the business and operations of the Company Group prior to the Closing Date and (ii) personnel of Buyer, the Company Group and their Affiliates for purposes of better understanding such books and records, in the case of each of clauses (i) and (ii), to the extent and for a purpose reasonably requested by Seller, including (A) for the purpose of preparing any Tax Returns or financial statements or (B) as may be necessary or required pursuant to applicable Law or any audit request, subpoena or other investigative demand by any Governmental Authority or for any Actions (other than against Buyer or its Affiliates (including the Company Group)). Nothing in this Section 7.1 shall require Buyer or the Company Group to provide access to or furnish to Seller and its Representatives any materials or information (x) prepared by the Buyer’s or the Company Group’s financial, accounting, or other legal advisors, (y) which is subject to an attorney-client privilege, attorney work-product, or other privilege, or (z) which may not be disclosed pursuant to applicable Law, a protective order or confidentiality agreement or obligation.
(c)    For a period of seven (7) years after the Closing Date, Seller shall, and Seller shall cause each of its Affiliates to, preserve and retain, all corporate, accounting, legal, auditing, human resources and other books and records to the extent relating to the Company Group or the business and operations of the Company Group prior to the Closing Date (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations). Notwithstanding the foregoing, Seller and each of its Affiliates shall retain the books and records with respect to Tax matters that are in the possession of Seller or its Affiliates at the Closing until the expiration of the applicable statute of limitations, including any extensions thereof.

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(d)    Seller and each of its Affiliates shall, after the Closing Date, afford to Buyer and its Representatives reasonable access, such access which shall not unreasonably interfere with the normal business operations of Seller, during normal business hours, upon reasonable advance notice and under reasonable circumstances to: (i) the books and records (including for the purpose of examining and copying) in the possession of Seller and its Affiliates to the extent relating to the conduct of the business and operations of the Company Group prior to the Closing Date (it being understood that Seller shall not be required to disclose information relating to its other businesses or operations) and (ii) personnel of Seller and its Affiliates for purposes of better understanding such books and records, in the case of each of clauses (i) and (ii), to the extent and for a business purpose reasonably requested by Buyer, including (A) for the purpose of preparing any Tax Returns or financial statements or (B) as may be necessary or required pursuant to applicable Law or any audit request, subpoena or other investigative demand by any Governmental Authority or for any Actions (other than against Seller or its Affiliates (including the Company Group)). Nothing in this Section 7.1 shall require Seller or its Affiliates to provide access to or furnish to Buyer and its Representatives any materials or information (x) prepared by Seller’s financial, accounting, or other legal advisors, (y) which is subject to an attorney-client privilege, attorney work-product, or other privilege, or (z) which may not be disclosed pursuant to applicable Law, a protective order or confidentiality agreement or obligation.
(e)    Upon the reasonable request of Buyer or Seller, each Party will on and after the Closing Date execute and deliver to the other Parties such other documents, assignments and other instruments as may be reasonably required to effectuate completely the transactions contemplated hereby and by the Related Agreements, and to effect and evidence the provisions of this Agreement and the Related Agreements and the transactions contemplated hereby and by the Related Agreements; provided, that such documents, assignments and other instruments shall not increase the liability or obligations of the executing party beyond those which are contemplated by this Agreement and the Related Agreements.
7.2    Employees and Benefits.
(a)    Buyer has no present intention to terminate the employment of any Employees who are employed or engaged by any member of the Company Group in France, the Netherlands, Germany, Belgium or China as of the Closing Date, and shall not prior to Closing make any proposal in respect of the Employees in Germany or China, which would take effect after Closing, to terminate the employment of such Employees or take any measure that would materially affect the interests of such Employees. For purposes of this Agreement, “Continuing Employees” shall mean any Employees who are employed or engaged by any member of the Company Group as of the Closing Date, and any Concorde India Employees who accept offers of employment pursuant to the India Services Agreement, beginning upon the date of such acceptance. Subject to Section 6.7 in the case of the works council of the Company Group in the Netherlands and France, Buyer agrees prior to the Closing Date to cooperate with and to provide information to the Company Group as necessary or appropriate, including in relation to its financial situation and its plans for the future operation of the business, in order to comply with or satisfy any requirement or custom to consult with or provide information to, with respect to any of the transactions contemplated hereby and by the Related Agreements, any employee or labor organization representing or related to employees of any member of the Company Group.

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(b)    For a period of no less than one (1) year following the Closing Date, Buyer shall, or shall cause the Company Group to, provide to each Continuing Employee (except where such compensation and benefits are governed by a collective bargaining agreement) (i) a base salary or wages that are not less than the base salary or wages provided to such Continuing Employee immediately prior to the Closing, (ii) variable/incentive/bonus pay programs that are substantially similar in target value (excluding any value attributable to equity and equity-based compensation) to those provided to such Continuing Employee immediately prior to the Closing and (iii) other benefit plans and arrangements (excluding any defined benefit retirement benefits) that are no less favorable in the aggregate to, those provided to such Continuing Employee immediately prior to the Closing Date. The compensation and benefits of Continuing Employees who are covered by a collective bargaining agreement that has been disclosed to Buyer shall be provided in accordance with the applicable agreement and Buyer shall assume the applicable agreement. Notwithstanding the foregoing, this Section 7.2 shall not limit the obligation of any of Buyer, the Company Group or their Affiliates to comply with Laws or to maintain any compensation arrangement or benefit plan in effect. No provision of this Agreement shall be construed as a guarantee of continued employment of any Continuing Employee for any specified period following the Closing, and this Agreement shall not be construed so as to prohibit Buyer and the Company Group from having the right to terminate the employment of any Continuing Employee; provided, however, that any such termination is effected in accordance with Law.
(c)    To the extent applicable with respect to employee benefit plans, programs and arrangements that are established or maintained by Buyer and its Affiliates (including, for periods after the Closing, by the Company Group for the benefit of Continuing Employees) (“Buyer Plans”) and provided it is permissible under the rules of said Buyer Plans, Continuing Employees (and their eligible dependents) shall be given credit for their service with the Company Group (i) for all purposes to the extent such service was taken into account under a corresponding Benefit Plan immediately prior to the Closing, and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations, to the extent coverage was provided under a similar plan applicable to the Continuing Employee prior to the Closing, and shall be given credit for amounts paid under a corresponding Benefit Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Buyer Plans. Notwithstanding the foregoing provisions of this Section 7.2(c), service and other amounts shall not be credited to Continuing Employees (or their eligible dependents) to the extent the crediting of such service or other amounts would result in duplication of benefits.
(d)    On and after Closing, Buyer and the Company Group shall be responsible for any and all notices, liabilities, costs, payments and expenses arising from any action by Buyer and the Company Group (including breach of contract, defamation or retaliatory discharge) regarding the Continuing Employees, including any such liability (i) under any Law that relates to employees, employee benefit matters or labor matters, (ii) for dismissal, wrongful or unfair termination or constructive dismissal or termination, or severance pay or other termination pay, or (iii) under or with respect to any benefit plan, program, collective bargaining agreement, Contract, policy, commitment or arrangement of any member of the Company Group, including with respect to severance or retention plans, or to the extent such severance or retention plans provide payments or benefits with respect to any Continuing Employee.

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(e)    Prior to the Closing, Seller shall take all actions reasonably necessary to cause (i) the current vesting increment of each unvested Seller RSU held by a Continuing Employee who has a position of Vice President or above to become one-hundred percent (100%) vested immediately prior to the Closing and the remaining Seller RSUs held by such Continuing Employee to be forfeited as of the Closing, (ii) the current vesting increment of each unvested Seller RSU held by a Continuing Employee who has a position below Vice President to become vested immediately prior to the Closing on a prorated basis in accordance with the methodology set forth below, (iii) each Seller PSU granted in September 2018 to become vested based on the actual achievement of the performance goals at the end of the performance period in 2021 without regard to the requirement of continued employment with Seller or its Affiliates through the end of the performance period and (iv) each Seller PSU granted in September 2019 and September 2020 to be forfeited as of the Closing. Seller shall bear all liabilities in connection with, and fully indemnify Buyer and the Company Group with respect to, the Seller PSUs and Seller RSUs including the settlement of Seller PSUs and Seller RSUs (with Seller settling the Seller PSUs and Seller RSUs in connection with their terms subject to the vesting modifications above), withholding of applicable Taxes, and the payment of the employer portion of any associated payroll Taxes and Buyer shall cause members of the Company Group to provide reasonable cooperation to support Seller's obligations with respect to Seller PSUs and Seller RSUs at Seller's full expense. For purposes of Section 7.2(e)(ii), the prorated vesting portion with respect to a Seller RSU shall be determined by multiplying (x) the total number of units originally granted pursuant to the applicable Seller RSU on the grant date by (y) a fraction, with a numerator equal to the number of whole months completed from the grant date of the applicable Seller RSU through the Closing and a denominator equal to the number of months from the grant date through the last vesting date, minus (z) the number of units subject to such Seller RSU for which the vesting requirements had been met prior to the Closing.
(f)    Notwithstanding the preceding provisions of this Section 7.2, this Section 7.2 is not intended to and shall not (i) create any third party rights, (ii) amend any Benefit Plan or Buyer Plan, (iii) require Buyer or any member of the Company Group to continue any Benefit Plan, collective bargaining agreement or works council agreement beyond the time when it otherwise lawfully could be terminated or modified or (iv) provide any Continuing Employee with any rights to continued employment, severance pay or similar benefits following any termination of employment.
7.3    Public Announcements. No Party shall, and each Party shall cause its respective Affiliates and Representatives not to, issue any press release or otherwise make any public statements or disclosures with respect to this Agreement, including the terms hereof, and the transactions contemplated hereby and by the Related Agreements, except: (a) with the prior written consent of each of Buyer and Seller; or (b) to the extent required by applicable Law or the rules of any securities exchange on which a Party’s or a Party’s Affiliates securities are traded (in which case the Party issuing such press release or making such public statement shall, if practicable in the circumstances, use commercially reasonable efforts to allow the other Parties reasonable time to comment on such release or statement in advance of its issuance and will consider in good faith the advice of such other Party or Parties with respect thereto). In furtherance of the foregoing, Seller shall provide Buyer with a draft copy of any Form 8-K proposed to be filed by it in connection with the transactions contemplated hereby prior to filing and will consider in good faith any comments thereto promptly made by Buyer. Notwithstanding the foregoing, Buyer and Seller shall cooperate

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in good faith to prepare (a) a joint press release to be issued announcing the execution of this Agreement, and any other press release to be issued after the date hereof (and, if applicable, on the Closing Date), the terms of which shall be mutually agreed upon by the Parties and (b) all general announcements and other general communications to the employees, customers, suppliers and other business relations of the Company Group; provided, however, that, Seller shall not be required to obtain Buyer’s consent to announcements or other communications to employees, customers, suppliers or other business relations of the Company Group if they are materially consistent with any prior, previously consented to, announcements or other communications.
7.4    Indemnification of Directors and Officers.
(a)    For six (6) years from and after the Closing Date, Buyer agrees to cause the Company Group to indemnify and hold harmless all of its past and present officers and directors (and any other personnel currently entitled to indemnification by the Company Group on a similar basis) to the same extent such persons are indemnified by any member of the Company Group as of the date hereof pursuant to the Governing Documents of any member of the Company Group or any agreement between any member of the Company Group and such officer or director, for acts or omissions occurring at or prior to the Closing Date, and Buyer shall not permit any member of the Company Group to amend, repeal or modify any provision in any member of the Company Group’s Governing Documents, or any agreement with any D&O Indemnitee relating to the exculpation or indemnification of any D&O Indemnitee as in effect immediately prior to the Closing Date.
(b)    In addition to the other rights provided for in this Section 7.4 and not in limitation thereof, from and after the Closing Date, Buyer shall cause each member of the Company Group (each, a “D&O Indemnifying Party”) to, to the fullest extent permitted by the Company Group’s Governing Documents, (a) indemnify and hold harmless (and release from any liability to any member of the Company Group), the individuals who, on or prior to the Closing Date, were officers, directors, employees or agents of any member of the Company Group or served as an officer, director, employee or agent of any member of the Company’s current or former Subsidiaries or Affiliates in relation to the business conducted by the Company Group in the International Territory (collectively, “Covered Affiliates”) or any of their predecessors in all of their capacities (including as member or stockholder, controlling or otherwise) and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees or agents (each a “D&O Indemnitee” and, collectively, the “D&O Indemnitees”) against all D&O Expenses, losses, claims, damages, judgments or amounts paid in settlement (“D&O Costs”) in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on or arising out of or relating to the fact that such Person is or was a director, officer, employee, or stockholder (controlling or otherwise) of any member of the Company Group or Covered Affiliates or any of their predecessors arising out of acts or omissions occurring on or prior to the Closing Date (including in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby and by the Related Agreements) (a “D&O Indemnifiable Claim”), except for intentional acts or omissions which involve conduct known to such Person at the time to constitute a material violation of Law and (b) advance to such D&O Indemnitees all D&O Expenses incurred in connection with any D&O Indemnifiable Claim (including in circumstances where the D&O Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor. Any D&O Indemnifiable

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Claim shall continue until such D&O Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such D&O Indemnifiable Claim are fully satisfied. For the purposes of this Section 7.4(b), “D&O Expenses” shall include reasonable attorneys’ fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or participate in any D&O Indemnifiable Claim, but shall exclude losses, judgments and amounts paid in settlement (which items are included in the definition of D&O Costs).
(c)    Notwithstanding anything contained in this Agreement to the contrary, this Section 7.4 shall survive the consummation of the Closing indefinitely. In the event that Buyer, or any member of the Company Group or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, Buyer shall cause the successors and assigns of Buyer or any member of the Company Group, as the case may be, to expressly assume and be bound by the obligations set forth in this Section 7.4.
(d)    The obligations of Buyer and the Company Group under this Section 7.4 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee to whom this Section 7.4 applies without the written consent of such affected D&O Indemnitee.
(e)    From and after the Closing, if any D&O Indemnitee brings a claim against Seller or any of its Affiliates in respect of a D&O Indemnifiable Claim, Buyer shall indemnify Seller or its Affiliate, as applicable, against, be liable to Seller or its Affiliate, as applicable, for and hold Seller or its Affiliate, as applicable, harmless from, any and all Losses incurred or suffered by Seller or its Affiliate, as applicable, relating to any such D&O Indemnifiable Claim. Following the Closing, Buyer shall reasonably cooperate with Seller, upon Seller’s written request and at Seller’s sole cost and expense, in submitting and/or pursuing coverage for any claims on behalf of Seller or any of its Affiliates under any Seller’s policy for D&O Indemnitees arising out of any alleged wrongful acts and/or occurrences that occurred in whole or in part prior to the Closing.
7.5    Tax Matters.
(a)    Buyer shall pay the cost of all transfer, real property transfer, recording, registration, stamp, stamp duty or similar Taxes (but excluding, for the avoidance of doubt, any Income Taxes) arising out of the Transfer of Shares contemplated hereby and/or from the execution or performance of this Agreement (such Taxes, collectively, “Transfer Taxes”).  The Tax Returns relating to such Transfer Taxes shall be timely prepared by the Party legally obligated to make such filing. The third-party expenses of preparing and filing such returns and documentation shall be paid by Buyer. The Parties agree to cooperate with each other in connection with the preparation and filing of such Tax Returns, in obtaining all available exemptions from such Transfer Taxes and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.

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(b)    Notwithstanding anything to the contrary in this Agreement, Seller, the Company Group, and Buyer shall reasonably cooperate, and shall cause their respective Representatives to reasonably cooperate, at the expense of the requesting party, in preparing and filing all Tax Returns of Seller and its Affiliates and of the Company Group, relating to any Pre-Closing Tax Period, Straddle Period or any Taxes arising in connection with the transactions contemplated by this Agreement and the Related Agreements, including maintaining and making available to each other all records necessary in connection with Taxes of any member of the Company Group relating to any Pre-Closing Tax Period or Straddle Period, and in resolving all disputes and audits with respect to all such periods ending on or before the Closing Date and Straddle Periods. Seller shall be entitled to retain copies of all records, documents, accounting data and other information relating to Tax matters with respect to the Company Group, to the extent they relate to a Pre-Closing Tax Period and a Straddle Period.
(c)    Without the prior written consent of Seller (not to be unreasonably withheld, conditioned, or delayed) and except as required by applicable Law, to the extent that it could reasonably be expected to result in adverse tax consequences to Seller or any of its Affiliates (other than the Company Group) or result in a Seller Tax, after the Closing Buyer shall not, and Buyer shall cause its Affiliates (including the Company Group) not to: (i) make, change or revoke any material Tax election; (ii) change an annual Tax accounting period; (iii) adopt or change any accounting method; (iv) amend, refile or otherwise modify any Tax Return; (v) enter into any closing agreement; or (vi) settle or compromise any proceeding with respect to any material Tax claim or assessment. For the avoidance of doubt, Buyer shall not, and Buyer shall cause its Affiliates (including the Company Group) not to, make an election under Section 338(g) of the Code with respect to the acquisition of any of the Company Group entities.
(d)    Seller shall cause all Tax Sharing Agreements to which any member of the Company Group, on the one hand, and Seller or any of its Affiliates (other than the Company Group), on the other hand (excluding this Agreement) to be terminated as of 12:01 A.M. local time on the Closing Date and shall ensure that the Company Group not be bound thereby or have any Liability thereunder with respect to any taxable period.
(e)    Seller shall cause CDKI Holdings UK 2 Limited to surrender corporation tax losses incurred in the financial year to 30 June 2020 and the financial year current at the Closing Date (together the “Relevant Periods”) to CDK Global (UK) Limited by way of Group Relief to the maximum extent permitted by law. Buyer shall cause CDK Global (UK) Limited to accept the surrender of such Group Relief, take any other action that Seller reasonably requests to ensure that the surrender is validly made and to reflect the surrender in its Tax Returns for the Relevant Periods. CDK Global (UK) Limited shall not be required to make any payment to any member of the Seller's Group in consideration of the surrender of such Group Relief. Seller undertakes to provide to Buyer, within fifteen (15) Business Days after the date hereof, confirmation of whether any payment for Group Relief has been made or has been agreed to be made to the Seller’s Group by the Company Group for the financial year to 30 June 2020 and/or the financial year to 30 June 2021.
(f)    Seller shall make an election pursuant to Treasury Regulation Section 1.245A- 5(e)(3)(i) to close the taxable year, on the Closing Date, of the entities in the Company Group for which such election can be made, and Buyer agrees to cooperate with Seller in making such elections.

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(g)    The transfer of the Concorde India Employees to Buyer or its Affiliate pursuant to the India Services Agreement shall be reported for all tax purposes in a manner determined by Seller and consistent with that certain valuation report prepared by Ernst & Young dated 03 November 2020. Buyer agrees to report all Tax obligations with respect to such transfer consistent with the foregoing, and shall not make any filings, reports, refund claims or submissions to any Tax Authority with respect to such transfer or any related Taxes without the prior review and consent of Seller. Seller shall control any claims, audits, proceedings or requests by any tax Authority in connection with such transfer.
7.6    Seller Guarantees. Buyer shall cooperate with Seller in obtaining, and shall use its reasonable best efforts to obtain, as of the Closing, a full and unconditional release of Seller and its Affiliates from any liability in respect of all Seller Guarantees, including by Buyer agreeing to provide replacement guarantees or other security in favor of any third party creditor who is a beneficiary of such Seller Guarantee (to the extent necessary to effect such full and unconditional release); provided, however, that any such release must be effected pursuant to documentation reasonably acceptable to Seller in form and substance. To the extent the release referred to in the immediately preceding sentence has not occurred at the Closing notwithstanding Buyer’s reasonable best efforts to effect such release, and the Closing occurs, (a) Buyer shall continue to use its reasonable best efforts to release Seller and its applicable Affiliates (each, a “Seller Indemnitee”) from any liability in respect of all Seller Guarantees as soon as practicable after the Closing and (b) Buyer shall indemnify Seller Indemnitees against, be liable to Seller Indemnitees for and hold each Seller Indemnitee harmless from, any and all Losses incurred or suffered by each Seller Indemnitee relating to any Seller Guarantee, including any draws on Seller Guarantees. Buyer agrees that, with respect to any Seller Guarantee, its “reasonable best efforts” pursuant to this Section 7.7 shall include, if requested, the execution and delivery by Buyer, or by an Affiliate of Buyer acceptable to the beneficiary of such Seller Guarantee, of a replacement guarantee that is substantially in the form of such Seller Guarantee. All costs and expenses incurred in connection with the release or substitution of Seller Guarantees shall be borne by Buyer.
7.7    Intercompany Accounts and Intercompany Agreements. Except as set forth in Section 7.7 of the Disclosure Schedule and for this Agreement and the Related Agreements, as applicable, effective upon the Closing, all intercompany accounts, receivables and agreements among Seller and/or Affiliate of Seller (excluding the Company Group), on the one hand, and the Company Group, on the other hand, will be voided, cancelled, terminated and discharged. For the avoidance of doubt, any agreements, understandings, or Contracts entered into by Seller or any of its Affiliates, other than the Company Group, with a third party, shall not be terminated pursuant to this Agreement.
7.8    CDK Names; iLearn.
(a)    Buyer acknowledges that the CDK Names are and shall remain the property of Seller or its respective Affiliates (other than the Company Group) and that, subject to Section 7.8(c), nothing in this Agreement shall transfer, or shall operate as an agreement to transfer any right, title or interest in the CDK Names to Buyer or any Affiliate of Buyer (including any member of the Company Group).

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(b)    Subject to Section 7.8(c), Seller and its Affiliates are not granting to Buyer or any of its Affiliates (including any member of the Company Group) any license or right to use, and neither Buyer nor any of its Affiliates (including any member of the Company Group) shall have any right, title or interest in or to, the CDK Names after the Closing.
(c)    Seller hereby grants to the Company Group pursuant to this Section 7.8(c) a limited, non-exclusive, non-sublicensable, non-transferrable, royalty-free, transitional trademark license solely for use in the business of the Company Group in the International Territory while and for the purpose of transitioning the CDK Names after the Closing. Buyer agrees that:
(i)    Buyer shall use reasonable best efforts to discontinue use of all CDK Names by the Company Group as displayed on Software by the next regularly-scheduled maintenance release for the applicable Software, but in any event no later than (A) one hundred eighty (180) days following the Closing Date with respect to Software offered to customers and (B) the first (1st) anniversary of the Closing Date with respect to all other Software;
(ii)    Buyer shall use reasonable best efforts to discontinue use of all other use of CDK Names by the Company Group, including for the avoidance of doubt on the Internet and in domain names, as soon as practicable following the Closing, but in any event no later than sixty (60) days following the Closing Date;
(iii)    as soon as reasonably practicable following the Closing, but in any event no later than sixty (60) days following the Closing Date, Buyer shall, and shall cause all of its applicable Affiliates (including the Company Group) to, (A) cease to use any existing stationery, purchase order, invoice, receipt or other similar document containing any reference to the CDK Names or (B) only use such stationery, purchase order, invoice, receipt or other similar document after having deleted, pasted over or placed a sticker over such references;
(iv)    as soon as reasonably practicable following the Closing, but in any event no later than sixty (60) days following the Closing Date, Buyer and its Affiliates (including the Company Group) shall remove the CDK Names from all premises and signs that are owned or used by the Company Group;
(v)    following the Closing Date, no brochures, leaflets or similar documents and no other materials containing any reference to the CDK Names shall be printed, ordered or produced by or on behalf of Buyer or any of its Affiliates (including the Company Group) and, with respect to existing brochures, leaflets or similar documents and other materials containing a reference to the CDK Names, Buyer shall use its reasonable best efforts to ensure that, as soon as reasonably practicable but in no event later than sixty (60) days following the Closing Date, such references are deleted, pasted over or a sticker is put over such references;

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(vi)    Buyer shall ensure that, from and after the Closing, no other stocks, goods, products, services or software are ordered, manufactured, produced, provided or sold by or on behalf of Buyer or any of its Affiliates (including the Company Group) showing, having marked thereon or using the CDK Names;
(vii)    As soon as reasonably practicable following the Closing, but in any event within five (5) Business Days following the Closing Date, Buyer shall cause each member of the Company Group to amend its Governing Documents so as to delete therefrom any reference to any of the CDK Names and will file, as promptly as practicable, such documents as are necessary to reflect such name change in each other jurisdiction in which such member of the Company Group is qualified to do business; and
(viii)    Buyer’s use of the CDK Names shall be limited to use in the exact manner as used in the business of the Company Group as conducted in the International Territory as of the date hereof and in compliance with applicable Law.
(d)    Buyer agrees that neither it nor any of its Affiliates shall acquire any rights whatsoever in the CDK Names by virtue of their use of the CDK Names during this transition period, and that all use of the CDK Names and all goodwill generated thereby during this transition period shall inure solely to the benefit of Seller and its Affiliates. Buyer shall, and shall cause its Affiliates to, ensure that all uses of the CDK Names as provided in this Section 7.8 shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the CDK Names were used in the business of the Company Group as conducted in the International Territory prior to the Closing. In no event shall Buyer or its Affiliates use the CDK Names in any manner that may damage or tarnish the reputation of Seller or its Affiliates or the goodwill associated with the CDK Names or in any other manner detrimental to Seller or its Affiliates.
(e)    Buyer agrees that Seller and its Affiliates shall have no responsibility for claims by third parties arising out of, or relating to, the use by Buyer and its Affiliates (including the Company Group) of any CDK Names after the Closing. In addition to any and all other available remedies, Buyer shall indemnify Seller and its Affiliates against, be liable to them for and hold them harmless from, any and all Losses incurred or suffered by any of them to the extent arising out of the use of the CDK Names by Buyer or any of its Affiliates (including the Company Group) (i) in accordance with the terms and conditions of this Section 7.8, other than such claims that the CDK Names infringe the Intellectual Property rights of any third party or (ii) in violation of or outside the scope permitted by this Section 7.8. Notwithstanding anything in this Agreement to the contrary, in the event of any breach or threatened breach of this Section 7.8, Seller, or one of its Affiliates, shall, first, provide Buyer notice of such breach or threatened breach, and Buyer shall thereafter have thirty (30) days to remedy such breach, and thereafter, if such breach or threatened breach is not remedied, Seller and its Affiliates, in addition to any other remedies available to them, shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief restraining Buyer or any of its Affiliates (including the Company Group) from any such breach or threatened breach.
(f)    Seller and Buyer acknowledge and agree that as of the Closing Date, one or more Affiliates of Seller (other than the Company Group) and one or more members of the Company Group each own registrations for iLearn CDK Marks, which contains both the CDK Name owned by

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Seller and the iLearn Mark owned by Buyer. Seller and Buyer agree to use commercially reasonable efforts to expressly abandon, or to cause to be expressly abandoned, each of their respective registration(s) for the iLearn CDK Marks and not to file any new applications to register the iLearn CDK Marks. If such express abandonment is not permitted under applicable Law using such efforts, Seller and Buyer agree not to renew any registrations for the iLearn CDK Mark. Seller and Buyer agree to reasonably cooperate with respect to the registration by or on behalf Seller or Buyer, as applicable, of the CDK Name by a Seller Group Entity (other than the Company Group) or the iLearn Mark (including the trademark mark “iLearn”) by Buyer or a member of the Company Group to the extent that a registration for the iLearn CDK Mark prevents such registration.
7.9    Restrictive Covenants.
(a)    During the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date:
(i)    Seller shall not, and Seller shall cause its Affiliates not to, directly or indirectly; market, license or sell any Retained DMS Product in the International Territory (an “International Competitive Business”); and
(ii)    Buyer and the Restricted Entities shall not, and Buyer shall cause its other Affiliates not to, directly or indirectly, market, license or sell any Acquired DMS Product in the North America Territory (a “North America Competitive Business”).
(b)    During the period commencing on the Closing Date and ending on (A) the fifth (5th) anniversary of the Closing Date, with respect to any officer, employee, consultant, independent contractor, freelance worker or any individual employed or engaged outside of India (collectively, “Covered Global Individuals”), and (B) the second (2nd) anniversary of the Closing Date, with respect to any officer, employee, consultant, independent contractor, freelance worker or any individual employed or engaged in India (collectively, “Covered India Individuals” and, together with Covered Global Individuals, “Covered Individuals”), subject to Section 7.9(c) and, with respect to the Concorde India Employees, Section 7.10(b) and the India Services Agreement:
(i)    Seller shall not, and Seller shall cause its Affiliates not to, directly or indirectly, solicit for employment, hire or induce to leave the employ of Buyer or any of its Affiliates (including the Company Group), any Covered Individual who is, or within the six (6) months prior thereto was, an employee of Buyer or any of its Affiliates (including the Company Group); provided, however, that nothing in this Section 7.9(b)(i) shall prohibit Seller or any of its Affiliates from engaging in general solicitations to the public or general advertising not directly targeted at such Covered Individuals or hiring any such (A) Covered Global Individual of a seniority level lower than vice president (or equivalent thereof) so long as there was no solicitation in violation of this Section 7.9(b)(i) (but Seller and its Affiliates would not be entitled to hire any such Covered Global Individual of a seniority level of vice president (or equivalent thereof) or higher) or (B) Covered India Individual of a seniority level lower than senior manager (or equivalent thereof) so long as there was no solicitation in violation of this Section 7.9(b)(i) (but Seller and its Affiliates would not be entitled to hire any such Covered India Individual of a seniority level of senior manager (or equivalent thereof) or higher);

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(ii)    Buyer and the Restricted Entities shall not, and Buyer shall cause its other Affiliates not to, directly or indirectly, solicit for employment, hire or induce to leave the employ of Seller or any of its Affiliates, any Covered Individual who is, or within the six (6) months prior thereto was, an employee of Seller or any of its Affiliates; provided, however, that nothing in this Section 7.9(b)(ii) shall prohibit Buyer, the Restricted Entities or any other Affiliates of Buyer from engaging in general solicitations to the public or general advertising not directly targeted at such Covered Individuals or hiring any such (A) Covered Global Individual of a seniority level lower than vice president (or equivalent thereof) so long as there was no solicitation in violation of this Section 7.9(b)(ii) (but Buyer, the Restricted Entities and the other Affiliates of Buyer would not be entitled to hire such Covered Global Individual of a seniority level of vice president (or equivalent thereof) or higher) or (B) Covered India Individual of a seniority level lower than senior manager (or equivalent thereof) so long as there was no solicitation in violation of this Section 7.9(b)(ii) (but Buyer, the Restricted Entities and the other Affiliates of Buyer would not be entitled to hire such Covered India Individual of a seniority level of senior manager (or equivalent thereof) or higher).
(c)    Notwithstanding anything herein to the contrary, this Section 7.9 shall not in any way limit, diminish or waive any Party’s rights or obligations under the Related Agreements.
(d)    Seller, Buyer and the Restricted Entities acknowledge and agree that the time, scope, and other provisions of this Section 7.9 have been specifically negotiated by sophisticated, commercial parties and specifically hereby agree that such time, scope and other provisions are reasonable under the circumstances for the purpose of protecting the value of each of the International Competitive Business, including goodwill, and the North America Competitive Business, including goodwill. Seller, Buyer and the Restricted Entities further agree that if, at any time, despite the express agreement between them set forth in this Section 7.9, a court holds that any portion of this Section 7.9 is unenforceable because any of the restrictions therein are unreasonable, or for any other reason, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, and the maximum restrictions of time or scope reasonable under the circumstances, as determined by such court, will be substituted for any such restrictions which are held unenforceable.
7.10    Confidentiality.
(a)    Following the Closing Date, Seller shall, and shall cause its Affiliates to, keep confidential, not disclose, and not use any and all non-public books, records and any other information of the business of the Company Group as conducted in the International Territory in the possession of Seller or any of its Affiliates; provided, however, that the foregoing shall not restrict the disclosure of any such information to the extent such disclosure (i) relates solely to any other business conducted by Seller and its Affiliates, (ii) is determined by Seller (with the advice of counsel) to be required by any applicable Law (including applicable rules of any securities exchange) or judicial process (including in response to any subpoena, civil investigative demand or similar process), to the extent permitted under applicable Law, notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective Order (at its sole expense) or waive compliance with the provisions of this Section 7.10, further if, in the absence of a protective Order or the receipt of a waiver hereunder, Seller is subsequently compelled to disclose any confidential

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information accordingly, it may disclose the confidential information as required; provided that Seller uses its reasonable efforts to obtain (to the extent available), at the request and sole expense of Buyer, an Order or other assurance that confidential treatment shall be accord to such portion of the confidential information required to be disclosed as Buyer shall designate, (iii) is made to a Tax authority in relation to the payment of stamp duty or similar Tax and the process in place for the stamping of any instruments of transfer in relation to the Shares or (iv) is to Representatives of Seller and its Affiliates in connection with the preparation of financial statements or Tax Returns.  Notwithstanding the foregoing, such non-public information shall not include information that (A) is or becomes available to the public after the Closing other than as a result of a disclosure by Seller or its Affiliates in breach of this Section 7.10(a), (B) becomes available to Seller or its Affiliates after the Closing from a source other than Buyer or its Affiliates or its or their respective Representatives if the source of such information is not known by Seller or its Affiliates or its or their respective Representatives, as applicable, to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Buyer or its Affiliates with respect to such information, or (C) Seller or its Affiliates demonstrate by written evidence was independently developed after the Closing by Seller or its Affiliates or its or their respective Representatives without any use of or reliance on any non-public information of the business of the Company Group as conducted in the International Territory.
(b)    Buyer acknowledges that the information being provided to it in connection with the transactions contemplated hereby and by the Related Agreements is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference and which shall remain in effect notwithstanding the execution of this Agreement. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall automatically be deemed to be amended without any further action being required from the Parties such that: (i) the obligations of confidentiality and limited use contained in the Confidentiality Agreement terminate with respect to information to the extent relating to (A) the business of the Company Group as conducted in the International Territory or (B) the Company Group; provided, that such obligations shall remain in effect in accordance with the Confidentiality Agreement with respect to any information to the extent relating to Seller and its Affiliates (other than the Company Group) or any business conducted by Seller and its Affiliates (other than the business of the Company Group as conducted in the International Territory); (ii) the restrictions contained in the Confidentiality Agreement regarding contacting customers, suppliers and competitors of the business of the Company Group as conducted in the International Territory shall terminate, and (iii) the restrictions contained in Section 7 of the Confidentiality Agreement regarding solicitation and/or hiring or certain employees shall terminate with respect to any Employees and any Concorde India Employees (but shall remain in effect with respect to any employees of Seller and its Affiliates other than the Employees and the Concorde India Employees). Except as expressly set forth in this Section 7.10(b), the Confidentiality Agreement shall remain in full force and effect in all other respects in accordance with its terms from and after the Closing.

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7.11    Insurance.
(a)    From and after the Closing Date, the Company Group shall cease to be insured by, have access or availability to, be entitled to make claims on, be entitled to claim benefits from or seek coverage under any CDK Insurance Arrangement, except with respect to any claim, act, omission, event, circumstance, occurrence or loss to the extent that it (i) occurred or existed before the Closing Date (a “Pre-Closing Event”) and (ii) was properly reported in accordance with the terms and conditions of the applicable CDK Insurance Arrangement to the relevant insurer before the Closing Date, subject in each case to the requirements of the other sections of this Section 7.11. For purposes of this Section 7.11, “Seller” shall include, where appropriate to the context, its Subsidiaries or Affiliates.
(b)    Notwithstanding Section 7.11(a), with respect to any Pre-Closing Event resulting in loss to any member of the Company Group, which loss would be covered by any CDK Insurance Arrangement listed on Schedule 7.11(b) (collectively, the “Available Insurance Policies”), the Company Group may access, make claims on, claim benefits from or seek coverage under such Available Insurance Policies, in each case on the terms and subject to the conditions of such Available Insurance Policies and this Agreement, for a period of three (3) years after the Closing Date (and any claim made or matter for which benefits are claimed or coverage is sought is notified to the applicable insurer prior to expiration of such three (3)-year period shall survive until finally resolved and satisfied).
(c)    As a condition to any pursuit of insurance benefits or coverage permitted by this Section 7.11:
(i)    the Company Group shall provide written notice to Seller of all such claims or efforts to seek benefits or coverage and shall reasonably cooperate with Seller and share such information as is reasonably necessary to permit Seller to manage all such claims; provided, that (A) the Company Group shall be solely responsible for complying with all conditions under such policies for obtaining payment of such claims, to the extent that such conditions are communicated to the Company Group by Seller, (B) Seller, upon the request of, and at the sole expense of, the Company Group, shall use commercially reasonable efforts to assist the Company Group in the collection of proceeds in respect of such claims and (C) in the event Seller receives insurance proceeds in respect of any such claims to which the Company Group is entitled under this Section 7.11, it shall promptly remit such proceeds to the Company Group entitled to the same;
(ii)    the Company Group shall exclusively bear (and Seller shall have no obligation to repay or reimburse the Company Group for) the amount of any and all deductibles or retentions associated with claims under the Available Insurance Policies, whether such claims are made by any member of the Company Group, its employees or third parties, and shall be liable for all uninsured, uncovered, unavailable or uncollectible amounts of such claims; and
(iii)    Seller shall have the right to control the investigation, defense and settlement of claims made pursuant to this Section 7.11, provided, Seller must provide Buyer with reasonable updates and reasonably consult with Buyer with regard to any such claims,

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provided, that no settlement may be effected without the consent of the Company Group, which consent will not be unreasonably withheld or delayed and shall not be required if such settlement does not include any admission of liability or exposure to third party claims and includes as an unconditional term thereof the delivery of a written release of the Company Group and any other named insured Affiliate of Buyer from all liability in respect of such claims.
(d)    Notwithstanding anything in this Agreement to the contrary, subject to Section 7.11(c)(iii), Seller shall retain exclusive right to control all CDK Insurance Arrangements, including the Available Insurance Policies, and the benefits and amounts payable thereunder, including the right to exhaust, settle, release, commute, buy back or otherwise resolve disputes with respect to any such CDK Insurance Arrangements and to amend, modify or waive any rights under any such CDK Insurance Arrangements, notwithstanding whether any such CDK Insurance Arrangements apply to any claims the Company Group has made or could make in the future, including coverage claims with respect to Pre-Closing Event(s); provided, that Buyer and its Affiliates shall cause the Company Group to cooperate with Seller and share such information as is reasonably necessary to permit Seller to manage and conduct its insurance matters as Seller deems appropriate and that Buyer hereby grants, and shall cause its Affiliates (including the Company Group) to grant, consent for Seller to inform any affected insurer of the existence of this Section 7.11 and to provide such insurer with a copy hereof.
(e)    This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance, and nothing in this Agreement is intended to waive or abrogate in any way Seller’s or any member of the Company Group’s own rights to insurance coverage for any liability, whether relating to Seller or any of its Affiliates, any member of the Company Group or otherwise.
(f)    For the avoidance of doubt, with respect to any and all payments due from Buyer or the Company Group pursuant to this Section 7.11, such payments shall not affect, be affected by, or be subject to set-off against, any adjustment to the Purchase Price. Whenever this Section 7.11 requires any member of the Company Group to take any action after the Closing, such requirement shall be deemed to involve an undertaking on the part of Buyer to take such action or to cause such member of the Company Group to take such action.
(g)    Seller, upon the request of Buyer, shall use commercially reasonable efforts, prior to the Closing Date and for one (1) year thereafter, to provide Buyer with information that is in the possession of Seller and is necessary and, to the extent reasonably available, useful to obtain Insurance Arrangements to replace the coverage currently provided to the Company Group under CDK Insurance Arrangements, including identification of all material pending claims thereunder; provided, that nothing herein shall require Seller to disclose any such information to Buyer if such disclosure would jeopardize any attorney-client or other legal privilege or contravene any Applicable Law.
(h)    Nothing in this Section 7.11 shall limit, modify or in any way affect the rights and obligations of the Parties under Article X.

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(i)    From and after the Closing Date, Seller and its Affiliates shall retain and have sole responsibility for making any premium or other payments due under CDK Insurance Arrangements and Buyer and its Affiliates (including the Company Group) shall have no responsibility therefor.
7.12    Partially Transferred Contracts.
(a)    Prior to the Closing, and, to the extent not completed prior to the Closing, after the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, use their commercially reasonable efforts to work together (and, if necessary and desirable, to work with the third party counterparties to the Partially Transferred Contracts) in an effort to (i) divide, modify and/or replicate (in whole or in part) the respective rights and obligations under and in respect of the Partially Transferred Contracts and (ii) if possible, novate the respective rights and obligations under and in respect of the Partially Transferred Contracts, in each case such that, effective as of the Closing, (A) Buyer (or, as applicable, its Affiliate including any member of the Company Group) is the beneficiary of the rights and is responsible for the obligations related to the Business Portion of the Partially Transferred Contract (so that, subsequent to the Closing, Seller (or its applicable Affiliate) shall have no rights or obligations with respect to the Business Portion of the Partially Transferred Contract) and (B) Seller (or its applicable Affiliate) is the beneficiary of the rights and is responsible for the obligations related to the Non-Business Portion of the Partially Transferred Contract (so that, subsequent to the Closing, Buyer shall have no rights or obligations with respect to the Non-Business Portion of the Partially Transferred Contract), in each case of the foregoing clauses (i) and (ii), subject to any particular description of the Business Portion and Non-Business Portion or other arrangement set forth on Schedule 7.12(a) with respect to such Partially Transferred Contract, if applicable; provided, however, that such efforts shall not include any requirement that either Party or any of its respective Affiliates expend money, commence, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any counterparty to a Partially Transferred Contract in order to obtain such counterparty’s consent to any such arrangement, in each case other than a de minimis expenditure.  If the Parties are not able to enter into an arrangement to formally divide, modify and/or replicate one or more Partially Transferred Contracts prior to the Closing as contemplated by the previous sentence, then (i) with respect to any such Partially Transferred TSA Contract, Buyer shall be entitled to the benefits of, and responsible for the burdens with respect to, the Business Portion of such Partially Transferred TSA Contract in accordance with and pursuant to the terms and conditions of the Transition Services Agreement and if at the end of the term of the Transition Services Agreement there is any Partially Transferred TSA Contract that has not been divided, modified and/or replicated pursuant to this Section 7.12(a), Seller may in its sole discretion either (A) terminate (and cause its Affiliates to terminate), effective immediately, the participation of Buyer and Buyer’s Affiliates in, and any contractual privity of Buyer or Buyer’s Affiliates under, such Partially Transferred TSA Contract, or (B) extend the Transition Services Agreement in accordance with the terms thereof solely with respect to, and continue to offer the existing arrangement with respect to, any such Partially Transferred TSA Contract pursuant to the terms and conditions of the Transition Services Agreement and (ii) with respect to Partially Transferred Contracts (other than Partially Transferred TSA Contracts), until such time as divided, modified and/or replicated (A) Buyer shall be entitled to the benefits of the Business Portion of any such Partially Transferred Contract as if divided, modified and/or replicated pursuant to this Section 7.12(a) (including (x) Seller or such Affiliate being obligated, without

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further consideration therefor, to pay, assign and remit to Buyer promptly all monies, rights and other considerations received in respect of the Business Portion of any such Partially Transferred Contract, and (y) Seller or such Affiliate being obligated to exercise or exploit the beneficial rights and options under the Business Portion of any such Partially Transferred Contract solely at Buyer’s direction and expense), (B) Buyer shall perform, at its sole cost and expense, the obligations of Seller or such Affiliate under the Business Portion of any such Partially Transferred Contract as if divided, modified and/or replicated pursuant to this Section 7.12(a) and (C) Buyer and Seller shall indemnify each other with respect to their respective rights and obligations of any such Partially Transferred Contract as if divided, modified and/or replicated pursuant to this Section 7.12(a) (including with respect to any breach, default or other action of one Party or its Affiliates that harms the rights or obligations of the other Party or its Affiliates under such Partially Transferred Contract); provided, however, that with respect to any such Partially Transferred Contracts (other than Partially Transferred TSA Contracts) (1) in no event shall Buyer be entitled to receive such benefits beyond the term of any such Partially Transferred Contract and (2) in no event shall Buyer have obligations beyond such term of any such Partially Transferred Contract, other than any obligations with respect to the Business Portion of such Partially Transferred Contract which survive termination thereof. To the extent reasonably requested by either Party at any time at or after Closing, the Parties shall enter into appropriate back-to-back arrangements to accomplish the foregoing with respect to such Partially Transferred Contracts (other than Partially Transferred TSA Contracts).
(b)    Seller shall be entitled to terminate (and cause its Affiliates to terminate), effective upon the Closing, the participation of each applicable member of the Company Group in, and any contractual privity of each applicable member of the Company Group under, any Retained Shared Contract, such that from and after the Closing, no further rights or liabilities of any such member of the Company Group shall continue under or with respect to such Retained Shared Contract. Buyer acknowledges that, from and after the Closing, no member of the Company Group will be entitled to participate in Retained Shared Contracts or any group and volume purchasing arrangements that such member of the Company Group may have participated in prior to the Closing (other than the Partially Transferred Contracts).
(c)    If, prior to the Closing, or at any time during the one (1) year period after the Closing, Seller or Buyer becomes aware of a Contract with a vendor, supplier or service provider that contains a Business Portion and a Non-Business Portion (any such Contract, an “Unspecified Shared Contract”), Seller and Buyer shall, and shall cause their respective Affiliates to, treat such Unspecified Shared Contract as if it were a Partially Transferred Contract and use their commercially reasonable efforts to work together in an effort to establish a commercially reasonable arrangement whereby (i) Buyer (or, as applicable, its Affiliate including any member of the Company Group) is the beneficiary of the rights and is responsible for the obligations related to the Business Portion of such Unspecified Shared Contract and (ii) Seller (or its applicable Affiliate) is the beneficiary of the rights and is responsible for the obligations related to the Non-Business Portion of such Unspecified Shared Contract; provided, however, that with respect to any Unspecified Shared Contract (A) for which the aggregate payments made to such vendor, supplier or service provider thereunder for the twelve (12) month period preceding the date on which Seller or Buyer, as applicable, became aware of such Unspecified Shared Contract was less than one hundred thousand Dollars ($100,000) and/or (B) for which the products or services purchased thereunder are generally available in the commercial marketplace, then either Seller (in the case that Seller and/or

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one of its Affiliates is a party to such Unspecified Shared Contract, including if a member of the Company Group is also a party to such Unspecified Shared Contract) or Buyer (in the case that a member of the Company Group is a party to such Unspecified Shared Contract and neither Seller nor any of its Affiliates is a party to such Unspecified Shared Contract), as applicable, shall be entitled to terminate (and cause its respective Affiliates to terminate), effective immediately, the participation of such other Party and such other Party’s Affiliates in, and any contractual privity of such other Party or such other Party’s Affiliates under, such Unspecified Shared Contract.
7.13    Copy of Data Room.  Seller will cause its Representatives to deliver to Buyer, not later than thirty (30) days following the Closing, a CD or flash drive with a copy of the content of the Data Room, and an index of the content thereof, as it existed at 11:59 P.M. (Central Time) on the day prior to the Closing Date. For the avoidance of doubt, Seller and its Affiliates shall be permitted to retain copies of the Data Room subject to Section 7.10(a).
7.14    Exclusive Dealing. Seller shall not, and shall cause its Affiliates and Representatives to not: (a) solicit, initiate or encourage discussions or engage in negotiations with any Person (whether such negotiations are initiated by a Party, a third party or otherwise), other than Buyer or its Affiliates, relating to the possible acquisition of any material portion of the entity or assets of the business of the Company Group or the Company Group (whether by way of merger, purchase of equity, purchase of assets, loan or otherwise) or a refinancing or recapitalization of any member of the Company Group (an “Acquisition Transaction”); (b) provide non-public information or documentation with respect to the business of the Company Group or the Company Group to any Person, other than Buyer, its Affiliates or their respective Representatives, relating to an Acquisition Transaction; or (c) approve, endorse, recommend or enter into any letter of intent, memorandum of understanding or Contract, contemplating or effecting an Acquisition Transaction or requiring any Party (other than Buyer) to abandon or terminate its obligations under this Agreement, with any Person other than Buyer or its Affiliates; or (d) agree, resolve or commit to, or knowingly take any other action which could reasonably be expected to lead to, any of the foregoing actions. Seller agrees to notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to an Acquisition Transaction and provider Buyer with a description of the material terms and conditions thereof, including the identity of such Person. Seller shall not, and Seller shall immediately cease and cause to be terminated any existing discussions with any Person (other than Buyer, its Affiliate and their respective Representatives) concerning any proposal relating to an Acquisition Transaction. Notwithstanding the foregoing, nothing in this Section 7.14 shall restrict any transaction or potential transactions involving any equity interests in Seller or any of Seller’s equity owners or to any actions of Seller or its Affiliates or Representatives in connection therewith. For the avoidance of doubt, the Restructuring shall not constitute an Acquisition Transaction.
7.15    Wrong Pockets. In the event that, after the Closing, any of the Seller Group Entities (other than any member of the Company Group) receives any payment relating to the business of the Company Group from any Person, or discovers it has possession or ownership interest in any asset included in the assets of (or purported to be owned by) the Company Group as set forth in the Financial Statements, Seller shall promptly remit (or cause to be promptly remitted) or deliver (or cause to be delivered) such payment, or such asset, to the appropriate member of the Company Group.  In the event that, after the Closing, the Company Group receives any payment relating to the business of the Seller Group Entities (other than the Company Group) from any Person, or discovers

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that the Company Group has possession or an ownership interest in any asset that exclusively relates to the business of the Seller Group Entities (other than the Company Group), the Company shall promptly remit (or cause to be promptly remitted), or deliver (or cause to be delivered) such payment, or such asset, to the appropriate Seller Group Entity.
7.16    Allocation of Closing Payment. The Parties shall discuss in good faith whether Buyer or Seller will prepare the Allocation Schedule; provided, that if the Parties have not so agreed in writing on or before the Closing Date, Seller shall prepare the Allocation Schedule. Whichever of the Parties prepares the Allocation Schedule is referred to as “Preparer”, and whichever of the Parties does not is referred to as the “Reviewer”. Within forty five (45) days following the delivery of the Final Post-Closing Statement, Preparer shall prepare and deliver to Reviewer an allocation of the Purchase Price and any other items treated as consideration for Income Tax purposes among the assets of the Company and among the assets of any member of the Company Group that is treated as disregarded as separate from the Company for U.S. federal income tax purposes in accordance with the principles of Section 1060 of the Code and the Treasury Regulations thereunder (the “Allocation Schedule”). Reviewer shall have a period of fifteen (15) days after the delivery of the Allocation Schedule to present to Preparer any notice of any objections that Reviewer may have to the allocations set forth therein. Unless Reviewer timely objects, such Allocation Schedule shall be binding on the Parties. If Reviewer timely raises any objections to an Allocation Schedule prepared by Preparer pursuant to this Section 7.16, Seller and Buyer shall negotiate in good faith and use their reasonable best efforts to resolve any dispute. If Seller and Buyer fail to resolve such dispute within fifteen (15) days after Reviewer timely raises such objection, then the disputed items shall be resolved by the Accounting Firm; provided, however, that the Accounting Firm’s determination shall be limited to whether the portions of the Allocation Schedule as prepared by Preparer and with respect to which Reviewer has raised timely concerns were prepared in accordance with this Section 7.16. The Parties shall file all Tax Returns in all respects and for all purposes consistent with the Allocation Schedule as finally prepared pursuant to this Section 7.16. In the event that, after the Allocation Schedule is determined, the Purchase Price or any other item treated as consideration for Income Tax purposes is adjusted requiring an adjustment to the Allocation Schedule as previously prepared pursuant to this Section 7.16, a revised Allocation Schedule shall be prepared by Preparer pursuant to this Section 7.16 and such revised Allocation Schedule shall become the Allocation Schedule for purposes of this Agreement. The Parties agree and acknowledge that not more than seven million Dollars ($7,000,000) of the Closing Payment is allocable to the purchase of the Thailand Entity.
7.17    Cash Provisions. The Parties will comply with the terms and conditions of Exhibit A as it relates to Cash. Without limiting the generality of the foregoing, Buyer shall, and shall cause the Company Group to, ensure that the Debt Financing, and any replacement debt financing during the term of the Cash Repatriation Term, does not prohibit or restrict the post-Closing arrangements contemplated by the Cash Provisions (including the payments contemplated to Seller thereunder).

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ARTICLE 8
Conditions Precedent to Closing
8.1    Mutual Conditions.
(a)    Antitrust Approvals. All required waiting periods or necessary permits, approvals, clearances, confirmations, licenses and consents or filings with respect to Antitrust Laws applicable to the transactions contemplated hereby and by the Related Agreements shall have expired, terminated, been provided or made, as applicable, in each case as described on Schedule 8.1(a) (the “Antitrust Approvals”).
(b)    No Prohibition. No Governmental Order shall have been adopted, promulgated or entered by any Governmental Authority which prohibits the consummation of the transactions contemplated hereby and by the Related Agreements.
(c)    France and Netherlands Works Council Consultation. With respect to the works councils of the Company Group in the Netherlands and France, any of the following shall have occurred with respect to each such works council, as applicable (the “Works Council Condition”):
(i)    receipt from the works council in the Netherlands of an unconditional positive or neutral advice or opinion;
(ii)    receipt, whether expressly or tacitly, from the works council in France of an unconditional positive or neutral advice or opinion;
(iii)    receipt from the works council in the Netherlands and/or France of:
(A)    an advice or opinion with conditions reasonably acceptable to Seller and Buyer;
(B)    an unconditional and irrevocable waiver in writing of its right to render advice on this Agreement;
(iv)    to the extent neither of the situations described under Sections 8.1(c)(i) and (c)(iii) has occurred with respect to the works council in the Netherlands, the adoption of a resolution by Seller in respect of the transactions contemplated hereby and by the Related Agreements that: (A) deviates from such works council’s advice, and is followed by receipt by Seller from such works council of an unconditional and irrevocable waiver in writing of any applicable waiting period under applicable Dutch Law and of its right to initiate legal proceedings pursuant to such Law; (B) deviates from the Dutch works council’s advice, and is followed by the expiration of any applicable waiting period under applicable Dutch Law, without such works council having initiated legal proceedings pursuant to such Law; or (C) deviates from the Dutch works council’s advice, and is followed by legal proceedings initiated by the Dutch works council which are dismissed by a court of competent jurisdiction; or

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(v)    to the extent neither of the situations described under Sections 8.1(c)(ii) and (c)(iii) has occurred with respect to the works council in France, including where the French works council issues a negative opinion, the adoption of a resolution by Seller in respect of the transactions contemplated hereby and by the Related Agreements, after having consulted with the French works council on these options, either: (A) to transfer the ownership of the France Subsidiary to Seller or one of its Affiliates (other than the Company Group) such that the France Subsidiary is not included in the Company Group at Closing and is retained by Seller and its Affiliates; or (B) not to transfer the ownership of the France Subsidiary to Seller or one of its Affiliates (other than the Company Group) such that the France Subsidiary is included in the Company Group at Closing when the Company is acquired by Buyer.
(d)    Restructuring. The Restructuring shall have been (or shall be concurrently with the Closing) effectuated in accordance with Section 6.6; provided, that Seller shall have the right, in its sole discretion, to waive Steps 1, 4 and/or 5 in Schedule 6.6.
8.2    Buyer Conditions. The obligations of Buyer under this Agreement to consummate the transactions contemplated hereby and by the Related Agreements are subject to the satisfaction (or waiver by Buyer) of all of the following conditions precedent:
(a)    Representations and Warranties True as of the Closing.
(i)    (A) Other than the Fundamental Representations, the representations and warranties of Seller contained in Article 3 that (x) are qualified as to Material Adverse Effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (y) are not so qualified shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for failures of the representations and warranties referred to in this clause (y) to be true and correct that do not constitute a Material Adverse Effect; and (B) the Fundamental Representations contained in Article 3 shall be true and correct in all but de minimis respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such Fundamental Representations expressly relate to an earlier date, in which case as of such earlier date).
(ii)    (A) Other than the Fundamental Representations, the representations and warranties of the Company contained in Article 4 that (x) are qualified as to Material Adverse Effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (y) are not so qualified shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for failures of the representations and warranties referred to in this clause (y) to be true and correct that do not constitute, and would not have a Material Adverse Effect; and (B) the Fundamental Representations contained in Article 4 shall be true and correct in all but de minimis respects as of the Closing Date as though made

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on and as of the Closing Date (except to the extent such Fundamental Representations expressly relate to an earlier date, in which case as of such earlier date).
(b)    Compliance with Agreements and Covenants. The Company and Seller shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing.
(c)    Material Adverse Effect. Since the date hereof, no Material Adverse Effect shall have occurred.
(d)    Closing Deliveries. Seller shall have delivered to Buyer all documents required to be delivered by Seller pursuant to Section 2.2(b).
8.3    Seller Conditions. The obligations of Seller and the Company under this Agreement to consummate the transactions contemplated hereby and by the Related Agreements are subject to the satisfaction (or waiver by Seller) of all of the following conditions precedent:
(a)    Representations and Warranties True as of the Closing. Each of the representations and warranties of Buyer contained in Article 5 (i) that are qualified as to “material adverse effect” shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for failures of the representations and warranties referred to in this clause (ii) to be true and correct as do not constitute, and would not reasonably be expected to have, in the aggregate, a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby and by the Related Agreements.
(b)    Compliance with Agreements and Covenants. Buyer shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing.
(c)    Closing Deliveries. Buyer shall have delivered to Seller all documents required to be delivered by Buyer pursuant to Section 2.2(c).
ARTICLE 9
Termination
9.1    Termination. This Agreement may be terminated at any time on or prior to the Closing Date, as follows:
(a)    with the mutual written consent of Seller and Buyer; or
(b)    by either Seller or Buyer, if the Closing shall not have occurred on or before May 31, 2021 (the “Termination Date”); provided, however, that if, as of the Termination Date, all

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conditions set forth in Article 8, other than the conditions set forth in Section 8.1, shall have been satisfied or shall be capable of being satisfied at the Closing Date if the Closing were to occur at such time, or to the extent not prohibited by applicable Law shall have been waived on or before such date, the Termination Date shall automatically extend sixty (60) days, which date thereafter shall be deemed to be the Termination Date; provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, resulted in or contributed to the failure of the Closing to occur on or before the Termination Date (as it may be extended pursuant to this Section 9.1(b)); or
(c)    by Seller, if Buyer shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 8.1 or 8.3 being satisfied and (B) (1) if capable of being cured, has not been cured by Buyer within thirty (30) calendar days after its receipt of written notice thereof from Seller (provided that if Seller delivers such written notice within thirty (30) days of the Termination Date, the Termination Date shall automatically be extended to a date that is thirty (30) days after the date of such delivery); or (2) is incapable of being cured; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to Seller if the failure of Seller or the Company to fulfill any of its respective obligations under this Agreement has been the primary cause of, or resulted in, such breach, or if the conditions in Sections 8.1 or 8.3 are not capable of being satisfied because there is then a breach or inaccuracy of a covenant, representation or warranty made by Seller or the Company in this Agreement; or
(d)    by Buyer, if Seller or the Company shall have breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 8.1 or 8.2 being satisfied and (B) (1) if capable of being cured, has not been cured by Seller or the Company, as applicable, within thirty (30) calendar days after its receipt of written notice thereof from Buyer (provided that if Buyer delivers such written notice within thirty (30) days of the Termination Date, the Termination Date shall automatically be extended to a date that is thirty (30) days after the date of such delivery); or (2) is incapable of being cured; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to Buyer if the failure of Buyer to fulfill any of its obligations under this Agreement has been the primary cause of, or resulted in, such breach, or if the conditions in Sections 8.1 or 8.2 are not capable of being satisfied because there is then a breach or inaccuracy of a covenant, representation or warranty made by Buyer in this Agreement; or
(e)    by Seller, if (i) all of the conditions set forth in Sections 8.1 and 8.2 have been and continue to be satisfied or shall be capable of being satisfied at the Closing Date if the Closing were to occur at such time, and (ii) Buyer fails to consummate the transactions contemplated hereby and by the Related Agreements within two (2) Business Days of the date that the Closing should otherwise have occurred pursuant to Section 2.2(a) hereof, and (iii) Seller and the Company stood ready and willing to consummate the Closing on the date the Closing should otherwise have occurred pursuant to Section 2.2(a); or

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(f)    by either Seller or Buyer, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and by the Related Agreements, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(f) shall not be available to any Party (i) whose failure to comply with Section 6.4 or Section 6.5 has caused, resulted in or contributed to, such issuance or the taking of any such other action by such Governmental Authority or (ii) whose breach of Section 3.3(b), 4.3(b) or 5.3(b), as applicable, was related to such issuance or the taking of any such other action by such Governmental Authority.
9.2    Expenses; Termination Fee.
(a)    Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby and by the Related Agreements are consummated, (i) all costs and expenses (including out-of-pocket fees and expenses of the Party’s independent advisors, investment bankers, consultants, counsels and accountants) incurred or paid by each Party or on its behalf in connection with this Agreement and the transactions contemplated hereby and by the Related Agreements shall be paid by the Party incurring such costs and expenses and (ii) notwithstanding the preceding clause (i), if any Party hereto brings an Action (whether in law, equity or otherwise) in connection with any controversy, disagreement or dispute arising under this Agreement, the prevailing Party shall be entitled, in addition to any other rights or remedies available to it, to collect from the non-prevailing Party or Parties the reasonable costs and expenses incurred by such prevailing Party, including reasonable attorneys’ fees and court costs.
(b)    Termination Fees.
(i)    If this Agreement is terminated (A) by either Seller or Buyer pursuant to Section 9.1(b), (B) by Seller pursuant to Section 9.1(c), or (C) by either Seller or Buyer pursuant to Section 9.1(f), and in any such case one or more Antitrust Approvals have not been obtained as of such termination, then, Buyer will pay Seller an amount equal to seventy million Dollars ($70,000,000) (the “Antitrust Termination Fee”).
(ii)    If this Agreement is terminated (A) by Seller pursuant to Section 9.1(b), Section 9.1(c) or Section 9.1(e) or (B) by Buyer pursuant to Section 9.1(b) or Section 9.1(d), and in any such case of this clause (B) at such time Seller could have terminated this Agreement pursuant to Section 9.1(c) or Section 9.1(e), then, Buyer will pay Seller an amount equal to seventy million Dollars ($70,000,000) (the “General Termination Fee”).
(iii)    In no event will Buyer be responsible for both the Antitrust Termination Fee and the General Termination Fee, but under circumstances in which Seller would be entitled to recover either the Antitrust Termination Fee or the General Termination Fee, Seller shall have the right to elect between recovering the Antitrust Termination Fee or the General Termination Fee (whichever Seller elects, the “Termination Fee”. In the event the Termination Fee is payable, such fee will be paid to Seller by Buyer in immediately available funds within three (3) Business Days after the date of the event giving rise to the obligation to make such payment. In the event Buyer does not pay the Termination Fee within such three (3) Business Day period, Buyer acknowledges that Seller shall be entitled

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to draw upon the Guaranty for payment of the Termination Fee. In addition to the Termination Fee, Buyer shall pay, or cause to be paid, to Seller the reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Seller in connection with the pursuit of payment of the Termination Fee, together with interest at the U.S. Prime Lending Rate published by The Wall Street Journal plus two percent (2%) per annum from and including the date the Termination Fee was required to be paid.
(iv)    Buyer acknowledges and agrees that (A) the agreements contained in this Section 9.2(b) are an integral part of the transactions contemplated hereby and by the Related Agreements and constitutes a reasonable estimate of the losses that would be suffered by reason of any termination specified under Section 9.2(b)(i) or 9.2(b)(ii) in light of the difficulty of accurately determining actual damages upon such termination and (B) without these agreements, Seller would not enter into this Agreement.
9.3    Effect of Termination. (a) In the event of termination of this Agreement by either Seller or Buyer as provided in Section 9.1, this Agreement will forthwith become void and have no further force or effect, without any liability (other than as set forth in Section 9.2 or this Section 9.3) on the part of Buyer, Seller or the Company; provided, however, that the provisions of Section 6.1(b), Section 7.3, Section 9.2, this Section 9.3, Section 10.2, Section 10.3 and Article 11 will survive any termination hereof; provided, further, that nothing in this Section 9.3 shall relieve any Party of any liability for any willful breach by such Party of this Agreement prior to termination. The Confidentiality Agreement will survive any termination hereof in accordance with its terms. (b) Notwithstanding any other provision of this Agreement to the contrary, if Buyer fails to effect the Closing when required by Section 2.2(a), then, (i) except for the right of Seller to seek specific performance, injunction and/or other equitable relief pursuant to and in accordance with Section 11.11, Seller’s and its Affiliates’ sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Buyer and any of their respective former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, Financing Sources or assignees (each a “Related Party” and collectively, the “Related Parties”) or any Related Party of any Related Party for any breach, loss or damage shall be to terminate this Agreement and receive payment of the Termination Fee, as provided by Section 9.2(b) and pursuant to the Guaranty, as applicable, and (ii) except as provided in the immediately foregoing clause (i), none of the Related Parties or any Related Party of a Related Party will have any liability to Seller or any of its Affiliates relating to or arising out of this Agreement. The Parties acknowledge and agree that in no event will Buyer be required to pay the Termination Fee on more than one occasion.
9.4    Notice of Termination. In order to validly terminate this Agreement pursuant to Section 9.1, the Party seeking to terminate this Agreement shall deliver written notice to the other Parties, specifying (i) the subsection of Section 9.1 pursuant to which this Agreement is being terminated and (ii) the factual basis, in reasonable detail, giving rise to such Party’s right to terminate this Agreement pursuant to Section 9.1.

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ARTICLE 10
Non-Survival, Release and Related Matters
10.1    Non-Survival. Notwithstanding anything to the contrary in this Agreement, except in the case of Fraud, all of the representations and warranties contained in this Agreement (including the Disclosure Schedule, schedules and exhibits attached hereto and the certificates delivered pursuant hereto), and each of the covenants and agreements contained in Article 6, shall terminate automatically at and will not survive the Closing, and none of Buyer, the Company, Seller nor any of their respective Associated Persons, successors, permitted assigns or heirs, will have any liability whatsoever and may not bring any Action with respect to any such representations, warranties, covenants or agreements (it being understood that such Persons are intended to benefit from this Section 10.1, whether or not party to this Agreement).
10.2    Non-Recourse Persons. Notwithstanding anything that may be expressed or implied in this Agreement to the contrary, each of Buyer and each of the Restricted Entities agrees and acknowledges, both for itself and, in the case of Buyer, for its other Associated Persons and their respective successors and assigns, that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Associated Person of either Seller or the Company (other than Seller itself) or any of their respective successors and assigns, whether in their capacity as such or otherwise, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly acknowledged and agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the foregoing, whether in their capacity as such or otherwise, for any obligation of the Company or Seller under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
10.3    Acknowledgement by Buyer. The representations and warranties of Seller expressly and specifically set forth in Article 3 and of the Company expressly and specifically set forth in Article 4, each as qualified by the Disclosure Schedule, constitute the sole and exclusive representations, warranties and statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) of any of Seller, the Company or any of their respective Associated Persons (a) as to any matter concerning any member of the Company Group or any of its joint ventures or businesses, (b) in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and by the Related Agreements, or (c) with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) Buyer or any of its Associated Persons in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and by the Related Agreements (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other material made available to Buyer or any of its Associated Persons in the Data Room, presentations including “management presentations” or any other form (electronic or otherwise)), and all other purported representations and warranties or statements (including by omission) are hereby disclaimed by Seller, the Company and each of their respective Associated Persons and Buyer acknowledges and agrees that none of Buyer or any of its Associated Persons has or shall rely on or have any claim with respect to their purported use of, or reliance on,

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any such representations, warranties or statements (including by omission). Buyer is otherwise acquiring the Company Group and the business of the Company Group as conducted in the International Territory on an “AS IS, WHERE IS” basis. Nothing herein shall in any manner limit, prevent or restrict any claim for Fraud.
ARTICLE 11
Miscellaneous
11.1    Amendment. This Agreement may be amended, modified or supplemented only in a writing signed by Buyer, the Company and Seller. Notwithstanding any other provision of this Agreement to the contrary, no amendment, modification or waiver of the definition of “Debt Financing Sources”, Section 9.3, this Section 11.1, Section 11.6, Section 11.10 or Section 11.20 (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of the foregoing definitions or sections) shall affect the rights of any Debt Financing Source under such Sections without the prior written consent of such Debt Financing Source.
11.2    Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 P.M. local time of the business address of the receiving Party (otherwise on the next Business Day), (c) on the next Business Day if sent by an overnight delivery service, or (d) five (5) Business Days after being deposited in the United States mail, certified or registered mail, postage prepaid:
(a)    If to Seller, or prior to the Closing, the Company, addressed as follows:
CDK Global, Inc.
1950 Hassell Road
Hoffman Estates, Illinois 60169
Attention: Chief Executive Officer
Email: bk@cdk.com
and
CDK Global, Inc.
1950 Hassell Road
Hoffman Estates, Illinois 60169
Attention: General Counsel
Email: lee.brunz@cdk.com
with a copy to (which shall not constitute notice):
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention:     Jodi Simala

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    Jason Wagenmaker
Email:     jsimala@mayerbrown.com
    jwagenmaker@mayerbrown.com
(b)    If to Buyer, or after the Closing, the Company, addressed as follows:
Concorde Bidco Limited
c/o Francisco Partners
One Letterman Drive, Bldg. C – Ste. 410
San Francisco, California 94129
Attention: Petri Oksanen
     Matt Spetzler
     Steve Eisner
Email: oksanen@franciscopartners.com
spetzler@franciscopartners.com
eisner@franciscopartners.com

With a copy to (which shall not constitute notice):
Paul Hastings LLP
101 California Street, 48th Floor
San Francisco, California 94111
Attention: Michael J. Kennedy
     Dana C. F. Kromm
Email: mikekennedy@paulhastings.com
danakromm@paulhastings.com

or to such other individual or address as a Party may designate for itself by notice given as herein provided.
11.3    Waivers. No failure or delay on the part of any Party to exercise any right, power or remedy of such Party hereunder shall operate as a waiver thereof, nor shall a single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by a Party of any condition or breach of any term, covenant, representation or warranty or other provision contained in this Agreement shall be effective unless in writing signed by such Party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty or other provision contained herein.
11.4    Disclosure Schedule. The Disclosure Schedule has been prepared to correspond to and qualify specific numbered paragraphs of sections as set forth therein; provided, however, that any disclosure in the Disclosure Schedule corresponding to and qualifying a specific numbered paragraph or section hereof shall be deemed to correspond to and qualify any other numbered paragraph or section relating to such Party to the extent the relevance of such disclosure to such other paragraph or section is reasonably apparent on the face of such disclosure. Certain information set forth in the Disclosure Schedule is included solely for informational purposes, is not an

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admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any Dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedule is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedule in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in any Disclosure Schedule is or is not material for purposes of this Agreement.
11.5    Successors and Assigns; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. No assignment of this Agreement or any of the rights, interests or obligations under this Agreement may be made by any party at any time, whether or not by operation of law, without the prior written consent of Sellers and Buyer, and any attempted assignment without the required consent shall be void; provided, however, that Buyer may assign any of its rights or delegate any of its duties under this Agreement to any Affiliate of Buyer, or Buyer may assign its rights, but not its duties, under this Agreement to any of its financing sources or lenders for collateral security purposes.
11.6    Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any right, remedy, claim, liability, reimbursement or cause of action under or with respect to this Agreement or any provision of this Agreement. Notwithstanding the foregoing, (a) the Persons referred to in Section 6.8, Section 9.3, Section 10.1, Section 10.2 and Section 11.16 are hereby made third party beneficiaries of this Agreement, in each case, with all of the rights, remedies, claims, liabilities, reimbursements causes of action and other rights accorded such Persons under this Agreement and the Related Agreements; and (b) the Debt Financing Sources shall be third party beneficiaries of certain provisions as set forth in Section 11.20(b).
11.7    Entire Understanding. The exhibits, schedules and Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement, the Related Agreements and the Confidentiality Agreement set forth the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements and understandings among the Parties regarding the subject matter hereof and thereof.
11.8    Applicable Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any laws, rules or provisions of the State of Delaware that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Delaware.
11.9    Jurisdiction of Disputes. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED

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AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES HEREBY: (A) AGREE THAT ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION SHALL BE INSTITUTED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY, OR IN THE EVENT (AND ONLY IN THE EVENT) THAT SUCH DELAWARE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH DISPUTE, ANY DELAWARE STATE COURT SITTING IN NEW CASTLE COUNTY, UNLESS THE FEDERAL COURTS HAVE EXCLUSIVE JURISDICTION, IN WHICH CASE THE FEDERAL COURTS LOCATED IN NEW CASTLE COUNTY IN THE STATE OF DELAWARE (SUCH COURTS, INCLUDING APPELLATE COURTS THEREFROM, THE “SPECIFIED COURTS”); (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, THE PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN THE APPLICABLE SPECIFIED COURT AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION 11.9 SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A UNITED STATES FEDERAL COURT THAT IS A SPECIFIED COURT); (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 11.2 FOR COMMUNICATIONS TO SUCH PARTY; (E) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (F) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; PROVIDED, HOWEVER, THAT IF THE SPECIFIED COURTS ARE FUNCTIONALLY UNAVAILABLE AS A RESULT OF ANY PUBLIC HEALTH EVENT, EACH PARTY AGREES TO SUBMIT TO THE JURISDICTION OF ANY STATE IN THE UNITED STATES IN WHICH THE FEDERAL COURT THEREIN MAY ASSERT JURISDICTION OVER THE PARTIES SOLELY IN RESPECT OF APPLICATIONS FOR TEMPORARY, STATUS QUO OR INTERIM INJUNCTIVE RELIEF.
11.10    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE RELATED AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE

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IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.
11.11    Specific Performance.
(a)    Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. Furthermore, each of Buyer and each of the Restricted Entities agrees that Seller shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of each of Buyer and each of the Restricted Entities hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.
(b)    Seller may simultaneously pursue and be entitled to both a grant of specific performance under this Section 11.11 and the payment of the Termination Fee under Section 9.2(b); provided, however, that Seller shall not be entitled to receive both (A) a grant of specific performance that results in the consummation of the Closing and payment of the Closing Payment and (B) payment of the Termination Fee.
(c)    The right of specific performance and other equitable relief is an integral part of the transactions contemplated hereby and by the Related Agreements and without that right, neither Seller nor Buyer would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.11 shall not be required to provide any bond or other security in connection with any such order or injunction.
(d)    If, prior to the Termination Date, any Party brings any action, in each case in accordance with this Section 11.11, to enforce specifically the performance of the terms and provisions hereof by any other Party, the Termination Date shall automatically be extended (i) for the period during which such action is pending, plus ten (10) Business Days or (ii) by such other time period established by the court presiding over such action, as the case may be.
(e)    Notwithstanding anything herein to the contrary, in no event shall this Section 11.11 be used, alone or together with any other provision of this Agreement, to require Seller or the Company to remedy any breach of any representation or warranty of Seller or the Company made herein.
11.12    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or

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provision in any other situation or in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
11.13    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The Parties acknowledge and agree that they are sophisticated parties, have reviewed the terms of this Agreement and the Related Agreements, engaged counsel and advisors as they have each determined necessary to fully understand their respective rights and obligations hereunder and thereunder, and accordingly, no agreement, provision, condition, waiver, representation, warranty, acknowledgement or other term hereof or thereof shall be deemed unenforceable or otherwise inoperable for lack of conspicuousness or emphatic text.
11.14    Counterparts. This Agreement may be executed in counterparts (including using any electronic signature covered by the United States ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), and such counterparts may be delivered in electronic format, including by facsimile, email or other transmission method. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any law authorizing electronic signatures. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement, shall be disregarded in determining a Party’s intent or the effectiveness of such signature. No Party shall raise the use the delivery of signatures to this Agreement in electronic format as a defense to the formation of a contract and each such Party forever waives any such defense.
11.15    Retention of Advisors. Buyer and Seller acknowledge and agree that Mayer Brown and each of the CDK Local Counsel have represented Seller and the Company in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements, and that Seller, the Company and their respective Associated Persons (the “Seller Group Members”) have a reasonable expectation that Mayer Brown and the CDK Local Counsel will represent them in connection with any claim or Action involving any Seller Group Member, on the one hand, and Buyer or any of its Associated Persons (the “Buyer Group Members”), on the other hand, arising under this Agreement, the Related Agreements or the transactions contemplated hereby and by the Related Agreements. Buyer hereby, on behalf of itself and the other Buyer Group Members and their respective successors and assigns, hereby irrevocably (a) agree to any such representation in any such matter and (b) waive any actual or potential conflict arising from any such

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representation in the event of: (i) any adversity between the interests of any Seller Group Member, on the one hand, and Buyer and the Company Group, on the other hand, in any such matter; and/or (ii) any communication between or among Mayer Brown or the CDK Local Counsel, on the one hand, and the Company Group and its respective Affiliates or employees, on the other hand, whether privileged or not, or any other information known to such counsel, by reason of such counsel’s representation of any member of the Company Group prior to the Closing.
11.16    Protected Communication.
(a)    The Parties to this Agreement agree that, immediately prior to the Closing, without the need for any further action (i) all right, title and interest of the Company Group in and to all Protected Communications shall thereupon transfer to and be vested solely in Seller and its successors in interest and (ii) any and all protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications that would have been exercisable by any member of the Company Group shall thereupon be vested exclusively in Seller and its successors in interest and shall be exercised or waived solely as directed by Seller or its successors in interest.
(b)    None of Buyer, any member of the Company Group or any Person acting on any of their behalf shall, without the prior written consent of Seller or its successors in interest, assert or waive or attempt to assert or waive any such protection against disclosure, including, but not limited to, the attorney-client privilege or work product protection, or to access, discover, obtain, use or disclose or attempt to access, discover, obtain, use or disclose any Protected Communications in any manner, including in connection with any dispute or legal proceeding relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, or any of the transactions contemplated hereby and by the Related Agreements; provided, however, (i) the foregoing shall neither prohibit Buyer from seeking proper discovery of such documents nor Seller from asserting that such documents are not discoverable to the extent that applicable attorney-client privileges and work product protections have attached thereto and (ii) in the event a dispute arises between any Buyer Group Members, on the one hand, and any other Person (other than Seller Group Members), on the other hand, such Buyer Group Members shall not disclose any documents or information subject to protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications without the prior written consent of Seller (provided that if such Buyer Group Members are required by judicial order or other legal process to make such disclosure, such Buyer Group Members shall promptly notify Seller in writing of such requirement (without making disclosure) and shall provide Seller with such cooperation and assistance as shall be necessary to enable Seller to prevent disclosure by reason of any protection against disclosure, including the attorney-client privileges and work product protections).
(c)    Without limiting the generality of the foregoing, (i) Seller shall have the right to retain, or cause Mayer Brown and CDK Local Counsel to retain, any Protected Communications in their possession at the Closing and (ii) Buyer shall (and following the Closing shall cause the Company Group to) take actions necessary to ensure that any and all protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications will survive the Closing, remain in effect and transfer to and be vested solely in Seller and its successors in interest.

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(d)    Seller and its successors-in-interest shall have the right at any time prior to or following the Closing to remove, erase, delete, disable, copy or otherwise deal with any Protected Communications in whatever way they desire, and Buyer and the Company Group shall provide full access to all Protected Communications in their possession or within their direct or indirect control and shall provide reasonable assistance at the expense of the Person requesting such assistance in order to give full force and effect to the rights of Seller and its successors in interest hereunder.
(e)    This Section 11.16 is for the benefit of Seller and its Affiliates and such Persons are intended third-party beneficiaries.
11.17    No Waiver of Privilege, Protection from Disclosure or Use. The Parties understand and agree that nothing in this Agreement, including the provisions of Section 7.1, Section 11.15 and Section 11.16 regarding the assertions of protection from disclosure and use, privilege and conflicts of interest, shall be deemed to be a waiver of any applicable attorney-client privilege or other protection from disclosure or use. Each of the Parties understands and agrees that it has undertaken reasonable efforts to prevent the disclosure of Protected Communications. Notwithstanding those efforts, the Parties understand and agree that the consummation of the transactions contemplated hereby and by the Related Agreements could result in the inadvertent disclosure of information that may be confidential, eligible to be subject to a claim of privilege, or otherwise protected from disclosure. The Parties further understand and agree that any disclosure of information that may be confidential, subject to a claim of privilege, or otherwise protected from disclosure will not constitute a waiver of or otherwise prejudice any claim of confidentiality, privilege, or protection from disclosure, including with respect to information involving or concerning the same subject matter as the disclosed information. The Parties agree to use reasonable best efforts to return any inadvertently disclosed information to the disclosing Party promptly upon becoming aware of its existence. The Parties further agree that promptly after the return of any inadvertently disclosed information, the Party returning such information shall destroy any and all copies, summaries, descriptions and/or notes of such inadvertently disclosed information, including electronic versions thereof, and all portions of larger documents or communications that contain such copies, summaries, descriptions and/or notes.
11.18    Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor, except as expressly and specifically set forth in this Agreement in any manner create any principal-agent, fiduciary or other special relationship between the Parties. No Party shall have any duties (including fiduciary duties) towards any other Party except as specifically set forth herein.
11.19    No Right of Set-Off. Buyer, for itself and its successors and permitted assigns, hereby unconditionally and irrevocably waives any rights of set-off, netting, offset, recoupment, or similar rights that Buyer or any of its successors and permitted assigns has or may have with respect to the payment of the Closing Payment or any other payments to be made by Buyer pursuant to this Agreement or any other document or instrument delivered by Buyer in connection herewith.

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11.20    Debt Financing Sources.
(a)    NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT IT WILL NOT BRING OR SUPPORT ANY ACTION OF ANY KIND OR DESCRIPTION, WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY DEBT FINANCING SOURCE IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT FINANCING COMMITMENT LETTERS, EQUITY FINANCING COMMITMENT LETTER, THE DEBT FINANCING, THE EQUITY FINANCING OR THE PERFORMANCE THEREOF OR SERVICES RELATED THERETO, IN ANY FORUM OTHER THAN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND THAT THE PROVISIONS OF SECTION 11.10 RELATING TO THE WAIVER OF JURY TRIAL SHALL APPLY TO, AND THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF, SHALL GOVERN, ANY SUCH ACTION. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION IN THE MANNER PROVIDED IN SECTION 11.9, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.
(b)    Notwithstanding anything in this Agreement to the contrary, the Debt Financing Sources shall be express third-party beneficiaries and shall be entitled to enforce the agreements contained in Section 9.3, Section 11.1, Section 11.6, Section 11.10 and this Section 11.20.
(c)    Notwithstanding anything to the contrary in this Agreement, the Debt Financing Sources shall not have any liability to Seller or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing Commitment Letters or the Debt Financing or any related agreements or the transactions contemplated hereby or by the Related Agreements, whether at law or equity, in contract or in tort or otherwise, and Seller and its Affiliates shall not have any rights or claims, and shall not seek any loss or damage or any other recovery or judgment of any kind, including direct, indirect, consequential or punitive damages, against any Debt Financing Source under this Agreement, the Debt Financing Commitment Letters or the Debt Financing or any related agreements, whether at law or equity, in contract or in tort or otherwise, and Seller (on behalf of itself, its Affiliates and each of their respective stockholders, partners, members, Affiliates, directors, officers, employees, controlling persons and agents) hereby waives any rights or claims against any Debt Financing Source relating to or arising out of this Agreement, the Debt Commitment Letter or the Debt Financing or any related agreements or the transactions contemplated hereby or by the Related Agreements, whether at law or equity, in contract, in tort or otherwise.
11.21    Indemnification.

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(a)    From and after the Closing, Seller agrees to indemnify, defend and hold Buyer and its Affiliates (including the Company Group) harmless from any and all Losses that they may incur arising out of or resulting from:
(i)    Seller Taxes, and Seller agrees to pay on or before Closing any and all such Taxes which fall within clause (a) of the definition of Seller Taxes to the extent identifiable on or before Closing;
(ii)    Actions or threatened Actions arising out of the conduct and operations of the businesses of Seller and its Affiliates (excluding the business of the Company Group) before and following the Closing (including any Loss arising under any pension plans of Seller or its Affiliates (other than the Company Group) and any Losses arising from the Company Group being part of a controlled group with Seller and its Affiliates (other than the Company Group), including under ERISA or otherwise); and
(iii)    payments and other actions taken by Buyer or any member of the Company Group at the direction of Seller and its Affiliates in connection with the Cash Provisions.
(b)    From and after the Closing, Buyer agrees to indemnify, defend and hold Seller and its Affiliates harmless from any and all Losses that they may incur arising out of or resulting from Actions or threatened Actions arising out of the conduct and operations of the businesses of the Company Group before and following the Closing, except, (i) to the extent covered by Section 11.21(b)(ii), and (ii) the foregoing shall not in any manner prevent or restrict any claim for Fraud.
(c)    All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for all relevant Tax purposes, unless otherwise required by a Law. For the avoidance of doubt, the right to indemnification pursuant to this Section 11.21 shall not limit or modify any duty to mitigate Losses. An indemnifying party shall have the right to control the conduct of any third party claim that is the subject of this Section 11.21 (subject, in the case of clause (d) of Seller Taxes, the additional provisions set forth in Section 7.5(g)); provided, that if the indemnifying party elects to assume control, as a condition thereof, it must also agree to indemnify the indemnified party in respect of any Losses arising from such matter.
[Remainder of page left intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
SELLER:
CDK GLOBAL, INC.

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: Vice President

THE COMPANY:
CDK GLOBAL HOLDINGS (UK) LIMITED

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

THE RESTRICTED ENTITIES:
Solely for the limited purposes set forth herein
CDK GLOBAL (Österreich) GMBH

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (BELGIUM) BVBA

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

(Signature Page – Share Sale and Purchase Agreement)

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CDK GLOBAL INFORMATION TECHNOLOGY SERVICES (CHINA) CO., LTD.

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (ČESKÁ REPUBLIKA) S.R.O.

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (DENMARK) APS

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (FINLAND) HOLDING OY

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (FINLAND) OY

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

(Signature Page – Share Sale and Purchase Agreement)

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CDK GLOBAL (FRANCE) SAS

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (DEUTSCHLAND) GMBH

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL AUTOMOTIVE SYSTEMS (IRELAND) LIMITED

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL ITALIA S.R.L.

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL JAPAN CO., LTD

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

(Signature Page – Share Sale and Purchase Agreement)

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CDK GLOBAL AUTOMOTIVE SYSTEMS MEXICO, S.A. DE C.V.

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (NEDERLAND) B.V.

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (NORGE) AS

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (PORTUGAL), UNIPESS OAL LDA

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (SOUTH EAST ASIA) PTE. LTD.

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

(Signature Page – Share Sale and Purchase Agreement)

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CDK GLOBAL KOREA CO., LTD

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL SPAIN, SOCIEDAD LIMITADA

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL SVERIGE AB

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (SWITZERLAND) GMBH

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL MIDDLE EAST FZ-LLC

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

(Signature Page – Share Sale and Purchase Agreement)

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CDK GLOBAL (UK) LIMITED

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

CDK GLOBAL (THAILAND) LIMITED

By:	/s/ Lee Brunz
Name: Lee Brunz
Title: President

(Signature Page – Share Sale and Purchase Agreement)

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BUYER:
CONCORDE BIDCO LIMITED

By:	/s/ Petri Oksanen
Name: Petri Oksanen
Title: Director

(Signature Page – Share Sale and Purchase Agreement)

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EXHIBIT A

Accounting Principles and Illustrative Calculation

The following terms shall have the following meanings, respectively:

“Accounting Principles” means the Specific Policies and, to the extent not inconsistent therewith, the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company Group in the preparation of the Illustrative Calculation taking into consideration the adoption of Accounting Standards Codification Topic (“ASC”) 326 (also referred to as the “CECL” standard).

“Aggregate Excess Other Country Cash Amount” means an amount expressed in Dollars equal to (i) the aggregate amount of Cash (excluding marketable securities and instruments) of the Company Group held in the Other Countries, determined as of the Determination Time in accordance with GAAP and expressed in Dollars in accordance with the Currency Exchange Principles (the “Other Country Cash”), less the sum of (ii) (A) thirty million Dollars ($30,000,000) plus (B) if applicable, the amount by which the Specified Country Cash (which excludes, for the avoidance of doubt, marketable securities and instruments) is less than the Specified Country Cash Cap Amount, plus (iii) the aggregate amount of marketable securities or instruments held by the Company Group in the Other Countries, determined as of the Determination Time in accordance with GAAP and the Currency Exchange Principles. For the avoidance of doubt, in no event shall the calculation of Aggregate Excess Other Country Cash Amount result in a negative number, and in such event, such number shall be zero for purposes of this Agreement.

“Aggregate Excess Specified Country Cash Amount” means an amount expressed in Dollars equal to (i) the aggregate amount of Specified Country Cash (which excludes, for the avoidance of doubt, marketable securities or instruments) determined as of the Determination Time in accordance with GAAP and the Currency Exchange Principles less (ii) the Specified Country Cash Cap Amount plus (iii) the aggregate amount of marketable securities or instruments held by the Company Group in the Specified Countries, determined as of the Determination Time in accordance with GAAP and the Currency Exchange Principles. For the avoidance of doubt, in no event shall the calculation of Aggregate Excess Specified Country Cash Amount result in a negative number, and in such event, such number shall be zero for purposes of this Agreement.

“Applicable Excess Other Country Cash Amount” means, with respect to each Other Country, an amount expressed in the local currency of such country (determined pursuant to clause (b) of the definition of the Currency Exchange Principles) equal to the Applicable Other Country Percentage for such Other Country multiplied by the Aggregate Excess Other Country Cash Amount.

“Applicable Excess Specified Country Cash Amount” means, with respect to each Specified Country, an amount expressed in the local currency of such Specified Country (determined pursuant to clause (b) of the definition of Currency Exchange Principles) equal to the Applicable Specified Country Percentage for such Specified Country multiplied by the Aggregate Excess Specified Country Cash Amount.
Exhibit A-1
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“Applicable Other Country Percentage” means, with respect to each Other Country, the percentage obtained by dividing (i) the amount of Cash held in such Other Country as of the Determination Time by (ii) the aggregate amount of (A) the Other Country Cash and (B) marketable securities or instruments, in each case of this clause (ii) held in the aggregate in all of the Other Countries as of the Determination Time.

“Applicable Specified Country Percentage” means, with respect to each Specified Country, the percentage obtained by dividing (i) the amount of Cash held in such Specified Country as of the Determination Time by (ii) the aggregate amount of (A) the Specified Country Cash and (B) marketable securities or instruments, in each case of this clause (ii) held in the aggregate in all of the Specified Countries as of the Determination Time.

“Cash” means cash and cash deposits, cash equivalents and marketable securities and instruments.

“Cash Shortfall” means the amount (if any) by which the Closing Cash is less than the Minimum Cash Amount. For the avoidance of doubt, if the Closing Cash is equal to or exceeds the Minimum Cash Amount, the Cash Shortfall shall be zero .

“Closing Cash” means the aggregate amount of Cash (excluding marketable securities and instruments) of the Company Group determined as of the Determination Time in accordance with GAAP and expressed in Dollars in accordance with the Currency Exchange Principles; provided, that (i) such Cash held in the Specified Countries (the “Specified Country Cash”) shall, in the aggregate, only contribute to the calculation of “Closing Cash” in a maximum amount of ten million Dollars ($10,000,000) (the “Specified Country Cash Cap Amount”), (ii) the Barbados Repayment shall not reduce or be deemed to reduce the amount of “Closing Cash” and (iii) for the avoidance of doubt no marketable securities or instruments held in the Specified Countries shall contribute to the calculation of “Closing Cash” or be included in the “Specified Country Cash”. Closing Cash shall (a) be calculated net of issued but uncleared checks and drafts written or issued by the Company Group as of the Determination Time; provided, however, that Closing Cash shall not be reduced by issued but uncleared checks and drafts written or issued to the extent such amounts are reflected as a current liability in the determination of Closing Working Capital, and (b) include checks, drafts and wire transfers deposited or in transit for the account of the Company Group, other deposits in transit and other credits in-process issued or initiated by any member of the Company Group.

“Closing Indebtedness” means, without duplication, the principal, accrued and unpaid interest and any prepayment premiums, penalties, or other fees and expenses, and any expense reimbursement or other payment obligations, in each case determined as of the Determination Time in accordance with GAAP and expressed in Dollars in accordance with the Currency Exchange Principles, in respect of (a) all indebtedness for borrowed money of the Company Group (which, for the avoidance of doubt, includes the intercompany debt currently owing from the Company Group to the Barbados Entity) or for the unpaid purchase price of property or services (including all obligations resulting from any holdback, earn-out or other contingent payment), (b) any other indebtedness of the Company Group which is evidenced by a note, bond, debenture or similar instrument, commercial paper, or debt securities, (c) all payment obligations of the Company Group
Exhibit A-2
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to reimburse any bank or other Person (other than a member of the Company Group) in respect of amounts paid or advanced under a letter of credit, bank guarantees, surety bond, performance bond or other similar instrument, in each case, to the extent currently drawn, (d) all indebtedness for borrowed money of another Person (other than a member of the Company Group) guaranteed, directly or indirectly, by the Company Group, (e) all payment obligations of the Company Group under capital leases or financial leases; provided, that right of use lease liabilities recorded for operating leases under ASC 842 shall not constitute Closing Indebtedness, (f) the aggregate net liability pursuant to any derivative instruments of the Company Group, including any interest rate or currency swaps, caps, collars, hedges, options, futures or purchase or repurchase obligations, (h) any severance, stay, retention, change in control, termination, transaction or other similar payments or bonuses (including notice payments required under applicable Law), in each case, that are payable by any member of the Company Group and are triggered solely by the acquisition of the Company by Buyer, and the employer's share of any employment, payroll or similar Taxes incurred with respect to such payments, (i) any payment obligations of any member of the Company Group, whether or not accrued, for severance, retention, restructuring or similar cash costs, in relation to any restructuring plan or program undertaken by Seller and the Company Group prior to the Closing, including those activities referred to as “Project Swan”, as reflected in Seller’s books and records, (j) any liabilities relating to any defined benefit pension schemes of the Company Group as reflected on Seller’s books and records (but excluding amounts in respect of defined contribution plans), (m) one hundred fifty thousand Dollars ($150,000) related to the litigation described in Section 4.12 of the Disclosure Schedule, (n) any liabilities related to the Al Tayer customer credit as reflected in Seller’s books and records, and (o) Transfer Taxes arising out of the Transfer of Shares contemplated hereby and/or from the execution and performance of this Agreement up to, but not exceeding, six million Dollars ($6,000,000). Notwithstanding the foregoing, to avoid duplication, “Closing Indebtedness” shall not include any liability to the extent such liability is accrued as a current liability for purposes of Closing Working Capital.

“Closing Working Capital” means the amount equal to (a) the current assets of the Company Group, as adjusted in accordance with the Specific Policies, minus (b) the current liabilities of the Company Group, as adjusted by the Specific Policies, in each case calculated on a combined basis as of the Determination Time in accordance with the Accounting Principles and the Currency Exchange Principles and using the same methodology used to prepare the Illustrative Calculation.

“Currency Exchange Principles” means (a) with respect to the determination of Closing Working Capital, the exchange rates set forth in the table below; (b) with respect to the determination of (i) Estimated Cash and Estimated Cash Shortfall, the relevant Bloomberg Generic Composite Rate available on the Bloomberg Terminal at 5:30 P.M. (Eastern Time) on the Business Day immediately preceding the date on which the Pre-Closing Statement is delivered by the Company to Buyer pursuant to Section 2.4(a) and (b) Closing Cash, Closing Cash Shortfall, Excess Cash, Closing Indebtedness and all other purposes of the Agreement, the relevant Bloomberg Generic Composite Rate available on the Bloomberg Terminal at 5:30 P.M. (Eastern Time) on the Closing Date; and (c) with respect to payments of Excess Cash after the Closing pursuant to the Cash Provisions, the relevant Bloomberg Generic Composite Rate available on the Bloomberg Terminal at 5:30 P.M. (Eastern Time) on the Business Day immediately preceding the date on which such payment is made.

Exhibit A-3
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Currency	Exchange Rate
CHF:USD	1.048
EUR:USD	1.127
GBP:USD	1.286
JPY:USD	0.009
USD:USD	1.000
AED:USD	0.272
DKK:USD	0.151
NOK:USD	0.107
MXN:USD	0.047
ZAR:USD	0.062
RUB:USD	0.014
SGD:USD	0.724
SEK:USD	0.107
KRW:USD	0.001
CNY:USD	0.143
THB:USD	0.032
KWD:USD	3.264
SAR:USD	0.266
MYR:USD	0.237
CZK:USD	0.043
INR:USD	0.014

“Determination Time” 11:59 p.m. central time on the Closing Date if the Closing occurs on the last Business Day of the month, and otherwise means 12:01 a.m. central time on the Closing Date.
“Excess Cash” means the Aggregate Excess Other Country Cash Amount plus the Aggregate Excess Specified Country Cash Amount.

“Minimum Cash Amount” means forty million dollars ($40,000,000).

“Other Countries” means all countries in the world in which the Company Group holds Cash as of the Closing Date, other than the Specified Countries.

“Specific Policies” means the following:

1.    Current assets shall be subject to the following specific adjustments notwithstanding any contrary accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company Group in the preparation of the Illustrative Calculation:
a.    The inclusion of all deferred costs whether classified as current or long-term.
Exhibit A-4
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b.    The exclusion of contract assets specific to customer credits provided and government support received in fiscal year 2020 in connection to COVID-19 coronavirus, regardless if classified within current assets or current liabilities.
c.    The exclusion of contract assets specific to a customer provided to customer Al Tayer in June 2020.
d.    The exclusion of Cash (and any estimate thereof).
e.    The exclusion of income tax assets.
f.    The exclusion of right of use assets recorded in accordance with ASC 842.
2.    Current liabilities shall not include long-term liabilities, except for those specifically identified below, and shall be subject to the following specific adjustments notwithstanding any contrary accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company Group in the preparation of the Illustrative Calculation:
a.    The inclusion of all deferred revenues whether classified as current or long-term.
b.    The exclusion of any liabilities in respect of Closing Indebtedness, including the current portion thereof.
c.    The exclusion of liabilities, accruals or reserves associated with, arising out of or relating to:
i.    leases recorded as liabilities in accordance with ASC 842 (e.g., right of use asset lease liabilities);
ii.    the Restructuring;
iii.    Income Taxes of the Company Group, whether current or deferred;
iv.    intercompany indebtedness and other balances between or among the Company Group;
v.    any pending or threatened Actions or unasserted claims, including any settlements and the items set forth in Section 4.12 of the Disclosure Schedule;
vi.    environmental matters, including unasserted claims and related allowances and the items set forth in Section 4.14 of the Disclosure Schedule;
vii.    severance, retention and restructuring cost related items;
viii.    liabilities that are recoverable from other parties; and/or
ix.    any purchase accounting adjustments or current assets or current liabilities that result from the transactions contemplated hereby or by the Related Agreements, including those arising from ASC 805 (i.e., Business Combinations).
“Specified Countries” means China, South Korea, South Africa, Japan and Malaysia
“Target Working Capital” means negative twenty two million Dollars ($(22,000,000)).
Exhibit A-5
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An illustrative calculation of Closing Working Capital as of June 30, 2020 is set forth below (the “Illustrative Calculation”).

US $m	30-Jun-20
Current assets	
Cash and cash equivalents	146.6
Trade receivables (net)	51.2
Other receivables	2.8
Accrued income	3.5
Inventory, net	0.7
Prepaid expenses	5.5
Contract assets	9.9
Total current assets	**220.1**
Include: Contract assets - long term	5.6
Include: Deferred set up expenses - long term	23.4
Exclude: Al-Tayer Motors contract asset	(2.1)
Exclude: COVID-19 Contract Asset	(5.3)
Exclude: Intercompany balances	0.1
Exclude: Right of use asset - short term	-
Exclude: Cash and cash equivalents	(146.6)
Current Assets	**95.1**
Current liabilities	
Trade payables	5.1
Accruals	26.9
Salary and bonus accruals	23.3
Deferred income	63.3
Corporation tax payables	(0.8)
Right of use asset lease - short term	6.7
Deferred tax liability	-
Total current liabilities	**124.5**
Include: Deferred income - long-term	13.4
Exclude: Restructuring liabilities	(14.0)
Exclude: Litigation accrual	(0.7)
Exclude: Corporation tax payables	0.8
Exclude: Right of use asset lease - short term	(6.7)
Exclude: Deferred tax liability	-
Current Liabilities	**117.3**
Closing Working Capital	**(22.2)**
Working Capital Target Amount	**(22.0)**
Working Capital Overage / (Underage)	**(0.2)**

The Parties agree to the following provisions in respect of Closing Cash and Excess Cash (all of the following, the “Cash Provisions”):

1.    From the date of the Agreement, through the Closing Date, Seller shall keep Buyer reasonably informed of the Pre-Closing Distributions, including reports on a monthly basis (and weekly basis from and after January 31, 2021) (a) the amount of cash distributed, (b) the entity the cash was distributed from and its jurisdiction of organization, (c) the entity the cash
Exhibit A-6
739009450 20652562

was distributed to and its jurisdiction of organization, (d) Seller’s determination of whether any Taxes are required to be paid, or withheld, by any of the Seller Group Members or any member of the Company Group in respect of such distribution, and (e) whether such Taxes were paid to the appropriate Taxing authority, or withheld, as appropriate.

2.    After delivery of the Pre-Closing Statement, Seller shall not, and shall cause the Company Group not to, make any further Pre-Closing Distributions without the prior written consent of Buyer, except to the extent such Pre-Closing Distributions were specifically contemplated by the Pre-Closing Statement.

3.    The Pre-Closing Statement shall include screenshots of bank accounts evidencing the amount of the Cash (in local currency) in each applicable jurisdiction. The Final Post-Closing Statement shall include bank statements and other appropriate documentation of the actual Cash balances of such bank accounts (in local currency) as of the Determination Time.

4.    Following the completion of the Final Post-Closing Statement, the amount of the Cash Shortfall and the amount of the Excess Cash shall be finally determined in accordance with Section 2.4.

5.    Following the Closing, no later than the tenth (10th) Business Day after the end of each calendar month through the end of the Cash Repatriation Term, Buyer shall provide Seller with a statement setting forth the balance of the Excess Cash by jurisdiction as of the end of such preceding month. Such balances shall be maintained for each applicable country in local currency and shall initially be the Applicable Excess Other Country Cash Amount or the Applicable Excess Specified Country Cash Amount, as applicable, for such country, and shall thereafter be reduced from time to time in accordance with Paragraph 6 below.

6.    At Seller’s request from time to time, Buyer shall cooperate with Seller to effectuate any lawful arrangement resulting in the payment of all or a portion of the Excess Cash to an account or accounts designated by Seller, by wire transfer of immediately available funds, as promptly as practicable after Seller’s request for the same; provided, that (i) Buyer shall not be required to effectuate more than one wire transfer per month; (ii) subject to clause (iv), such payments shall be made by Buyer to Seller in Dollars or Pounds only to the extent of the Excess Cash that has then been repatriated to Buyer from the Company Group from the Specified Countries and/or Other Countries, as applicable; (iii) although such payments shall be made in Dollars or Pounds, such payments shall reduce the balance maintained for the applicable Specified Country and/or Other Country in local currency based upon the Currency Conversion Principles and the notional amount distributed, loaned or otherwise repatriated from such Specified Country and/or Other Country in connection with such payment (i.e., without taking into account Taxes, fees or other deductions resulting from the steps taken to repatriate such cash); and (iv) if Buyer and Seller mutually agree, payments may be made by members of the Company Group directly to Seller, in local currency, Dollars or otherwise, and such payments shall reduce the balance maintained for the applicable Specified Country and/or Other Country in local currency based upon the Currency Conversion Principles and the notional amount so paid (i.e., without taking into
Exhibit A-7
739009450 20652562

account Taxes, fees or other deductions resulting from the steps taken to make such payment including previous steps to repatriate such cash).

7.    Without limiting the generality of the foregoing but subject to Paragraphs 8 and 9, Buyer shall, upon request by Seller, (i) furnish statutory account records and other books and records of the Company Group, and make available the tax and accounting advisors (at Seller’s expense) of the Company Group and otherwise cooperate in good faith regarding tax and accounting matters, in each case to the extent reasonably necessary for or related to the determination of dividend capacity, distributable reserves, stated capital and other matters relevant to repatriating the Excess Cash, and Taxes and other costs arising therefrom; and (ii) effectuate dividends, distributions, capital reductions, convert share premiums into distributable reserves, and/or effectuate intercompany loans, in each case among the Company Group to the extent permitted by applicable Law, in order to repatriate Excess Cash from the Specified Countries and Other Countries, as applicable, to the United Kingdom (or other mutually agreed jurisdiction) and to make payments of Excess Cash to Seller in accordance with Paragraph 6.

8.    In connection with any payment request pursuant to Paragraph 6, Buyer and Seller shall cooperate to conduct an analysis of whether any Taxes are required to be paid, or withheld, by any member of the Company Group in respect of such payment or the steps taken to repatriate the Excess Cash used to make such payment; provided, that in no event will Buyer be required to make any payment that it believes, in good faith, would cause it or any member of the Company Group to be in violation of any applicable Law. If Taxes are required to be paid, or withheld, in respect of any such payment, or any of the actions undertaken by Buyer or the Company Group to repatriate Cash prior to such payment, Buyer shall deduct from the payment made to Seller under Paragraph 6 the amount of any such Taxes, and shall thereafter promptly remit such Taxes to the appropriate Taxing authority, and such amount shall be treated as having been paid to Seller for purposes of adjusting the balances of Excess Cash. Seller agrees that Buyer shall have no responsibility for the accuracy or correctness of Seller’s analysis with respect to Taxes payable or required to be withheld in respect of any payment of any Excess Cash.

9.    In addition to any deductions permitted pursuant to the foregoing Paragraph 8, Buyer shall also be entitled to deduct from any payment of Excess Cash to Seller any fees or costs, including filings fees, documentary preparation fees, or fees of third parties, Buyer reasonably incurs in connection with any analysis or implementation in respect of the payment of Excess Cash, and such amounts shall be treated as having been paid to Seller for purposes of adjusting the balances of Excess Cash.

10.    Prior to Closing, Seller shall designate an individual, by providing such Person’s name and contact information to Buyer, who shall be Seller’s primary point of contact in respect to communications in respect of the matters set forth in this Exhibit A (such Person, the “TC Contact”). Buyer shall be entitled to rely on all instructions received from the TC Contact with regard to the Excess Cash without any further inquiry or confirmation.

Exhibit A-8
739009450 20652562

11.    Buyer’s obligations with respect to Excess Cash set forth in this Exhibit A shall terminate on the earliest to occur of (a) the payment (or deemed payment) by Buyer to Seller of all of the Excess Cash, or (b) the date that is three (3) years after the Closing Date (the “Cash Repatriation Term”). Following any termination of the obligations with respect to Excess Cash set forth in this Exhibit A, as provided in this Paragraph 11, Buyer shall have no further obligations to Seller in respect of the Excess Cash, and from and after such time, any Excess Cash retained by Buyer shall be freely useable and available to Buyer or any member of the Company Group, without restriction.

Exhibit A-9
739009450 20652562

Exhibit B
Form of Company Stock Transfer Form
See attached.

739009450 20652562

STOCK TRANSFER FORM
Consideration Money: $[●]	Certificate lodged with the Registrar (For completion by the Registrar/Stock Exchange)
Full name of Undertaking	CDK Global Holdings (UK) Limited (CRN: 09347879)
Description of Security	Ordinary shares of £1.00 each
Number or amount of Shares, Stock or other security and, in figures column only, number and denomination of units, if any.	Words One thousand and four	Figures 1,004 units of £1.00
Name(s) of registered holder(s) should be given in full: the address should be given where there is only one holder.

If the transfer is not made by the registered holder(s) insert also the name(s) and capacity (e.g., Executor(s)) of the
person(s) making the transfer

In the name of
CDK Global UK GP Holdings LLC acting in its capacity as general partner for and on behalf of CDK Global (UK) LP (registered number: LP018164)
Cygnet Way, Charnham Park
Hungerford
Berkshire, RG17 0YL
United Kingdom

We hereby transfer the above security out of the name aforesaid to the person(s) named below Signature(s) of transferor(s):		Stamp of Selling Broker(s) or, for transactions which are not stock exchange transactions, of Agent(s), if any, acting for the Transferor(s). Date ………………… 2020
Signed by: CDK Global (UK) LP acting by its general partner CDK Global UK GP Holdings LLC, …...……………………………………… Authorized Officer
A body corporate should execute this transfer under its common seal or otherwise in accordance with applicable statutory requirements.
Full name(s) and full postal address(es) (including
County or, if
applicable, Postal District
number) of the
person(s) to whom the
security is transferred.

Please state title, if
any, or whether Mr.,
Mrs. or Miss.

Please complete in
typewriting or in
Block Capitals
Concorde Bidco Limited (CRN: 13025706) 207 Sloane Street London SW1X 9QX United Kingdom
I/We request that such entries be made in the register as are necessary to give effect to this transfer.
Stamp of Buying Broker(s) (if any).		Stamp or name and address of person lodging this form (if other than the Buying Broker(s)).

739009450 20652562

CERTIFICATE 1: FORM OF CERTIFICATE REQUIRED WHERE TRANSFER IS EXEMPT FROM AD VALOREM STAMP DUTY AS BELOW THRESHOLD
* Please delete as appropriate	I/We* certify that the transaction effected by this instrument does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.
** Delete second sentence if certificate is given by transferor	I/We* confirm that I/we * have been duly authorised by the transferor to sign this certificate and that the facts of the transaction are within my/our * knowledge. **
Signature(s)	* Description: (“Transferor", “Solicitor”, etc.)

Date

CERTIFICATE 2: FORM OF CERTIFICATE REQUIRED WHERE TRANSFER IS OTHERWISE EXEMPT OR THE CONSIDERATION GIVEN IS NOT CHARGEABLE CONSIDERATION
* Please delete as appropriate
I/We* certify that this instrument is otherwise exempt from ad valorem stamp duty without a claim for relief being made or that no chargeable consideration is given for the transfer for the purposes of stamp duty.

** Delete second sentence if certificate is given by transferor	I/We* confirm that I/we* have been duly authorised by the transferor to sign this certificate and that the facts of the transaction are within my/our* knowledge.**
Signature(s)	* Description: (“Transferor", “Solicitor”, etc.)

Date
NOTES
(1)    If one of the above certificates has been completed, or if the consideration for the transfer is nil (in which case you must write “nil” in the consideration box on the front of the form), this transfer does not need to be submitted to the Stamp Office but should be sent directly to the Company or its Registrars.
(2)    If neither of the above certificates has been completed, and the consideration for the transfer is not nil, this transfer must be submitted to the Stamp Office and duly stamped.

739009450 20652562

Exhibit C
Form of Transition Services Agreement
See attached.

739009450 20652562

EXHIBIT C TO THE
SHARE SALE AND PURCHASE AGREEMENT

FORM OF TRANSITION SERVICES AGREEMENT
by and between
cdk global, LLC,
and
CDK GLOBAL HOLDINGS (UK) LIMITED,
Dated as of November [●], 2020

THIS DOCUMENT IS INTENDED SOLELY TO FACILITATE DISCUSSIONS AMONG THE PARTIES. IT IS NOT INTENDED TO CREATE, AND IT WILL NOT BE DEEMED TO CREATE, A LEGALLY BINDING OR ENFORCEABLE OFFER OR AGREEMENT OF ANY TYPE OR NATURE PRIOR TO THE EXECUTION AND DELIVERY OF THIS DOCUMENT BY ALL PARTIES. PROPOSED TERMS ARE SUBJECT TO CHANGE BASED UPON NEGOTIATIONS, COMPLETION OF DUE DILIGENCE AND FURTHER REVIEW BY EACH PARTY. THIS DOCUMENT SHALL BE KEPT CONFIDENTIAL PURSUANT TO THE TERMS OF THE CONFIDENTIALITY AGREEMENT ENTERED INTO BY THE RECIPIENT HEREOF WITH RESPECT TO THE SUBJECT MATTER HEREOF.

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EXHIBITS
Exhibit A    CDK Transition Services
Exhibit B    Company Transition Services

    1

Transition Services Agreement

This Transition Services Agreement (this “Agreement”) is entered into as of November [●], 2020 (the “Effective Date”), by and between CDK Global, LLC, a limited liability company organized in Delaware (“CDK”), and CDK Global Holdings (UK) Limited, a private company limited by shares incorporated in England and Wales with registered number 09347879 (the “Company”). CDK and Company are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, CDK Global, Inc. (“Seller”) and Concorde Bidco Limited, a private limited company registered in England and Wales with registered number 13025706 (“Buyer”) have entered into that certain Share Sale and Purchase Agreement, dated as of November [●], 2020 (the “Purchase Agreement”), pursuant to which, among other things, Buyer has agreed to purchase, acquire and assume from an Affiliate of Seller the entire issued share capital of Company;
WHEREAS, the Purchase Agreement contemplates and requires the execution and delivery of this Agreement by CDK at the Closing (as defined in the Purchase Agreement), pursuant to which CDK and Company shall each provide, or cause to be provided, to the other Party, certain transition services described in this Agreement related to the operation of each Party’s business, subject to the terms and conditions as set forth in this Agreement; and
WHEREAS, each Party acknowledges that the other Party is not in the business of providing the transition services to unaffiliated third parties but is willing to provide to the other Party the Services in connection with the execution of, and consummation of the transactions contemplated by, the Purchase Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
All capitalized terms defined in this Agreement have the respective meanings ascribed to them at the location of their definition or below. Capitalized terms used in this Agreement without definition have the meaning ascribed to such terms in the Purchase Agreement.
1.1    “Acquired Business Data” shall have the meaning given in Section 7.1.
1.2    “Agreement” shall have the meaning given in the preamble to this Transition Services Agreement.
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1.3    “CCPA Business” shall have the meaning given in the CCPA.
1.4    “CDK” shall have the meaning given in the preamble hereto.
1.5    “CDK Transition Services” shall have the meaning given in Section 2.1(a).
1.6    “Change” shall have the meaning given in Section 2.3.
1.7    “Company” shall have the meaning given in the preamble hereto.
1.8    “Company Transition Services” shall have the meaning given in Section 2.1(b).
1.9    “Confidential Information” shall have the meaning given in Section 8.1(a).
1.10    “Controller” shall have the meaning given in the Data Protection Laws.
1.11    “Consent Fee” shall have the meaning given in Section 3.3(a).
1.12    “Customized Services” shall have the meaning given in Section 2.6(a).
1.13    “Data Protection Laws” shall mean all applicable laws and regulations relating to data protection, privacy or Personal Data, including, without limitation, the General Data Protection Regulation 2016/679 (“GDPR”), the UK Data Protection Act 2018, the California Consumer Privacy Act (“CCPA”), the Gramm-Leach-Bliley Act, 113 Stat. 1338 (as amended), and the Federal Trade Commission Act, 15 U.S.C. §§ 41-58 (as amended), and any legislation or regulation implementing, supplementing, amending or replacing such laws and regulations.
1.14    “Data Processing Particulars” shall mean the particulars of each Processing activity undertaken by Supplier in accordance with Section 7.4(b), as further detailed in Exhibit C.
1.15    “Data Subject” shall have the meaning given in the Data Protection Laws.
1.16    “disclosing party” shall have the meaning given in Section 8.3.
1.17    “Dispute” shall have the meaning given in Section 6.2.
1.18    “Effective Date” shall have the meaning given in the preamble.
1.19    “Escalation Fees” shall have the meaning given in Section 5.1(c).
1.20    “Governmental Authority” means any applicable governmental, regulatory, tax or administrative body, agency or authority, any court or judicial authority, whether national, federal, state or local or otherwise.
1.21    “IS Procedures” shall have the meaning given in Section 4.3.
1.22    “non-disclosing party” shall have the meaning given in Section 8.3.
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1.23    “Order” shall have the meaning given in Section 3.3(c).
1.24    “Party” shall have the meaning given in the preamble hereto.
1.25    “Personal Data” shall have the meaning given in the Data Protection Laws.
1.26    “Personal Data Breach” shall have the meaning given in the Data Protection Laws.
1.27    “Processing” shall have the meaning given in the Data Protection Laws, and “Process”, “Processes” and “Processed” shall be construed accordingly.
1.28    “Processor” shall have the meaning given in the Data Protection Laws.
1.29    “Purchase Agreement” shall have the meaning given in the recitals hereto.
1.30    “Recipient” shall mean Company with respect to the CDK Transition Services and CDK with respect to the Company Transition Services.
1.31    “Recipient Indemnified Parties” shall have the meaning given in Section 11.2.
1.32    “Representative” shall mean, with respect to a Party, such Party’s (and such Party’s Affiliates’) directors, officers, employees, agents, attorneys, accountants, other advisors, vendors, suppliers, providers and other representatives.
1.33    “Required Consent” shall have the meaning given in Section 3.3(a).
1.34    “Service within a Service Bundle” means a set of Services within a Service Bundle corresponding to a unique service ID as described in Exhibit A and Exhibit B. For example, the Services corresponding to Service ID IT1.01 (Desktop Engineering) described under the IT TSA Service Bundle in Exhibit A shall be a Service within a Service Bundle.
1.35     “Service Bundle” shall mean a group of one or more Services with a common functional area and combined costs as set forth in Exhibit A and Exhibit B. For example, the Services with Service IDs PR.01 through PR.04 described under the Procurement TSA Service Bundle section in Exhibit A shall be a Service within a Service Bundle.
1.36    “Service Fees” shall have the meaning given in Section 9.1.
1.37    “Service Manager” shall have the meaning given in Section 6.1.
1.38    “Service Provider” shall have the meaning given in the CCPA.
1.39    “Services” shall have the meaning given in Section 2.1(b).
1.40    “Sub-Processor” shall have the meaning given in Section 7.4(d)(i).
1.41    “Subcontractor” shall have the meaning given in Section 2.5(a).
3

1.42    “Supplier” shall mean CDK with respect to the CDK Transition Services and Company with respect to the Company Transition Services.
1.43    “Supplier Group” shall have the meaning given in Section 2.4.
1.44    “Supplier Indemnified Parties” shall have the meaning given in Section 11.1.
1.45    “Systems” shall have the meaning given in Section 4.3.
1.46    “Term” shall have the meaning given in Section 5.1.
1.47    “Termination Costs” shall have the meaning given in Section 5.3(a).
1.48    “TSA Leadership Team” shall have the meaning given in Section 6.3.
ARTICLE 2
SERVICES
2.1    Performance.
(a)    Subject to the terms and conditions set forth herein, CDK shall provide (or cause to be provided) to Company the services described in Exhibit A (the “CDK Transition Services”).
(b)    Subject to the terms and conditions set forth herein, Company shall provide (or cause to be provided) to CDK the services described in Exhibit B (the “Company Transition Services”, and together with the CDK Transition Services, the “Services”).
2.2    Commencement Date. Except as otherwise set forth in Exhibit A and Exhibit B, the provision of the Services shall begin on the Effective Date.
2.3    Service Standards. Subject to the terms and conditions of this Agreement, each of the Services shall be provided in a manner that is materially consistent with the manner with which such Service was generally performed by Supplier for Recipient immediately prior to the Effective Date, except as such Service differs because of a need to follow corporate formalities or to keep Acquired Business Data separate from other data or by virtue of the transition of responsibility for the Services to Recipient (or its designee). Supplier’s obligation to provide (or cause the provision of) the Services in accordance with the standards set forth in this Section 2.3 shall be subject to Supplier’s right, from time to time, to upgrade, customize, enhance, supplement, modify, replace, substitute or otherwise change any of the Services and Systems (each such supplement, modification, substitution or change, a “Change”) in a manner that is generally consistent with (a) Changes made to systems and services performed by Supplier for the Recipient prior to the Effective Date or (b) Changes made for similar systems and services provided or otherwise made available by Supplier or its Affiliates to themselves or their respective retained businesses, in each of (a) and (b), that does not materially and adversely affect the Recipient’s ability to receive and use the applicable Service.
4

2.4    Emergency Actions. Notwithstanding anything in this Agreement to the contrary, following, to the extent reasonably practicable, advance notice to and consultation with Recipient, the Supplier and its Affiliates (collectively, the “Supplier Group”) may take (or not take, as the case may be) any action to the extent reasonably necessary and prudent to (a) prevent material harm to the health and safety of any employees, customers, distributors, vendors, suppliers or Associated Persons of the Supplier Group, (b) mitigate the adverse effects occurring after the Effective Date caused by a Public Health Event or (c) ensure compliance with any Public Health Measures enacted or becoming applicable to any member of the Recipient Group after the Effective Date.  Any action taken or not taken in accordance with this Section 2.4 shall be deemed to occur in the ordinary course of business for purposes of this Agreement.
2.5    Subcontractors and Personnel.
(a)    Subject to the terms and conditions set forth in Section 7.4(d), Supplier reserves the right to subcontract the performance of any of its obligations under this Agreement to another Person, including any Supplier Affiliate and any third party provider to Supplier or any Supplier Affiliate (each, a “Subcontractor”). Supplier shall be Recipient’s sole point of contact regarding the Services, including with respect to payment. Supplier shall not be relieved of any of its obligations under this Agreement as a result of the provision of Services by any Subcontractor.
(b)    Supplier and its Subcontractors shall each have the right to (i) designate the personnel that they shall assign to perform the Services and (ii) remove and replace such personnel at any time. In performing their respective duties hereunder, all such personnel shall be under the direction, control and supervision of Supplier and its Subcontractors, as applicable, and Supplier and its Subcontractors, as applicable, shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such personnel.
2.6    Changes to Services/Change Control Procedures.
(a)    Customized Services. Supplier shall not be required to implement any Change to any Services or Systems for Recipient (“Customized Services”) except as set forth in this Section 2.6.
(b)    Changes Requested by Recipient. Recipient may, from time to time, upon at least thirty (30) days prior notice, request that Supplier provide Customized Services. Upon such request, Recipient and Supplier shall discuss in good faith the scope and nature of such request and related issues, it being understood and agreed that Supplier shall not be obligated to agree to provide (or cause the provision of) any requested Customized Services. If Recipient and Supplier mutually agree on the provision of Customized Services, such request for Customized Services and such Customized Services shall be provided under a written amendment to Exhibit A or Exhibit B, as applicable, executed by Recipient and Supplier. Before Supplier is required to provide (or cause the provision of) any Customized Services, Recipient and Supplier shall mutually agree on the applicable Service Fees for any agreed Customized Services, including
5

any Service Fees required to equitably compensate Supplier for any additional costs it may incur in connection with any Changes to the Services.
(c)    Changes Required by Applicable Law. Subject to Section 2.4, if Customized Services are necessary in order to comply with applicable Laws or changes to any contracts to which Supplier is party, Supplier shall provide (or cause the provision of) such Customized Services unless (i) such Customized Services require a material Change to a System or the implementation of a new System that requires a material expenditure to implement, or (ii) providing such Customized Services would have a significant adverse impact on Supplier or its operations or is materially impracticable for Supplier given the then-current characteristics of the Systems or the use thereof for Supplier and its Affiliates, and subject to Recipient and Supplier mutually agreeing on the applicable Service Fees for such Customized Services pursuant to Section 2.6(b). Any such Customized Services shall be provided under a written amendment to Exhibit A or Exhibit B, as applicable. If providing such Customized Services would have a significant adverse impact on Supplier or its operations or is materially impracticable given the Systems or the use thereof for Supplier and its Affiliates, Recipient may purchase such services from a third party, provided that Recipient and Supplier agree upon (1) the activities required to transition the affected Services from Supplier to such third party, (2) the impact on the remaining Services, (3) the Service Fees associated with removing such Services and (4) the Service Fees for the remaining Services.
2.7    General Obligations. Recipient shall be responsible for its own acts and omissions and for those of its Affiliates and Representatives, and for each of their compliance with the obligations of Recipient under this Agreement. Any breach by any such Affiliates or Representatives of such obligations under this Agreement shall be deemed a breach by Recipient of this Agreement. Recipient shall, and shall cause such Affiliates and Representatives, in relation to the Services, to:
(a)    comply with (i) any conditions or requirements imposed on it under this Agreement in relation to such Services and (ii) the reasonable directions of Supplier as to the use of such Services;
(b)    not use such Services in breach of any applicable Law;
(c)    not tamper with or hinder the operation of, or make unauthorized Changes to, any System made available as part of such Services; and
(d)    comply with the terms of any contract or Required Consent with or between Supplier or any of its Affiliates and any third party or Governmental Authority under which Supplier provides (or causes the provision of) such Services.
ARTICLE 3
LIMITATIONS
6

3.1    General Limitations.
(a)    Nothing contained in this Agreement shall require Supplier to provide (or cause the provision of) any services (i) that are not set forth in Exhibit A or Exhibit B, as applicable, (ii) that would constitute the provision of any legal, financial, accounting or Tax advice or regulated activity, (iii) that are in support of any business or operations other than the Business as conducted immediately prior to the Effective Date, or (iv) at a level of quantity or volume in excess of the levels provided by Supplier to Recipient immediately prior to the Effective Date.
(b)    Supplier and its Affiliates shall have no obligation to Change (except to the extent provided in Section 2.6) any computer hardware, software, database or network environment or other systems, including those that are currently used in the Business or otherwise, or to provide (or cause the provision of) any support or maintenance services for the foregoing items for which a Change has been implemented by or on behalf of Recipient or its Affiliates, or to acquire any additional hardware, software, database, network, system or other resources during the Term.
(c)    In no event shall Supplier be obligated under this Agreement to maintain the employment of any specific employee or the engagement of any specific Subcontractor.
(d)    Notwithstanding anything to the contrary herein, Recipient shall not, and shall not permit its Affiliates or Representatives to, directly or indirectly, resell, transfer or assign the Services to, or permit the access to or use of any of the Services by, any Person other than Recipient. For the avoidance of doubt, Supplier shall not be required to provide (or cause the provision of) the Services for any purpose (or to any Person) other than to Recipient for the purpose of operation of its business as conducted immediately prior to the Effective Date.
3.2    Work Processes, Rules and Procedures. In connection with the receipt and use of the Services, Recipient shall, and shall cause its Affiliates and Representatives to, comply with Supplier’s and Subcontractors’, as applicable, then-current work processes, policies and procedures of which Recipient has been made aware, and Recipient acknowledges that Supplier’s and its Subcontractors’, as applicable, ability to provide the Services is dependent on such compliance by Recipient and its Affiliates and Representatives.
3.3    Third Party Consents. Without limitation of the rights and obligations of the Parties in Section 7.12 of the Purchase Agreement, the Parties agree to the below with regards to Required Consents.
(a)    Each Party shall use its commercially reasonable efforts to obtain any contract, license (including a modification to, extension or renewal of, or replacement for an existing license), consent or waiver under its own contracts entered into with any third party and that pertain to any software, equipment, systems or other materials or associated services required in connection with performance or receipt of the Services under this Agreement (each, a “Required Consent”). Each Party shall use its commercially reasonable efforts to cooperate with the other Party in obtaining such Required Consents from third parties. Recipient shall be
7

responsible for paying (or reimbursing Supplier and its Subcontractors for) any fee, expense or other consideration required to be paid to a third party to obtain any Required Consent (a “Consent Fee”).
(b)    If, despite using commercially reasonable efforts, a Party is unable to obtain a Required Consent hereunder, Recipient and Supplier shall work together in good faith to develop a mutually acceptable alternative arrangement that is sufficient to enable Supplier to provide, and Recipient to receive, the Services without such Required Consent. Recipient shall bear all costs of such alternative arrangement, as applicable. If such alternative arrangement cannot be agreed upon by Recipient and Supplier or is required for a period longer than thirty (30) days following the Effective Date, any Party may require that the affected Services be terminated, in which case the Service Fees for Services shall be equitably adjusted to account for such terminated Services. Supplier shall have no obligation (and no liability for failing) to provide (or cause the provision of) a Service for which a Required Consent has not been obtained, unless and until such Required Consent is obtained.
(c)    Recipient acknowledges and agrees that any Services provided through or involving third parties or using third party Intellectual Property or systems or facilities are subject to the terms and conditions of any applicable contracts between members of the Supplier Group (or Subcontractors to members of the Supplier Group) and such third parties, as well as compliance with applicable Law or injunction, order, restraint or prohibition by a Governmental Authority of competent jurisdiction (each, an “Order”). Recipient shall comply, and shall cause its Affiliates and Representatives to comply, with the terms and conditions of any such applicable contracts and with applicable Law and Orders in connection with the receipt by Recipient of the Services. Upon written request from Recipient, Supplier shall, or shall cause Subcontractors to, provide Recipient reasonable access to such terms and conditions, subject to any confidentiality obligations under the applicable contract.
3.4    Exception to Obligation to Provide Services. Notwithstanding anything to the contrary contained herein, Supplier shall not be obligated to provide (or cause the provision of) any Services if the provision of such Services may impair the use of the Services for the business or operations of the Supplier Group or violate any Law or violate any contract, license or permit to which the Supplier Group or any Subcontractors are subject. In such event, Recipient and Supplier shall discuss the matter in good faith and use commercially reasonable efforts to implement, at Recipient’s expense, an appropriate workaround to the extent reasonably practicable.
3.5    Excuse of Performance. Supplier’s delay or failure to perform its obligations under this Agreement shall be excused (and any rights of Recipient arising as a consequence of such delay or failure shall not be exercised by Recipient) if and to the extent such delay or failure is caused by (a) the acts or omissions of Recipient or a third party acting for or on behalf of Recipient or (b) the failure of Recipient or such third party to perform any obligations of Recipient under this Agreement. Supplier shall use commercially reasonable efforts to perform its obligations notwithstanding such acts, omissions or failure of Recipient; provided, however, that Recipient works with Supplier to remedy such acts, omissions or failure and Recipient shall
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be responsible for any additional costs incurred by Supplier in connection with performing the Services as a result of such acts, omissions or failure.
3.6    Acknowledgment and Representation. The Parties understand that the Services provided hereunder are transitional in nature and are furnished by Supplier solely for the purpose of accommodating the transfer of the Shares from CDK to Buyer. The Parties have allocated responsibilities and risk of loss and limited the liabilities of each Party as Supplier under this Agreement based on the recognition that neither Party is in the business of providing the Services to unaffiliated third parties. Such provisions are fundamental elements of the basis of the bargain between CDK and Company. During the Term, each Party shall (a) make a transition to its own internal organization or other third party suppliers for the Services, and (b) use its commercially reasonable efforts to cease using the Services as soon as commercially practicable after the Effective Date, but in no event later than the end of the applicable “Duration” (as it may be extended pursuant to a written agreement between the Parties) set forth in Exhibit A and Exhibit B.
ARTICLE 4
security
4.1    Supplier’s Facilities. Supplier may perform (or cause the performance of) the Services in such facilities as Supplier deems appropriate. While at such facilities, Recipient shall, and shall cause its Affiliates and Representatives to, comply with Supplier’s and its Subcontractors’ and other third party providers’, as applicable, safety and security requirements and other relevant policies of which Recipient personnel have been given notice from time to time.
4.2    Security Level; Additional Security Measures. Supplier may, from time to time, implement such new or modified physical or information security measures with respect to the Services as Supplier deems necessary or appropriate, including measures that may (a) affect the manner in which the Services are provided or (b) address new security-related issues, including compliance with applicable Laws related to security and issues in connection with new technologies or threats. Recipient shall provide, and shall cause its Affiliates and Representatives to provide, all assistance requested by Supplier in connection with such security measures. Recipient shall pay to Supplier increased Service Fees that may be required to equitably compensate Supplier for any additional costs it incurs in connection with such security measures with respect to the Services provided to Recipient.
4.3    Access to Systems. Recipient shall, and shall cause all personnel who have access to any computer hardware, software, database or network environment or other systems of Supplier, its Subcontractors or third parties (“Systems”) to, limit their access to those portions of the Systems for which they are authorized in connection with their receipt or use of the Services. Recipient shall (a) limit such access to those personnel who are specifically authorized by Supplier to use the Services and to the applicable Systems, (b) upon Supplier’s request, provide to Supplier a written list of the names of all of the personnel who have been granted such access and (c) comply with Supplier’s (or, as applicable, Subcontractors’) then-current information security rules and procedures (“IS Procedures”). All user identification numbers and passwords
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disclosed to Recipient for access to the Systems shall be deemed to be, and shall be treated as, Supplier’s Confidential Information. If required by Supplier, prior to any of its personnel having access to any System, Recipient shall cause such person to execute and deliver to Supplier agreements with Supplier or otherwise confirm in writing their agreement to comply with such IS Procedures. For clarity, the foregoing terms of this Section 4.3 are not intended to limit or restrict Buyer, the Company or its Subsidiaries from using its own computer hardware, software, database or network environment or other systems (including user identification numbers and passwords), or those of its own Subcontractors or third parties, or as otherwise expressly specified in the Purchase Agreement, Related Agreements or the Restructuring (as those terms are defined and referenced in the Purchase Agreement); provided that such use does not in any way adversely impact any of the Systems or CDK Transition Services or Supplier’s ability to provide such services.
4.4    Right to Deny Access. If at any time Supplier believes or determines, in its sole discretion while acting in good faith, that any of Recipient’s personnel (a) has sought to violate or circumvent, or has violated or circumvented, applicable Law or IS Procedures, (b) has accessed any Systems without authorization or (c) poses a risk to any Systems or has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information, or any other form of Loss to Supplier or its Affiliates or Subcontractors, then Supplier may immediately suspend, deny or terminate access to any Systems by such personnel and shall as promptly as practicable notify Recipient in writing of the name(s) of such personnel and the circumstances surrounding such occurrence.
4.5    Notifications. Recipient shall (a) cooperate with Supplier in investigating any apparent or suspected unauthorized access to any Systems or any apparent or suspected unauthorized access or use of data and information within any Systems and (b) so that Supplier can timely revoke access to any Systems, notify Supplier immediately in writing (i) if Recipient revokes the access of any personnel to its own systems or software or any data stored therein, where such personnel also has access to any Systems, and (ii) when any personnel no longer has a need to access any Systems or is no longer employed or engaged by Recipient or its Affiliates.
ARTICLE 5
TERM AND TERMINATION
5.1    Term.
(a)    This Agreement shall commence on the Effective Date and, unless earlier terminated in its entirety in accordance with its terms, expire upon the expiration or termination of the last date expressly set forth as the “Duration” of a Service in Exhibit A or Exhibit B, as applicable (the “Term”). Subject to Section 5.1(b), for each Service outlined in Exhibit A and Exhibit B, Supplier’s obligations to provide (or cause the provision of) such Service shall not extend past the expiration of the duration of the relevant Service as set forth in Exhibit A or Exhibit B.
(b)    Right to Extend. A Recipient may extend the term for any specific Service Bundle or Service within a Service Bundle one time for up to no more than thirty (30)
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days by giving Supplier notice in accordance with Section 13.2 at least thirty (30) days’ prior to the expiration of such Service Bundle. If a Recipient extends a Service within a Service Bundle but not an entire Service Bundle, the Recipient shall pay (i) those Service Fees which comprise non-labor costs and relate to that Service within a Service Bundle only; and (ii) those Service Fees which comprise labor costs and relate to the entire Service Bundle, and the Parties will otherwise work in good faith to agree on an allocation of the Service Fees associated with the extended Service within a Service Bundle.
(c)    Escalation Fee. Extension of the Services in accordance with Section 5.1(b) shall be subject to a twenty-five percent (25%) increase of the Services Fees for the extended Services during the extension period (the “Escalation Fees”).
5.2    Termination.
(a)    A Party may terminate this Agreement or suspend performance of its obligations hereunder as Supplier upon notice to the other Party if the other Party materially breaches this Agreement and fails to cure such breach within ten (10) days after receiving notice of such breach.
(b)    Either Party may terminate this Agreement upon notice having immediate effect if the other Party: (i) files for bankruptcy, (ii) becomes or is declared insolvent or is the subject of any proceeding (that is not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver or similar officer, (iii) makes an assignment for the benefit of all or substantially all of its creditors, (iv) takes any corporate action for its winding-up, dissolution or administration or (v) enters into an agreement for the extension or readjustment of substantially all of its obligations or if it suffers any foreign equivalent to any of the foregoing.
(c)    A Party may at any time prior to the end of the Term terminate the receipt of any of the specific Service Bundles for which it is a Recipient by giving the other Party at least thirty (30) days’ prior notice in accordance with Section 13.2, such notice representing an amendment to Exhibit A or Exhibit B, as applicable, and which termination shall be effective, unless a later date is otherwise specified in the notice, at the end of such 30-day period. Upon termination of any Services under this Section 5.2(c), the Parties shall continue to provide (or cause the provision of) any remaining Services hereunder except to the extent a Party is unable to continue to do so without also providing the terminated Services. In the event that a Recipient desires to terminate a Service within a Service Bundle, but not an entire Service Bundle, the Parties will work in good faith to agree on an allocation of the Service Fees associated with the terminated Service, and will reduce those Services Fees which comprise non-labor costs associated with that Service within a Service Bundle by such amount and may reduce those Service Fees which comprise labor costs associated with the relevant Service by such amount.
5.3    Effect of Termination.
(a)    Within thirty (30) days after the termination or expiration of this Agreement or any Service, Recipient shall pay to Supplier all amounts due and payable hereunder with respect to the period prior to termination or expiration that have not then already
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been paid, with such amounts to be paid for any partial month to be determined by Supplier on a pro rata basis. In addition, if this Agreement or any Service is terminated by a Party pursuant to Section 5.2(a) or Section 5.2(c), the Party in breach, in the case of termination pursuant to Section 5.2(a), or the Recipient, in the case of termination pursuant to Section 5.2(c), shall pay the other Party an amount equal to the other Party’s reasonable, documented, out-of-pocket expenses arising as a result of or in connection with the early termination of this Agreement or any Service, including early termination charges, kill fees, wind-down costs, minimum volume make-up fees, other fees and costs payable or that have been paid in advance by Supplier (or any of its Affiliates) (collectively, “Termination Costs”). The Termination Costs shall be invoiced to and payable by the applicable Party within thirty (30) days after the date of invoice and otherwise in accordance with Section 9.2.
(b)    Expiration or termination of this Agreement or any Service shall not act as a waiver of any breach of this Agreement and shall not act as a release of any Party for any liability incurred under this Agreement through the effective date of such expiration or termination, including with respect to any Service Fees or other amounts payable hereunder that accrued on or before the effective date of such expiration or termination.
(c)    At Recipient’s request and to the extent required for Recipient to continue to operate its business, upon expiration or earlier termination of this Agreement, Supplier shall use commercially reasonable efforts to make available to Recipient, in the format then-maintained by Supplier, the Acquired Business Data that is then in the possession of Supplier and stored electronically on the Supplier’s Systems (and not previously transferred to Recipient (or its designee)), except for Acquired Business Data that is commingled with data or materials owned or licensed by Supplier or its Affiliates; provided, the foregoing shall not be deemed to limit or restrict (i) Seller’s obligation to complete any information or data migration as part of any CDK Transition Services or as otherwise contemplated in the Purchase Agreement, Related Agreements or the Restructuring, nor (ii) the Company’s ownership or license rights thereto or other rights to receive transfer thereof. Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, Supplier shall not be obligated to delete, destroy or cause to be deleted or destroyed any such Acquired Business Data, and Supplier shall continue to treat in accordance with Article 8 any such Acquired Business Data that may be retained by Supplier following the expiration or earlier termination of this Agreement.
(d)    Any provision of this Agreement that contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect, including the following: Sections 4.4, 5.3 and 6.2 and Articles 7 (Data and Intellectual Property) (other than Section 7.2(c)), 8 (Confidentiality), 9 (Fees and Payments), 10 (Disclaimers of Warranties and Representations), 11 (Indemnification and Limitations on Liability) and 13 (Miscellaneous).
ARTICLE 6
SERVICE Administration/DISPUTE RESOLUTION
6.1    Service Administration. Supplier shall (a) regularly monitor and track the Services and provide any necessary updates to the Recipient; (b) manage billing, invoicing and
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settlement activities; (c) provide all necessary supporting documentation for each invoice; and (d) manage issues and disputes related to Services and billing.
6.2    Service Managers. Each Party shall designate a service manager (that Party’s “Service Manager”), who shall be directly responsible for coordinating and managing the delivery or receipt of the Services and who shall have the authority to act on such Party’s behalf with respect to matters relating to this Agreement. The Service Managers shall also discuss progress in the transition of the Services hereunder and may establish a set of procedures, including frequency of meetings and reporting, and other reasonable structures for their cooperation and the cooperation of the Parties in the execution of their obligations pursuant to this Agreement. Unless otherwise agreed to by the Parties, all communications relating to this Agreement and the Services shall be directed to the Service Managers. With respect to matters relating to the Services or under this Agreement requiring dispute resolution, the Parties and their respective Service Managers shall follow the dispute resolution process outlined in this Article 6. CDK, on the one hand, and Company, on the other hand, may, in its sole discretion, replace its respective Service Manager from time to time with a substitute manager upon notice to the other Party.
6.3    TSA Administrative Leadership Team. In addition to the Service Manager, the Parties shall designate the members of an administrative leadership team (the “TSA Leadership Team”) to provide overall leadership and governance to the Services provided under this Agreement. The TSA Leadership Team shall ensure that the Services are executed as agreed with necessary coordination with the Service Managers. All Changes and issue resolution related to this Agreement must be submitted to the Service Managers designated above respectively and resolved through the process outlined below. The Parties shall cause their representatives on the TSA Leadership Team to (a) agree on a governance structure and process to provide overall governance of the Agreement; (b) meet on a regular basis; (c) review scorecard of agreed upon metrics for the Services; (d) serve as a point of escalation for the Service Managers; (e) review Service exit plans, timing, and associated costs; (f) review, approve and prioritize work requests; and (g) resolve resource constraints in support of approved work.
6.4    Notifications and Requests. All issues and escalation notifications related to the Services, and all requested changes to the Agreement, including all Changes, must be communicated to the Service Manager of the other Party in e-mail. The communication will be time stamped when received and an initial response will be provided to the other Party within one (1) Business Day to acknowledge receipt and establish the timing for next steps.
6.5    Informal Dispute Resolution. The Parties agree that any dispute arising out of or relating to this Agreement (a “Dispute”), including with respect to any Services Fees or other amounts owed hereunder, shall be first submitted for resolution to the Service Managers. If the Service Managers fail to resolve a Dispute within a reasonable time following its submission to the Service Managers, but in no event more than ten (10) Business Days, then, at the request of either Party, such Dispute shall be submitted to the TSA Leadership Team, and the TSA Leadership Team shall attempt in good faith to resolve the Dispute. If the TSA Leadership Team cannot resolve the Dispute in such manner within a reasonable time, but in no event more than
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twenty (20) Business Days, then any Party may pursue litigation or other available means of resolving the Dispute. The Parties agree to follow the procedures set forth in this Section 6.4 prior to initiation of any legal proceedings with respect to any Dispute. The Parties agree that all discussions, negotiations and other information exchanged between the Parties during the foregoing escalation proceedings shall be without prejudice to the legal position of a Party in any subsequent litigation or arbitration proceeding.
ARTICLE 7
DATA AND INTELLECTUAL PROPERTY
7.1    Ownership of Data. As between the Parties, each Party shall own all data that is generated exclusively for such Party as the Recipient of the Services (“Acquired Business Data”); provided, however, that (a) for purposes of this Agreement, Acquired Business Data shall exclude all data that is (i) exclusively used in the businesses of Supplier or its Subcontractors, or (ii) generated by Supplier, its Representatives or Subcontractors, including technical, administrative or other data, to the extent exclusively relating to the Systems, or the operation of Supplier’s infrastructure or businesses and (b) nothing contained herein shall be deemed to limit or restrict (i) Seller’s obligation to complete any information or data migration as part of any CDK Transition Services or as otherwise expressly specified in the Purchase Agreement, Related Agreements or the Restructuring, nor (ii) the Company’s ownership or license rights thereto or other rights to receive transfer thereof. Without limiting the foregoing, each Party, on behalf of itself and its Subsidiaries, hereby grants to the other Party and its Subsidiaries a worldwide, irrevocable, royalty-free, fully paid up, sublicensable and perpetual license to use (1) the Acquired Business Data, except for Personal Data, owned by such Party pursuant to this Section 7.1 and (2) any other data, except for Personal Data, (that is not Acquired Business Data) that is generated for such other Party or its Subsidiaries as the Recipient of the Services, in each of (1) and (2), to the extent that such Acquired Business Data or other data is used in the operation of such other Party’s or its Subsidiaries’ or their respective Representatives’ or Subcontractors’ infrastructures or businesses.
7.2    Intellectual Property.
(a)    Ownership of Intellectual Property. Subject to the nonexclusive license expressly provided in Section 7.2(c) and each Party’s rights in Acquired Business Data pursuant to Section 7.1, nothing in this Agreement shall grant or transfer any rights, title or interests in any Intellectual Property invented or created before, on or after the Effective Date by or on behalf of each Party or its Affiliates or otherwise controlled by or licensed to each Party or its Affiliates.
(b)    Development of Intellectual Property. The Parties acknowledge that the Services contemplated under this Agreement are not expected to result in the creation of any Intellectual Property. Subject to each Party’s rights in Acquired Business Data pursuant to Section 7.1 and except as expressly specified in the Purchase Agreement, Related Agreements or the Restructuring, as between the Parties, all Intellectual Property developed or acquired by or for the Party or any of its Affiliates as Supplier of the Services, whether alone or jointly with any Representatives of Recipient or its Affiliates, in connection with providing the Services shall be owned solely and exclusively by Supplier.
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(c)    Limited License to Use Supplier Work Processes and Software. To the extent required for Recipient to receive the Services, Supplier grants to the Recipient and its Subsidiaries (and, with respect to Services received by Company as Recipient hereunder, including Buyer and its Subsidiaries) a limited, non-exclusive, non-assignable license to use, during the Term, work processes and software, and any Intellectual Property therein, owned by Supplier, or that Supplier has valid rights to use, that are made available to Recipient by Supplier solely for the purpose of permitting Recipient and its Subsidiaries (and, with respect to Services received by Company as Recipient hereunder, including Buyer and its Subsidiaries) to receive Services under this Agreement.
7.3    No Implied Licenses. Except as expressly specified in this Agreement, the Purchase Agreement, Related Agreements or the Restructuring, nothing in this Agreement shall be deemed to grant to either Party or its Affiliates, by implication, estoppel or otherwise, license rights, ownership rights or any other Intellectual Property rights in any technology, inventions, work processes, hardware, software or any other tangible or intangible assets owned, controlled or licensed by the other Party or any of its Affiliates.
7.4    Data Protection.
(a)    Both Parties shall comply with Data Protection Laws applicable to such Party’s Processing of Personal Data in relation to this Agreement.
(b)    As further detailed in, and in accordance with, the Data Processing Particulars, the Parties hereby agree that Supplier will Process certain Personal Data:
(i)    as a Processor on behalf of Recipient as a Controller;
(ii)    as a Sub-Processor on behalf of Recipient as a Controller; and
(iii)    as a Service Provider on behalf of Recipient as a CCPA Business.
(c)    When Processing Personal Data on behalf of Recipient in accordance with Section 7.4(b), Supplier shall:
(i)    Process the Personal Data only to the extent, and in such manner, as is necessary for the relevant Services and in accordance with the Recipient’s documented instructions, including the relevant Data Processing Particulars, and this Agreement (unless otherwise required by applicable law). Supplier shall promptly notify Recipient if, in the opinion of Supplier (acting reasonably), any of Recipient’s instructions infringe the Data Protection Laws or any other applicable laws;
(ii)    implement appropriate technical and organizational measures in accordance with the Data Protection Laws to ensure a level of security appropriate to the risks that are presented by such Processing, in particular from accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to Personal Data, taking into account the state of
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the art, the costs of implementation, the nature, scope, context and purposes of processing and the likelihood and severity of risk in relation to the rights and freedoms of the Data Subjects;
(iii)    ensure that any employees or other persons authorized to process the Personal Data are subject to appropriate obligations of confidentiality;
(iv)    notify Recipient, as soon as reasonably practicable, about any request or complaint received from a Data Subject, without responding to that request (unless authorized to do so by Recipient), and assist Recipient by appropriate technical and organizational measures, insofar as reasonably possible, for the fulfilment of Recipient’s obligations in respect of such requests and complaints;
(v)    notify Recipient without undue delay once Supplier becomes aware of a Personal Data Breach which involves or otherwise affects the Personal Data being Processed by Supplier in accordance with Section 7.4(b), providing Recipient with such information of which it is aware at the time of notification and continuing to provide any further details that are relevant of which the Supplier becomes aware;
(vi)    on written request by Recipient and taking into account the nature of the Processing and the information available to Supplier, assist Recipient in ensuring compliance with Recipient’s obligations under Articles 32–36 of the GDPR (inclusive), or obligations equivalent to such under Data Protection Laws;
(vii)    unless prevented from doing so by applicable law, promptly inform Recipient if it receives any inquiry, notice or communication from a Governmental Authority related to the Personal Data being Processed by Supplier in accordance with Section 7.4(b). Supplier shall provide Recipient with reasonable assistance in connection with any civil, administrative or criminal proceedings against Recipient relating to Supplier’s processing of such Personal Data. Such assistance shall be at Recipient’s sole cost and expense, except to the extent that any such civil, administrative or criminal proceedings are found to have arisen as a direct result (including negligence) of Supplier’s breach of its obligations under this Agreement and/or Data Protection Laws;
(viii)    on written request by Recipient, make available all reasonable information necessary to demonstrate Supplier’s compliance with this Section 7.4 and otherwise permit, and contribute to, no more than one (1) audit (including inspections) during the duration of the relevant Service carried out by Recipient (or its authorized representative under an appropriate obligation of confidentiality), subject to Recipient providing at least thirty (30) days’ advance written notice and such audit being carried out during business hours of the Supplier and in a manner that does not cause disruption to the normal business of Supplier;
(ix)    at the choice of Recipient, delete or return all the Personal Data within ninety (90) days of the end of the relevant Service or termination of this Agreement in accordance with Section 5. Notwithstanding the foregoing, Supplier is permitted to retain a copy of the Personal Data, if applicable law requires the retention of the Personal Data;
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(x)    not retain, use, or disclose Personal Data for any purpose other than for the purpose of performing the Services for Recipient or exercising its rights under the Agreement, or as otherwise permitted by the CCPA or “sell” such Personal Data within the meaning of the CCPA.
(d)    With respect to the Processing of Personal Data by Supplier in accordance with Section 7.4(b), Recipient hereby provides its consent to Supplier:
(i)    to appoint any third party to carry out its Processing obligations on its behalf (“Sub-Processor”) in accordance with this Agreement. Any appointed Sub-Processor shall be subject to a written contract with Supplier containing obligations no less onerous than in this Section 7.4. To the extent not detailed in Exhibit A or Exhibit B, as appropriate, on or around the date of this Agreement, Supplier shall make available to Recipient a complete list of Sub-Processors appointed at the date of this Agreement. Supplier shall use commercially reasonable efforts to notify Recipient within ten (10) days prior to appointing a new Sub-Processor and Recipient shall have the right to reasonably object to such appointment. Should the objection be justified, the Parties shall work together in good faith to determine a suitable alternative Sub-Processor; and
(ii)    to transfer Personal Data outside the European Economic Area and/or the United Kingdom.
(e)    By executing this Agreement, Supplier certifies that it understands the restrictions on Supplier’s processing of any Personal Data as required by applicable laws with respect to the performance of Services under this Agreement.
ARTICLE 8
CONFIDENTIALITY
8.1    Definition of Confidential Information. As used in this Agreement:
(a)    “Confidential Information” means information owned by or concerning a Party or its Subcontractors disclosed or otherwise learned by the other Party or its Affiliates or Representatives in the course of performance of this Agreement, including the terms and conditions of this Agreement and information related to the Services (including technical specifications, network diagrams, facilities, technology, systems, business plans or opportunities, processes, products, operations, performance, customers or sales), except for:
(i)    information that is or becomes generally publicly available (other than through disclosure in breach of this Agreement by a Party or its Affiliates or Representatives), from and after the date of public availability;
(ii)    information that is independently derived by a Party or its Affiliates or Representatives without use of or reference to the other Party’s Confidential Information; or
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(iii)    information disclosed to a Party or its Affiliates or Representatives by a third party not known to be bound by any confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party, its Affiliates or their Representatives, provided, that, (A) under the circumstances of disclosure, the non-disclosing party does not owe a duty of nondisclosure to such third party and (B) the disclosure by such third party is not otherwise unlawful.
8.2    Obligations. Neither Party shall (and shall cause its Affiliates and Representatives not to) disclose to any other Person or use, except for purposes of this Agreement (and only in accordance with applicable Law), any of the other Party’s Confidential Information, respectively, provided, that each Party may disclose the other Party’s Confidential Information, (a) to its Representatives on a need-to-know basis in connection with the performance of such Party’s obligations under this Agreement, (b) in a regulatory or securities law filing if required to be included therein under applicable Law or, subject to Section 8.3, in response to any summons, subpoena or other legal process or formal or informal investigative demand or regulatory request issued by a Governmental Authority to such Party or its Representatives in the course of any litigation, investigation, inquiry or administrative proceeding, (c) to enforce its rights under this Agreement or (d) with the prior written consent of the other Party.
8.3    Required Disclosures. If a Party or any of its Affiliates or Representatives (such Person(s), collectively, the “disclosing party”) is required or requested by deposition, interrogatory, request for documents, subpoena, civil investigative demand, regulatory request or similar judicial, regulatory or administrative process to disclose any Confidential Information of the other Party, then to the extent permissible under applicable Law, the disclosing party shall provide the other Party (the “non-disclosing party”), with prompt prior written notice of such requirement so that the non-disclosing party may seek (at the non-disclosing party’s expense) a protective order or similar remedy to cause Confidential Information not to be disclosed. If such notice is not permissible under applicable Law, or such protective order is not sought or other similar remedy is not timely obtained or the non-disclosing party waives compliance with the provisions of this Section 8.3, the disclosing party shall furnish only that portion of Confidential Information, as the case may be, that the non-disclosing party’s legal counsel has advised is required or requested, and shall exercise commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded such disclosed Confidential Information to the extent practicable under the circumstances. Notwithstanding the foregoing, CDK and its Representatives shall be permitted hereunder to disclose Company’s Confidential Information to any governmental or regulatory authority, self-regulatory organization or securities exchange having authority to regulate or oversee any portion of CDK’s business, provided that prior to such disclosure the disclosing party advises such governmental or regulatory authority, self-regulatory organization or securities exchange of the confidential nature of such information and requests confidential treatment of such information.
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ARTICLE 9
fees and payment
9.1    Service Fees. Commencing upon the Effective Date, the fee, rate or amount to be charged to Recipient for the Services (the “Service Fees”) shall be as set forth in Exhibit A and Exhibit B. As long as CDK is providing CDK Transition Services under this Agreement, the Services Fees where CDK is the Supplier shall include a fixed monthly charge of $90,680 for the administration of the Services being provided to Company in addition to those fees as set forth in Exhibit A.
9.2    Billing and Payment Terms. Supplier shall invoice Recipient following the end of a given calendar month for (a) the Service Fees, (b) the Consent Fees, (c) Termination Costs, (d) Escalation Fees, and (e) out-of-pocket expenses incurred during such month. Recipient acknowledges that there may be a lag in the submission of charges from third parties relating to the provision of the Services. Recipient shall pay all such invoices within thirty (30) days after receipt thereof by wire transfer of immediately available funds to an account designated by Supplier in writing. Payments not made in accordance with this Section 9.2 shall bear simple interest at a rate of eight percent (8%) per annum, computed based on a 365-day year, from and including the date such payment is due until, but excluding the date of payment.
9.3    Scheduled Costs. The Parties acknowledge that one-time costs set out in the Schedules are estimates as at the date hereof and Supplier will, acting in good faith, pass through the actual costs incurred by the Supplier for the final scope of services required and agreed pursuant to this Agreement.
9.4    Taxes. The Service Fees exclude any and all Taxes imposed on the sale and performance of the Services and any and all Taxes otherwise imposed on, sustained or incurred with respect to, or applicable to, the Services. Each Party shall bear any and all sales, use, goods and services and other similar Taxes imposed on the sale and performance of the Services for which it is the Recipient. Supplier shall collect from Recipient and remit any such sales, use, goods and services and other similar Taxes if required to do so by applicable Law.
9.5    Recipient Obligations. Notwithstanding anything to the contrary in this Agreement, each Party shall be liable for all Service Fees, Consent Fees, Termination Costs, Escalation Fees and other payments and interest owed by such Party for the Services for which it is the Recipient under this Agreement.
ARTICLE 10
disclaimer of warranties and representations
Except as expressly set forth in Section 2.3, and subject to Article 11, Recipient acknowledges and agrees that the Services are provided “AS IS”, that it assumes all risks and liabilities arising from or relating to the use of and reliance upon the Services, and that neither Party (on behalf of itself and Subcontractors) makes any representation or warranty with respect thereto and each Party and its Affiliates acknowledge that it has not relied on any such representation or warranty. EACH PARTY (ON BEHALF OF ITSELF AND
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SUBCONTRACTORS) HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS REGARDING THE SERVICES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE SERVICES FOR A PARTICULAR PURPOSE, OR REGARDING THE CONDITION, DESIGN OR WORKMANSHIP OF THE SERVICES OR THAT THE SERVICES SHALL BE FREE FROM DEFECTS OR IMPERFECTIONS, REGARDLESS OF WHETHER SUCH REPRESENTATION OR WARRANTY IS ORAL OR WRITTEN, EXPRESS, IMPLIED OR STATUTORY OR ALLEGEDLY ARISING FROM ANY USAGE OR FROM ANY COURSE OF DEALING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY SHALL BE SOLELY RESPONSIBLE FOR ITS COMPLIANCE WITH APPLICABLE LAW, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY EITHER PARTY THAT THE SERVICES COMPLY WITH OR ARE SUFFICIENT TO SATISFY ANY OF THE OTHER PARTY’S OBLIGATIONS UNDER APPLICABLE LAW.
ARTICLE 11
Indemnification and limitation of liability
11.1    The Recipient of each Service shall indemnify, defend and hold the Supplier and its Subcontractors and each of their respective, directors, officers and employees (collectively, the “Supplier Indemnified Parties”), harmless from and against any and all Losses arising in connection with such Service except to the extent such Losses are subject to indemnification pursuant to Section 11.2.
11.2    Subject to Sections 11.3, 11.4 and 11.5, the Supplier of each Service shall indemnify, defend and hold the Recipient, its Affiliates and each of their respective directors, officers and employees (collectively, the “Recipient Indemnified Parties”), harmless from and against any and all Losses based upon or related to such Service to the extent that any such Losses were caused by the gross negligence or willful misconduct of Supplier, its Affiliates or any of its Representatives in providing such Service. The foregoing shall constitute Supplier’s sole and exclusive monetary liability with respect to the Services or the failure to perform the Services. Notwithstanding anything to the contrary in this Agreement, Recipient hereby waives and releases Supplier from liability, in contract, tort or otherwise, for all Losses incurred or suffered by the Recipient Indemnified Parties, other than any Losses that are subject to indemnification under this Section 11.2.
11.3    IN NO EVENT SHALL SUPPLIER BE LIABLE TO RECIPIENT INDEMNIFIED PARTIES OR ANY THIRD PARTY FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, SPECULATIVE, INDIRECT, REMOTE OR CONSEQUENTIAL DAMAGES, DAMAGES FOR LOST PROFITS OR DAMAGES BASED UPON A MULTIPLE OF EARNINGS OR DIMINUTION OF VALUE OR ANY SIMILAR DAMAGES, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE. Recipient must notify Supplier in writing of any cause of action that may
20

arise under or in connection with the Services or this Agreement within one (1) year after such cause of action has accrued, or Recipient shall be deemed to have waived and/or withdrawn such cause of action.
11.4    Notwithstanding anything else herein or in the Purchase Agreement to the contrary, the maximum aggregate liability of Supplier to the Recipient Indemnified Parties for any claims asserted under or in connection with this Agreement shall not exceed and shall be limited to the Service Fees actually received by Supplier from Recipient for the Service with respect to which such claims are made during the twelve (12) months preceding the last act or omission giving rise to such claims or, if such last act or omission occurs during the first twelve (12) months following the Effective Date, an amount equal to twelve (12) times the Service Fees paid for such Service in the month preceding such last act or omission. Each Party shall, in all circumstances, use commercially reasonable efforts to mitigate and otherwise minimize its damages and those of its Affiliates, whether direct or indirect, due to, resulting from or arising in connection with any failure by the other Party to comply fully with its obligations under this Agreement.
11.5    Except for any claims seeking equitable relief in connection with the failure of Supplier to perform its covenants or agreements hereunder, the provisions of this Article 11 shall be the exclusive remedies of Recipient with respect to the subject matter of this Agreement and no Recipient Indemnified Party shall be entitled to any further indemnification, contribution, recovery or other rights or claims of any nature whatsoever in respect thereof (whether under this Agreement or under any common law theory or any Law or otherwise), all of which the Recipient (for itself and on behalf of the Recipient Indemnified Parties) hereby waive. Any and all claims, disputes or demands in any way related to the provision of the Services, whether undertaken by Supplier or its Subcontractor providing the Service under this Agreement, shall be made solely by Recipient and solely against Supplier under and pursuant to the terms of this Agreement.
11.6    The limitations and disclaimers of Supplier’s liability in this Article 11 shall apply to all Supplier Indemnified Parties.
11.7    Regardless of any other rights under any other agreements or mandatory provisions of Law, no Recipient Indemnified Party shall have the right to set off the amount of any claim it may have under this Agreement, whether contingent or otherwise, against any amount owed by such Recipient Indemnified Party to Supplier, whether under this Agreement, the Purchase Agreement or otherwise.
11.8    Nothing contained herein shall limit the right of any indemnified party to indemnification in accordance with the Purchase Agreement.
ARTICLE 12
FORCE MAJEURE
If Supplier or any of its Subcontractors or third party providers is wholly or partially prevented from, or delayed or restricted in, providing one or more Services, or one or more
21

Services are interrupted or suspended, by reason of events beyond Supplier’s or its Subcontractors’ or third party providers’ reasonable control (including failure by Recipient or its Affiliates or Representatives to comply with the terms and conditions of this Agreement, failure by any third party to comply with the terms and conditions of any contract with Supplier or its Affiliates, acts of God, acts of nature, acts, decrees or orders of governmental, regulatory or military authorities, fire, explosion, lack of utilities, accident, embargoes, disruption or delay in transportation, epidemics, war, acts of terrorism, nuclear disaster, labor strikes, work stoppages or slowdowns, changes in Law (or changes in the interpretation or enforcement thereof) or legal or regulatory actions, including restraining orders and injunctions, civil unrest and/or riots or disruption of Internet access (including access disruptions as a result of any virus, worm, Trojan horse, etc.), or any other type of similar event), Supplier shall not be obligated to deliver, or cause to be delivered, the affected Services during such period; provided, however, that (a) Recipient shall not be obligated to pay for any Services not delivered during such period except for Consent Fees and Termination Costs, and (b) the Term shall not be tolled during or extended for all or any part of such period.
ARTICLE 13
MISCELLANEOUS
13.1    Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by both CDK and Company.
13.2    Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by e-mail transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:
(i)    If to Company, addressed as follows:

Concorde Bidco Limited
c/o Francisco Partners
One Letterman Drive, Bldg. C – Ste. 410
San Francisco, California 94129
Attention:    Petri Oksanen
                Matt Spetzler
                Steve Eisner
E-mail:        oksanen@franciscopartners.com
Spetzler@franciscopartners.com
eisner@franciscopartners.com

with a copy to:

Paul Hastings LLP
22

101 California Street, 48th Floor
San Francisco, California 94111
Attention:     Michael J. Kennedy
Dana C.F. Kromm
E-mail:         mikekennedy@paulhastings.com
danakromm@paulhastings.com

(ii)    If to CDK, addressed as follows:
CDK Global, Inc.
1950 Hassell Road
Hoffman Estates, Illinois 60169
Attention:     Chief Executive Officer
Email:         bk@cdk.com

with copies to:
CDK Global, Inc.
1950 Hassell Road
Hoffman Estates, Illinois 60169
Attention:    General Counsel
E-mail:        lee.brunz@cdk.com

and
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention:    Jodi Simala
         Jason Wagenmaker
E-mail:        jsimala@mayerbrown.com
jwagenmaker@mayerbrown.com

or to such other individual or address as a Party may designate for itself by notice given as herein provided.
13.3    United States Dollars. All payments pursuant hereto shall be made by wire transfer in United States Dollars in immediately available funds without any set-off, deduction or counterclaim whatsoever.
13.4    Waivers. Except as otherwise provided in Article 11, the failure of a Party at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless it is in a writing signed by such Party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of
23

any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
13.5    Assignment. Without limiting Supplier’s rights under Section 2.4(a), neither this Agreement nor any of the rights, interests or obligations under it may be directly or indirectly assigned, delegated, sublicensed or transferred by any of the Parties, in whole or in part, to any other Person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the other Party, and any attempted or purported assignment in violation of this Section 13.5 shall be null and void, ab initio, except that (a) CDK may, without Company’s consent, assign any or all of its rights, interests and obligations hereunder to (i) an Affiliate of CDK or (ii) to a third party acquiring control of CDK or an Affiliate of CDK or in connection with a merger, acquisition or sale of all or a substantial portion of the assets of CDK or an Affiliate of CDK and (b) the Company may assign any of its rights or delegates any of its duties under this Agreement to any Subsidiary of the Company, or the Company may assign its rights, but not its duties, under this Agreement to any of its financing sources or lenders for collateral security purposes. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.
13.6    No Third Party Beneficiaries. Except for the provisions of Article 11 relating to the Persons indemnified thereunder (and subject to the limitations in Article 11), this Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns and, to the extent provided herein, their respective Affiliates, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
13.7    Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
13.8    Entire Understanding. This Agreement sets forth the entire agreement and understanding of the Parties and the parties thereto with respect to the transactions contemplated hereby and thereby and supersede and replace any and all prior agreements, arrangements and understandings, written or oral, among the Parties and the parties thereto relating to the subject matter hereof and thereof.
13.9    Language. The Parties agree that the language used in this Agreement is the language chosen by the Parties to express their mutual intent, and that no rule of strict construction is to be applied against any Party. Each of the Parties and their respective counsel have reviewed and negotiated the terms of this Agreement.
13.10    Applicable Law. This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. The Parties expressly opt out of the
24

application of the United Nations Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transactions Act.
13.11    Jurisdiction of Disputes; Waiver of Jury Trial. Each Party hereby: (a) agrees that any Proceeding in connection with or relating to this Agreement or any matters contemplated hereby, shall be brought exclusively in (i) the Delaware Court of Chancery or (ii) if federal courts have exclusive jurisdiction over such Proceeding, the United States District Court located in the City of Wilmington, Delaware; (b) consents and submits to personal jurisdiction in connection with any such Proceeding in any such court described in clause (a) of this Section 13.11 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that any such Proceeding was brought in an inconvenient forum; (d) agrees as an alternative method of service to service of process in any such Proceeding by mailing of copies thereof to the other Party at its address set forth in Section 13.2; (e) agrees that any service made as provided herein shall be effective and binding service in every respect; and (f) agrees that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by Law. EACH PARTY IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.
13.12    Counterparts. This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13.13    Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit or Schedule to, this Agreement. All terms defined in this
25

Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined.
13.14    Independent Contractors. The Parties are and shall remain independent contractors, and no Party is or shall be deemed to be an employee, agent, partner, franchisee or joint venturer of or with any other Party. No Party shall hold itself out as an agent of the other Party, and no Party shall have the authority to bind the other Party. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute CDK acting as an agent of Company in the conduct of its business.
13.15    Purchase Agreement. Nothing contained in this Agreement is intended or shall be construed to amend, modify, augment or decrease in any respect, or constitute a waiver of, any of the rights and obligations of CDK or Company under the Purchase Agreement.
13.16    Further Assurances. Each Party agrees to take such actions and execute such documents as are reasonably requested by the other to effect the purposes of this Agreement.
[Signature Page Follow]

26

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the Effective Date, by persons duly authorized.

[CDK]

By_____________________________________
Name:
Title:

By_____________________________________
Name:
Title:

[COMPANY]

By_____________________________________
Name:
Title:

[Signature Page]

Exhibit A

CDK Transition Services
IT TSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Recipient	Company	Steve Jones	CIO	Steve.jones@cdk.com	+44 7768702229
Supplier	CDK	Bill Havlicek	Snr Director Global IT, CDK	Bill.havlicek@cdk.com	+1 847-485-4157

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
IT TSA	$36,367	[•]$596,267	$100,000

There is no bundle for non-labor costs, non-labor costs will be removed from the TSA as the respective contracts are split and assigned to the Buyer, CDK intends to have the splits and assignments completed before the end of the TSA.

1

Service ID	Service Name	Service Description	Termination Date / Duration
IT1.01	Desktop Engineering
Supplier Responsibilities:
Supplier will provide the following Desktop engineering services to Recipient

•Service Desk –provide overnight service desk support for Recipient using Supplier’s US based service desk team between the hours of 17:00 and 09:00 GMT consistent with practices as of period leading to Close
•Image management – support and maintain laptop images in line with Supplier’s then-existing practices and software standards
•Patching – support, maintain and deploy software patches to laptops in line with past practices to maintain an appropriate security posture, including Microsoft Windows and/or Apple iOS operating systems and business applications that have an end user client or client profile.
•Software packaging – support, maintain, and deploy new software packages in line with Supplier’s then-existing practices to Supplier’s central software center to allow end users to install software installations for products approved for use on desktop
•SCCM – provide System Center Configuration Manager (SCCM), Organizational Unit (OU), and Group Policy Object (GPO) for Active Directory for laptops and desktops consistent with historical practices
•End to end lifecycle – build, manage, deploy and run/maintain for laptops, desktops, printers, scanners, monitors and related peripherals assigned to Recipient consistent with historical practices,. If a new PC is required due to loss, damage or incremental needs, Recipient will approve and be financially responsible for Supplier’s incurred costs. In addition, incremental PC needs will incur additional monthly support costs.
•Online backup – support and maintain a process for online backups of data on Recipient’s end user devices (excluding phones) as of the Effective Date via Druva or Microsoft OneDrive consistent with historical practices
•Provide design, architecture, and data extraction support for separation of Recipient’s Tenant, Domain and Active Directory infrastructure from Supplier’s infrastructure as needed.

Recipient Responsibilities:
•Provide timely approvals for changes, including changes to software images, patches, packages, supply chain or backup strategy needed for Supplier to provide the Services

Out of Scope / Special Clauses:
•Centralized management of Recipient’s Apple MAC estate
•Build-out of new Tenant, Domain and Active Directory infrastructure and migration of Recipient’s end users to a new infrastructure
•The scope of this Service is limited to the software systems listed in Attachment A-1
11 months
2

IT.02	Finance Systems
Supplier Responsibilities:
Supplier will provide the following services to Recipient with respect to finance systems:

•Run, maintain, and support the Alteryx platform, which hosts the Concorde revenue recognition reconciliation automation solution, in line with past practices.
•Transfer knowledge to Recipient in respect of the Alteryx platform.
•Provide configuration and coding support for the migration of Alteryx code and content to Recipient’s new instance of the platform.
•Run, maintain, and support the Revenue Mart Database platform, which hosts the Recipient’s revenue recognition reconciliation database, in line with past practices.
•Transfer knowledge to Recipient associates in respect of the Revenue Mart platform.
•Provide configuration and coding support for the migration of Revenue Mart configurations and data to Recipient’s new instance of the platform~~.~~

Recipient Responsibilities:
•Ensure Recipient’s new instances of the Alteryx and Revenue Mart platform are ready for migration of Alteryx and Revenue Mart in a timely manner
•Provide all reasonable support to ensure successful migration of data and code content to the new instance of the Alteryx and Revenue Mart platforms in a timely manner
•Provide timely approvals and sign-offs for the migration of the code

Out of Scope / Special Clauses:
•Enhancement of the existing solutions beyond the supporting correction of defects.

11 months

3

IT.03	Collaboration Tools
Supplier Responsibilities:
Supplier will provide Recipient the following services with respect to collaboration tools:

•Run, maintain and support the following platforms in a manner consistent with past practices.
◦Zoom video conferencing
◦Slack collaboration
◦Cisco Hosted Telephony
◦Cisco Jabber
◦Sharepoint
◦Salesforce Service Cloud
•Provide export of user credentials, configurations, data models and data in a mutually agreed format, where applicable, to support the migration from the current platform to Recipient’s replacement platforms .
•Install, consistent with past practices, security updates required in order to prevent unauthorized systems or data access for the following systems
◦Zoom video conferencing
◦Slack collaboration
◦Cisco Hosted Telephony
◦Cisco Jabber
◦Sharepoint
◦Salesforce Service Cloud
•Microsoft Exchange
◦Run, maintain and support the Microsoft Exchange platforms in a manner consistent with Suppliers then-existing practices.
◦Provide export of user credentials, configurations, data models, and data in a mutually agreed format, where applicable, to support the migration from the current platform to the target Recipient systems once established.
◦Maintain continued use of @cdk.com accounts/domain for Recipient’s employees as a secondary email address that is eligible to receive email to allow Recipient’s employees to efficiently transition third-party interactions to a Recipient email address
◦Provide new @cdk.com accounts/domain for new hires who join Recipient organisation prior to Recipient’s environment being established.
◦Provide email services to Supplier-provided end user compute devices using@cdk.com identity accounts
◦Provide export of user credentials, configurations, data models, and data in a mutually agreed format, where applicable, to support transitioning via standard tools between the Supplier and Recipient environments, subject to Supplier’s security policies
◦Provide forwarding of secure e-mail between Supplier’s environment and Recipient’s environment if requested by Recipient
◦Provide email backup to maintain capability to recover email data via the email server for Recipient’s employees and contractors with existing email accounts on Supplier’s system

11 months
4

IT.03	Collaboration Tools
•Remote Access – Provide support and assist in the installation of the Cisco AnyConnect VPN software onto Recipient devices, consistent with historical practices.

•Virtual Desktop Infrastructure (VDI) – Run, maintain and support VDI infrastructure to in-scope systems and applications using VDI consistent with historical practices.
•Maintain security measures such as logging and two factors authentications consistent with historical practices for VDI users through TSA

Recipient Responsibilities:
•Properly establish and configure the target Recipient environments and platforms in a timely manner
•Establish user accounts and data structures required in order to effect an efficient migration process to the target systems
•Communicate with all Recipient employees with respect to plans, activities and tasks required in order to effect collaboration tools separation

Out of Scope / Special Clauses:
•Enhancement of existing systems beyond their historical performance
•Recipient will be subject to Supplier’s current email retention policy based on mail server capacity

11 months

5

IT.04	Integration Services
Supplier Responsibilities:
Supplier will provide the following integration services support to Recipient:

•Run, maintain and support the Talend platforms hosted in Supplier systems consistent with historical practice. This includes:

•Provide reasonable consulting support to Recipient to build out, stand up or set up in-scope Recipient systems and integrate data into such Recipient systems that have integrations to corporate systems (e.g. transition Salesforce and SSO) listed in Attachment A-1.

Recipient Responsibilities:
•Properly establish and configure the applicable target Recipient environments and platforms
•Properly establish user accounts and data structures required in order to effect an efficient migration process to the target systems

Out of Scope / Special Clauses:
•Development of new integrations required by Recipient in order to effect an effective separation

11 months

6

IT.05	Data & Analytics Tools
Supplier Responsibilities:
Supplier will provide the following data and analytics system services to Recipient

•Run, maintain, and support an instance of the Tableau platform, which hosts Recipient’s business intelligence (BI) dashboards, on Supplier’s systems.
•Transfer knowledge to Recipient in respect of the Tableau platform.
•Provide export of user credentials, configurations, data models, and data in a mutually agreed format, where applicable, to support the migration of Tableau code, data and content to a new Recipient instance of the Tableau platform.
•Maintain availability, performance and security consistent with those in effect immediately prior to the Closing.
•Transfer knowledge to Recipient associated with administration of Recipient’s SQL databases.
•Execute database administration (DBA) operational run books in a manner consistent with historical practices.

Recipient Responsibilities:
•Properly establish target operating platform for Tableau in a timely manner
•Migrate data and code content in a timely manner
•Provide timely approvals of code migration and sign off

Out of Scope / Special Clauses:
•Development of new dashboards for Recipient

11 months

7

IT.06	RPA Platform & Operations
Supplier Responsibilities:
Supplier will provide the following robotic process automation (RPA) system services to Recipient

•Run, maintain, and support Supplier’s instance of the Blue Prism intelligent automation platform, which hosts Recipient‘s RPA “software robots” or “digital workers”.
•Transfer knowledge to Recipient in respect of the Blue Prism platform.
•Support the migration of Blue Prism data and content to a new Recipient instance of the platform.
•Implement upgrades as required in order to maintain availability, performance and security consistent with historical business practices

Recipient Responsibilities:
•Properly establish target Blue Prism platform in a timely manner
•Ingest data and code content exported by Supplier in a timely manner
•Provide timely approvals for code migration and sign off

Out of Scope / Special Clauses:
•Development of new robots for Recipient

11 months
Access to in-scope Business Systems
Supplier to provide employees who are conveyed to Recipient, and new hires associated with conveyed open positions or turnover, access to in-scope Business systems (Attachment A1-3). Additional systems and applications discovered after [the Closing] will be escalated to TSA governance team for access approval.

11 months

Security TSA Service Bundle

Dependencies: The IT TSA and Hosting TSA Service Bundles are required for the provision of the Services described in this Service Bundle.

	Responsible Party	Name	Title	Email	Phone #
Recipient	Company	Steve Jones	CIO	Steve.jones@cdk.com	+44 7768 702229
Supplier	CDK	Maher Rahman	Sr. Dir, Global Security	Maher.Rahman@cdk.com	18474854555

8

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Security TSA	$16,550	$98,008	$0

Service ID	Service Name	Service Description	Termination Date / Duration
9

SO.01	Threat Intelligence & Computer Security Incident Response Team (CSIRT)
Supplier Responsibilities:
Supplier will provide the following incident response and threat intelligence services to Recipient

•Detect, analyze and respond between the hours of 17.00 and 09:00 GMT at levels consistent with the capabilities and practices of Supplier’s CSIRT as of immediately prior to Closing and reporting incidents to the person that Recipient has appointed as Recipient’s incident response owner
•Provide incident response support between the hours of 17.00 and 09:00 GMT consistent with practices immediately prior to Closing
•Answer CSIRT related questions from Recipient between the hours of 17.00 and 09:00 GMT in support of cyber security investigations to Recipient
•Allow access to Supplier’s then-existing security tools and logs to the extent relevant to the security of Recipient’s systems data for the purposes of managing Recipient’s security risks
•Conduct standard data incident response investigations consistent with the practices of Supplier’s CSIRT immediately prior to Closing and provide findings to Recipient’s appointed incident response owner
•Allow Recipient access to Supplier’s existing security run books, policies and processes related to the security of Recipient’s systems and data for the purpose of knowledge transfer

Recipient Responsibilities:
•Provide timely acceptance and review of information shared during knowledge transfer
•Liaise with Recipient’s customers and employees unless otherwise agreed in advance with Supplier

Out of Scope / Special Clauses:
•Only security architecture and tools existing immediately prior to Closing will be supported
•The scope of this Service is limited to the software systems listed in Attachment A-2
•Supplier will not provide any security incident response services for devices or systems hosted outside Supplier’s network.
•Supplier is not responsible for the following:
•Cyber Security Incident Response for customer/OEM systems
•Website data misroutes or mishandling for customer/OEM systems
•Data Loss Prevention for customer/OEM systems
•Malware containment response for customer/OEM systems
•Employee coaching, training and HR actions as a result of Recipient security policy infractions
8 months
10

SO.02	Security Engineering
Supplier Responsibilities:
Supplier will provide the following Security Engineering support to Recipient

•Run, maintain, support and manage the following security tools, all consistent with practices immediately prior to Closing:
◦Splunk ecosystem
◦Splunk Enterprise Security
◦Cisco Security Suite (AMP, ThreatGrid, Threat Response, etc.)
◦Cisco FirePower (IDS/IPS)
◦Web Proxy Service
◦Nexpose VM
◦ProofPoint (EMEA & NA console)
◦DLP (where deployed in Recipient’s environment)
◦AWS Security Suite (GuardDuty, Security Hub etc.)
◦Forescout
◦Insight AppSec

•Upgrade mutually-agreed security system tools , including important security patches
•Monitor security system connectivity and alert Recipient of any outages/loss of connectivity as soon as detected consistent with practices immediately prior to Closing
•Provide knowledge transfer to Recipient relating to security systems, alerts, searches and logs
•Provide access to vulnerability scanning tools in existence immediately prior to Closing for the purpose of identifying vulnerabilities and providing remediation
•Allow Recipient access to security run books, policies and processes for the purpose of knowledge exchange
•Support Recipient’s migration of policies, processes and data to new Recipient tools

Recipient Responsibilities:
•Provide timely acceptance and review of alerts and information shared
•Properly establish new platform and software capabilities within Recipient’s infrastructure as required to effect an effective separation of systems and data.

Out of Scope / Special Clauses:
◦The implementation of new tools into the Recipient infrastructure is not in-scope for this Service
◦The scope of this Service is limited to the software systems listed in Attachment A-2
8 months
11

SO.03	Forensics
Supplier Responsibilities:
Supplier will provide the following forensics support to Recipient:

•Support forensic investigations by Recipient as to Recipient’s systems and data hosted on shared network to Recipient at levels consistent with Supplier’s practices as of immediately prior to the Closing.
•Engage third party forensic services as required in order to effectively complete an investigation consistent with Supplier’s practices as of immediately prior to the Closing
•
Recipient Responsibilities:
•Coordination with Recipient legal and HR advisors as needed throughout the investigation.
•Be financially responsible for externally contracted forensic services at contracted rates.

Out of Scope / Special Clauses:
•The scope of this Service is limited to the software systems listed in Attachment A-2
•Forensic investigations in support of Recipient’s customer incidents
•Engagement of third party forensic services is at Supplier’s cost up to the retained services budget, costs for third party forensic services above the retained services budget will be at Recipient’s expense.
8 months
12

SO.04	Policy Audit & Compliance
Supplier Responsibilities:
Supplier will provide the following policy, audit and compliance support to Recipient:

•Support customer audit activity and vendor assessments as requested by Recipient in line with the process immediately prior to Closing
•Provide Recipient with access to previous audit, vendor assessment and policy documents for the purpose of knowledge transfer

Recipient Responsibilities:
•Provide communication and responses to requests from Supplier in a timely manner and consistent with mutually agreed timeframe

Out of Scope / Special Clauses:
•The scope of this Service is limited to the software systems listed in Attachment A-2

8 months
SO.05	Product Security (Penetration Testing & Vulnerability Assessment)
Supplier Responsibilities:
Supplier will provide product security support for Recipient:

•Provide penetration testing, static and dynamic code scanning, consistent with Supplier’s practices immediately prior to Closing on a on a mutually-agreed schedule
•Provide general Q&A support to Recipient relating to product security related matters
•Provide knowledge transfer to Recipient for subject matter relating to product security architecture

Recipient Responsibilities:
•Define, execute and follow up on action plans arising from security scanning

Out of Scope / Special Clauses:
•Product vulnerability assessment is out of scope for this Service
•The scope of this Service is limited to the software systems listed in Attachment A-2.
8 months
13

SO.06	Risk Management & Customer Data Risk
Supplier Responsibilities:
Supplier will provide the following data security, incident management and risk compliance reporting to Recipient:

•Manage the risk assessment dashboards and risk tracking consistent with practices immediately prior to Closing.
•Manage customer data breaches and related responses consistent with practices immediately prior to Closing
•Conduct standard data incident response investigations and provide findings to Recipient’s appointed incident response owner for follow-up

Recipient Responsibilities:
•Timely reporting of data incidents to Supplier in accordance with all regulatory and compliance framework
•Establishing new capability to deal with customer liaison in regard of security incidents

Out of Scope / Special Clauses:
•The scope of this Service is limited to the software systems listed in Attachment A-2

8 months

Hosting TSA Service Bundle

Dependencies: The IT TSA and Security TSA Service Bundles are required for the provision of the Services described in this Service Bundle.

	Responsible Party	Name	Title	Email	Phone #
Recipient	Company	Steve Jones	CIO	Steve.jones@cdk.com	+44 7768 702229
Supplier	CDK	Warren Leggett	VP Global Infrastructure Services	Warren.leggett@cdk.com
Supplier	CDK	Joe Bell	VP Product Management	Joe.bell@cdk.com
Supplier	CDK	Adam Vazquez	VP Product Enablement	Adam.Vazquez@cdk.com

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Hosting TSA	$72,003	$209,992	$0
14

Service ID	Service Name	Service Description	Termination Date / Duration
HO.01	Patching
Supplier Responsibilities:
Supplier will provide day-to-day patching services to Recipient for the information technology and infrastructure listed in this HO.01.

•Apply recommended firmware, microcode and software updates as mutually agreed to the following infrastructure components within Recipient systems;
•Core x86 virtual and physical servers, including VMWare vCentre & ESX hosts, and physical Oracle servers.
•Linux and Microsoft Operating Systems.
•Middleware services such as RabbitMQ and NGINX/consul tools.
•Infrastructure services such as DNS, AD, NTP
•Automation and VM orchestration/automation capabilities such as Congo, Ansible & Puppet.
•Core and edge network devices and tools
•SQL Server, oracle, Mongo & PostgreSQL databases.
•Patching services shall be made available 24hrs per day, 7 days per week, in line with Supplier’s then-existing maintenance windows and patching practices.
•Support deployment of latest anti-virus and definition files to servers
•Keep existing infrastructure endpoints current according to Supplier’s then-existing practices and.
•Provide documentation, configuration, and data extracts to Recipient for the purpose of knowledge transfer.

Recipient Responsibilities:
•Provide timely advance approval of all patching and configuration changes per GSO patching requirements.
•Inform its own customers of changes and maintenance window requirements.
•Properly establish new/separated patching platforms and personnel/knowledge to transition the responsibility for system patching from Supplier to Recipient in a timely manner.

Out of Scope / Special Clauses:
•Patching of new infrastructure implemented or installed by Recipient after the Closing is out of scope for this Service
•The scope of this Service is limited to the software systems listed in Attachment A-3
8 months
15

Service ID	Service Name	Service Description	Termination Date / Duration
HO.03	Compute / Storage Management
Supplier Responsibilities:
Supplier will provide, run, maintain and support services to maintain availability and performance in line with Supplier’s practices in effect immediately prior to Closing for the computing and storage infrastructure supporting Recipient’s applications.

•Provide assistance via Salesforce, Jira and email.
•Provide support for email infrastructure and routing services via standard tools between the Supplier and Recipient environments, subject to Supplier’s security policies
•Provide tier1 and tier3 Windows & Linux support activities as provided in Supplier’s then-existing Global Infrastructure Services process.
•Provide general Q&A support related to these Services.
•Provide tier4 (design) assistance to support Recipient’s separation activities of combined tooling, solutions and services as reasonably needed.
•Provide documentation to allow for sufficient knowledge transfer to Recipient.
•Run, maintain, and administer all Active Directory (AD), Domain Name System (DNS) and Network Time Protocol (NTP) services as used by Recipient’s servers and services consistent with practices immediately prior to Closing.

Recipient Responsibilities:
•Establish capability to receive knowledge transfer sufficient for Recipient to take over responsibilities for these Services
•Provide all portals and tools sufficient to take over the responsibility for these Services.

Out of Scope / Special Clauses:
•New technology or tools are out of scope.
•The scope of this Service is limited to the software systems listed in Attachment A-3

8 months
16

HO.04	Network Management
Supplier Responsibilities:
•Supplier will provide, run, maintain and support the following network services to Recipient:
◦Associate site networks
◦Network management, configuration management, and monitoring of platforms for LAN, WAN and WIFI connections at Recipient’s locations
•Provide network routing for the shared WAN consistent with practices prior to Closing
•Perform routine upgrades, strategic upgrades and planned maintenance per Supplier’s then-existing practices, including maintenance windows, upgrade / patching rights and security access rules changes
•Administer and manage VPN & Meraki licenses for employees of Recipient as of period prior to Close. Additional licenses will be purchased at Recipient’s expense
•Provide Recipient access to design documentation and standards in Supplier’s possession for current services and infrastructure used or relied upon for the management and support of Recipient’s network services.
•Provide access to Supplier systems to the extent required to enable Recipient to manage assignment of IP addresses within Recipient’s network.
•Provide access to Supplier systems to the extent required to enable Recipient to manage Cisco Identity Services Engine nodes within Recipient’s network.
•Provide reasonable access to documents and Supplier personnel for knowledge transfer to Recipient for the following:
◦Palo Alto NG firewall platform architectures and configurations
◦Palo Alto XDR services and integration with Splunk platforms and tools, including detailed service cost information
◦Cloud Proxy service standards and configurations, including detailed service cost information
◦AT&T service delivery and support processes
◦SolarWinds configurations for Associate site monitoring
◦Design standards for Associate site networks
◦IP addressing assignment and management standards
◦Public cloud connectivity and configuration standards (including but not limited to Direct Connect and Transit Gateways)

Recipient Responsibilities:
•Establish local capability and capacity to enable migration from Supplier hosted infrastructure – including but not limited to Solar Winds platforms for monitoring Associate sites, Cisco Identity Services Engine (ISE) Administration nodes.
•Establish a capability to receive knowledge transfer from Supplier and work with Supplier resources on migrations from Supplier hosted infrastructure

Out of Scope / Special Clauses:
•The scope of this Service is limited to the software systems listed in Attachment A-3
•Supplier will not provide any support to Recipient to build out, stand up or setup Recipient’s networks

8 months
17

HO.05	Telephony Management
Supplier Responsibilities:
Supplier will provide, run and maintain support for the following telephony services:

•Telephony, call managers, VOIP, SIP.
•Provide integration to collaboration tools.
•Deliver documentation to provide Recipient with the information required for knowledge transfer.
Provide documentation, configuration, and data extracts to Recipient for the purpose of knowledge transfer and data migration

Recipient Responsibilities:
•Timely build the capabilities to assume these Services.
•Establish a capability to receive knowledge transfer in a timely manner.

Out of Scope / Special Clauses:
•Supplier will not provide any support to Recipient to build out, stand up or setup Recipient’s telephony systems

8 months
18

HO.06	Database Management
Supplier Responsibilities:
Supplier will support software that manages databases that are in use by Recipient’s applications software immediately prior to Closing including, Database Administration, run and maintain services, patching, capacity management, configuration management, problem investigation and resolution, route cause analysis, and Backup/Restore/Archival capabilities in line with Supplier’s then-existing practices.

•Support database technologies in scope immediately prior to Closing, including Oracle, MS SQL Server, Mongo and PostgreSQL.
•Provide ongoing migration services to complete the migration from Oracle Database 11g and Oracle Database 12c to Oracle Database 19c, including the upgrading of existing databases and provisioning of new Oracle Database 19c and migrating of all existing databases and workloads to it as necessary.
•Use the support and maintenance agreements with Oracle to cover all Oracle database versions installed.
•Deliver documentation to provide Recipient with the information required for knowledge transfer.

Recipient Responsibilities:
•Timely build a DBA capability sufficient to assume these Services.
•Provide project management resources to plan and coordinate the migration of Oracle databases to a supported 19c platform.
•Timely establish a capability to receive knowledge transfer sufficient to allow Recipient assume these Services.

Out of Scope / Special Clauses:
•Supplier will not provide any support to Recipient to build out, stand up or setup Recipient’s database systems or integrate into Recipient’s database systems

8 months
19

HO.07	Support (Incident / Problem Management)
Supplier Responsibilities:
•Provide support for key technologies in line with Supplier’s then-existing business practices and processes.
•Maintain and support incident tracking system that tracks all incidents, resolution and reporting for shared applications.

•Provide the Services on a 24x7 call out basis in line with Supplier’s then-existing business practices.
•Raise and manage all issues, incidents, problems for Recipient’s systems within the Recipient’s instance of Salesforce.
•Provide tier 2 and tier 3 database support including for Oracle and MS SQL Server to cover support requirements across the International space immediately prior to Closing
•Provide tier 3 level support for Active Directory.
•Provide tier 2 and tier 3 level support for Storage, DNS, and Congo technologies.
•Provide tier 1, tier 2 and tier 3 network support for Associate Sites
•Deliver documentation to Recipient sufficient for knowledge transfer.

Recipient Responsibilities:
•Ensure Supplier has access to Recipient’s instance of Salesforce
•Develop problem management processes to utilize the international instance of Service Cloud and remove the need to use Supplier’s systems.
•Establish new tier 2 and tier 3 capabilities as required in order to assume these Services
•Identify database knowledge transfer requirements and notify Supplier of such requirements
•Timely establish a capability to receive knowledge transfer sufficient to assume these Services.

Out of Scope / Special Clauses:
•The scope of this Service is limited to the software systems listed in Attachment A-3
•Supplier will not provide any support to Recipient to build out, stand up or setup Recipient’s systems or integrate data into Recipient’s systems

8 months
20

HO.8	Cloud Orchestration / CMDB
Supplier Responsibilities:
Supplier will provide the “Congo” self-service provisioning portal for server deployment and administration across all Recipient’s data center locations where Congo is enabled immediately prior to Closing

•Run, maintain and support of the following automation and orchestration technologies in a manner consistent with practices immediately prior to Closing
◦Congo components, tooling and capabilities.
◦Puppet and Ansible toolsets.
◦IQR, as well as assistance with data quality issues.
•Provide architecture, setup, configuration details and documentation to Recipient.
•Provide knowledge transfer, information and Q&A support to allow Recipient to assume these Services.

Recipient Responsibilities:
•Timely establish target capabilities sufficient to either take on ownership of existing platforms or replace them with alternatives
•Establish capability to receive knowledge transfer sufficient for Recipient to assume these Services

Out of Scope / Special Clauses:
•Supplier will not stand-up new orchestration platforms or support build out of new services

8 months
21

HO.9	AWS Services
Supplier Responsibilities:
•Provide ongoing support and maintenance of AWS services within Recipient’s utilized regions.
•Provide account structure administration and support needs
•Provide support and configuration assistance with existing AWS services
•Assist Recipient in separating account structures and inter-region connectivity as part of separation activities.
•Provide documentation for cloud governance policies that are in place immediately prior to Closing.

Recipient Responsibilities:
•Establish ownership and governance of AWS accounts utilized by Recipient
•Establish a capability to receive knowledge transfer sufficient to allow Recipient to assume these Services.

Out of Scope / Special Clauses:
•Supplier is not responsible for obtaining new AWS Service Offerings for Recipient
8 months
HO.10	Enterprise Architecture
Supplier Responsibilities:
•Provide ongoing Portfolio guidance for technology stacks (Oracle, Palo Alto)
•Deliver environment and architecture knowledge transfer documentation and provide general Q&A support

Recipient Responsibilities:
•Establish a capability to receive knowledge transfer sufficient to allow Recipient to assume these Services.

Out of Scope / Special Clauses:
•Supplier is not responsible for supporting build-out, stand-up architecture of Recipient’s systems
8 months
22

HO.11	DevOps / Automation
Supplier Responsibilities:
Supplier will provide run / maintain services to support current Recipients shared DevOps environments and tools as of immediately prior to Closing

•Run, maintain and support of the following automation and DevOps technologies in a manner consistent with practices immediately prior to Closing
◦Atlassian tools (including Bamboo, Bitbucket, Jira, Artifactory, Confluence, BlazeMeter, Checkmarx, Crowd, Crucible/Fisheye, SonarQube, Saucelabs, Jenkins, Silk Performer, CDS and Ring)
•Provide architecture, setup, configuration details and documentation to Recipient
•Provide knowledge transfer, information and Q&A support to allow Recipient to assume these Services

Recipient Responsibilities:
•Timely establish target capabilities sufficient to either take on ownership of existing platforms or replace them with alternatives
•Establish capability to receive knowledge transfer sufficient for Recipient to assume these Services

Out of Scope / Special Clauses:
•Supplier will not stand-up new DevOps platforms (tools and or environments) or support build out of new services
8 months

HR1 TSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	CDK	Paul Reiman	Vice President, Rewards and HR Operations	Paul.Reiman@cdk.com	O:847-485-4752 M: 847-284-4495
Recipient	Company	Cath Sibbald	Vice President, Human Resources	Catherine.Sibbald@cdk.com	O: +0044 1635 21 48 91 M: +0044 7766 99 21 66

23

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
HR1 TSA	$11,692	$0	$0

Service ID	Service Name	Service Description	Termination Date / Duration
HR1.01	General HR Support
Supplier Responsibilities:
•Provide reasonable access to Supplier’s documents, personnel and data to facilitate limited general HR knowledge transfer (“Knowledge Transfer”) to Recipient
•Provide support in the form of general Q&A related to HR
•Provide reasonable access to Supplier’s documents and personnel to facilitate Recipient’s understanding of the current system configuration for the SuccessFactors current and future state environment, based on the system configuration as of Closing
•Provide “over-the-shoulder” support to facilitate Recipient’s understanding and management of system configuration changes for SuccessFactors
•Provide personnel to participate in the interviews for up to four (4) candidates for up to four (4) HR roles

Recipient Responsibilities:
•Ensure timely acceptance and review of information shared to ensure Knowledge Transfer completion within the agreed upon timeline.
•Identify candidates for the HR specialist roles and facilitate all communication with the candidates

Out of Scope / Special Clauses:
•This Service is limited to guidance, support and knowledge transfer only and does not include making any actual configuration changes within Recipient’s systems
3 months

24

HR2 TSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	CDK	Paul Reiman	Vice President, Rewards and HR Operations	Paul.Reiman@cdk.com	O:847-485-4752 M: 847-284-4495
Recipient	Company	Cath Sibbald	Vice President, Human Resources	Catherine.Sibbald@cdk.com	O: +0044 1635 21 48 91 M: +0044 7766 99 21 66

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
HR2 TSA	$8,992	$12,308	$0

25

Service ID	Service Name	Service Description	Termination Date / Duration
HR2.01	HR Technology Support
Supplier Responsibilities:
•Provide Recipient access to the current HRIS Technology system (“SuccessFactors”)
•Provide general Q&A support related to SuccessFactors
•Provide day-to-day data maintenance, typical administrative data updates (bulk loads), and answer questions logged as needed, all in the same manner as prior to Closing
•Liaise and coordinate with SAP/SuccessFactors as necessary for technical matters or escalations as needed in the same manner as prior to Closing

Recipient Responsibilities:
•Ensure timely acceptance and review of information shared to ensure Knowledge Transfer completion within the agreed upon timeline.
•Continue to execute the responsibilities of Recipient’s employees that has access to SuccessFactors, including data entry, consistent with their responsibilities prior to Closing.
•Perform accurate entry of data and record updates
•Request user access changes to SuccessFactors as appropriate based on the hiring of any new HR employees during the duration of this Service.

Out of Scope / Special Clauses:
•No Concorde system changes during this time period other than business-as-usual data maintenance (manager changes, compensation changes, starters / leavers, etc.)
•No change in overall access permission levels or security approach
•Any knowledge transfer related to technology not currently utilized by the Service Recipient (e.g. Workday)
•SuccessFactors is ultimately responsible for underlying service availability

Earlier of 4 months or when Recipient’s HRIS Technology system is live

HR3 TSA Service Bundle

26

	Responsible Party	Name	Title	Email	Phone #
Supplier	CDK	Paul Reiman	Vice President, Rewards and HR Operations	Paul.Reiman@cdk.com	O:847-485-4752 M: 847-284-4495
Recipient	Company	Cath Sibbald	Vice President, Human Resources	Catherine.Sibbald@cdk.com	O: +0044 1635 21 48 91 M: +0044 7766 99 21 66

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
HR3 TSA	$4,917	$15,833	$450,000

27

Service ID	Service Name	Service Description	Termination Date / Duration
HR3.01	HR Technology Implementation Support
Supplier Responsibilities:

NOTE TO DRAFT: This Service will need to be refined once the vendor SOW is received for the project and Supplier/Recipient resource requirements are clarified

•Provide staff supplementation to support Recipient’s implementation of its HR technology system
•Provide support in the form of general Q&A related to the HR technology implementation
•Provide reasonable access to Supplier’s documents and personnel to facilitate transfer of knowledge related to the SuccessFactors system as needed during system configuration
•Provide advice for data deletion/purge work as needed
•Provide data extracts for Recipient’s employees that are on Supplier’s system for migration to Recipient’s new environment
•Subject to the appropriate security safeguards, provide access to third-party advisors selected by Recipient to Supplier’s system, as needed, to understand current configuration and data constructs

Recipient Responsibilities:
•Ensure timely acceptance and review of information shared to ensure Knowledge Transfer completion within the agreed upon timeline.
•Assume ultimate responsibility for the successful implementation of Recipient’s systems.
•Manage third-party consultants who are delivering the implementation work plan
•Make and be responsible for any configuration decisions necessary as part of the implementation

Out of Scope / Special Clauses:
•This Service is solely to provide resources that will support the creation of Recipient’s new HR environment
•Supplier has no responsibility for Recipient’s environment after the termination or expiration of this Service.
•Supplier is only responsible for the staff supplementation and providing access to data in Supplier’s global environment, Recipient is ultimately responsible for the implementation of the environment.

TBD (approx. 4 months less any time spent prior to close)
28

HR4 TSA Service Bundle

The Parties acknowledge and agree that this HR4 TSA Service Bundle shall only be provided by the applicable Supplier if the required consent is obtained from ADP in a timely manner so as to not delay [the Closing].

	Responsible Party	Name	Title	Email	Phone #
Supplier	CDK	Paul Reiman	Vice President, Rewards and HR Operations	Paul.Reiman@cdk.com	O:847-485-4752 M: 847-284-4495
Recipient	Company	Cath Sibbald	Vice President, Human Resources	Catherine.Sibbald@cdk.com	O: +0044 1635 21 48 91 M: +0044 7766 99 21 66

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
HR4 TSA	$1,250	$95,144	$1,650,000[1]

1 Note to Draft: The cost for this HR service bundle is the estimated cost to support Buyer migration to ADP Global View / Streamline and SuccessFactors, but will only be paid if Seller is billed, and pays, this amount to ADP. Costs listed are estimates and Seller will pass through actual costs incurred for the final scope of services required.
29

Service ID	Service Name	Service Description	Termination Date / Duration
HR4.01	Payroll System Access
Supplier Responsibilities:
•Provide Recipient with access to Supplier’s ADP GlobalView and Streamline systems, subject to agreement by ADP
•Facilitate communication between ADP and the Recipient, as necessary

Recipient Responsibilities:
•Provide the personnel needed to process its payroll
•Ensure the accuracy and timeliness of its payroll processing
• ensure timely acceptance and review of information shared to ensure Knowledge Transfer completion within the agreed upon timeline.

Out of Scope / Special Clauses:
•This Service addresses Supplier’s current state payroll system only – not the implementation of Recipient’s new payroll environment
•This Service is limited to those countries and environments as of Closing, and does not include new markets or major configuration changes
•Recipient is not bound to select ADP GlobalView or ADP Streamline as the standalone platform that will be used upon exiting the TSA. However, Recipient will continue to use Supplier’s ADP GlobalView / Streamline solution under TSA until such standalone capability is established. Supplier is not obliged to provide Payroll services using a different solution to that which is utilized today.
Earlier of 6 months or Recipient’s instance of ADP GlobalView and Streamline systems Payroll solution is are live

Real Estate TSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	CDK	Romeet Kaul	Senior Director, Global Lead, Real Estate
Recipient	Company	Martin Roper

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Real Estate TSA	$3,663	$4,600	$0

Service ID	Service Name	Service Description	Termination Date / Duration
30

RE.01	Security Services Advisory
Supplier Responsibilities:
Crisis Management and Workforce Protection
•Lead the crisis management team for appropriate communication to associates, taking accountability of associates that might be impacted by an event, monitoring the impact to our facilities, and communicating to the business leadership team in the same manner as immediately prior to Closing
•Provide Recipient with Supplier’s existing policies, procedures, standards, training and methods used for identifying and protecting information, personnel, property, facilities, operations or material from unauthorized disclosure, misuse, theft, assault, vandalism, tampering, sabotage or loss
•Continue to manage and operate Supplier’s global emergency notification system (Everbridge and Isos) for Company’s use in the same manner as immediately prior to Closing

Travel Security
•Perform the approval process for travel to high risk locations and provide the appropriate security measures for Recipient’s employee security in such locations.
•Supervise advance alerts to Recipient’s traveling employees for emergency situations and providing instructions on security and safety for such emergency situations.

Event Protection
•Monitor the planning and execution of Recipient’s major domestic and international corporate events and providing guidance in the form of review or training to promote a safe environment
•Produce response run books and develop operational security plans to ensure access control, appropriate medical response, liaison with local law enforcement and embassy officials and to investigate any violations of the code of conduct, travel policies or any other violations of Supplier policies

Liaising
•Liaise with private security agencies, law enforcement and intelligence agencies related to Recipient’s facilities, as reasonably required by the Recipient.
Recipient Responsibilities:
•Recipient will provide Supplier with two-month notice to terminate these Services prior to their expiration.
•Recipient will provide Supplier with notification of all events and activities requiring security support services

Out of Scope / Special Clauses:
•The nature of these Services are primarily advisory.
•These Services do not include, and Recipient shall be solely responsible for, all third party vendor costs related to these Services (both ongoing and ad hoc).

3 months
31

Procurement TSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	CDK	David Little
Recipient	Company	Russell Alexander

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Procurement TSA	$34,065	$250	$0

32

Service ID	Service Name	Service Description	Termination Date / Duration
PR.01	Vendor Sourcing and Vendor Performance Management
Supplier Responsibilities:
•Provide reasonable access to Supplier’s documents, personnel and data to facilitate procurement knowledge transfer (“Knowledge Transfer”) to Recipient related to strategic vendor performance management
•Provide support in the form of general Q&A as related to vendor performance management
Recipient Responsibilities:
•Notify Supplier of the vendors that require knowledge transfer for performance management
Out of Scope / Special Clauses:
•Strategic sourcing for new commitments and vendors
•Entering into any new vendor contracts on behalf of Recipient
•Knowledge Transfer will be limited to existing shared agreements and suppliers used prior to Closing

4 months
PR.02	Vendor Verification and Setup
Supplier Responsibilities:
•Provide vendor verification, approvals, document collection, and set up vendors in the Company Systems (SharePoint) based on reasonable historical Company volumes.
Service Recipient Responsibilities:
•Provide all vendor information needed by Supplier to perform this Service
Out of Scope / Special Clauses:
•N/A
4 months
33

PR.03	Vendor Contract Database Management
Supplier Responsibilities:
•Provide contract database management for Recipient’s existing contracts as of the Effective Date in Zycus for Recipient
Recipient Responsibilities:
•Provide the contracts to be loaded into the database to Supplier in a format reasonably requested by Supplier.
Out of Scope / Special Clauses:
•Support will only be provided for existing contracts, no net new contracts will be entered into Zycus post separation
4 months
PR.04	Global Security Reviews
Supplier Responsibilities:
•Provide global security reviews for Recipient’s vendors based on reasonable historical Company volumes
Recipient Responsibilities:
•Provide all information required for Supplier to perform the global security reviews
Out of Scope / Special Clauses:
•N/A
4 months

Legal TSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	CDK	James Kinzer	Senior Legal Counsel	james.kinzer@cdk.com	847.485.4686
Recipient	Company	Russell Alexander

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Legal TSA	$0	$0	$0

34

Service ID	Service Name	Service Description	Termination Date / Duration
LE.01	IP Management / Website Ownership and Transfer
Supplier Responsibilities:
•Supplier will provide continued use of Recipient Websites listed in Attachment A-4, internal and external facing, that are hosted or controlled by Supplier, in the same manner as immediately prior to the Effective Date
•Supplier will provide Recipient with reasonably requested documents and signatures necessary for the transfer and re-registration of the Recipient Websites to Recipient’s ownership and control
•Supplier will direct web traffic from the external-facing Recipient Websites via links to Recipient’s designated websites as reasonably requested by Recipient

Recipient Responsibilities:
•Recipient will provide documentation on registration criteria and requirements to Service Provider

Out of Scope / Special Clauses:
•For the avoidance of doubt, this Service does not include the provision of any legal advice from Supplier to Recipient.

The earlier of 3 months or the completion of transfer and re-registration of the Recipient Websites.

35

Attachment A-1

IT TSA Shared Non-COGS Software

Non-COGS Software
Vendor	Description
Zuora - RevPro	Revenue Recognition
ORACLE	Hyperion
Zoom	Video and voice conference

SAP Concur	Concur expense management

Talend	Cloud data integration tool
Druva (replacing SHI - Symantec)	InSync Cloud Enterprise - Laptop Backups
CoEnterprise LLC - Tableau	Data visualization and analytics
Walkme	Process automation SaaS
Pluralsight	Technical training for R&D & IT / Hosting community
Coveo - GSA	Client Services Support Suite
Alteryx	Machine learning and data science process tools
Bomgar	Remote desktop support tool
Capstorm	Salesforce Backup and restore

OPTIV (VPN Certificates)	Entrust / tech support
Carousel Industries (Verint Direct)	Customer experience
BluePrism	Robotics used in BSC
Business Objects Software LTD	Business intelligence software maintenance
ADOBE	Adobe Suite
1

AIRWATCH LLC	Mobile device management
Insight - LANSA	Product information management

Insight - Roadmunk	Roadmunk - end to end roadmapping tool
Insight -Flexera	Flexera maintenance (Admin Studio and WiseScrip Editor)
Insight - SnagIt	Snag It - snipping tool
Insight -WinZip	WinZip - Compression utility
Insight -Gruntwork	Gruntwork - DevOps as a Service
Insight - Embarcadero	Embarcadero SQL Server management
Insight - IDERA	IDERA-Diagnotic server SQL Server DB's
Insight - Idera	DBArtisan Software
Insight -Citrix	Citrix Sharefile Subscription
Insight -Other	Other - Secret Server, Group Management
Microsoft Corporation - EA (365 Licenses)	Microsoft Corporation - EA (365 Licenses)
Microsoft Corporation - Maintenance	Microsoft Corporation - Maintenance
Microsoft Corporation - SCE (Maintenance)	Microsoft Corporation - SCE (Maintenance)
MICROSOFT	Service & Support

Salesforce	Salesforce
Salesforce	Internal Service Cloud (production and sandbox)
Quest	Change Auditor for AD
DXC	Software reseller
Cisco Smartnet	Replacement for Symphony suite
Tech Data (ISV)	Independent software vendor - end to end provisioning, billing and marketing engine
SAP Solutions (Crystal reports Automaster)	Business intelligence software
Green Tech	Green Tech

2

Attachment A-2

Security TSA Shared Security Software

GSO Software
Vendor	Description
INSIGHT - Threadfix (Denim Group)	Vulnerability management platform
OPTIV SECURITY INC (Proofpoint)	Email security
RKON RAPID7 InsightAppSec	cloud data security infrastructure
Splunk	Main
Splunk (GSO) Cloud	Cloud data analysis
RAPID7 LLC (Nexpose - Insight VM)	on-premises option for vulnerability management software
CISCO SYSTEMS, INC - AMP	Adv Malware Protect
CISCO SYSTEMS, INC - TG	Threat Grid
ForeScout	Compliance tool for connected things
DLP replacement (Symantec)	Data loss prevention software
Checkmarx (Software Scanning)	Application security testing and infrastructure
FUSION RISK MANAGEMENT, INC	Fusion incident / risk management platform - built on salesforce
Fusion Risk - one time	Fusion incident / risk management platform - built on salesforce
Fusion	Attribute Based Access Control tool
RKON - Netskope	Cloud security platform
Cisco – ISE	Identity services engine
Info Tech - ISAC Membership	Information Sharing and Analysis Center membership
WOMBAT SECURITY TECHNOLOGIES INC. - Proofpoint	Proofpoint security awareness
IDS/IPS	Intrusion and detection and prevention systems

1

Attachment A-3

Hosting TSA Shared COGS Software

COGS Software
Vendor	Description
AHEAD LLC - VMWare VROPS	VMWare VROPS
AHEAD LLC - VMWare ELA	VMWare ELA
AHEAD LLC - CloudHealth	VMWare Cloud Health
AHEAD LLC - Zerto	Zerto - Converged DR and IT resilience software
AHEAD LLC - Puppet	Puppet Labs : Infrastructure Automation
Slack	Replace Hipchat
COLUMN TECHNOLOGIES INC - Atlassian Stack	Atlassian Stack: JIRA, Confluence, Bamboo, Bitbucket, etc.
Google (Apigee)	Google (Apigee) - Apigee - Google ad words, etc.
Cisco - HCS	Hosted Communication Server (HCS)
Amazon - AWS	AWS Platform Services
Insight - F5	F5 Licensing
Insight - SQL Sentry	SQL Sentry Power Suite
Insight - Ansible	Insight - Ansible/Enterprise
VERITAS TECHNOLOGIES LLC	VERITAS TECHNOLOGIES LLC - NetBackup (server backup software)
TBC - IDS	Firepower subscription for IDS
OPTIV	Cloud Web Security Services- Bluecoat
OPTIV SECURITY INC	OPTIV SECURITY INC - Optiv IXIA
Optiv - Proteus	Proteus (IP Address Management)
Zephyr	Test Suite for R&D
SauceLabs	Sauce Labs INV00009261 - Cloud app testing

Aspera Tech (SmartCollect)	Smart Collect
1

Aspera Tech - SaaS	SaaS
Aspera Tech - Rapid Analysis	Rapid Analysis

Jfrog - Artifactory	Jfrog - Jfrog Enterprise Edition (Artifactory)
JEMTECH GROUP	JEMTECH GROUP - DC Track SW Appliance - Environment monitoring
SonarQube	Sonarsource - Static Code Analysis
AVTECH Software Inc	Room Alert - SaaS for data center room monitoring (environments)
Microsoft	Subscription for SQL servers and OS
ORACLE	Oracle CPQ - configure price quote
ORACLE	Main technical support
ORACLE	Java SE Subscription - Processor
ORACLE	Java SE Desktop Subscription - Named User Plus
ORACLE	Oracle DataBase Estimated License Increase

2

Attachment A-4

Recipient Websites
The following websites are in-scope for the IP Management / Website Ownership and Transfer Service with Service ID LE.01:

adpdsi.com	rrg-dr.com	kerridge.co.uk	thinkautoleasing.co.uk
adpdsionline.com	rrg-fleet.com	rrg-toyota.co.uk	thinkleasing.co.uk
ardengarages.com	rrggroup.com	lexus-manchester.co.uk	rrgdenton.co.uk
autoline.net	rrg-group.com	lexus-bolton.co.uk	lexus-stockport.co.uk
bmf-exact.com	rrg-kia.com	rrg-fleet.co.uk	lexusstockport.co.uk
brasswaresales.com	rrg-lexus.com	rrggroup.co.uk	rrgtoyota.co.uk
cmskidderminster.com	rrgmacclesfield.com	kerridge-training.co.uk	lexusmanchester.co.uk
dmsdigital.net	rrg-macclesfield.com	kcc.co.uk	lexusbolton.co.uk
elton-bury.com	rrgmazda.com	rrgbolton.co.uk	rrgstockport.co.uk
eltonfleet.com	rrg-mazda.com	wrmg-toyota.co.uk	rrg-stockport.co.uk
elton-fleet.com	rrg-nissan.com	cmskid.co.uk	rrgmazda.co.uk
elton-garages.com	rrgpeugeot.com	lister.co.uk	service-booking.co.uk
elton-manchester.com	rrg-peugeot.com	davroc.co.uk	rrg-mazda.co.uk
elton-oldham.com	rrgpeugeotbury.com	gatescontract.co.uk	rrg-group.co.uk
elton-rochdale.com	rrgpeugeot-fleet.com	herbieatcitygate.co.uk	tileflair.co.uk
kcml.com	rrg-peugeotfleet.com	opips.co.uk	ued-online.co.uk
1

kerridge.com	rrgpeugeotmanchester.com	mercedesbenzofgatwick.co.uk	williamsusedcars.co.uk
kerridge.net	rrgpeugeotoldham.com	mercedesbenzofredhill.co.uk	williamsmanchesterservicecentre.co.uk
kserv.net	rrgpeugeotrochdale.com	mercedesbenzofeastbourne.co.uk	wilsons.co.uk
lexusbolton.com	rrg-rochdale.com	pdsparts.co.uk	wilsons.uk
lexus-bolton.com	rrgsalfordquays.com	hyundai2u.co.uk	rrg-peugeot.co.uk
lexusmanchester.com	rrg-salfordquays.com	plattshyundai2u.co.uk	rrgpeugeot.co.uk
lexus-manchester.com	rrg-salford-quays.com	plumbco-midlands.co.uk	eltonfleet.co.uk
lexusstockport.com	rrg-skoda.com	rrg-swinton.co.uk	rrg-peugeotfleet.co.uk
lexus-stockport.com	rrgsq.com	rrg-salford-quays.co.uk	rrgpeugeotrochdale.co.uk
marubeni-autouk.com	rrgstockport.com	rrg-salfordquays.co.uk	rrgpeugeotoldham.co.uk
my-suzuki.com	rrg-stockport.com	rrg-rochdale.co.uk	rrgpeugeotmanchester.co.uk
pdsparts.com	rrg-suzuki.com	toyota-fleet.co.uk	rrgpeugeot-fleet.co.uk
rrg-altrincham.com	rrgswinton.com	rrg-bolton.co.uk	rrgpeugeotfleet.co.uk
rrg-arc.com	rrg-swinton.com	rrg-altrincham.co.uk	rrgpeugeotbury.co.uk
rrgbolton.com	rrgtoyota.com	peugeotfleet.co.uk	rrg-suzuki.co.uk
rrg-bolton.com	rrg-toyota.com	lexus-fleet.co.uk	rrg-kia.co.uk
rrg-bury.com	service-booking.com	rrg-bury.co.uk	my-suzuki.co.uk
rrgcontracthire.com	thinkautoleasing.com	rrg-denton.co.uk	rrg-skoda.co.uk
rrgdenton.com	toyota-fleet.com	rrgmacclesfield.co.uk
rrg-denton.com	b2borders.co.uk	rrg-macclesfield.co.uk
2

Exhibit B

Company Transition Services
IT1 rTSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Recipient	CDK	Bill Havlicek	Snr Director Global IT, CDK	Bill.havlicek@cdk.com	+1 847-485-4157
Supplier	Company	Steve Jones	CIO	Steve.jones@cdk.com	+44 7768 702229

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
IT1 rTSA	$10,446	$0	$0

1

Service ID	Service Name	Service Description	Duration (months)
rIT1.01	Integration Services
Supplier Responsibilities:
Integration support & knowledge transfer
•Run, maintain, and support the Talend data integration platform which hosts Recipient ‘s integrations used to support business applications and internal IT data integrations consistent with historical practices.
•Implement upgrades as required in order to maintain availability, performance and security consistent with historical business practices
•Provide backup and restore support for the Talend Integration Platform consistent with historical practices.
•Provide and maintain a business continuity plan (BCP) and disaster recovery (DR) support for the Talend integration platform and execute such plans as necessary
•Provide an inventory of all existing integrations and architecture/technical documentation of how such integrations are built and function.
•Provide knowledge transfer to Recipient in respect of how such integrations operate

Recipient Responsibilities:
•Provide timely acceptance and review of information shared during knowledge transfer.

Out of Scope / Special Clauses:
•Creating new integrations and non-defect-related changes to existing integrations and code releases

11 months
2

rIT1.02	Navision Services
Supplier Responsibilities:
•Run, maintain, and support the Navision 2013 ERP platform, which runs Recipient’s India financial functions.
•Maintain availability, performance and security consistent with historical business practices
•Provide backup and restore support for the Navision Platform consistent with historical practices.
•Provide and maintain a business continuity plan (BCP) and disaster recovery (DR) support for the Navision platform and executed such plans as necessary
•Provide knowledge transfer of Navision system data, processes and existing integrations.
•Provide financial audit evidence gathering as needed to support Recipient’s annual financial audit.

Recipient Responsibilities:
•Provide timely acceptance and review of information shared during knowledge transfer.
•Establish new capability to receive knowledge transfer either through contracting, recruitment or outsourcing
•Exercise control and ownership of Recipient’s SOX related processes.

Out of Scope / Special Clauses:
•Moving Recipient to another ERP platform
•Enhancement of the existing solutions beyond the supporting correction of defects.
11 months

IT2 rTSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Recipient	CDK	Bill Havlicek	Snr Director Global IT, CDK	Bill.havlicek@cdk.com	+1 847-485-4157
Supplier	Company	Steve Jones	CIO	Steve.jones@cdk.com	+44 7768 702229

3

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
IT2 rTSA	$21,700	$0	$0

Service ID	Service Name	Service Description	Duration (months)
rIT2.01	Integration Services
Supplier Responsibilities:
Supplier will provide the following Integration services to Recipient

•Support completion of critical continuous improvement work as needed by the business consistent with practices as of the period leading to Close.

Recipient Responsibilities:
•Complete the hiring process of resources needed to provide the integration services and make such resources available to receive knowledge transfer

Out of Scope / Special Clauses:
•This Service does not include any new projects
90 days
rIT2.02	Help Desk
Supplier Responsibilities:
Supplier will provide the following help desk services to Recipient

•Provide overnight tier-1 help desk monitoring and basic problem resolution and escalation after US hours (between 9:00 to 17:00 GMT), to ensure business continuity in a 24x5 support system.

Recipient Responsibilities:
•Complete the hiring process of resources needed to perform the tier-1 help desk monitoring and make such resources available to receive knowledge transfer

Out of Scope / Special Clauses:
•none
90 days
rIT2.03	Leadership Support
Supplier Responsibilities:
Supplier will provide the following Leadership services to Recipient

•Provide knowledge transfer to newly on-boarded resources of any replacement leadership positions within Recipient’s organization.

Out of Scope / Special Clauses:
none
90 days
4

Security rTSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	Company	Steve Jones	CIO [Concorde]	Steve.jones@cdk.com	+44 7768 702229
Recipient	CDK	Maher Rahman	Sr. Dir, Global Security	Maher.Rahman@cdk.com	18474854555

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Security rTSA	$10,363	$0	$0

5

Service ID	Service Name	Service Description	Duration (months)
rSO.01	CSIRT / Threat Intelligence leadership
Supplier Responsibilities:

Supplier will provide leadership, knowledge and handover of support services for key cyber security services:
CSIRT / Threat Intelligence leadership
•Detect, analyze and respond between the hours of 09:00 and 17:00 GMT at levels consistent with the capabilities and practices of Supplier’s CSIRT as of immediately prior to Closing and reporting incidents to the person that Recipient has appointed as Recipient’s incident response owner
•Provide incident response support between the hours of 09:00 and 17:00 GMT consistent with practices immediately prior to Closing
•Answer questions from Recipient between the hours of 09:00 and 17:00 GMT in support of cyber security investigations to Recipient CSIRT & Threat intelligence – detect, analyze and respond at levels consistent with Supplier’s CSIRT capabilities and practices as of immediately prior to Closing and reporting incidents to Recipient’s appointed Incident Response owner
•Provide incident response support between the hours of 09:00 and 17:00 GMT consistent with practices immediately prior to Closing
•Provide support of cyber security investigations to Recipient in the form of Q&A
Security engineering leadership
•Provide knowledge transfer to Recipient relating to security systems, alerts, searches and logs

Recipient Responsibilities:

•Receive knowledge transfer in a timely manner and acknowledge completeness

Out of Scope / Special Clauses:

•NA

8 months
6

rSO.02	Vulnerability Analysis & Reporting
Supplier Responsibilities:
•Provide to the Recipient knowledge transfer of vulnerability data, vulnerability tools and scanning schedules
•Provide knowledge transfer to Recipient of any risks or exceptions in place related to vulnerabilities across the Recipient network
•Provide support for Incident Response between the hours of 09:00 and 17:00 GMT

Recipient Responsibilities:
•Receive knowledge transfer in a timely manner and acknowledge completeness

Out of Scope / Special Clauses:
•NA

8 months
rSO.03	Security Engineering
Supplier Responsibilities:
•Supplier will provide knowledge transfer to Service Recipient relating to security systems, alerts, searches and logs
•Supplier to provide support for Incident Response between the hours of 09:00 and 17:00 GMT

Recipient Responsibilities:
•Receive knowledge transfer in a timely manner and acknowledge completeness

Out of Scope / Special Clauses:
•NA

8 months

Hosting rTSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Recipient	CDK	Warren Leggett	VP Global Infrastructure Services	Warren.leggett@cdk.com	[TBD]
Recipient	CDK	Joe Bell	VP Product Management	Joe.bell@cdk.com	[TBD]
Recipient	CDK	Adam Vazquez	VP Product Enablement	Adam.Vazquez@cdk.com	[TBD]
Supplier	Buyer	Steve Jones	CIO	Steve.jones@cdk.com	+44 7768 702229
7

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Hosting rTSA	$19,043	$0	$0

8

Service ID	Service Name	Service Description	Duration (months)
rHO.01	Hosting
Supplier Responsibilities:

Provide leadership, knowledge and handover of support services for key Infrastructure services:
Leadership over Compute/Storage
•Provide ongoing portfolio guidance to Recipient.
•Provide reasonable assistance as requested by Recipient with the onboarding of personnel to replace personnel who were in leadership positions within Recipient’s organization prior to the Closing but are part of Supplier’s organization following the Closing.
•Deliver environment and architecture knowledge transfer documentation and provide general Q&A support to the Recipient.
•Knowledge transfer will include documentation, data and information of existing server OS, server hardware, hypervisor and storage environments.
Leadership over Congo/IQR/Puppet/Ansible
•Provide ongoing portfolio guidance relating to automation and orchestration tools.
•Provide reasonable assistance as requested by Recipient with the onboarding of any personnel to replace personnel who were in leadership positions within Recipient’s organization prior to the Closing but are part of Supplier’s organization following the Closing.
•Deliver environment and architecture knowledge transfer documentation and provide general Q&A support.
•Supplier will provide knowledge transfer for the following:
◦Congo configurations and application code documentation
◦IQR configurations and application code documentation
◦Puppet and Ansible environment information and documentation on existing configurations (manifests/playbooks)
◦Personnel support and feedback to new or interim leader in Recipient’s organization
Architecture Leadership
•Provide ongoing Portfolio guidance.
•Provide knowledge transfer to newly on-boarded resources of any replacement leadership positions within Recipient’s organization.
•Deliver environment and architecture knowledge transfer documentation and provide general Q&A support. [2]
8 months
2 Note to Buyer: This is a new service requirement and is subject to review.
9

rHO.01	Hosting
Network Architecture leadership
•Provide ongoing Portfolio guidance
•Assist with knowledge transfer to newly on-boarded resources of any replacement leadership positions within Recipient’s organization.
•Deliver environment and architecture knowledge transfer documentation and provide general Q&A support.
•Documentation will include network reference architectures, current state network designs and any available Supplier network technology roadmaps
Network service management (Cisco, Service Express)

•Perform regular scheduled vendor maintenance activity and performance reviews
•Provide detail of devices supported by each vendor to Recipient
•Provide and manage processes to manage and maintain supported devices information
•Provide and maintain criteria for assignment of devices to each provider
•Provide contact and contract information for each provider
•Provide suitably qualified resources as recipients of device maintenance and licensing data pertaining to devices within Recipient’s perimeter
Network Configuration Management

•Provide knowledge transfer of network configuration data
•Manage and maintain all device data

Load balancing service management

•Conduct vendor reviews
•Plan and coordinate the upgrade and migration programs
•Support for move of eLead F5 infrastructure into Recipient operations and management
•Deliver environment and architecture knowledge transfer documentation and provide general Q&A support
•Documentation will include F5 network reference architectures, F5 current state network designs and any available Supplier load balancing technology roadmaps
•Provide contact, contract and coverage information for maintenance and licensing provider(s)
•Provide migration and upgrade of schedules and plans

8 months
10

rHO.01	Hosting
Release and Automation leadership (DevOps)
•Platform and tools support
•Deliver environment and architecture knowledge transfer documentation and provide general Q&A support
•Provide contact, contract and coverage information for maintenance and licensing provider(s)
•Provide migration and upgrade of schedules and plans

Recipient Responsibilities:
•Provide timely acceptance and review of information shared during Knowledge Transfer completion within the agreed upon timeline.

Out of Scope / Special Clauses:
•Supplier is not responsible for building out, standing up or setting up Recipient’s new stand-alone systems or integration into Recipient’s new stand-alone systems
8 months

HR rTSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	Company	Cath Sibbald	Vice President, Human Resources	Catherine.Sibbald@cdk.com	O: +0044 1635 21 48 91 M: +0044 7766 99 21 66
Recipient	CDK	Paul Reiman	Vice President, Rewards and HR Operations	Paul.Reiman@cdk.com	O:847-485-4752 M: 847-284-4495

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
HR rTSA	$8,123	$0	$0

11

Service ID	Service Name	Service Description	Termination Date / Duration
rHR.01	Canadian Payroll
Supplier Responsibilities:

•Provide support to Recipient for processing of payroll for Recipient’s employees in Canada
•Provide documentation of current processes and data needs to support knowledge transfer to Recipient

Recipient Responsibilities:

•Notify Supplier of any changes to its Canadian payroll
•Designate the resources to receive knowledge transfer

Out of Scope / Special Clauses:

•This Service covers processing and data updates consistent with the manner prior to Closing only, this Service does not cover configuration changes to Recipient’s systems.
3 months
rHR.02	Canadian Tier 1 Operations Support
Supplier Responsibilities:

•Provide Tier 1 HR operations support for Recipient’s employees in Canada
•Provide documentation of current processes and data needs to support knowledge transfer to Recipient

Recipient Responsibilities:
•Designate the resource(s) to receive knowledge transfer

Out of Scope / Special Clauses:
◦This Service does not include implementation of process changes
3 months
12

rHR.03	Learning and Development
Supplier Responsibilities:
•Provide support to Service Recipient for Learning and Development technology, including LinkedIn Learning and Pluralsight
•Provide knowledge transfer and be available for Q&A

Recipient Responsibilities:
•Designate the resource(s) to receive knowledge transfer

Out of Scope / Special Clauses:

3 months
rHR.04	HR Technology
Supplier Responsibilities:
•Provide support in the form of staff supplementation to Recipient for completion of Recipient’s Workday implementation
•Provide knowledge transfer and be available for Q&A on Workday modules supported prior to the Closing

Recipient Responsibilities:
•Recipient is ultimately responsible for the Workday implementation, including the management of the underlying system vendor and the implementation services team

Out of Scope / Special Clauses:
•Staff supplementation is applicable to 1 Supplier FTE.
3 months

Real Estate rTSA Service Bundle

Dependencies: The Finance rTSA Service Bundle is required for the provision of the Services described in this Service Bundle.

	Responsible Party	Name	Title	Email	Phone #
Supplier	Company	Martin Roper
Recipient	CDK	Romeet Kaul

13

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Real Estate rTSA	$0	$4,000

Service ID	Service Name	Service Description	Termination Date / Duration
rRE.01	Prague Facility
Supplier Responsibilities:
•Provide office facility management services for Recipient for the individuals that Recipient identifies from time to time as the members of the Prague FP&A team (the “Prague FP&A Team”) and ensuring their access to the co-working location in the facility located in Prague and provided by Business Link, Visionary (BL SPV Czech, s.r.o.) (the “Business Link Facility”)
•Provide continued access to and availability of office services to the Prague FP&A Team to the extent generally available to Supplier’s employees at the Business Link Facility prior to the Effective Date
•Maintain in full force and effect the contract with the Prague service provider, Business Link, Visionary (BL SPV Czech, s.r.o.) for the duration of this Service to allow the Prague FPA& Team to use the Business Link Facility
•Terminate the contract with Business Link, Visionary (BL SPV Czech, s.r.o.) upon the earlier of the expiration of this Service or as notified by Recipient.
•Provide ongoing access to the supplier premises located within the ArtGen Facility (Argentinská 420/4, 170 00 Praha 7) (the “ArtGen Facility”), Prague to the Prague FP&A Team for the duration of the rTSA during normal hours of business
Recipient Responsibilities:
•Be financially responsible for facility management costs incurred by the Prague FP&A Team in relation to an event or incident different from the ordinary course of business (e.g. a broken desk)
•Provide Supplier with notice of intent to vacate any of the Prague FP&A Team from the Prague Business Link, Visionary facility
Out of Scope / Special Clauses:
•Access to facilities other than the ArtGen Facility and Prague Business Link, Visionary facilities are not a part of this Service.
6 months
14

Finance rTSA Service Bundle

Dependencies: The Real Estate rTSA Service Bundle is required for the provision of the Services described in this Service Bundle.

	Responsible Party	Name	Title	Email	Phone #
Supplier	Company	Leon Goodman
Recipient	CDK	Mike Karim

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Finance rTSA	$53,767	$3,200

Service ID	Service Name	Service Description	Termination Date / Duration
rFA.01	FP&A
Supplier Responsibilities:
•Supplier will make the severance payment, to be reimbursed by Recipient, to each personnel working from Supplier’s Prague facility supporting Recipient’s financial planning and analysis functions immediately prior to Closing (the “Prague FP&A Personnel”) in accordance with the severance package agreed with such Prague FP&A Personnel prior to Closing
•Provide access to existing financial and operational data and reports available in Supplier’s systems in a manner consistent with past practices
•Perform month-end and quarter-end customary general ledger closing activities for Recipient
•Coordinate with the business teams and support forecasting activities as requested by Recipient on a quarterly basis
•Review the monthly operational results and perform variance analysis and comparing it against the forecast in support of Recipient’s business
•Perform any ad-hoc requests pertaining to internal initiatives as required by the Recipient
•Maintain and update data processes, validate the results and publish the reports in a manner consistent with past practices
•Create data-sets for the on-going and new Recipient initiatives
•Provide FP&A knowledge transfer services (“Knowledge Transfer”) to Recipient

6 months
15

rFA.01	FP&A
Supplier Responsibilities:
•Supplier will make the severance payment, to be reimbursed by Recipient, to each personnel working from Supplier’s Prague facility supporting Recipient’s financial planning and analysis functions immediately prior to Closing (the “Prague FP&A Personnel”) in accordance with the severance package agreed with such Prague FP&A Personnel prior to Closing
•Provide access to existing financial and operational data and reports available in Supplier’s systems in a manner consistent with past practices
•Perform month-end and quarter-end customary general ledger closing activities for Recipient
•Coordinate with the business teams and support forecasting activities as requested by Recipient on a quarterly basis
•Review the monthly operational results and perform variance analysis and comparing it against the forecast in support of Recipient’s business
•Perform any ad-hoc requests pertaining to internal initiatives as required by the Recipient
•Maintain and update data processes, validate the results and publish the reports in a manner consistent with past practices
•Create data-sets for the on-going and new Recipient initiatives
•Provide FP&A knowledge transfer services (“Knowledge Transfer”) to Recipient

Recipient Responsibilities:
•Provide access to the relevant data warehouse, IT systems and infrastructure needed to for Supplier to provide these Services
•Re-imburse the Supplier for severance payments made by the Supplier to the Prague FP&A Personnel

Out of Scope / Special Clauses:
•Recipient, and not Supplier, is responsible for the management of the Prague FP&A Personnel in their provision of this Service to Recipient
•Supplier will be reimbursed by the Recipient only for expenses that are reasonably incurred with Recipient’s prior written consent.
6 months
Finance 2 rTSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	Company	Paul Phelan (Richard Welfare’s replacement)
Recipient	CDK	Rose Cammarata

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Finance 2 rTSA	$2,721	$33,700	$0

16

Service ID	Service Name	Service Description	Termination Date / Duration
rFA2.01	Business Unit Controller support
Supplier Responsibilities:

•Provide the following support for statutory accounts preparation for 1) CDKI Holdings (UK) 1 Ltd, 2) CDKI Holdings (UK) 2 Ltd, and 3) CDK Global UK LP:

•Provide knowledge transfer in respect of any ongoing monthly general ledger entries to be made in respect of the entities
•Produce extended trial balance and data pack to support the creation of statutory financial statements
• Answer all audit questions necessary for the production of an audit opinion
•Collate all statutory documentation (including financial statements, letter of representation etc) for director signature following the production of a signed audit opinion

•Maintain ongoing monthly general ledger entries for CDKI Holdings (UK) 1 Ltd and CDKI Holdings (UK) 2 in Navision

Supplier Responsibilities:
•N/A

Out of Scope / Special Clauses:
•N/A

September 30, 2021 (From 3 months of starting the preparation of FY21 stat accounts)
17

rFA2.02	Statutory financial statement production by KPMG
Supplier Responsibilities:
NOTE TO DRAFT: This Service will need to be refined once the vendor SOW is received for the project and Supplier/Recipient resource requirements are clarified
•
•Provide following support for statutory accounts preparation for 1) CDKI Holdings (UK) 1 Ltd , 2) CDKI Holdings (UK) 2 Ltd, and 3) CDK Global UK LP:

•Provide, through Supplier’s subcontractor KPMG, a first draft of statutory financial statements following submission of the extended trial balance and data pack
•Provide, through KPMG, a second draft of statutory financial statements following resolution of local audit queries by Supplier’s business unit controller and provision of tax numbers
•Provide, through KPMG, a final draft of statutory financial statements following resolution of all queries, sufficient to enable the release of an audit opinion by Supplier’s subcontractor Deloitte
•Submit, through KPMG, signed statutory financial statements to UK filing authority (Companies House) in advance of filing deadline (ordinarily 9 months after calender year end)
•Answer all questions raised by KPMG in regard to the completion of statutory financial statements

Service Recipient Responsibilities:
◦ N/A
Out of Scope / Special Clauses:
◦N/A
September 30, 2021 (From 3 months of starting the preparation of FY21 stat accounts)
18

rFA2.03	Statutory financial audit work by Deloitte
Supplier Responsibilities:
NOTE TO DRAFT: This Service will need to be refined once the vendor SOW is received for the project and Supplier/Recipient resource requirements are clarified

•Provide following support for Stat Accounts preparation for 1) CDKI Holdings (UK) 1 Ltd , 2) CDKI Holdings (UK) 2 Ltd, and 3) CDK Global UK LP:
•Provide, through Supplier’s subcontractor Deloitte, audit testing in accordance with Deloitte’s methodology facilitated by Deloitte’s central Prague team
•Audit, through Deloitte’s local UK team, the statutory financial statements and associated disclosures produced by KPMG
•Provide signed audit opinion by Deloitte’s locak UK audit partner upon satisfactory completion of the audit procedures
•Answer all audit queries raised by Deloitte in regard to the audit opinion

Service Recipient Responsibilities:
◦ N/A
Out of Scope / Special Clauses:
◦N/A
September 30, 2021 (From 3 months of starting the preparation of FY21 stat accounts)

Tax and Financial Reporting rTSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	Company	David Price
Recipient	CDK	Laurie Beaudet

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
Tax and Financial Reporting rTSA	$5,413	$0	$0

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Service ID	Service Name	Service Description	Termination Date / Duration
rTXFR.01	10-Q, 10-K, tax filing compliance (Including US)
Supplier Responsibilities:
Provide the following in connection with Recipient’s quarterly and annual tax filings per the compliance requirements of Recipient:

•Send all relevant data to Recipient via email and provide reconciliation support reasonably needed for Recipient to prepare and file 10K and 10Q
•Deliver the following files to the Recipient on a quarterly basis:
◦Tax Rate Reconciliation
◦Hyperion reconciliation
◦Tax Reporting Packages
◦Valuation Allowance Memo
◦Supporting 3 Year Cumulative IBT Analysis
◦Consolidated Distributable Reserves update
◦Dividend Log

Provide the below services to support Recipient’s US and local country compliance requirements:

•Provide following information to Recipient on a timely basis for Recipient’s US tax returns:
◦Form 5471
◦Form 8858
◦Country-by-country reporting
•Provide details of Income statement and balance sheet by legal entity
•Provide details for income taxes paid or accrued through close and any required documentation to support our foreign tax credit.
•Provide details related to dividends paid and received through close
•Provide details for country by country reporting of transactions between related parties

Recipient Responsibilities:
•Confirm the timing and frequency of the Services described herein

Out of Scope / Special Clauses:

•Support is limited to tax filings and financial reports related to the time period prior to Closing
3 months

20

R&D rTSA Service Bundle

	Responsible Party	Name	Title	Email	Phone #
Supplier	Company	Greg Birkett	Vice President Engineering, Architecture	Greg.birkett@cdk.com	+447785373682
Recipient	CDK	Indira Uppuluri	SVP Engineering, CDK Global	Indira.uppuluri@cdk.com	+1 650-464-2687

	Monthly Labor Cost	Monthly Non-Labor Cost	One Time Cost
R&D rTSA	$16,263	$0	$0

21

Service ID	Service Name	Service Description	Termination Date / Duration
rRD.01	Platform Development & Architecture
Supplier Responsibilities:

•Provide support activities to enable handover of all on-going architecture projects as of Closing.
•Provide separation support, which includes the following with respect to architecture:
◦Architecture blue prints of Recipient’s reference architecture
◦Architecture document of Recipient’s DevOps environment
◦Architecture document of Recipient’s service environment
◦Knowledge transfer of these architectures to Recipient personnel
◦Knowledge transfer of all architectural initiatives that were on-going as of Closing, including those led by Greg Birkett, Julian Birkett and Roy Maunders

Recipient Responsibilities:

•Identify Recipient personnel to receive the knowledge transfer on on-going projects
•Provide plan for conducting knowledge transfer, including when and how Supplier will be participating in the knowledge transfer
•Make the applicable Recipient personnel available to receive knowledge transfer

Out of Scope / Special Clauses:

•No new projects will be started by the Supplier for the Recipient post-Closing.
3 months

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Exhibit C

Data Processing Particulars3
CDK Transition Services

Service ID	HR1.01
Subject Matter	Performance of Service HR1.01
Duration of the Processing	As detailed in Exhibit A.
Nature and Purpose of the Processing	As detailed in Exhibit A.
Types of Personal Data	All HR related Personal Data including name, email address, telephone number, date of birth, gender, national insurance number, bank account details, payroll records, employment specifics including salary, pension and annual leave, copy of identification documents, employment history, performance information, and disciplinary and grievance information, and any other data as mutually agreed upon by the Parties in writing.
Categories of Data Subjects	Employees of the Recipient.
Obligations and rights of the Controller	As detailed in the Agreement.

Company Transition Services

Service ID	rRE.01
Subject Matter	Performance of Service rRE.01
Duration of the Processing	As detailed in Exhibit B.
Nature and Purpose of the Processing	As detailed in Exhibit B.
Types of Personal Data	Name, email address, telephone number, date of birth, location, photograph and grievance information, and any other data as mutually agreed upon by the Parties in writing.
Categories of Data Subjects	Prague FP&A Team.
Obligations and rights of the Controller	As detailed in the Agreement.

Additional Services to be added as needed and as mutually agreed upon by the Parties in writing.
3 We have identified two services as examples of services which will require both parties to process personal data on behalf of the other party. The information included in the tables is required to be documented by the GDPR. With respect to the Services in Exhibits A and B, Data Processing Particulars must be completed for each Services which requires the Supplier to process personal data on behalf of the Recipient. Note, this includes personal data of Company customers and Company customers’ end users.

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Exhibit D
Form of India Services Agreement
See attached.
2

EXHIBIT D TO THE
SHARE SALE AND PURCHASE AGREEMENT
FORM OF INDIA SERVICES AGREEMENT
This INDIA SERVICES AGREEMENT (this “Agreement”) is made as of [●] (the “Effective Date”) by and among CDK Global (India) Private Limited, a private limited company incorporated under the laws of India, with CIN U72900TG2014PTC103685 (“CDK India”), CDK Global, LLC, a Delaware limited liability company (“CDK”), CDK Global Holdings (UK) Limited, a private company limited by shares incorporated in England and Wales with registered number 09347879 (“Concorde”), [●], a [●] (“Concorde India”), and Concorde Bidco Limited, a private limited company registered in England and Wales with registered number 13025706 (“Buyer”). CDK India, CDK, Concorde, Concorde India and Buyer are referred to collectively as the “Parties” and each individually as a “Party.” Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Share Sale and Purchase Agreement, dated as of [●] (the “Purchase Agreement”), by and among CDK Global, Inc., a Delaware corporation (“Seller”), Concorde, solely for the limited purposes set forth therein, the other Restricted Entities party thereto, and Buyer.
RECITALS
WHEREAS, pursuant to the Purchase Agreement, Buyer is purchasing from Seller all of the Shares held by the Company Shareholder, subject to the terms and conditions of the Purchase Agreement;
WHEREAS, Concorde will require certain Services (as defined below) of CDK India during the Service Period (as defined below) in exchange for payment of Service Payments (as defined below) to CDK; and
WHEREAS, CDK India agrees to supply the Services to Concorde during the Service Period on the terms set forth below.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the Parties agree as follows:
ARTICLE 1

SERVICES TO BE PROVIDED
1.1    CDK India shall supply the services, the scope and manner of provision of which are as fully set out on Schedule A (the “Services”) to Concorde (or one or more of its Affiliates) from the Closing until [●]4 or such other date or dates as mutually agreed by the Parties (the
4 Note to Draft: To be a date not more than nine (9) months after the Closing Date.
3

“Service Period”). The final date of the Service Period shall be referred to herein as the “Transfer Date”. CDK India shall have no obligation to provide any Services to Concorde (or to any of its Affiliates) after the Transfer Date, unless otherwise mutually agreed by the Parties.
1.2    CDK India shall provide the Services as an independent contractor and not as an agent, joint venturer, nor partner of Concorde, and nothing in this Agreement shall be construed as creating any joint employer or other similar relationship between CDK India and Concorde, or between any Employee (as defined on Schedule A) or agent of CDK India and Concorde.
ARTICLE 2

PAYMENT FOR SERVICES
2.1    During the applicable Service Period, Concorde shall, and Buyer shall cause Concorde to, pay to CDK the service payment calculated in the manner set forth on Schedule A (the “Service Payment”) and other invoiced amounts as described herein. The mechanics for payment of any such Service Payment and other invoiced amounts shall be as follows:
(a)    Not later than three (3) Business Days after the Closing, Concorde shall, and Buyer shall cause Concorde to, pay five hundred thousand Dollars ($500,000) (the “Upfront Payment”) by wire transfer of immediately available funds to an account designated by CDK in writing.
(b)    Subject to Section 2.1(c), CDK shall invoice Concorde following the end of a given calendar month for (i) the amount of the Service Payment payable to CDK for such calendar month, (ii) any Special Cost requested in accordance with Section 2.1(d) for such calendar month and (iii) the amount, if any, by which (x) the actual costs incurred by CDK India for the month preceding such given calendar month (or, in the case of Cross Charges (as defined below), the month during which such Cross Charges were incurred) exceeded the amount invoiced by CDK and paid by Concorde in respect thereof (in such case, such amount shall be expressed as an additional amount due) or (y) the actual costs incurred by CDK India for the month preceding such given calendar month (or, in the case of Cross Charges, the month during which such Cross Charges were incurred) were less than the amount invoiced by CDK and paid by Concorde in respect thereof (in such case, such amount shall be reflected as a credit), together with back-up for all such amounts. Concorde shall, and Buyer shall cause Concorde to, pay such invoice within thirty (30) days after receipt thereof by wire transfer of immediately available funds to an account designated by CDK in writing.
(c)    CDK shall invoice Concorde as promptly as practicable after it has finally determined all amounts owing following the end of the last calendar month of the Service Period (the “Last Month”) for (i) the amount of the Service Payment payable to CDK for the Last Month, (ii) the Cross Charges for the Last Month (iii) any Special Cost requested in accordance with Section 2.1(d) for the Last Month and (iv) the amount, if any, by which (x) the actual costs incurred by CDK India for the month preceding the Last Month (or, in the case of Cross Charges, the month during which such Cross Charges were incurred) exceeded the amount invoiced by CDK and paid by Concorde in respect thereof (in such case, such amount shall be expressed as
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an additional amount due) or (y) the actual costs incurred by CDK India for the month preceding the Last Month (or, in the case of Cross Charges, the month during which such Cross Charges were incurred) were the less than amount invoiced by CDK and paid by Concorde in respect thereof (in such case, such amount shall be reflected as a credit) (such amounts described in clauses (i), (ii) and (iii), the “Last Month Costs”), together with back-up for all such amounts. In the event that the Upfront Payment is (1) greater than the Last Month Costs, then CDK shall pay the amount of such difference within thirty (30) days after Concorde’s receipt of the applicable invoice by wire transfer of immediately available funds to an account designated by Concorde in writing or (2) less than the Last Month Costs, then Concorde shall, and Buyer shall cause Concorde to, pay the amount of such difference within thirty (30) days after Concorde’s receipt of the applicable invoice by wire transfer of immediately available funds to an account designated by CDK in writing. For the avoidance of doubt, there shall be no true-up procedure following the invoice for the Last Month.
(d)    In the event that Concorde or any of its Affiliates requests CDK India to incur any additional expenses in relation to retention payments or other special compensation to the Employees (the “Special Costs”), Concorde shall provide CDK and CDK India with a written notice of such Special Cost. If CDK and CDK India receive such notice (i) prior to the payroll cutoff date for a given calendar month, the Special Costs will be (x) invoiced by CDK to Concorde following such given calendar month in accordance with Section 2.1(b) or Section 2.1(c) and (y) paid to the applicable Employees through the payroll cycle that occurs at the end of such given calendar month or (ii) after the payroll cutoff date for a given calendar month, the Special Costs will be (x) invoiced by CDK to Concorde following the month after such given calendar month in accordance with Section 2.1(b) or Section 2.1(c) and (y) paid to the applicable Employees through the payroll cycle that occurs at the end of the month after such given calendar month. CDK India shall have no obligation to incur any Special Cost requested after the payroll cutoff date for the Last Month. Neither Concorde nor any of its Affiliates shall request, and CDK India shall not incur, any additional expenses in providing the Services payable to third parties.
ARTICLE 3

TRANSFER OF CERTAIN EMPLOYEES
3.1    In accordance with Section 1.1, the Parties acknowledge that CDK India shall have no obligation to provide any Services to Concorde (or to any of its Affiliates) after the Transfer Date, unless otherwise mutually agreed by Concorde and CDK India. At the end of the Service Period, Concorde India shall, and Buyer and Concorde shall cause Concorde India to, offer to employ the Employee(s) on its payroll, effective as of the Transfer Date. Accordingly, Concorde India shall and Buyer and Concorde shall cause Concorde India to, offer employment to all Employees, including Employees who are absent due to vacation, illness, injury, family leave, short-term disability, military service or other approved leave of absence, effective as of the Transfer Date. Such offers of employment to each Employee shall provide, for (a) a base salary or wages that are not less than the base salary or wages provided to such Employee immediately prior to the Closing Date or Transfer Date (whichever is higher), (b) variable/
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incentive/bonus pay programs that are equal to or higher in value to those provided to such Employee immediately prior to the Closing Date or Transfer Date (whichever is higher), (c) other benefit plans and arrangements that are no less favorable in the aggregate to those provided to such Employee immediately prior to the Closing Date or Transfer Date (whichever is higher), and (d) the transfer of any accrued benefits, including any provident fund and pension fund entitlement. Such offers of employment shall also be treated as ‘continuation of services’ for purposes of retrenchment compensation payable under the provisions of the Industrial Disputes Act, 1947, as amended from time to time, and maternity benefit provided pursuant to the Maternity Benefit Act, 1961, as amended from time to time.
3.2    On or prior to the Transfer Date, CDK India shall accept resignation letters (effective from the Transfer Date) from the Employees and release such Employees from all obligations under their employment agreements with CDK India which would interfere with their ability to accept the offers of employment made by Concorde India (including waiving any notice period in connection with such resignation and non-compete and non-solicit obligations) with effect from the Transfer Date. CDK India shall further obtain necessary documents in respect of such resignation including signed consent letters and releases/no dues certificates from the Employees, evidencing payment of their contractual and statutory dues up to the day immediately prior to the Closing by CDK India.
3.3    The employment of each Employee with CDK India shall cease at the Transfer Date, subject to applicable Law. Any such persons who accept the offer of employment from Concorde India in accordance with Section 3.1 shall thereafter be treated solely as employees of Concorde India, including for the purposes of Section 3.5.
3.4    In respect of those Employees who are “Workmen” (as defined under the Industrial Disputes Act, 1947) Concorde India shall, and Buyer and Concorde shall cause Concorde India to, fulfill all of its duties and obligations under the Industrial Disputes Act, 1947, including under Section 25 FF thereunder, and under any other applicable statutory enactments, rules and regulations.
3.5    All Employee Costs which are due and payable up to the day immediately prior to the Transfer Date to the Employees shall be discharged by CDK India, and all Employee Costs which are due and payable on and after the Transfer Date shall be discharged by Concorde India (and Buyer and Concorde shall cause Concorde India to discharge the same).
For purposes of this Agreement, “Employee Costs” means all costs and expenses in relation to employees, other than Special Costs, including salary, wages, bonus, entitlements, leave encashment, contributions or incentive compensation, reasonable support costs (including seat costs), travel costs, employee expenses, severance, employee benefits costs, costs incurred pursuant to all Labor Laws, and all Tax deductions and other contributions relating thereto, and including those costs incurred in the ordinary course of business. For the avoidance of doubt, Employee Costs may be supplemented by mutual agreement of the Parties.
For purposes of this Agreement, “Labor Laws” means Employees Provident Funds and Miscellaneous Provisions Act, 1952, the Employee’s State Insurance Act, 1948, the Payment of
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Bonus Act, 1965, the Maternity Benefit Act, 1961, the applicable shops and establishments legislations, leave-encashment and benefits related legislations, laws pertaining to employment and employment practices and terms and conditions of employment (e.g., wages and hours, safety, health and work environment) and other applicable employee benefits related legislations in India, each as amended, replaced or substituted from time to time.
For purposes of this Agreement, “Taxes” shall mean all present and future income and other taxes, levies, rates, imposts, duties, deductions, charges and withholdings whatsoever imposed by any authority having power to tax and all penalties, fines, cess, surcharges, interest or other payments on or in respect thereof and the terms “Tax” and “Taxation” shall be construed accordingly.
3.6    Each of Buyer, Concorde and Concorde India acknowledges that (a) the Employees are currently employed by and engaged at a unit of CDK India which is situated in a Special Economic Zone regulated under the SEZ Act, (b) the transfer of the Employees requires compliance with the SEZ Act, including handover of access cards and related actions and filings (the “SEZ Employee Compliances”), and (c) Concorde India shall, and Buyer and Concorde shall cause Concorde India to, pay all costs associated with the SEZ Employee Compliances, including all costs incurred by CDK India in connection therewith.
ARTICLE 4

ACKNOWLEDGEMENT REGARDING INDIA BUSINESS ASSETS
Concorde India acknowledges that (a) the Employees use certain laptops, CDK India’s virtual private network and other assets in the performance of their duties (the “India Business Assets”), (b) the India Business Assets are used in a Special Economic Zone regulated under the SEZ Act, and (c) from and after the Transfer Date, Concorde India, Concorde and the Employees will not have access to the India Business Assets, which shall remain the exclusive property of CDK India.
ARTICLE 5

CONFIDENTIALITY
5.1    Each Party shall ensure that any Confidential Information, as defined below, received by a Party or such Party’s Affiliates, successors, assigns, officers, directors, or employees shall be retained in confidence and shall be used, disclosed and copied solely by such Party for the purposes of the Party exercising its rights or fulfilling its obligations under this Agreement. The receiving Party shall use the same degree of care as it uses to protect its own confidential information of a similar nature, but no less than reasonable care, to prevent the unauthorized use, dissemination or publication of Confidential Information.
For purposes of this Agreement, “Confidential Information” means any business, marketing, technical, personnel, client, account or other information disclosed by a Party, such Party’s Affiliates, successors, assigns, officers, directors, or employees which, at the time of disclosure,
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is designated as confidential (or like designation), is disclosed in circumstances of confidence, or should be understood by the receiving Party at the time of disclosure, exercising reasonable business judgment, to be confidential information of the disclosing Party.
5.2    Confidential Information shall not include, and no Party shall be bound by, obligations restricting disclosure and use set forth in this Agreement with respect to any information which: (a) is agreed by the Parties not to be confidential; (b) was known by the receiving Party prior to disclosure, as evidenced by its business records; (c) was lawfully in the public domain prior to its disclosure, or becomes publicly available other than through a breach of this Agreement or any other agreement; (d) was disclosed to the receiving Party by a third party provided that the receiving Party has no reason to believe such third party, or any other party from whom such third party receives such information, is in breach of any confidentiality obligation to the disclosing Party in respect of such information; or (e) is independently developed by the receiving Party, as evidenced by its business records.
5.3    No Party shall be liable for any disclosure of Confidential Information when such disclosure is compelled pursuant to legal, judicial or administrative proceeding, or otherwise required by applicable Laws, subject to the receiving Party using reasonable efforts to provide prior notice to the disclosing Party to allow it to seek protective or other court orders.
5.4    This Article 5 shall survive the termination of this Agreement.
ARTICLE 6

INTELLECTUAL PROPERTY
6.1    For purposes of this Article 6, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, and all other intellectual property rights) in and to all information, ideas, concepts, Software (as defined in the Purchase Agreement)) and other works of authorship (whether copyrightable or not), improvements, enhancements, derivative works, discoveries and inventions (whether patentable or not), that are conceived, authored, made, developed, or reduced to practice by any Employee during the Service Period while performing the Services (but excluding, in each case, (a) any intellectual property existing as of the Closing Date or developed by CDK India thereafter separate and apart from this Agreement and on which such works of authorship, improvements, discoveries or inventions are based or from which they are derived, and (b) any intellectual property existing as of the Closing Date which is incorporated into such works of authorship, improvements, discoveries or inventions, in each of (a) and (b), (i) excluding the Company Owned Intellectual Property and Acquired DMS Products (as those terms are defined in the Purchase Agreement) and any improvements, enhancements, derivative works thereto or thereof and (ii) to the extent not otherwise transferred to Concorde any of its Subsidiaries (including Concorde India) under the Purchase Agreement or the Restructuring (as defined in the Purchase Agreement)) are referred to herein as “Employee Intellectual Property” and shall be the sole property of Concorde (or its designated Affiliates). CDK India shall require the Employees engaged in the provision of Services hereunder to assign to CDK India ownership of the Employee Intellectual Property required to be assigned to Concorde hereunder (for clarity, subject to the limitation set forth in the last sentence of this
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Section 6.1); provided, however, that CDK India shall not be liable or accountable for, other than as expressly provided for herein, any right, title or interest in or to Employee Intellectual Property that vests with any Employee and cannot be assigned to CDK India by virtue of applicable Law. CDK India agrees to and does hereby assign, on its own behalf and on behalf of its Affiliates and its and their respective employees, all rights, title and interests in and to the Employee Intellectual Property to Concorde. CDK India agrees to take all actions reasonably required by Concorde, at Concorde’s sole expense, to assist Concorde in evidencing, obtaining or perfecting CDK India’s assignment and Concorde’s ownership with respect to such Employee Intellectual Property. Notwithstanding the foregoing, Employee Intellectual Property shall not include any inventions that any such Employee developed entirely on his or her own time without using the equipment, supplies, facilities or trade secret information of CDK India, Concorde, Concorde India or any of their respective Affiliates, except for those inventions that either: (a) relate, at the time of conception or reduction to practice of the invention, to the business of CDK India or Concorde or Concorde India, or actual or demonstrably anticipated research or development of CDK India or Concorde or Concorde India or (b) result from such Employee’s performance of the Services.
6.2    This Article 6 shall survive the termination of this Agreement.
ARTICLE 7
INDEMNIFICATION; LIMITATION OF LIABILITY
7.1    From and after the date of this Agreement, Buyer, Concorde and Concorde India shall jointly and severally indemnify and hold harmless CDK India, CDK and their respective Affiliates, and its and their respective directors, officers, employees and agents (each, a “CDK Indemnified Person”) from and against, and each agrees to promptly defend any CDK Indemnified Person from and reimburse any CDK Indemnified Person for, any and all liabilities (which for the purposes of this Section 7.1 shall include all liabilities arising from or related to the Labor Laws and the SEZ Act) which such CDK Indemnified Person may at any time suffer or incur, or become subject to, as a result of:
(a)    the Services, to the extent that such liabilities arise as a result of acts or omissions by Concorde or any Affiliate thereof;
(b)    any Action by or on behalf of or with respect to the Employees arising out of their provision of Services and/or their employment by CDK India during the Service Period (including Actions involving or alleging harassment or discrimination or other wrongful or illegal conduct under any employment-related or privacy-related Law), except to the extent caused by a violation of law by, a breach of this Agreement by, or the gross negligence or willful misconduct of a CDK Indemnified Person;
(c)    any Losses arising as a result of the termination of any Employee during or following the Service Period, except to the extent caused by a violation of law by, a breach of this Agreement by, or the gross negligence or willful misconduct of a CDK Indemnified Person; and
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(d)    any material breach by Buyer, Concorde and/or Concorde India of its and/or their obligations under this Agreement.
7.2    From and after the date of this Agreement, CDK India and CDK shall jointly and severally indemnify and hold harmless Buyer, Concorde, Concorde India and their respective Affiliates, and its and their respective directors, officers, employees and agents (each, a “Concorde India Indemnified Person”) from and against, and agree to promptly defend any Concorde India Indemnified Person from and reimburse any Concorde India Indemnified Person for, any and all liabilities which such Concorde India Indemnified Person may at any time suffer or incur, or become subject to, as a result of:
(a)    the Services, to the extent that such liabilities arise as a result of acts or omissions by CDK India or any Affiliate thereof;
(b)    any Action by or on behalf of or with respect to the Employees arising out of the provision of Services and/or their employment by CDK India during the Service Period (including Actions involving or alleging harassment or discrimination or other wrongful or illegal conduct arising under any employment-related or privacy-related Law), to the extent caused by a violation of law by, a breach of this Agreement by, or the gross negligence or willful misconduct of a CDK Indemnified Person;
(c)    any Losses arising as a result of the termination of any Employee during the Service Period, in all cases only to the extent caused by a violation of law by, a breach of this Agreement by, or the gross negligence or willful misconduct of a CDK Indemnified Person; and
(d)    any material breach by CDK India and/or CDK of its and/or their obligations under this Agreement.
7.3    Each Party shall endeavor to make reasonably prompt reports to the other Party regarding any facts or circumstances reasonably likely to lead to a claim for indemnification by such Party under this Article 7.
7.4    This Article 7 shall survive the termination of this Agreement.
7.5    LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 5, WITH RESPECT TO EACH CLAIM OR CAUSE OF ACTION (IF ANY) AS BETWEEN OR AMONG CONCORDE, CONCORDE INDIA, BUYER, CDK INDIA AND/OR CDK ARISING UNDER THIS AGREEMENT, IN NO EVENT WILL ANY PARTY BE LIABLE TO THE OTHER PARTY OR PARTIES FOR: (A) LOST PROFITS, LOST SAVINGS, LOSS OF USE OF DATA OR LOSS OF DATA OR (B) ANY INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR FOR SIMILAR DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
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ARTICLE 8

MISCELLANEOUS
8.1    The provisions of Sections [11.1, 11.2, 11.3, 11.5, 11.8, 11.9, 11.10, 11.11, 11.12, 11.13, and 11.14] of the Purchase Agreement shall apply to this Agreement mutatis mutandis. This Agreement sets forth the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings between the Parties regarding the subject matter hereof.
8.2    The Parties acknowledge and agree that certain of the Services to be provided by CDK India under this Agreement have been, and shall continue to be, in accordance with past practices, provided to CDK India by third parties designated by CDK India. To the extent Services are provided by third parties designated by CDK India, CDK India shall use commercially reasonable efforts to cause such third parties to provide such Services under this Agreement. Notwithstanding anything to the contrary herein, CDK India shall have the right to subcontract or outsource any of its obligations hereunder; provided, however, that no such subcontracting or outsourcing will affect CDK India’s responsibility to perform its obligations under this Agreement.
8.3    The Parties agree that the Services described in this Agreement (a) do not require CDK India to include any Concorde employees or consultants as participants in any of its employee benefit plans and (b) do not require CDK India to amend any of its employee benefit plans.
8.4    The Parties further agree that this Agreement is intended for the sole benefit of the Parties and shall not create any legal or equitable right, benefit or remedy of any nature whatsoever, including any third-party beneficiary right, in any Employee or any other Person, including any right to employment or continued employment or any term or condition of employment with CDK India, CDK, Concorde, Concorde India, Buyer or any of their Affiliates. Nothing in this Agreement, express or implied, shall (a) be construed as an amendment to or adoption of any employee benefit plan or any other employee benefit or compensation plan, program or arrangement of CDK India, CDK, Concorde, Concorde India, Buyer or any of their Affiliates, or (b) except as expressly provided in this Agreement, interfere with or limit the ability of CDK India, CDK, Concorde, Concorde India, Buyer or any of their Affiliates to amend, modify or terminate any employee benefit plan or any other employee benefit or compensation plan, program or arrangement or to limit the ability of CDK India to terminate the employment of any Employee.
8.5    Following the termination of this Agreement, CDK India, CDK, Concorde, Concorde India and Buyer shall cooperate with the other Party or Parties as reasonably necessary to avoid disruption of the ordinary course of the other’s business. Termination shall not affect any right to payment for Services provided prior to termination.
8.6    The Parties acknowledge and agree that this Agreement is being entered during the existence of the COVID-19 coronavirus disease, and the severe acute respiratory syndrome
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coronavirus 2 (SARS-CoV-2) pandemic (collectively, the “Pandemic”). The Parties further acknowledge and agree that, to the fullest extent permitted by Law, and notwithstanding anything contained in this Agreement to the contrary, the Pandemic (and related incidents, occurrences, disasters, losses, interruptions, and the like), shall have no effect on the Parties’ monetary and non-monetary obligations under this Agreement, including CDK India’s obligations to provide the Services in accordance with Article 1 of this Agreement (subject to any applicable stay-at-home orders by any applicable Governmental Authorities) and Concorde’s obligation to make the payments to CDK in accordance with Article 2 of this Agreement.
8.7    Each obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part. To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of the remainder of this Agreement not so deleted provided the fundamental terms of this Agreement are not altered.
[Remainder of page left intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
CDK INDIA:
CDK GLOBAL (INDIA) PRIVATE LIMITED
By:
Name:
Title:

(Signature Page – India Services Agreement)
738472626 20652562

CDK:
CDK GLOBAL, LLC
By:
Name:
Title:

(Signature Page – India Services Agreement)
738472626 20652562

BUYER:
CONCORDE BIDCO LIMITED
By:
Name:
Title:

(Signature Page – India Services Agreement)
738472626 20652562

CONCORDE:
CDK GLOBAL HOLDINGS (UK) LIMITED
By:
Name:
Title:

(Signature Page – India Services Agreement)
738472626 20652562

CONCORDE INDIA:
[CONCORDE INDIA]
By:
Name:
Title:

(Signature Page – India Services Agreement)
738472626 20652562

SCHEDULE A

SERVICES

1.    The Services shall be provided exclusively by such employees of CDK India as those specified on Schedule B and those newly hired by CDK India in accordance with Sections 9 and 10 of this Schedule A (if any) (together, the “Employees”).

2.    Each Employee, in his or her individual capacity in carrying out CDK India’s duties to Concorde (or one or more of its Affiliates), shall devote his or her time and energy to performing services substantially similar to those which such Employee performed for CDK India immediately prior to the Closing, in the same position and at the same location as such Employee performed such services for CDK India immediately prior to the Closing, with any additional or different services to be mutually agreed upon by the Parties (acting reasonably) in writing.

3.    The Service Payment payable by Concorde to CDK in accordance with this Agreement for a given calendar month shall be comprised of (a) the Employee Costs and the Taxes payable or incurred by CDK India on such Employee Costs, other than Cross Charges, for such calendar month, (b) any unpaid Employee Costs that constitute cross charges and the Taxes payable or incurred by CDK India on such Employee Costs (such Employee Costs and Taxes, “Cross Charges”) for any month preceding such given calendar month, (c) any other Taxes payable by CDK India under the applicable Laws (including any change in the rate of applicable Taxes on the Services) for such calendar month, and (d) all other costs and expenses incurred by CDK India in providing the Services during such calendar month. Notwithstanding anything to the contrary in the foregoing, the Service Payment shall not include amounts for Services separately charged to Concorde or its Affiliates under the Transition Services Agreement.

4.    Subject to the following sentence, all costs and expenses payable by Concorde to CDK hereunder, including Service Payments, Special Costs and any other actual costs (including with respect to the calculation of actual costs for purposes of any true-up payment), shall be subject to an additional payment of an amount equal to 10.0% of all such costs and expenses. The foregoing shall not apply to any payments related to restricted stock units.

5.    CDK India shall pay each Employee the same rates that such Employee was compensated immediately prior to the Closing.

6.    Concorde may request CDK India to incur reasonable Special Costs in accordance with Section 2.1(c).

7.    Notwithstanding the foregoing and except as otherwise provided herein, CDK India does not have any obligation to provide any further Service in connection with any Employee whose employment with CDK India ceases for any reason; provided, however, that Concorde shall pay for any Employee Costs due to CDK India (and payable to CDK in accordance with Article 2) with respect to Services provided through the date that any such

738472626 20652562

Employee’s employment with CDK India terminates. If any Employee ceases to be an employee of CDK India for any reason during the Service Period, such individual shall automatically cease to be an Employee under this Agreement.

8.    CDK India shall inform the Employees that their job duties shall consist of, and they shall devote their time and energy to, performing Services for the benefit of Concorde and following the instructions of Concorde as may be communicated to CDK India from time to time, with respect to the performance of the day-to-day delivery of those Services to the extent consistent with this Agreement. Concorde may reasonably direct CDK India regarding the scope, type, and all other aspects of the Services of the Employees to be provided to Concorde by such Employees, including the work product to be completed, the result to be derived and work assignments, provided that the Employees shall not be required to change locations outside the premises of CDK India where such Employees were located prior to the Closing. CDK India shall follow the directions of Concorde in connection therewith to the extent lawful and commercially reasonable; provided that CDK India shall not be required to take any action that will cause it to violate any of its written policy or any applicable Law (including any monetary or non-penal non-compliance thereof). Notwithstanding the foregoing, CDK India shall be the sole employer of the Employees during the Service Period and, as such, shall be responsible for (a) the overall control, management, direction and supervision of the Employees during the Service Period, including the provision of their compensation and benefits, work rules and performance standards, training and any termination of the employment or discipline of the Employees, and (b) compliance with all Laws with respect to the Employees during the Service Period, including all Labor Laws.

9.    If, during the Service Period, an Employee resigns or is terminated or a position required to perform the Services otherwise becomes open, CDK India shall promptly notify Concorde. Concorde will be responsible for recruiting candidates to fill an open position, and CDK India shall hire such candidate as Concorde may identify on such compensatory terms as Concorde may determine, subject to applicable law. For the avoidance of doubt CDK India shall have no obligation to recruit candidates to fill any open position.

10.    CDK India agrees that, if in its sole discretion it decides to hire a new employee to become an Employee during the Service Period, prior to hiring such new employee to become an Employee during the Service Period, CDK India will obtain prior written consent from Concorde for such hiring. CDK India further agrees to comply with all applicable Laws and CDK India’s policies and practices regarding such hiring; provided, however, that Concorde shall (and Buyer shall cause Concorde to) bear all costs or expenses incurred by CDK India for such new employee to become an Employee during the Service Period.

11.    CDK India shall have the right to terminate any Employee for cause in accordance with CDK India’s personnel policies and practices in effect from time to time and shall comply with all applicable Laws regarding such termination or discipline. CDK India shall not terminate any Employee other than as provided in the foregoing sentence without the prior written consent of Concorde. With respect to any Employee whose employment terminates during the Service Period, regardless of the reason therefor, CDK India shall be responsible for the ordinary course obligations arising as a result of such termination, including (a)

738472626 20652562

providing any required notices, (b) distributing the Employee’s final paycheck and paying any required reimbursement of business expenses owed to such Employee, (c) updating CDK India’s business records, as applicable, to reflect such termination, (d) removing building and computer access in accordance with CDK India’s customary practice, as necessary, and (e) taking commercially reasonable steps to collect Confidential Information in the Employee’s possession, custody or control, as applicable in accordance with CDK India’s customary practice.

12.    During the Service Period, CDK India will, on a regular basis (and, in any event, at least once every month), provide Concorde with a census file listing then-current census information about each Employee including, as applicable: first name, last name, Employee ID, work email, job/position data, compensation plan assignment with amounts/targets and frequency, work location, exempt/non-exempt indicator, manager name, manager ID, most recent start date, termination date, full time/part time indicator, scheduled weekly hours, leaves of absence and workplace accommodations. CDK India will cooperate with Concorde during the Service Period to provide such information relating to compensation and benefits and such other employee-related data as Concorde may reasonably request in such format as Concorde may specify for the purpose of onboarding the Employees in accordance with Article 3 at the end of the Service Period.

13.    Upon a written request from Concorde, CDK India shall promptly (a) process a change to the compensation of an Employee and (b) process a transfer or change in reporting relationships involving an Employee. CDK India will obtain the prior written consent of Concorde (which shall not be unreasonably withheld) of any proposed changes of the positions of the Employees that are not related to a resignation or termination of employment.

14.    The Services do not include the provision or maintenance of separate books of account, support for payments or separate financial reports by the Employees.

738472626 20652562

SCHEDULE B

LIST OF EMPLOYEES

[●]5

5 Note to Draft: Reference is made to the Concorde Employee Census_251120_Redacted emailed by Mayer Brown to Paul Hastings on November 27, 2020 at 5:37 pm Central time. The Employees will include all employees included in such census listed with “India” in Column X (Country), subject to any of the following updates: additions of employees hired in relation to the business of the Company Group (subject to compliance with the terms of the Purchase Agreement) and the removal of employees whose employment with CDK India has terminated prior to the Closing.

738472626 20652562

Exhibit E
Form of License Agreement (to CDK)
See attached.

738472626 20652562

License Agreement
(to CDK)

This Intellectual Property License Agreement (this “Agreement”), effective November [●], 2020 (the “Effective Date”), is by and between CDK Global, Inc., a Delaware corporation (“Licensee”), with offices at 1950 Hassell Road, Hoffman Estates, IL 60169 USA, and CDK Global Holdings (UK) Limited, an England and Wales limited liability company with offices at Cygnet Way, Charnham Park, Hungerford, RG17 OYL, United Kingdom (“Licensor” and together with Licensee, each a “Party” and together, the “Parties”).

WHEREAS, Licensee and Concorde Bidco Limited, a private limited company registered in England and Wales with registered number 13025706 (“Buyer”) have entered into that certain Share Sale and Purchase Agreement, dated as of November [●], 2020 (the “Purchase Agreement”), pursuant to which, among other things, Buyer has agreed to purchase, acquire and assume from an affiliate of Licensee the entire issued share capital of Licensor;

WHEREAS, the Purchase Agreement contemplates and requires the execution and delivery of this Agreement at the Closing (as defined in the Purchase Agreement);

WHEREAS, as a result of the collaboration between Licensor and Licensee in developing their respective products and services, Licensee may use for certain purposes software components, objects, scripts and other Works (as defined below) owned or licensable by Licensor;

WHEREAS, Licensee wishes to license such Works; and

WHEREAS, Licensor is willing to license such Works to Licensee and its Subsidiaries on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Definitions.

a.“Closing Date” means the closing of a sale of the shares of Licensor such that Licensor is no longer a Subsidiary of Licensee.

b.“Licensable” means, with respect to a Work, the right (whether by ownership, license or other authorization) of Licensor or any other member of the Licensor Group to grant or authorize the license or sublicense, as applicable, with respect to such Work of the scope granted to the Licensee pursuant to the terms and conditions of this Agreement without payment or consideration of any kind to any third party

738472626 20652562

c.“Licensee Group” means Licensee and its Subsidiaries that are not part of the Licensor Group, whether now existing or existing in the future.

d.“Licensor Group” means Licensor and its Subsidiaries.

e.“Person” means an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, works council or employee representative body (whether or not having separate legal personality), governmental authority or any other entity of any kind.

f.“Software” means any and all: (i) computer programs and software systems, including any operating system, platforms, applications software and software of computerized implementation of algorithms, models and methodologies, APIs, apps, tools, modules, user interfaces and other program interfaces, subroutines, network configurations and architectures, in source code and object code form, and whether embodied in software, firmware, software compilations or software tool sets, (ii) databases and data compilations, and (iii) including, with respect to any of the foregoing, all error corrections, updates, translations, versions and releases (including ported versions), and other modifications and enhancements thereto (including all of the foregoing that is installed on computer hardware); and (iv) any documentation, comments and any procedural code, including user manuals and other training materials, for or related to any of the foregoing.

g.“Subsidiary” of a Party means a Person that is, directly or indirectly, at least forty percent (40%) owned by such Party.
h.“Works” means all Software, including applications, source code, administration scripts, virtual machine templates, manuals, specifications, documentation, and other similar works of authorship, and all related intellectual property rights including (i) patents, patent applications, utility models and invention disclosures, (ii) copyrights, moral rights, topography rights, and rights in databases; and (iii) trade secrets and confidential business information (including research and development, know-how, compositions, manufacturing and production processes, technical data, designs, specifications and business and marketing plans and proposals) in all cases whether or not registered or registrable and including registrations and applications for registration of any of these and rights to apply for the same, and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world.

2.Grant of License; Restrictions on Use.

a.Licensor on behalf of itself and the Licensor Group, hereby grants, and shall cause each member of the Licensor Group to grant, to each member of the Licensee Group a perpetual, irrevocable, worldwide, non-transferable (except as set forth in
    4

Section 8), sub-licensable (as provided in Section 2.c), irrevocable (except to the extent it is terminated as set forth in Section 4), non-exclusive, fully paid up and royalty-free license to use, reproduce, import, export, distribute, modify, and create derivative works of all the Works that (i) are Licensable by a member of the Licensor Group and (ii) embedded or incorporated in, or used or held for use in or necessary to the development, delivery, hosting, distribution, maintenance or support of, any of the current products of the business of the Licensee Group as of the effective date of the Purchase Agreement, including products in development in the ordinary course of business on or prior to the Closing Date (the “Licensed Works”). For the avoidance of doubt, (1) Licensee shall have no right to use Works that Licensee has used solely for reference prior to the effective date of the Purchase Agreement and (2) the Licensed Works do not include any core dealer management system (DMS) products of the Licensor Group nor the Software code constituting such DMS products. All use by Licensee Group of Works of third parties shall be used under this Agreement solely as permitted under the applicable license to Licensor or a member of the Licensor Group.

b.For a period of three (3) months following the Closing Date, upon Licensee’s reasonable request, Licensor shall promptly deliver a copy of, or provide access to, any Licensed Works.

c.The Licensee Group shall have the right to (i) use the Licensed Works as part of or to create products or services and (ii) grant sublicenses under this Agreement to subscribers, customers and other purchasers of the products and/or services of Licensee Group. The Licensee Group may grant sublicenses under this Agreement to contractors, consultants, resellers, distributors and other third-party service providers of the Licensee Group for the purposes of such parties providing services to Licensee. For the avoidance of doubt, except as otherwise provided in this Agreement, this paragraph does not permit a sublicense of a Licensed Work as a separate, standalone product or service except with respect to Licensed Works that were historically developed, offered, licensed, delivered, hosted, distributed or otherwise provided as a separate, standalone product or service (including the CTI Server product and that certain global solution product for management of marketing campaigns also known as “Waxwing” developed and created by Licensor Group).

d.The Licensee Group shall only use the Licensed Works in accordance with applicable laws.

e.Licensee shall (and shall cause the other members of the Licensee Group to) treat any material trade secrets or confidential information that embodies, or is, the Licensor’s confidential information or trade secrets with the same degree of care that Licensee Group treats its own like confidential information and trade secrets, but in no event with less than reasonable care, and Licensee shall not (and shall cause the other members of the Licensee Group not to) disclose such trade secrets
    5

or confidential information licensed to it hereunder to a third party, except in connection with the disclosure of its own confidential information or trade secrets of at least comparable importance and value and on the same terms.

f.All rights and licenses granted to Licensee hereunder are, for purposes of section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of intellectual property within the scope of section 101 of the Bankruptcy Code. Licensor acknowledges that Licensee, as a licensee of such rights and licenses hereunder, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. § 365(c)(1) or successor provisions to the effect that applicable law excuses such Party from accepting performance from or rendering performance to an entity other than the debtor or debtor-in-possession as a basis for opposing assumption of this Agreement in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.

3.Royalty Payments. Licensor agrees that Licensee shall not make any payments or royalties, and no amounts will be due, in connection with this Agreement.

4.Termination. The Parties agree that this Agreement shall continue in perpetuity except as otherwise agreed by the Parties. Licensor acknowledges and agrees that the licenses granted by Licensor are non-terminable and irrevocable, and that Licensor’s sole remedy for breach by any member of the Licensee Group will be for Licensor to bring a claim to recover damages and to seek appropriate equitable relief but not termination of the licenses granted by the Licensor.

5.Expenses. Each Party shall pay all costs and expenses incurred by it on its behalf in connection with this Agreement.

6.Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the Party’s address set forth above, to the attention of President with a copy to General Counsel.

7.Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its choice-of-law provisions.
8.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Licensee shall not be permitted to assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement without the Licensor’s prior written consent, not to be unreasonably withheld or delayed; provided, however, that Licensee may assign this Agreement, in whole or in part, in connection with the sale of all or substantially all of the assets to which this Agreement relates. Assignments and other transfers not permitted under this Section 8 shall be void unless consented to in writing by the other Party.
    6

9.Disclaimer. THE LICENSED WORKS ARE PROVIDED “AS IS” WITH NO WARRANTIES WHATSOEVER. LICENSOR EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OWNERSHIP, RIGHT OF USE, NON-INFRINGEMENT OR COMPLIANCE.

10.Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by each Party.

11.Further Assurances. Each Party agrees to execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements, deeds or documents as may be reasonably necessary or expedient in order to consummate the transaction provided for in this Agreement and do any and all further acts and things as the other Party considers are necessary or expedient in order to carry out the purpose and intent of this Agreement. For the avoidance of doubt, nothing in this Section 11 shall be deemed to expand the obligation set forth in Section 2.b.

12.Severability; Interpretation. In the event that any provision of this Agreement shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance.

13.Entire Agreement. This Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings among the Parties relating to the subject matter hereof.

14.Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.
Licensee:                        Licensor:
CDK Global, Inc.                    CDK Global Holdings (UK) Limited

By: ___________________________         By: ____________________________
Name: ________________________        Name: __________________________
Title: ________________________        Title: __________________________

    7

Exhibit F
Form of License Agreement (to Concorde)
See attached.
    8

License Agreement
(to Concorde)

This Intellectual Property License Agreement (this “Agreement”), effective November [●], 2020 (the “Effective Date”), is by and between CDK Global, Inc., a Delaware corporation (“Licensor”), with offices at 1950 Hassell Road, Hoffman Estates, IL 60169 USA, and CDK Global Holdings (UK) Limited, an England and Wales limited liability company with offices at Cygnet Way, Charnham Park, Hungerford, RG17 OYL, United Kingdom (“Licensee” and together with Licensor, each a “Party” and together, the “Parties”).

WHEREAS, Licensor and Concorde Bidco Limited, a private limited company registered in England and Wales with registered number 13025706 (“Buyer”) have entered into that certain Share Sale and Purchase Agreement, dated as of November [●], 2020 (the “Purchase Agreement”), pursuant to which, among other things, Buyer has agreed to purchase, acquire and assume from an affiliate of Licensor the entire issued share capital of Licensee;

WHEREAS, the Purchase Agreement contemplates and requires the execution and delivery of this Agreement at the Closing (as defined in the Purchase Agreement);

WHEREAS, as a result of the collaboration between Licensor and Licensee in developing their respective products and services, Licensee may use for certain purposes software components, objects, scripts and other Works (as defined below) owned or licensable by Licensor;

WHEREAS, Licensee wishes to license such Works; and

WHEREAS, Licensor is willing to license such Works to Licensee and its Subsidiaries on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Definitions.

a.“Closing Date” means the closing of a sale of the shares of Licensee such that Licensee is no longer a Subsidiary of Licensor.

b.“Licensable” means, with respect to a Work, the right (whether by ownership, license or other authorization) of Licensor or any other member of the Licensor Group to grant or authorize the license or sublicense, as applicable, with respect to such Work of the scope granted to the Licensee pursuant to the terms and conditions of this Agreement without payment or consideration of any kind to any third party.
    9

c.“Licensee Group” means Buyer, Licensee, and their respective Subsidiaries, whether now existing or existing in the future.

d.“Licensor Group” means Licensor and its Subsidiaries that are not part of the Licensee Group.

e.“Person” means an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, works council or employee representative body (whether or not having separate legal personality), governmental authority or any other entity of any kind.

f.“Software” means any and all: (i) computer programs and software systems, including any operating system, platforms, applications software and software of computerized implementation of algorithms, models and methodologies, APIs, apps, tools, modules, user interfaces and other program interfaces, subroutines, network configurations and architectures, in source code and object code form, and whether embodied in software, firmware, software compilations or software tool sets, (ii) databases and data compilations, and (iii) including, with respect to any of the foregoing, all error corrections, updates, translations, versions and releases (including ported versions), and other modifications and enhancements thereto (including all of the foregoing that is installed on computer hardware); and (iv) any documentation, comments and any procedural code, including user manuals and other training materials, for or related to any of the foregoing.

g.“Subsidiary” of a Party means a Person that is, directly or indirectly, at least forty percent (40%) owned by such Party.

h.“Works” means all Software, including applications, source code, administration scripts, virtual machine templates, manuals, specifications, documentation, and other similar works of authorship, and all related intellectual property rights including (i) patents, patent applications, utility models and invention disclosures, (ii) copyrights, moral rights, topography rights, and rights in databases; and (iii) trade secrets and confidential business information (including research and development, know-how, compositions, manufacturing and production processes, technical data, designs, specifications and business and marketing plans and proposals) in all cases whether or not registered or registrable and including registrations and applications for registration of any of these and rights to apply for the same, and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world.

2.Grant of License; Restrictions on Use.

a.Licensor, on behalf of itself and the Licensor Group, hereby grants, and shall cause each member of the Licensor Group to grant, to each member of the
    10

Licensee Group a perpetual, irrevocable, worldwide, non-transferable (except as set forth in Section 8), sub-licensable (as provided in Section 2.c), irrevocable (except to the extent it is terminated as set forth in Section 4), non-exclusive, fully paid up and royalty-free license to use, reproduce, import, export, distribute, modify, and create derivative works of all the Works that (i) are Licensable by a member of the Licensor Group and (ii) embedded or incorporated in, or used or held for use in or necessary to the development, delivery, hosting, distribution, maintenance or support of, any of the current products of the business of the Licensee Group as of the effective date of the Purchase Agreement, including products in development in the ordinary course of business on or prior to the Closing Date (the “Licensed Works”). For the avoidance of doubt, (1) Licensee shall have no right to use Works that Licensee has used solely for reference prior to the effective date of the Purchase Agreement; and (2) the Licensed Works do not include any core dealer management system (DMS) products of the Licensor Group nor the Software code constituting such DMS products. All use by Licensee Group of Works of third parties shall be used under this Agreement solely as permitted under the applicable license to Licensor or a member of the Licensor Group.

b.For a period of three (3) months following the Closing Date, upon Licensee’s reasonable request, Licensor shall promptly deliver a copy of, or provide access to, any Licensed Works.

c.The Licensee Group shall have the right to (i) use the Licensed Works as part of or to create products or services and (ii) grant sublicenses under this Agreement to subscribers, customers and other purchasers of the products and/or services of Licensee Group. The Licensee Group may grant sublicenses under this Agreement to contractors, consultants, resellers, distributors and other third-party service providers of the Licensee Group for the purposes of such parties providing services to Licensee. For the avoidance of doubt, except as otherwise provided in this Agreement, this paragraph does not permit a sublicense of a Licensed Work as a separate, standalone product or service except with respect to Licensed Works that were historically developed, offered, licensed, delivered, hosted, distributed or otherwise provided as a separate, standalone product or service; provided, Licensor acknowledges and agrees that the CTI Server product and that certain global solution product for management of marketing campaigns also known as “Waxwing”, and the Software code constituting such products, were developed and created by the Licensee Group and are owned by the Licensee Group, and nothing contained herein shall be deemed to limit or restrict the Licensee Group from fully exploiting and commercializing such products and Software without restriction.

d.The Licensee Group shall only use the Licensed Works in accordance with applicable laws.

    11

e.Licensee shall (and shall cause the other members of the Licensee Group to) treat any material trade secrets or confidential information that embodies, or is, the Licensor’s confidential information or trade secrets with the same degree of care, that Licensee Group treats its own like confidential information and trade secrets, but in no event with less than reasonable care, and Licensee shall not (and shall cause the other members of the Licensee Group not to) disclose such trade secrets or confidential information licensed to it hereunder to a third party, except in connection with the disclosure of its own confidential information or trade secrets of at least comparable importance and value and on the same terms.

f.All rights and licenses granted to Licensee hereunder are, for purposes of section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of intellectual property within the scope of section 101 of the Bankruptcy Code. Licensor acknowledges that Licensee, as a licensee of such rights and licenses hereunder, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. § 365(c)(1) or successor provisions to the effect that applicable law excuses such Party from accepting performance from or rendering performance to an entity other than the debtor or debtor-in-possession as a basis for opposing assumption of this Agreement in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.

3.Royalty Payments. Licensor agrees that Licensee shall not make any payments or royalties, and no amounts will be due, in connection with this Agreement.

4.Termination. The Parties agree that this Agreement shall continue in perpetuity except as otherwise agreed by the Parties. Licensor acknowledges and agrees that the licenses granted by Licensor are non-terminable and irrevocable, and that Licensor’s sole remedy for breach by any member of the Licensee Group will be for Licensor to bring a claim to recover damages and to seek appropriate equitable relief but not termination of the licenses granted by the Licensor.

5.Expenses. Each Party shall pay all costs and expenses incurred by it on its behalf in connection with this Agreement.

6.Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the Party’s address set forth above, to the attention of President with a copy to General Counsel.

7.Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its choice-of-law provisions.
8.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Licensee shall not be permitted to assign
    12

or otherwise transfer any of its rights or delegate any of its obligations under this Agreement without the Licensor’s prior written consent, not to be unreasonably withheld or delayed; provided, however, that Licensee may assign this Agreement, in whole or in part, in connection with the sale of all or substantially all of the assets to which this Agreement relates. Assignments and other transfers not permitted under this Section 8 shall be void unless consented to in writing by the other Party.

9.Disclaimer. THE LICENSED WORKS ARE PROVIDED “AS IS” WITH NO WARRANTIES WHATSOEVER. LICENSOR EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OWNERSHIP, RIGHT OF USE, NON-INFRINGEMENT OR COMPLIANCE.

10.Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by each Party.

11.Further Assurances. Each Party agrees to execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements, deeds or documents as may be reasonably necessary or expedient in order to consummate the transaction provided for in this Agreement and do any and all further acts and things as the other Party considers are necessary or expedient in order to carry out the purpose and intent of this Agreement. For the avoidance of doubt, nothing in this Section 11 shall be deemed to expand the obligation set forth in Section 2.b.

12.Severability; Interpretation. In the event that any provision of this Agreement shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance.

13.Entire Agreement. This Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings among the Parties relating to the subject matter hereof.

14.Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument.

    13

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.
Licensor:                        Licensee:
CDK Global, Inc.                    CDK Global Holdings (UK) Limited

By: ___________________________         By: ____________________________
Name: ________________________        Name: __________________________
Title: ________________________        Title: __________________________

Exhibit G
Form of Thailand Stock Transfer Form
See attached.
    14

    15

SHARE TRANSFER DOCUMENT

We,     CDK Global, LLC

of [insert address]

("transferor") holder of share(s) in CDK Global (Thailand) Limited

hereby transfer to      [insert]

of      [insert address]

("transferee") a total of     [insert]     share(s),

Nos.            [insert]    , par value per share

Baht     [insert]     , paid up      [insert]      % .

With a total transfer price of     [insert]

I
IN WITNESS WHEREOF each undersigned party sets its signature hereto in the presence of witnesses.

     TRANSFEROR                         TRANSFEREE
CDK Global, LLC

Signed on     [insert]         Signed on     [insert]
At     [insert]         At     [insert]

By:                          By:
( [insert]        ) (      [insert] )

Witness          Witness
    (     )     (      )

SHARE TRANSFER DOCUMENT

We,     CDK Global UK GP Holdings, LLC.

of [insert address]

("transferor") holder of share(s) in CDK Global (Thailand) Limited

hereby transfer to      [insert]

of      [insert address]

("transferee") a total of     [insert]     share(s),

Nos.            [insert]    , par value per share

Baht     [insert]     , paid up      [insert]      % .

With a total transfer price of     [insert]

IN WITNESS WHEREOF each undersigned party sets its signature hereto in the presence of witnesses.

     TRANSFEROR                     TRANSFEREE
CDK Global UK GP Holdings, LLC.

Signed on     [insert]         Signed on     [insert]
At         [insert]     At     [insert]

By:                          By:
( [insert]        ) (      [insert] )

Witness          Witness
    (     )     (      )

SHARE TRANSFER DOCUMENT

We,     CDK Global International Holdings, Inc.

of [insert address]

("transferor") holder of share(s) in CDK Global (Thailand) Limited

hereby transfer to      [insert]

of      [insert address]

("transferee") a total of     [insert]     share(s),

Nos.            [insert]    , par value per share

Baht     [insert]     , paid up      [insert]      % .

With a total transfer price of     [insert]

IN WITNESS WHEREOF each undersigned party sets its signature hereto in the presence of witnesses.

     TRANSFEROR                     TRANSFEREE
CDK Global International Holdings, Inc.

Signed on     [insert]         Signed on     [insert]
At         [insert]     At     [insert]

By:                          By:
( [insert]        ) (      [insert] )

Witness          Witness
    (     )     (      )

Exhibit H
Form of Power of Attorney
See attached.

THIS POWER OF ATTORNEY is made on [●] 2021 by CDK GLOBAL (UK) LP, a limited partnership registered in England and Wales with registration number LP018164 and having its registered office at Cygnet Way, Charnham Park, Hungerford, Berkshire, RG17 0YL, acting by its general partner, CDK GLOBAL UK HOLDINGS LLC, a limited liability company organized under the laws of the State of Delaware whose primary office is at 1950 Hassell Road, Hoffman Estates, Illinois 60169 (the "Seller").
1.Appointment
a.The Seller confirms that it has today transferred the entire issued share capital (the "Shares") of CDK Global Holdings (UK) Limited (a company registered in England and Wales with registered number 09347879) (the "Company") to Concorde Bidco Limited (a company registered in England and Wales with registered number 13025706) (the "Purchaser").
b.The Seller appoints the Purchaser acting by any of its directors or other officers from time to time as the Seller's true and lawful attorney ("Attorney") in its name and on its behalf to exercise all rights, powers and privileges attached to the Shares or otherwise capable of being exercised by the registered holder of the Shares including (but not limited to):
i.pending registration of the Shares in the name of the Purchaser in the register of members of the Company (the "Registration"), to do any and all acts, matters or things as the Attorney may consider necessary or desirable in relation to the Seller's rights and privileges attaching to the Shares;
ii.pending Registration, to approve, make, enter into, execute and deliver all or any documents, agreements or deeds as the Attorney may consider necessary or desirable in relation to the Seller's rights and privileges attaching to the Shares;
iii.to receive or waive any notice of, to consent to the holding on less than the statutory notice of and to appoint any person (including the Attorney) to act as the Seller's proxy to attend and vote (at the Attorney's discretion) at any meetings of the holders of shares or securities in the Company which shall be convened before Registration; and
iv.to give or withhold (at the Attorney's discretion) consent to any matter which requires the Seller's consent as a holder of shares or securities in the Company and to sign any written resolution of shareholders of the Company before Registration.
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c.The Seller undertakes, except on the written request of the Attorney, not to exercise any rights attaching to the Shares or exercisable in the Seller's capacity as a member of the Company, or to appoint any other person to exercise those rights.
2.Ratification of acts
The Seller ratifies and confirms and agrees to ratify and confirm from time to time and at all times everything the Attorney shall do or cause to be done by virtue of and in accordance with this power of attorney including in that ratification and confirmation everything done or caused to be done between the time of the revocation of this power of attorney ceases to be effective and the time when the Attorney becomes aware that this power of attorney has ceased to be effective.
3.Validity of power
This power of attorney is irrevocable save with the consent of the Attorney. It is given by way of security to secure the proprietary interest of the Attorney as the purchaser of the Shares. In any event, it ceases to be effective on the date on which the Purchaser of the Shares is written up in the register of members of the Company as the holder of the Shares.
4.Governing law
This power of attorney and any non-contractual obligations arising out of or in connection with this power of attorney shall be governed by and construed in accordance with English law.
EXECUTION:
This power of attorney has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED as a deed by            )
CDK GLOBAL (UK) LP            )
acting by its general partner             )
CDK GLOBAL UK HOLDINGS LLC    )

…………………………………………
Name:
Title:

in the presence of: Signature of witness: …………………….. Name of witness: …………………………. Address: …………………………………… Occupation: ………………………………..

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